                                                                    Exhibit 99.2

                      IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

                                      )
In re:                                )    Chapter 11
                                      )
ITC DELTACOM, INC.,                   )    Case No. 02-11848 (MFW)
                                      )
                                      )
                      Debtor.         )
                                      )


             DEBTOR'S FIRST AMENDED DISCLOSURE STATEMENT PURSUANT TO
                 SECTION 1125 OF THE BANKRUPTCY CODE, AS REVISED

Dated: Wilmington, Delaware
       August 23, 2002

THIS PROPOSED DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT FOR USE IN THE SOLICITATION OF ACCEPTANCES OF THE PLAN DISCLOSED PURSUANT TO
SECTION 1125(b) OF THE BANKRUPTCY CODE. ACCORDINGLY, THE FILING AND DISSEMINATION OF THIS PROPOSED DISCLOSURE STATEMENT IS NOT INTENDED, NOR SHOULD IT BE CONSTRUED, AS SUCH A SOLICITATION, NOR SHOULD THE INFORMATION CONTAINED HEREIN BE RELIED UPON FOR ANY PURPOSE PRIOR TO A DETERMINATION BY THE BANKRUPTCY COURT THAT THE PROPOSED DISCLOSURE STATEMENT CONTAINS ADEQUATE INFORMATION. DISSEMINATION OF THIS PROPOSED DISCLOSURE STATEMENT IS CONTROLLED BY BANKRUPTCY RULE 3017.

                                TABLE OF CONTENTS


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                                                                                ----
I. INTRODUCTION................................................................    1

     A.   Holders of Claims and Equity Interests Entitled to Vote..............    2
     B.   Voting Procedures....................................................    3
     C.   Confirmation Hearing.................................................    4

II. OVERVIEW OF THE PLAN.......................................................    6

III. GENERAL INFORMATION.......................................................    9

     A.   Description and History of Business..................................    9
          1.   Business........................................................    9
          2.   Capital Structure...............................................   10
          3.   Selected Historical Financial Data .............................   14
     B.   Events Leading to the Commencement of the Chapter 11 Case............   15

IV. EVENTS DURING THE CHAPTER 11 CASE..........................................   17

     A.   Continuation of Business; Stay of Litigation.........................   17
     B.   First Day Orders.....................................................   17
     C.   Bar Date Motion......................................................   17
     D.   Purchase Agreement Motion............................................   17
     E.   Statutory Committee..................................................   18

V. THE PLAN OF REORGANIZATION..................................................   18

     A.   Classification and Treatment of Claims and Equity Interests..........   18
          1.   Administrative Expense Claims...................................   18
          2.   Priority Tax Claims.............................................   19
          3.   Full Settlement.................................................   19
          4.   Class 1 - Priority Non-Tax Claims...............................   19
          5.   Class 2 - Secured Bank Claims...................................   19
          6.   Class 3 - Other Secured Claims..................................   20
          7.   Class 4 - Senior Debt Claims....................................   20
          8.   Class 5 - Other Unsecured Claims................................   21
          9.   Class 6 - Subordinated Claims...................................   21
          10.  Class 7 - Old Preferred Stock Interests.........................   22
          11.  Class 8 - Old Common Stock Interests............................   22
          12.  Class 9 - Other Equity Interests................................   23
     B.   Securities to be Issued Under the Plan...............................   23
          1.   New Common Stock................................................   23
          2.   New Equity Investment...........................................   24
               a. Subscription Agreements......................................   24
               b. Purchase Agreements..........................................   25
               c. Convertible Preferred Stock..................................   26
               d. New Warrants.................................................   29

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          3.   The Rights Offering........................................................   30
     C.   Means of Implementation of the Plan.............................................   31
          1.   Issuance of New Securities.................................................   31
          2.   Amendment and Restatement of Credit Agreement..............................   31
          3.   Termination of Subordination...............................................   34
          4.   Distributions..............................................................   34
          5.   Cash Payments by the Debtor................................................   34
          6.   Cancellation of Existing Securities and Agreements.........................   35
          7.   Corporate Action...........................................................   35
          8.   Restated Certificate of Incorporation......................................   35
          9.   Management Incentive Plan..................................................   36
          10.  Allocation of Plan Distributions Between Principal and Interest.............. 36
          11.  Registration Rights Agreements. ...........................................   36
          12.  Resolution of Disputes as to Indenture Trustees' Fees and Expenses.........   38
     D.   Provisions Governing Distributions..............................................   38
          1.   Date of Distributions .....................................................   38
          2.   Disbursing Agents..........................................................   38
          3.   Surrender of Instruments...................................................   39
               a. Voting Securities Held in Book-Entry Form...............................   39
               b. Voting Securities in Physical, Registered, Certificated Form............   39
               c. Voting Securities in Bearer Form Held Through a Broker or Bank
                  Participant in DTC......................................................   40
               d. Delivery of New Common Stock in Exchange for Voting Securities..........   40
          4.   Delivery of Distributions..................................................   40
          5.   Manner of Payment Under the Plan...........................................   41
          6.   Fractional Shares..........................................................   41
          7.   Setoffs and Recoupment.....................................................   41
          8.   Distributions After Effective Date.........................................   41
          9.   Rights and Powers of Disbursing Agents.....................................   41
               a. Powers of the Disbursing Agents.........................................   41
               b. Expenses Incurred on or After the Effective Date........................   42
          10.  Exculpation................................................................   42
          11.  Retention of Ballots.......................................................   42
     E.   Resolution of Disputed Claims and Equity Interests..............................   42
     F.   Executory Contracts and Unexpired Leases........................................   43
          1.   Assumption and Rejection of Executory Contracts and Unexpired Leases........  43
          2.   Cure of Defaults in Connection with Assumption.............................   44
          3.   Amendments to Schedule; Effect of Amendments...............................   44
          4.   Bar to Rejection Damage Claims.............................................   44
          5.   Indemnification Obligations................................................   44
     G.   Conditions Precedent to Confirmation Date and Effective Date....................   45
          1.   Conditions to Confirmation Date............................................   45
          2.   Conditions Precedent to Effective Date of the Plan.........................   45
          3.   Waiver of Conditions Precedent.............................................   46

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          4.   Effect of Failure of Conditions......................................    46
     H.   Effect of Confirmation....................................................    46
          1.   Vesting of Assets....................................................    46
          2.   Binding Effect.......................................................    46
          3.   Discharge of Debtor..................................................    47
          4.   Term of Injunctions or Stays.........................................    47
          5.   Indemnification Obligations..........................................    47
          6.   Debtor Releases......................................................    47
          7.   Voluntary Releases...................................................    48
     I.   Committees................................................................    48
     J.   Retention of Jurisdiction by the Bankruptcy Court.........................    48
     K.   Summary of Other Provisions of the Plan...................................    49
          1.   Payment of Statutory Fees............................................    50
          2.   Retiree Benefits.....................................................    50
          3.   Administrative Expenses Incurred After the Confirmation Date.........    50
          4.   Section 1125(e) of the Bankruptcy Code...............................    50
          5.   Compliance with Tax Requirements.....................................    50
          6.   Severability of Plan Provisions......................................    50
          7.   Governing Law........................................................    51

VI. CONFIRMATION AND CONSUMMATION PROCEDURE.........................................    51

     A.   Solicitation of Votes.....................................................    51
     B.   The Confirmation Hearin...................................................    52
     C.   Confirmation..............................................................    53
          1.   Acceptance ..........................................................    54
          2.   Unfair Discrimination and Fair and Equitable Tests...................    54
               a. Secured Creditors.................................................    54
               b. Unsecured Creditors...............................................    54
               c. Equity Interests..................................................    54
          3.   Feasibility..........................................................    55
               a. Financial Projections.............................................    55
               b. Business Strategy - Overview......................................    56
          4.   Best Interests Test..................................................    56
     D.   Consummation..............................................................    58

VII. MANAGEMENT OF REORGANIZED DEBTOR...............................................    58

     A.   Board of Directors and Management.........................................    58
          1.   Composition of the Board of Directors................................    58
          2.   Identity of Officers.................................................    59
     B.   Compensation of Executive Officers........................................    59
     C.   Management Contracts......................................................    60
     D.   Management Incentive Plan.................................................    61
     E.   Post-Effective Date Security Ownership of Certain Owners..................    61

VIII. APPLICABILITY OF FEDERAL AND OTHER SECURITIES LAWS TO THE
     NEW COMMON STOCK TO BE DISTRIBUTED UNDER THE PLAN..............................    62

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     A.   Section 1145 of the Bankruptcy Code...........................................    62
     B.   Section 4(2) of the Securities Act............................................    63
     C.   Registration Rights...........................................................    63

IX. VALUATION OF THE REORGANIZED DEBTOR.................................................    63

     A.   Introduction..................................................................    63
     B.   Methodology...................................................................    66
          1.   Selected Publicly Traded Companies Analysis..............................    66
          2.   Selected Transactions Analysis...........................................    67
          3.   Discounted Cash Flow Analysis............................................    67
     C.   Going Concern Enterprise Value of the Reorganized Debtor......................    67

X. CERTAIN RISK FACTORS TO BE CONSIDERED................................................    69

     A.   Overall Risk to Recovery by Holders of Claims.................................    69
          1.   Projected Financial Information..........................................    69
          2.   Significant Holders......................................................    70
          3.   Lack of Established Market for New Common Stock..........................    70
          4.   No Payment of Dividends..................................................    71
          5.   Senior Rights of the Convertible Preferred Stock.........................    71
          6.   Dilutive Effect of Convertible Preferred Stock and New Warrants..........    71
          7.   Potential Adverse Effect of Registration Rights..........................    72
          8.   Adverse Impact of Reduced Capital Expenditures on Growth.................    73
          9.   Adverse Trends Affecting Wholesale Revenues..............................    73
          10.  Limits on Business Imposed By Restrictive Debt Covenants.................    73
          11.  Dependence Upon Rights-of-Way and Other Third-Party Agreements
               to Maintain Fiber Optic Network..........................................    74
          12.  Significant Competitive Pressures Affecting the Company's Business.......    75
          13.  Effect of Significant Government Regulation..............................    75
          14.  Dependence on Access Service From Incumbent Carriers.....................    76
          15.  Risks of Failure to Interconnect with BellSouth and Other Incumbent
               Carriers on Acceptable Terms.............................................    76
          16.  Risks Related to Maintenance of Network Infrastructure...................    77
          17.  Dependence on Large Customers............................................    78
          18.  Dependence on Billing, Customer Service and Information Systems..........    78
          19.  Risks Associated With Rapid Changes in Technology........................    79
          20.  Need to Attract and Retain Key Personnel.................................    79
          21.  Variations in Operating Results From Period to Period....................    79
          22.  Pending Litigation.......................................................    79
               a. General...............................................................    79
               b. Proceedings Affecting Rights-of-Way...................................    80
               c. Other Litigation......................................................    82

XI. CERTAIN FEDERAL INCOME TAX CONSIDERATIONS ..........................................    82

     A.   Introduction..................................................................    82
     B.   Federal Income Tax Consequences to the Debtor Group...........................    83
          1.   Cancellation of Indebtedness and Reduction of Tax Attributes.............    83

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          2.   Section 382 Limitations on NOLs..........................................    85
          3.   Alternative Minimum Tax..................................................    87
     C.   Federal Income Tax Consequences to Holders of Old Bank Debt...................    88
     D.   Federal Income Tax Consequences to Holders of Senior Notes and Subordinated
          Notes.........................................................................    89
          1.   Exchanges of Senior Notes and Subordinated Notes for New
               Common Stock.............................................................    89
          2.   New Common Stock.........................................................    91
          a.    Dividends...............................................................    91
          b.   Sale or Other Taxable Disposition........................................    91
     E.   Federal Income Tax Consequences to Holders of Old Preferred Stock and Old
          Common Stock..................................................................    91
          1.   Exchange of Old Preferred Stock and Old Common Stock for New
               Common Stock.............................................................    91
          2.   New Common Stock.........................................................    92
          3.   Participation in Rights Offering.........................................    92
               a. Allocation of Purchase Price Between Convertible Preferred Stock
                  and Warrants..........................................................    92
               b. Convertible Preferred Stock...........................................    92
               c. New Warrants..........................................................    95
     F.   Accrued Interest..............................................................    96
     G.   Backup Withholding and Informatio n Reporting.................................    96

XII. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN..........................    97

     A.   Liquidation Under Chapter 7...................................................    97
     B.   Alternative Plan of Reorganization............................................    98

XIII. CONCLUSION AND RECOMMENDATION.....................................................    99

                                INDEX OF EXHIBITS

Exhibit A   -   The Plan

                Exhibits to Plan

                Exhibit 1   Amended Credit Agreement Term Sheet

                Exhibit 2 Restated Certificate of Incorporation and By-Laws of Reorganized ITC/\DeltaCom, Inc.

                Exhibit 3   Purchase Agreements

                Exhibit 4 Certificate of Designation for the Convertible Preferred Stock

                Exhibit 5   New Warrant Agreement

                Exhibit 6   Rights Offering Procedures

                Exhibit 7   Registration Rights Agreement (New Common Stock)

                Exhibit 8 Registration Rights Agreement (Convertible Preferred Stock)

Exhibit B   -   Order of the Bankruptcy Court dated August 26, 2002, among other things, approving this Disclosure Statement and establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan

Exhibit C   -   Projected Financial Information

Exhibit D   -   Liquidation Analysis

Exhibit E   -   Historical Financial Statements

Exhibit F   -   Subscription Agreements

                                    GLOSSARY

Administrative Expense Claim            means any right to payment constituting
                                        a cost or expense of administration of
                                        the Chapter 11 Cases allowed under
                                        sections 503(b) and 507(a)(l) of the
                                        Bankruptcy Code, including, without
                                        limitation, (a) any actual and necessary costs and expenses of preserving the Debtor's estate, (b) any actual and necessary costs and expenses of operating the Debtor's business in the ordinary course of business, (c) any indebtedness or obligations incurred or assumed by the Debtor in Possession during the Chapter 11 Cases in the ordinary course of business, (d) any allowances of compensation and reimbursement of expenses to the extent allowed by Final Order under section 330 or 503 of the Bankruptcy Code, and (e) any fees or charges assessed against the Debtor's estate under section 1930, title 28, United States Code.

Allowed means, with respect to Claims or Equity Interests, (a) any Claim against or Equity Interest in the Debtor, proof of which is timely filed, or by order of the Bankruptcy Court is not or will not be required to be filed, (b) any Claim or Equity Interest that has been or is hereafter listed in the Schedules as neither disputed, contingent or unliquidated, and for which no timely filed proof of claim or interest has been filed or (c) any Claim or Equity Interest allowed pursuant to the Plan; provided, however, that with respect to any Claim or Equity Interest described in clauses (a) or (b) above, such Claim or Equity Interest shall be allowed only if (i) no objection to allowance thereof has been interposed within the applicable period of time fixed by the Plan, the Bankruptcy Code, the Bankruptcy Rules or the Bankruptcy Court or (ii) such an objection is so interposed and the Claim or Equity Interest shall have been allowed by a Final Order (but only if such allowance was not solely for the purpose of voting to accept or reject the Plan). Unless otherwise specified in the Plan or in a Final Order of the Bankruptcy Court allowing such claim, "Allowed" in reference to a Claim shall not include
                                        (a) interest on the amount of such Claim accruing from and after the Petition Date, (b) punitive
                                         or exemplary damages or (c) any fine,
                                         penalty or forfeiture.

Amended Credit Agreement Term Sheet      means the term sheet which sets forth
                                         the terms of the amendment and
                                         modification of the Credit Agreement to
                                         be entered into on the Effective Date
                                         and which is annexed to the Plan as
                                         Exhibit 1.

Banks means, collectively, the agents and lenders that are from time to time parties to the Credit Agreement.

Bankruptcy Code                          means title 11, United States Code, as
                                         amended from time to time, as
                                         applicable to the Chapter 11 Cases.

Bankruptcy Court                         means the United States District Court
                                         for the District of Delaware having
                                         jurisdic tion over the Chapter 11 Case
                                         and, to the extent of any reference
                                         made under section 157, title 28,
                                         United States Code, the unit of such
                                         District Court having jurisdiction over
                                         the Chapter 11 Cases under section 151,
                                         title 28, United States Code.

Bankruptcy Rules                         means the Federal Rules of Bankruptcy
                                         Procedure as promulgated by the United
                                         States Supreme Court under section
                                         2075, title 28, United States Code, as
                                         amended from time to time, applicable
                                         to the Chapter 11 Cases, and any Local
                                         Rules of the Bankruptcy Court.

Bondholder Litigation Claim              means a Claim (a) arising from
                                         rescission of a purchase or sale of a
                                         debt security of the Debtor, (b) for
                                         damages arising from the purchase or
                                         sale of such a debt security or (c) for
                                         reimbursement or contribution allowed
                                         under section 502 of the Bankruptcy
                                         Code on account of a Claim for damages
                                         or rescission arising out of a purchase
                                         or sale of a debt security of the
                                         Debtor.

Business Day                             means any day other than a Saturday, a
                                         Sunday or any other day on which
                                         banking institutions in New York, New
                                         York are required or authorized to
                                         close by law or executive order.

Cash                                     means legal tender of the United States
                                         of America.

Certificate of Designation               means that certain certificate of
                                         designation of the powers, preferences
                                         and relative, participating,
                                         optional and other special rights of
                                         the Convertible Preferred Stock and
                                         qualifications, limitations and
                                         restrictions thereof to be executed by
                                         the Reorganized Debtor on the Effective
                                         Date, which shall be in substantially
                                         the form annexed to the Plan as Exhibit
                                         4.

Chapter 11 Case                          means the Debtor's voluntary case
                                         number 02-11848 filed with the
                                         Bankruptcy Court under Chapter 11 of
                                         the Bankruptcy Code.

Claim                                    has the meaning set forth in Section
                                         101 of the Bankruptcy Code.

Class means any group of substantially similar Claims or Equity Interests classified in Section 5 of the Plan and pursuant to section 1129(a)(l) of the Bankruptcy Code.

Collateral                               means any property or interest in
                                         property of the Debtor's estate subject
                                         to a Lien to secure the payment or
                                         performance of a Claim, which Lien is
                                         not subject to avoidance or otherwise
                                         invalid under the Bankruptcy Code or
                                         applicable state law.

Confirmation Date                        means the date on which the Clerk of
                                         the Bankruptcy Court enters the
                                         Confirmation Order on its docket with
                                         respect to the Chapter 11 Case.

Confirmation Hearing                     means the hearing held by the
                                         Bankruptcy Court pursuant to section
                                         1128 of the Bankruptcy Code regarding
                                         confirmation of the Plan pursuant to
                                         section 1129 of the Bankruptcy Code, as
                                         such hearing may be adjourned or
                                         continued from time to time.

Confirmation Order                       means the order of the Bankruptcy Court
                                         confirming the Plan pursuant to section
                                         1129 of the Bankruptcy Code.

Contract Rejection Schedule              means a schedule to be filed and served
                                         on the parties to the contracts and
                                         leases listed thereon by the Debtor on
                                         or before five Business Days prior to
                                         the commencement of the Confirmation
                                         Hearing or such later date as may be
                                         fixed by the Bankruptcy Court, which
                                         schedule shall be reasonably acceptable
                                         to the Unofficial Creditors' Committee.

Convertible Preferred Stock              means the 300,000 shares of 8% series A
                                         convertible redeemable preferred stock
                                         to be issued by the Reorganized Debtor
                                         to the New Equity Investors and the
                                         Rights Offering Participants and having
                                         the powers, preferences and relative
                                         participating, optional and other
                                         special rights set forth in the
                                         Certificate of Designation.

Credit Agreement                         means the Credit Agreement dated as of
                                         April 5, 2000 (as amended) among the
                                         Debtor, Interstate FiberNet, Inc., as
                                         borrower, ITC DeltaCom Communications,
                                         Inc. and DeltaCom Information Systems,
                                         Inc. as subsidiary guarantors, Morgan
                                         Stanley Senior Funding, Inc., as
                                         administrative agent and joint lead
                                         arranger and joint book runner, Morgan
                                         Stanley & Co., Incorporated, as
                                         collateral agent, the lender
                                         signatories thereto, Banc of America
                                         Securities LLC, as a joint lead
                                         arranger and joint book runner, and
                                         Bank of America, N.A., as syndication
                                         agent and any and all of the documents,
                                         instruments and agreements relating
                                         thereto, including, without limitation,
                                         all guarantees and security documents,
                                         instruments and agreements executed and
                                         delivered in connection with the Credit
                                         Agreement, as same may have been
                                         amended, supplemented, modified,
                                         extended, replaced, refinanced, renewed
                                         or restated as of the Petition Date.

Creditors' Committee                     means (a) the Unofficial Noteholders'
                                         Committee or (b) if an official
                                         statutory committee of unsecured
                                         creditors is appointed in the Chapter
                                         11 Case by the United States Trustee
                                         and if a majority of such committee's
                                         members were members of the Unofficial
                                         Creditors' Committee, then such
                                         official Committee.

Debtor                                   means ITC DeltaCom, Inc., a Delaware
                                         corporation.

Debtor in Possession                     means the Debtor in its capacity as
                                         debtor in possession in the Chapter 11
                                         Case under sections 1101, 1107(a) and
                                         1108 of the Bankruptcy Code.

DGCL means the General Corporation Law of the State of Delaware, as amended from time to time.

Disallowed                             means, when used with respect to a Claim
                                       or Equity Interest, a Claim or Equity
                                       Interest that has been disallowed by
                                       Final Order.

Disbursing Agent                       means any entity in its capacity as a
                                       disbursing agent under Sections 7.2 and
                                       7.10 of the Plan.

Disclosure Statement                   means the disclosure document relating to
                                       the Plan, including, without limitation, all exhibits and schedules thereto as approved by the Bankruptcy Court pursuant to section 1125 of the Bankruptcy Code.

Disputed means, with respect to a Claim or Equity Interest, any such Claim or Equity Interest that is not Allowed.

Distribution Record Date               means the date provided in the
                                       Confirmation Order as the record date for distributions under the Plan.

Effective Date                         means the date that is 11 days after the
                                       Confirmation Date, or if such date is not a Business Day, the next succeeding
                                       Business Day, or such later date after
                                       the Confirmation Date as determined by
                                       the Debtor with the prior written consent of the Creditors' Committee so long as no stay of the Confirmation Order is in effect on such date; provided, however, that if, on or prior to such date, all conditions to the Effective Date set forth in Section 10 of the Plan have not been satisfied or waived, then the Effective Date shall be the first
                                       Business Day following the day on which
                                       all such conditions to the Effective Date have been satisfied or waived or such later date as the Debtor may determine with the prior written consent of the Creditors' Committee and the agent under the Credit Agreement.

Equity Interest                        means the interest of any holder of
                                       equity securities of the Debtor
                                       represented by any issued and outstanding shares of common or preferred stock or other instrument evidencing a present ownership interest in the Debtor, whether or not transferable, or any option, warrant or right, contractual or otherwise, to acquire, in connection with or related to, any such interest, including, without limitation, any rights with respect to the Debtor under any registration rights agreement or stockholders agreement to which the
                                       Debtor is a party.

Final Order                            means an order or judgment of the
                                       Bankruptcy Court entered by the Clerk of the Bankruptcy Court on the docket in the Chapter 11 Cases, which has not been reversed, vacated or stayed and as to which (a) the time to appeal, petition for certiorari or move for a new trial, reargument or rehearing has expired and as to which no appeal, petition for certiorari or other proceedings for a new trial, reargument or rehearing shall then be pending or (b) if an appeal, writ of certiorari, new trial, reargument or rehearing thereof has been sought, such order or judgment of the Bankruptcy Court shall have been affirmed by the highest court to which such order was appealed, or certiorari shall have been denied or a new trial, reargument or rehearing shall have been denied or resulted in no modification of such order, and the time to take any further appeal, petition for certiorari or move for a new trial, reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules, may be filed relating to such order, shall not cause such order not to be a Final Order.

Investment Agreement                   means that certain investment agreement
                                       dated February 27, 2001 (as amended)
                                       among the Debtor, ITC Holding Company,
                                       Inc., SCANA Corporation and HBK Master
                                       Fund L.P. which provided for the purchase by such parties of the series B-1 and series B-2 preferred stock and related common stock purchase warrants of the Debtor.

Lien has the meaning set forth in Section 101 of the Bankruptcy Code.

New By-Laws                            means the restated by-laws of the
                                       Reorganized Debtor which shall be filed
                                       with the Bankruptcy Court at least 10
                                       Business Days prior to the Confirmation
                                       Hearing and be annexed as Exhibit 2 to
                                       the Plan.

New Charter                            means the restated certificate of
                                       incorporation of the Reorganized Debtor, which shall be filed with the Bankruptcy
                                       Court at least 10 Business Days prior to the Confirmation Hearing and be annexed as Exhibit 2 to the Plan.

New Common Stock                       means the shares of common stock of the
                                       Reorganized Debtor (par value $0.01 per
                                       share) to be issued and outstanding as of the Effective Date pursuant to the Plan.

New Equity Investors                   means SCANA Corporation, Campbell B.
                                       Lanier, III and the other qualified
                                       investors that are parties to the
                                       Purchase Agreements.

New Warrants                           means the warrants to purchase New Common
                                       Stock to be issued pursuant to the New
                                       Warrant Agreement by the Reorganized
                                       Debtor to the New Equity Investors and
                                       the Rights Offering Participants in
                                       accordance with the terms set forth in
                                       the Purchase Agreements or the Rights
                                       Offering Procedures, as applicable.

New Warrant Agreement                  means the agreement between the Debtor
                                       and the warrant agent thereunder in
                                       connection with the issuance of the New
                                       Warrants, which shall be in substantially the form annexed to the Plan as Exhibit
                                       5.

Old Common Stock                       means the issued and outstanding common
                                       stock of the Debtor (par value of $0.01
                                       per share) as of the Petition Date.

Old Common Stock                       Interest means an Equity Interest
                                       represented by the shares of the Old
                                       Common Stock.

Old Preferred Stock                    means the issued and outstanding series
                                       A, series B-1 and series B-2 preferred
                                       stock of the Debtor as
                                            of the Petition Date.

Old Preferred Stock Interest                means an Equity Interest represented
                                            by (a) the Old Preferred Stock and
                                            (b) any option, warrant or right,
                                            contractual or otherwise, to
                                            acquire, in connection with or
                                            related to, any such interest
                                            (including, without limitation, any
                                            rights with respect to the Debtor
                                            under any registration rights
                                            agreement or stockholders agreement
                                            to which the Debtor is a party).

Other Equity Interests                      means an Equity Interest in the
                                            Debtor (including, without
                                            limitation, any option, warrant or
                                            right, contractual or otherwise, to
                                            acquire the Old Common Stock and any
                                            rights with respect to the Debtor
                                            under any registration rights
                                            agreement or stockholders agreement
                                            to which the Debtor is a party),
                                            other than the Old Common Stock
                                            Interests and the Old Preferred
                                            Stock Interests.

Other Secured Claims                        means any Secured Claim other than
                                            the Secured Bank Claims.

Other Unsecured Claims                      means any Unsecured Claim other than
                                            Senior Debt Claims or Subordinated
                                            Claims. Other Unsecured Claims
                                            include, but are not limited to any
                                            Rejection Claim and Trade Claims.

Petition Date                               means June 25, 2002, the date on
                                            which the Debtor commenced the
                                            Chapter 11 Case.

Plan means the Debtor's First Amended Plan of Reorganization Under Chapter 11 of the Bankruptcy Code, as revised, dated as of August 23, 2002, including, without limitation, the exhibits and schedules thereto, as the same may be amended or modified from time to time in accordance with the provisions of the Bankruptcy Code and the terms thereof.

Priority Non-Tax Claim                      means Claims which are entitled to
                                            priority in accordance with section
                                            507(a) of the Bankruptcy Code (other
                                            than Administrative Expense Claims
                                            and Priority Tax Claims).

Priority Tax Claim                means any Claim of a governmental unit of the
                                  kind entitled to priority in payment as
                                  specified in sections 502(i) and 507(a)(8) of the Bankruptcy Code.

Purchase Agreements               means (a) the purchase agreement between SCANA
                                  Corporation and the Debtor dated as of August
                                  22, 2002 and (b) the purchase agreement among Campbell B. Lanier, III, the several other purchasers identified therein, ITC Holding
                                  Company, Inc. and the Debtor dated as of August 22, 2002, each of which governs the purchase of the Convertible Preferred Stock and the New Warrants by the New Equity
                                  Investors and is attached to the Plan as
                                  Exhibit 3.

Ratable Proportion                means, with reference to any distribution on
                                  account of any Claim or Equity Interest in any Class, as the case may be, a distribution equal in amount to the ratio (expressed as a percentage) that the amount of such Claim or number of shares evidencing such Equity
                                  Interests, as applicable, bears to the
                                  aggregate amount of Claims or aggregate number of outstanding shares of Equity Interests in the same Class, as applicable.

Rejection Claim                   means any Claim against the Debtor arising
                                  from the rejection of any executory contract or unexpired lease, including any Claim of (a) a lessor for damages resulting from the rejection of a lease of real property as such claim shall be calculated in accordance with section 502(b)(6) of the Bankruptcy Code and
                                  (b) an employee for damages resulting from the rejection of an employment agreement as any such Claim shall be calculated in accordance with section 502(b)(7) of the Bankruptcy Code.

Reorganized Debtor                means the Debtor as it will be reorganized as
                                  of the Effective Date in accordance with the Plan.

Rights Offering Deadline          means the date set forth in the subscription
                                  exercise form upon which the right to purchase the Rights Offering Units shall lapse in accordance with the Rights Offering
                                  Procedures.

Rights Offering Participant       means a holder of an Allowed Old Common Stock
                                  Interest and/or an Allowed Old Preferred Stock
                                  Interest that elects to purchase Rights
                                  Offering Units pursuant to the terms of
                                  Sections 4.7 and/or 4.8 of the Plan, as
                                  applicable, and the Rights Offering
                                  Procedures.

Rights Offering Procedures        means the procedure by which a Rights
                                  Offering Participant will subscribe for and purchase the Rights Offering Units as set forth in Exhibit 6 to the Plan.

Rights Offering Unit              means one share of Convertible Preferred Stock
                                  and 3.40 New Warrants issued as a unit that a Rights Offering Participant may purchase for $100 in Cash pursuant to the terms of the Rights Offering Procedures.

Schedules                         means the schedules of assets and liabilities
                                  and the statement of financial affairs filed by the Debtor in accordance with section 521 of the Bankruptcy Code, Bankruptcy Rule 1007 and the Official Bankruptcy Forms of the Bankruptcy Rules as such schedules and statements have been or may be supplemented or amended through the Confirmation Date.

Secured Bank Claims               means all Secured Claims of the Banks against
                                  the Debtor arising under or in connection with the Credit Agreement.

Secured Claim                     means a Claim secured by a Lien on Collateral
                                  to the extent of the value of such Collateral
                                  (a) as set forth in the Plan, (b) as agreed to by the holder of such Claim and the Debtor or
                                  (c) as determined by a Final Order in
                                  accordance with section 506(a) of the
                                  Bankruptcy Code or, in the event that such Claim is subject to setoff under section 553 of the Bankruptcy Code, to the extent of such setoff.

Senior Debt Claim                 means any Unsecured Claim for principal and
                                  interest through the Petition Date under the Senior Notes.

Senior Debt New Common Stock      means 40.75 million shares of the issued and
Distribution Amount               outstanding New Common Stock, representing
                                  81.5% of the equity of the Reorganized Debtor as
                                         of the Effective Date, giving effect to
                                         the conversion of the Convertible
                                         Preferred Stock into the New Common
                                         Stock but subject to dilution for
                                         sharesCommon Stock issuable under of
                                         the New the Restricted Stock Plan and
                                         those shares of New Common Stock
                                         issuable upon exercise of the New
                                         Warrants or under the Employee Option
                                         Plan.

Senior Indentures                        means (a) that certain indenture with
                                         respect to the 11% senior notes due
                                         2007 dated as of June 3, 1997 between
                                         the Debtor and United States Trust
                                         Company of New York, as trustee, as
                                         amended by the supplemental indenture
                                         dated as of October 17, 1997, (b) that
                                         certain indenture with respect to the
                                         8 7/8% senior notes due 2008 dated as
                                         of March 3, 1998 between the Debtor and
                                         United States Trust Company of New
                                         York, as trustee, and (c) that of
                                         certain indenture with respect to the
                                         9 3/4% senior notes due 2008 dated as
                                         of November 5, 1998 between the Debtor
                                         and United States Trust Company of New
                                         York, as trustee.

Senior Indenture Trustee                 means the trustee pursuant to the
                                         respective Senior Indentures.

Senior Notes                             means the (a) 11% senior notes due 2007
                                         having an aggregate principal amount of
                                         $ 130 million, (b) 8 7/8% senior notes
                                         due 2008 having an aggregate principal
                                         amount of $ 160 million and (c) 9 3/4%
                                         senior notes due 2008 having an
                                         aggregate principal amount of $ 125
                                         million, in each case issued by the
                                         Debtor.

Stockholder Litigation Claim             means a Claim (a) arising from
                                         rescission of a purchase or sale of a
                                         equity security of the Debtor, (b) for
                                         damages arising from the purchase or
                                         sale of such equity security or (c) for
                                         reimbursement or contribution allowed
                                         under section 502 of the Bankruptcy
                                         Code on account of a Claim for damages
                                         or rescission arising out of a purchase
                                         or sale of an equity security of the
                                         Debtor.

Subordinated Claims                      means a Claim for principal and
                                         interest through the Petition Date
                                         under the Subordinated Notes.

Subordinated Indenture                   means that certain indenture dated as
                                         of May 12, 1999 with respect to the
                                         Subordinated Notes
                                         between the Debtor and U.S. Trust
                                         Company of Texas, N.A., as trustee.

Subordinated Indenture Trustee           means the trustee pursuant to the
                                         Subordinated Indenture.

Subordinated Notes                       means the 4 1/2% convertible
                                         subordinated notes due 2006 issued by
                                         the Debtor pursuant to the Subordinated
                                         Indenture having an aggregate principal
                                         amount of $100 million.

Subordinated Note New Common Stock       means 2.5 million shares of the issued
Distribution Amount                      and outstanding New Common Stock,
                                         representing 5% of the equity of the
                                         Reorganized Debtor as of the Effective
                                         Date, giving effect to the conversion
                                         of Convertible Preferred Stock into New
                                         Common Stock but subject to dilution
                                         for shares of the New Common Stock
                                         issuable under the Restricted Stock
                                         Plan and those shares of New Common
                                         Stock issuable upon exercise of the New
                                         Warrants or under the Employee Option
                                         Plan.

Subscription Agreements                  means (a) the subscription agreement
                                         between SCANA Corporation and the
                                         Debtor and (b) the subscription
                                         agreement among Campbell B. Lanier,
                                         III, ITC Holding Company, Inc. and the
                                         Debtor, each dated as of June 25, 2002,
                                         which provide for a commitment to
                                         purchase the Convertible Preferred
                                         Stock and the New Warrants, the terms
                                         of which will be incorporated into the
                                         respective Purchase Agreements.

Unofficial Noteholders' Committee        means the committee of holders of the
                                         Senior Notes and the Subordinated Notes
                                         formed prior to the Petition Date and
                                         comprised of Aegon; Angelo Gordon &
                                         Co.; Appaloosa Management, LP; Citadel
                                         Investment Group, LLC; Credit Suisse
                                         Asset Management; David L. Babson & Co.
                                         Inc.; Deutsche Bank Securities Inc.;
                                         Dresdner Kleinwort
                                         Wasserstein-Grantchester; Marathon
                                         Asset Management Ltd.; MetLife, Inc.;
                                         MFS Investment Management; Provident
                                         Investment Management, LLC; Quattro
                                         Global Capital, LLC; Sankaty Advisors
                                         (Bain Capital); The TCW Group; Wachovia
                                         Securities and Wellington Management
                                         Company LLP.

                                     -xviii-

Unsecured Claim                          means any Claim against the Debtor
                                         other than an Administrative Expense
                                         Claim, a Priority Non-Tax Claim, a
                                         Priority Tax Claim, a Senior Debt
                                         Claim, a Subordinated Claim or a
                                         Secured Claim.

Voting Securities                        means the Senior Notes, the
                                         Subordinated Notes, the Old Preferred
                                         Stock and the Old Common Stock.

                                       I.
                                  INTRODUCTION

     On June 25, 2002, ITC/\DeltaCom, Inc., a Delaware corporation (the "Debtor"), commenced a case under chapter 11 of the Bankruptcy Code and hereby submits this First Amended Disclosure Statement, as revised, dated August 23, 2002 pursuant to section 1125 the Bankruptcy Code to holders of Claims and Equity Interests in the Debtor in connection with (i) the solicitation of acceptances or rejections of the Debtor's first amended plan of reorganization under chapter 11 of the Bankruptcy Code, as revised, dated August 23, 2002 filed by the Debtor with the United States Bankruptcy Court for the District of Delaware and (ii) the hearing to consider confirmation of the Plan scheduled for October 10, 2002 at 3:00 p.m., Eastern Time. Unless otherwise defined herein, all capitalized terms contained herein have the meanings ascribed to them in the Plan.

     Attached as Exhibits to this Disclosure Statement are copies of the following:

     .    The Plan (Exhibit A);

     . Order of the Bankruptcy Court dated August 26, 2002 (the "Disclosure Statement Order"), among other things, approving this Disclosure Statement and establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan (Exhibit B);

     .    Projected Financial Information (Exhibit C);

     .    Liquidation Analysis (Exhibit D);

     .    Historical Financial Statements (Exhibit E); and

     .    Subscription Agreements (Exhibit F).

In addition, a ballot for the acceptance or rejection of the Plan is enclosed with this Disclosure Statement to enable each holder of a Claim or Equity Interest entitled to do so to vote to accept or reject the Plan.

     On August 23, 2002, after notice and a hearing, the Bankruptcy Court approved this Disclosure Statement as containing adequate information of a kind and in sufficient detail to enable hypothetical reasonable investors typical of the Debtor's creditors and equity interest holders to make an informed judgment whether to accept or reject the Plan. APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT, HOWEVER, CONSTITUTE A DETERMINATION BY THE BANKRUPTCY COURT AS TO THE FAIRNESS OR MERITS OF THE PLAN.

     The Disclosure Statement Order, a copy of which is annexed hereto as Exhibit B, sets forth in detail the deadlines, procedures and instructions for voting to accept or reject the Plan and for filing objections to confirmation of the Plan, the record date for voting purposes, and the applicable standards for tabulating Ballots. In addition, detailed voting instructions accompany each Ballot. Each holder of a Claim or an Equity Interest entitled to vote on the Plan should read the Disclosure Statement, the Plan, the Disclosure Statement Order and the instructions accompanying the Ballots in their entirety before voting on the Plan. These documents contain, among other things, important information concerning the classification of Claims and Equity Interests for voting purposes and the tabulation of votes. No solicitation of votes to accept the Plan may be made except pursuant to section 1125 of the Bankruptcy Code.

A.   Holders of Claims and Equity Interests Entitled to Vote.


     Pursuant to the provisions of the Bankruptcy Code, only holders of allowed claims or equity interests in classes of claims or equity interests that are impaired under the terms and provisions of a chapter 11 plan and that will receive distributions under the chapter 11 plan are entitled to vote to accept or reject the plan. Classes of claims or equity interests in which the holders of claims or interests will not receive or retain any property under a chapter 11 plan are deemed to have rejected the plan and are not entitled to vote to accept or reject the plan. Classes of claims or equity interests in which the holders of claims or interests are unimpaired under a chapter 11 plan are deemed to have accepted the plan and are not entitled to vote to accept or reject the plan.

     Classes 2 (Secured Bank Claims), 4 (Senior Debt Claims), 6 (Subordinated Claims), 7 (Old Preferred Stock Interests) and 8 (Old Common Stock Interests) of the Plan are impaired and, to the extent such Claims or Equity Interests are Allowed, the holders of such Claims and Equity Interests will receive distributions under the Plan. Holders of Claims in those Classes are entitled to vote to accept or reject the Plan. Classes 1 (Priority Non-Tax Claims), 3 (Other Secured Claims) and 5 (Other Unsecured Claims) are unimpaired under the Plan and the holders of Claims in those Classes are conclusively presumed to have accepted the Plan. Holders of Equity Interests in Class 9 (Other Equity Interests) will receive no distributions on account of such Equity Interests, and are therefore presumed to have rejected the Plan. Therefore, the Debtor is soliciting votes on the Plan only from holders of Allowed Claims and Allowed Equity Interests in Classes 2, 4, 6, 7 and 8.

     The Bankruptcy Code defines "acceptance" of a plan by a class of claims as acceptance by creditors in that class that hold at least two-thirds in dollar amount and more than one-half in number of the claims that cast ballots for acceptance or rejection of the plan. For a complete description of the requirements for confirmation of the Plan, see Section VI., "Confirmation and Consummation Procedure."

     If a Class of Claims or Equity Interests rejects the Plan or is deemed to reject the Plan, the Debtor has the right to request confirmation of the Plan pursuant to section 1129(b) of the Bankruptcy Code. Section 1129(b) permits the confirmation of a plan notwithstanding the nonacceptance of such plan by one or more impaired classes of claims or equity interests. Under that section, a plan may be confirmed by a bankruptcy court if it does not "discriminate unfairly" and is "fair and equitable" with respect to each nonaccepting class. For a more detailed description of the requirements for confirmation of a nonconsensual plan, see Section VI.C.2., "Confirmation and Consummation Procedure - Confirmation - Unfair Discrimination and Fair and Equitable Tests."

     If one or more of the Classes entitled to vote on the Plan votes to reject the Plan, the Debtor may request confirmation of the Plan over the rejection of the Plan by such Class or Classes. The determination as to whether to seek confirmation of the Plan under such circumstances will be announced before or at the Confirmation Hearing.

B.   Voting Procedures.

     If you are entitled to vote to accept or reject the Plan, a ballot is enclosed for the purpose of voting on the Plan (the "Ballot"). If you hold Claims and/or Equity Interests in more than one Class and you are entitled to vote Claims in more than one Class, you will receive separate Ballots which must be used for each separate Class of Claims and Equity Interests. Please either mail your ballot to your bank, broker or their agent in the return envelope provided or, if you hold your claim or Equity Interest in your own name, return your Ballot(s) to:

                             The Altman Group, Inc.
                              60 East 42/nd/ Street
                                   Suite 1241
                            New York, New York 10165
                            Telephone: (212) 973-9720

     DO NOT RETURN YOUR NOTES OR SECURITIES WITH YOUR BALLOT.

     TO BE COUNTED, YOUR BALLOT INDICATING ACCEPTANCE OR REJECTION OF THE PLAN MUST BE RECEIVED NO LATER THAN 5:00 P.M., EASTERN TIME, ON October 1, 2002. ANY EXECUTED BALLOT RECEIVED THAT DOES NOT INDICATE EITHER AN ACCEPTANCE OR REJECTION OF THE PLAN SHALL NOT BE COUNTED.

     Any Claim or Equity Interest in an impaired Class as to which an objection or request for estimation is pending or which is scheduled by the Debtor as unliquidated, disputed or contingent is not entitled to vote unless the holder of such Claim or Equity Interest has obtained an order of the Bankruptcy Court temporarily allowing such Claim or Equity Interest for the purpose of voting on the Plan.

     Pursuant to the Disclosure Statement Order, the Bankruptcy Court set August 22, 2002 as the record date for voting on the Plan. Accordingly, only holders of record as of August 22, 2002 that are otherwise entitled to vote under the Plan will receive a Ballot and may vote on the Plan.

     If you are a holder of a Claim or Equity Interest entitled to vote on the Plan and did not receive a Ballot, received a damaged Ballot or lost your Ballot, or if you have any questions concerning the Disclosure Statement, the Plan or the procedures for voting on the Plan, please call Ken Altman at (212) 973-9720 (ITC's Balloting Agent).

     A vote to accept the Plan by any holder of a Senior Debt Claim (Class 4) or Subordinated Claim (Class 6) will constitute an election to release any claims or causes of action that such holders may have against the current and former officers and directors of the Debtor, SCANA Corporation, ITC Holding Company, Inc. and their respective officers, directors, employees and affiliates (the "Noteholder Release"). The specific terms of the Noteholder Release are set forth in Section V.H.7, "Plan of Reorganization - Effect of Confirmation - Voluntary Releases." If holders of such Claims do not wish to grant the Noteholder Release, such holders must specifically decline to grant it by so indicating in the space provided on the Ballot.

     The holders of Senior Debt Claims and Subordinated Claims should consider carefully whether to grant the Noteholder Release. It is a condition to the commitment of certain investors to provide $30 million in Cash to the Reorganized Debtor in exchange for new equity that at least 51% of the holders of the Senior Debt Claims and Subordinated Debt Claims, by aggregate principal amount, will be legally bound by the Noteholder Release. If this condition is not met, the Debtor may not receive this cash infusion and may be unable to consummate the Plan. Accordingly, the Debtor encourages each holder of a Senior Debt Claim (Class 4) or a Subordinated Claim (Class 6) to vote for the Plan and consent to grant the Noteholder Release. For further details regarding the new equity investment, see Section V.C, "Plan of Reorganization - Means of Implementation."

     In addition, holders of more than a specified minimum amount of Old Common Stock Interests and Old Preferred Stock Interests will have the opportunity to purchase Rights Offering Units comprising shares of the Convertible Preferred Stock and the New Warrants of the Reorganized Debtor through the Rights Offering described in detail herein. See Section V.B, "Plan of Reorganization - Securities to be Issued Under the Plan." Prior to confirmation of the Plan, parties who are eligible to participate in the Rights Offering will receive from the Debtor a Rights Subscription Exercise Form together with certain accompanying instructions. Upon receiving the Rights Subscription Exercise Form, any holder who wishes to participate in the Rights Offering must duly execute and properly complete the form indicating the number of Rights Offering Units the holder wishes to purchase and return the form to the Rights Agent by no later than the Rights Offering Deadline indicated on the form together with a certified check or a wire transfer of immediately available funds for an amount equal to the purchase price. Holders of Old Common Stock Interests and Old Preferred Stock Interests who wish to participate in the Rights Offering should read carefully the Rights Offering Procedures that are attached as Exhibit 6 to the Plan.

C.   Confirmation Hearing.

     Pursuant to section 1128 of the Bankruptcy Code, the Confirmation Hearing will be held on October 10, 2002 at 3:00 p.m. Eastern Time, before the Honorable Mary F. Walrath, United States Bankruptcy Judge, at the United States Bankruptcy Court, 824 Market Street, Wilmington, Delaware 19801. The Bankruptcy Court has directed that objections, if any, to confirmation of the Plan be served and filed so that they are received on or before October 3, 2002 at 4:00 p.m. Eastern Time, in the manner described below in Section VI.B., "Confirmation and Consummation Procedure - The Confirmation Hearing." The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing.

     THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE AS OF THE DATE HEREOF UNLESS ANOTHER TIME IS SPECIFIED HEREIN, AND THE DELIVERY OF THIS DISCLOSURE STATEMENT SHALL NOT CREATE AN

IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION STATED SINCE THE DATE HEREOF. HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD CAREFULLY READ THIS DISCLOSURE STATEMENT IN ITS ENTIRETY, INCLUDING THE PLAN, PRIOR TO VOTING ON THE PLAN OR EXERCISING THE RIGHT TO SUBSCRIBE IN THE RIGHTS OFFERING.

     FOR THE CONVENIENCE OF HOLDERS OF CLAIMS AND EQUITY INTERESTS, THIS DISCLOSURE STATEMENT SUMMARIZES THE TERMS OF THE PLAN, BUT THE PLAN ITSELF QUALIFIES ALL SUMMARIES. IF ANY INCONSISTENCY EXISTS BETWEEN THE PLAN AND THIS DISCLOSURE STATEMENT, THE TERMS OF THE PLAN ARE CONTROLLING. THIS DISCLOSURE STATEMENT MAY NOT BE RELIED ON FOR ANY PURPOSE OTHER THAN TO DETERMINE WHETHER TO VOTE TO ACCEPT OR REJECT THE PLAN, AND NOTHING STATED SHALL CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, OR BE ADMISSIBLE IN ANY PROCEEDING INVOLVING THE DEBTOR OR ANY OTHER PARTY, OR BE DEEMED CONCLUSIVE EVIDENCE OF THE TAX OR OTHER LEGAL EFFECTS OF THE PLAN ON THE DEBTOR OR HOLDERS OF CLAIMS OR EQUITY INTERESTS. CERTAIN OF THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT, BY NATURE, ARE FORWARD-LOOKING AND CONTAIN ESTIMATES AND ASSUMPTIONS. THERE CAN BE NO ASSURANCE THAT SUCH STATEMENTS WILL BE REFLECTIVE OF ACTUAL OUTCOMES. ALL HOLDERS OF CLAIMS AND EQUITY INTERESTS SHOULD CAREFULLY READ AND CONSIDER FULLY SECTION X. OF THIS DISCLOSURE STATEMENT, "CERTAIN RISK FACTORS TO BE CONSIDERED," BEFORE VOTING TO ACCEPT OR REJECT THE PLAN.

     SUMMARIES OF CERTAIN PROVISIONS OF AGREEMENTS REFERRED TO IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE COMPLETE AND ARE SUBJECT TO, AND ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO, THE FULL TEXT OF THE APPLICABLE AGREEMENT, INCLUDING THE DEFINITIONS OF TERMS CONTAINED IN SUCH AGREEMENT.

     EACH CREDITOR OF THE DEBTOR SHOULD CONSULT WITH SUCH CREDITOR'S LEGAL, BUSINESS, FINANCIAL AND TAX ADVISORS AS TO ANY SUCH MATTERS CONCERNING THE SOLICITATION OF VOTES TO ACCEPT OR REJECT THE PLAN, THE PLAN AND THE TRANSACTIONS CONTEMPLATED THEREBY.

     THE DEBTOR BELIEVES THAT THE PLAN WILL ENABLE IT TO SUCCESSFULLY REORGANIZE AND ACCOMPLISH THE OBJECTIVES OF CHAPTER 11 AND THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTOR AND ITS CREDITORS AND EQUITY INTEREST HOLDERS. THE DEBTOR URGES THAT CREDITORS AND EQUITY INTEREST HOLDERS VOTE TO ACCEPT THE PLAN.

     After carefully reviewing this Disclosure Statement, including the Exhibits, each holder of an Allowed Claim or Equity Interest in Classes 2 (Secured Bank Claims), 4 (Senior Debt Claims), 6 (Subordinated Claims), 7 (Old Preferred Stock Interests) and 8 (Old Common Stock Interests) should vote to accept or reject the Plan.

     PRIOR TO THE PETITION DATE, THE DEBTOR COMMENCED NEGOTIATIONS WITH CERTAIN HOLDERS OF THE SENIOR NOTES AND SUBORDINATED NOTES. THESE HOLDERS FORMED THE UNOFFICIAL NOTEHOLDERS' COMMITTEE FOR THE PURPOSE OF NEGOTIATING THE SUBSTANTIVE TERMS OF THE PLAN WITH THE DEBTOR. THIS PLAN REFLECTS THE TERMS OF A TERM SHEET NEGOTIATED AND SUPPORTED BY THE UNOFFICIAL NOTEHOLDERS' COMMITTEE. ON AUGUST 9, 2002, THE UNITED STATES TRUSTEE FORMED AN OFFICIAL COMMITTEE OF UNSECURED CREDITORS CONSISTING OF 3 MEMBERS OF THE UNOFFICIAL NOTEHOLDERS' COMMITTEE, THE SENIOR INDENTURE TRUSTEE AND THE SUBORDINATE INDENTURE TRUSTEE. THE PLAN HAS THE SUPPORT OF THE CREDITORS' COMMITTEE AND CERTAIN OTHER HOLDERS OF THE SENIOR NOTES, SUBORDINATED NOTES, THE OLD PREFERRED STOCK AND THE OLD COMMON STOCK ON THE MATERIAL TERMS OF A RESTRUCTURING OF THE DEBTOR. MOREOVER, CERTAIN MEMBERS OF THE UNOFFICIAL NOTEHOLDERS' COMMITTEE AND OTHER HOLDERS OF SENIOR NOTES, THE SUBORDINATED NOTES, THE OLD PREFERRED STOCK AND THE OLD COMMON STOCK ARE OBLIGATED PURSUANT TO CERTAIN AGREEMENTS TO VOTE FOR A PLAN WHICH IS CONSISTENT WITH THE TERMS NEGOTIATED PRIOR TO THE INCEPTION OF THIS CASE. SUCH TERMS FORM THE BASIS OF THE PLAN REFLECTED HEREIN.

                                       II.
                              OVERVIEW OF THE PLAN

     The following table briefly summarizes the classification and treatment of Claims and Equity Interests under the Plan. The recoveries set forth below are merely estimated recoveries based upon various assumptions. The estimated recoveries assume that the New Common Stock will have an approximate value of $264 million. For a discussion of the range of enterprise valuations of the Reorganized Debtor, see Section IX., "Reorganization Values." There is no assurance that the New Common Stock issued under the Plan will actually trade at the projected reorganization value or that any trading market in the New Common Stock will develop or be sustained. For a description of certain risks associated with the recoveries provided under the Plan, see Section X., "Certain Risk Factors To Be Considered."

                     SUMMARY OF CLASSIFICATION AND TREATMENT
                OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN /1/

                  Type of Claim or                                                 Estimated
 Class            Equity Interest                       Treatment                  Recovery
-------  ----------------------------------  -----------------------------------  -----------
   -     Administrative Expense              Paid in full, in Cash, or in             100%
         Claims                              accordance with the terms and
                                             conditions of transactions or
                                             agreements relating to obligations
                                             incurred in the ordinary course of
                                             business during the pendency of
                                             the Chapter 11 Case or assumed by
                                             the Debtor in Possession.

--------------

/1/    This table is only a summary of the classification and treatment of
Claims and Equity Interests under the Plan. Reference should be made to the entire Disclosure Statement and the Plan for a complete description of the classification and treatment of Claims and Equity Interests.

                     SUMMARY OF CLASSIFICATION AND TREATMENT
                OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN /1/

                  Type of Claim or                                                 Estimated
 Class            Equity Interest                       Treatment                  Recovery
-------  ----------------------------------  -----------------------------------  -----------
   -     Priority Tax Claims                 The Reorganized Debtor will, at          100%
                                             its sole option, either (i) pay in
                                             Cash to each holder of an Allowed
                                             Priority Tax Claim that is due and
                                             payable on or before the Effective
                                             Date Cash in an amount equal to
                                             such Allowed Priority Tax Claim or
                                             (ii) make deferred Cash payments,
                                             over a period not exceeding six
                                             years after the date of assessment
                                             of such Claim, of a value, as of
                                             the Effective Date, equal to the
                                             Allowed amount of such Claim. All
                                             Allowed Priority Tax Claims which
                                             are not due and payable on or
                                             before the Effective Date will be
                                             paid in the ordinary course of
                                             business in accordance with the
                                             terms thereof or accorded such
                                             other treatment as may be
                                             permitted under section 1129(a)(9)
                                             of the Bankruptcy Code.

   1     Priority Non-Tax Claims             Unimpaired; each Allowed Priority        100%
         (to be paid in the ordinary         Non-Tax Claim will be unimpaired
         course of business)                 in accordance with section 1124 of
                                             the Bankruptcy Code. All Allowed
                                             Priority Non-Tax Claims which are
                                             not due and payable on or before
                                             the Effective Date will be paid in
                                             the ordinary course of business in
                                             accordance with the terms thereof.

   2     Secured Bank Claims                 Impaired; on the Effective Date,         100%
                                             the Company, including the
                                             Reorganized Debtor, will enter into
                                             an amended and restated Credit
                                             Agreement on substantially the
                                             terms set forth in the Amended
                                             Credit Agreement Term Sheet.
                                             Accordingly, on the Effective Date,
                                             holders of Allowed Secured Bank
                                             Claims will have waived any and all
                                             Claims against the Debtor in
                                             respect of the Credit Agreement and
                                             from and after the Effective Date
                                             the rights and obligations of the
                                             Reorganized Debtor and the Banks
                                             will be governed by the terms of
                                             the amended and restated Credit
                                             Agreement.

   3     Other Secured Claims                Unimpaired; each Allowed Other           100%
                                             Secured Claim will be unimpaired in
                                             accordance with section 1124 of the
                                             Bankruptcy Code. All Allowed Other
                                             Secured Claims which are not due
                                             and payable on or before the
                                             Effective Date will be paid in the
                                             ordinary course of business in
                                             accordance with the terms thereof.

   4     Senior Debt Claims                  Impaired; each holder of an Allowed       49%
                                             Senior Debt Claim will receive its
                                             Ratable Proportion of the Senior
                                             Debt New Common Stock Distribution
                                             Amount. Any securities, notes,
                                             instruments or documents evidencing
                                             the Senior Debt Claims will be
                                             cancelled on the Effective Date.

                     SUMMARY OF CLASSIFICATION AND TREATMENT
               OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN /1/

                    Type of Claim or                                                                  Estimated
  Class             Equity Interest                              Treatment                             Recovery
-------- ------------------------------------    ------------------------------------------------  ----------------
    5     Other Unsecured Claims                 Unimpaired; each Allowed Other Unsecured               100%
                                                 Claim will be rendered unimpaired in
                                                 accordance with section 1124 of the
                                                 Bankruptcy Code. All Allowed
                                                 Other Unsecured Claims that
                                                 have become due and payable on
                                                 or before the Effective Date
                                                 (unless previously paid) will
                                                 be paid in full, in Cash (with
                                                 interest to the extent
                                                 permitted by the Bankruptcy
                                                 Court). All Allowed Other
                                                 Unsecured Claims which are not
                                                 due and payable on or before
                                                 the Effective Date will be paid
                                                 in the ordinary course of
                                                 business in accordance with the
                                                 terms thereof.

    6     Subordinated Claims                    Impaired; each holder of an Allowed                     13%
                                                 Subordinated Claim will receive its
                                                 Ratable Proportion of the Subordinated
                                                 Note New Common Stock Distribution
                                                 Amount. Any securities, notes,
                                                 instruments or documents evidencing the
                                                 Subordinated Claims will be cancelled on
                                                 the Effective Date.

    7     Old Preferred Stock Interests          Impaired; each holder of an Allowed Old                 N/A
                                                 Preferred Stock Interest (i) will
                                                 receive its Ratable Proportion of the
                                                 144,500 shares of New Common Stock and
                                                 (ii) may elect (but is not required) to
                                                 purchase one Rights Offering Unit for
                                                 every 625 shares of Series A Old
                                                 Preferred Stock, one Rights Offering
                                                 Unit for every 7 shares of Series B-1
                                                 Old Preferred Stock and one Rights
                                                 Offering Unit for every 3,15 shares of
                                                 Series B-2 Old Preferred Stock, in each
                                                 case held by such holder pursuant to the
                                                 terms of, and at the price specified in,
                                                 the Rights Offering Procedures. Any
                                                 holder of an Allowed Old Preferred Stock
                                                 Interest which so elects will be deemed
                                                 to be have accepted the terms of the
                                                 Rights Offering Procedures and will be
                                                 subject to all the terms and conditions
                                                 thereof. The Old Preferred Stock
                                                 Interests will be cancelled on the
                                                 Effective Date.

                     SUMMARY OF CLASSIFICATION AND TREATMENT
                OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN/1/

             Type of Claim or                                                                    Estimated
Class         Equity Interest                                   Treatment                         Recovery
--------  -----------------------------------    -------------------------------------------    ------------
   8       Old Common Stock Interests            Impaired; each holder of an Allowed Old             N/A
                                                 Common Stock Interest as of the
                                                 Distribution Record Date (i) will
                                                 receive its Ratable Proportion of the
                                                 355,500 shares of New Common Stock and
                                                 (ii) may elect (but is not required) to
                                                 purchase one Rights Offering Unit for
                                                 every 1,250 shares of Old Common Stock
                                                 held by such holder pursuant to the
                                                 terms of, and at the price specified in,
                                                 the Rights Offering Procedures. Any
                                                 holder of an Allowed Old Common Stock
                                                 Interest which so elects will be deemed
                                                 to be have accepted the terms of the
                                                 Rights Offering Procedures and will be
                                                 subject to all the terms and conditions
                                                 thereof. The Old Common Stock will be
                                                 cancelled on the Effective Date.

   9       Other Equity Interests                Impaired; Holders of Other Equity                    0%
                                                 Interests will receive no distribution on
                                                 account of such interests.

                                      III.
                               GENERAL INFORMATION

A.       Description and History of Business.

         1.  Business.

         The Debtor is a holding company whose direct and indirect subsidiaries, Interstate FiberNet, Inc., ITC/\DeltaCom Communications, Inc. and DeltaCom Information Systems, Inc. (collectively with the Debtor (and upon the Effective Date, the Reorganized Debtor), the "Company"), provide integrated voice and data telecommunications services to businesses in the southern United States and regional telecommunications transmission services over its network on a wholesale basis to other telecommunications companies. In connection with these businesses, the Company operates or manages approximately 9,980 route miles of a fiber optic network covering portions of ten states in the southern United States.

         The Company operates its business in two segments: retail services and broadband transport services. The Company's retail services include local exchange services, long distance services, calling card and operator services, asynchronous transfer mode, frame relay, and high capacity broadband private line services, as well as Internet and Web page hosting and colocation services and customer premise equipment sales, installation and repair. Through its e/\deltacom business, the Company also provides colocation, Web server hosting and other services integral to operating important business applications over the Internet. Through its broadband transport services operations, the Company sells regional telecommunications transmission capacity on a wholesale basis using its fiber optic network. As of March 31, 2002, the Company was providing services to approximately 16,560 retail business customers, which were served by 35 branch offices.

         The Debtor was incorporated in Delaware in 1997, and its principal offices are located in West Point, Georgia. As of December 31, 2001, the Debtor's operating subsidiaries had more than 1,900 full-time employees. The Debtor itself does not have any direct employees.

         2.    Capital Structure.

         The Company's business has required and continues to require substantial amounts of capital and liquidity to fund its operations and the significant capital expenditures necessary to expand the Company's network, operations and services according to its business plan.

         As of April 30, 2002, on an unaudited basis, the Debtor's financial records reflected assets with a book value totaling approximately $444.8 million and liabilities totaling approximately $532.3 million.

         On June 3, 1997, the Debtor completed the issuance of $200 million principal amount of 11% Senior Notes due 2007 (the "1997 Notes"). Interest on the 1997 Notes is payable semiannually on June 1 and December 1. On April 2, 1998, the Debtor used proceeds from its initial public offering of common stock to redeem $70 million principal amount of its 1997 Notes. On March 3, 1998, the Debtor completed the issuance of $160 million principal amount of 8 7/8% Senior Notes due 2008 at a price of 99.9% (the "March 1998 Notes") for an effective yield of 8.88%. Interest on the March 1998 Notes is payable semiannually on March 1 and September 1. On November 5, 1998, the Debtor completed the issuance of $125 million principal amount of 9 3/4% Senior Notes due 2008 (the "November 1998 Notes"). Interest on the November 1998 Notes is payable semiannually on May 15 and November 15.

         The 1997 Notes, the March 1998 Notes and the November 1998 Notes (collectively, the "Senior Notes") are general, unsubordinated and unsecured senior obligations of the Debtor.

         On May 12, 1999, the Debtor completed the issuance of $100 million principal amount of 4 1/2% Convertible Subordinated Notes due 2006 (the "Subordinated Notes"). Interest on the Subordinated Notes is payable semiannually on May 15 and November 15. The Subordinated Notes are unsecured general obligations of the Debtor and are convertible into common stock any time after August 10, 1999 at a conversion price of $26.67 per share, subject to adjustment in specified events. The Subordinated Notes rank junior to, and are subordinated in right of payment to, the Senior Notes.

         On May 14, 2002, the Debtor announced that to conserve liquidity for its business while it seeks to restructure its Senior Notes and Subordinated Notes, it would not make the scheduled May 15, 2002 interest payments on the March 1998 Notes and November 1998 Notes or the scheduled June 1, 2002 interest payment on the 1997 Notes.

         In April 2000, the Company entered into two senior secured credit facilities (collectively, the "Senior Secured Credit Facility") totaling $160 million with Morgan Stanley Senior Funding, Inc., Bank of America, N.A. and other lenders (collectively, the "Banks"). The Senior Secured Credit Facility includes a $100 million Tranche 1 Term Loan B facility ("Tranche 1") to be used to finance working capital, capital expenditures and other general corporate purposes, and a $60 million Tranche 2 Term Loan B facility ("Tranche 2") to be used to finance the purchase of equipment. The primary obligor under the Senior Secured Credit Facility is Interstate FiberNet,

Inc., a direct wholly-owned subsidiary of the Debtor. The Debtor and its other subsidiaries have guaranteed all obligations of Interstate FiberNet, Inc. under the Senior Secured Credit Facility. All amounts available under Tranche 1 and Tranche 2 were drawn by the borrower at the closing of the Senior Secured Credit Facility. Tranche 1 is secured by substantially all of the Company's assets, except for the equipment purchased with proceeds from Tranche 2 and equipment securing the Debtor's capital lease facilities. As of April 30, 2002, there was approximately $158 million outstanding under the Senior Secured Credit Facility. The Senior Secured Credit Facility is senior to the $415 million principal amount of the Debtor's outstanding Senior Notes and $100 million principal amount of the Debtor's outstanding Subordinated Notes. Interest in the Senior Secured Credit Facility, absent a default thereunder, is payable at the option of the Debtor at an annual rate of 1.875% plus the Base Rate. Upon a default, interest is payable at an annual rate of 2.0% above the annual rate of 1.875% plus the Base Rate. The Base Rate at June 30, 2002 was 4.75% and the Eurodollar Rate at June 30, 2002 was 1.86%. The combined terms of repayment for the Tranche 1 and Tranche 2 advances are $400,000 quarterly from June 2000 through September 2006, $37.4 million in December 2006, $37.4 million in March 2007, $37.4 million in June 2007 and $37.4 million on the termination date as defined by the Senior Secured Credit Facility.

         On May 15, 2002 and on May 31, 2002, the Company entered into agreements with certain of the Banks which provided that the Banks would forbear through June 14, 2002 from exercising their rights to pursue remedies under the Senior Secured Credit Facility based solely on the defaults under that facility that resulted from the Debtor's failure to pay interest on May 15, 2002 and on June 1, 2002 on its Senior Notes and Subordinated Notes (the "Forbearance Agreements"). In connection with the second Forbearance Agreement, the Company granted releases to the Banks granting the forbearance from any and all claims of the Debtor against such creditors arising from or relating to any action of such creditors on or prior to June 10, 2002 with respect to the Senior Secured Credit Facility. /2/ The Forbearance Agreements were not extended past June 14, 2002, and thereafter the Banks commenced charging interest at the default rate. The Banks may have had the right to enforce certain remedies against the Debtor, including accelerated payment of outstanding obligations, to the extent provided by the Senior Secured Credit Facility and applicable law. The Banks did not take any actions to enforce such rights. The Debtor believes that the Company was current on all other interest payments and fees under the Senior Secured Credit Facility as of the Petition Date.

         Since the spring of 2002, the Debtor has engaged in negotiations with the Banks and their advisors regarding the possibility of an amendment to the Senior Secured Credit Facility. During these negotiations, the Company and certain of the Banks entered into the Forbearance Agreements, which have expired, as discussed above. As of the date of this Disclosure Statement, these discussions have resulted in certain agreed-upon modifications (subject to certain conditions, including formal approval by the Banks) to the Senior Secured Credit

__________________

/2/      On the same dates, certain subsidiaries of the Debtor entered into agreements with the creditors under certain capital lease facilities which provided that the creditors would forbear through June 14, 2002 from exercising their rights to pursue remedies under those facilities based solely on the defaults thereunder that resulted from the Debtor's failure to pay interest on May 15, 2002 and on June 1, 2002 on its Senior Notes and Subordinated Notes. In connection with the second of these agreements, the subsidiaries granted releases to the creditors under the capital lease facilities from any and all claims of the subsidiaries against such creditors arising from or relating to any action of such creditors on or prior to June 10, 2002 with respect to the capital lease facilities.

Facility, as set forth in Exhibit 1 to the Plan. For a description of these agreed-upon modifications, see Section V.C.2, "The Plan of Reorganization - Means of Implementation of the Plan - Amendment and Restatement of Credit Agreement."

         In addition, as a part of the agreement in principle reached regarding the modifications to the Secured Credit Facility, the Company and certain of the Banks expect to shortly enter into a new forbearance agreement reasonably satisfactory to the Creditors' Committee (the "New Forbearance Agreement"). Under the proposed New Forbearance Agreement, the Banks will forbear from exercising remedies under the Secured Credit Facility until some time after the scheduled date for the Confirmation Hearing; provided that no new defaults arise under the Secured Credit Facility. Consistent with the Amended Credit Agreement Term Sheet, the New Forbearance Agreement provides that interest on the outstanding borrowings under the Secured Credit Facility will accrue at an annual rate equal to LIBOR plus 4.0% during the forbearance period, assuming no additional defaults occur and are continuing during this period. This interest rate represents a decrease from the effective interest rate, including the default rate, applicable during the period prior to the execution of the New Forbearance Agreement. It is anticipated that the New Forbearance Agreement will require that the Company (other than the Debtor) grant to the Banks providing the forbearance a release from any and all claims arising from or relating to any action of such Banks on or prior to the date of execution of the New Forbearance Agreement. The Banks executing the New Forbearance Agreement will also agree thereunder to vote for and support the Plan. The Debtor anticipates that the New Forbearance Agreement will be executed prior to the commencement of the solicitation contemplated hereby.

         In December 2000, the Company obtained a $40 million capital lease facility with NTFC Capital Corporation to finance equipment for expansion of the Company's network (the "NTFC Capital Lease Facility"). In December 2001, the Company entered into a separate $1 million capital lease facility with GE Capital Corporation (the "GECC Capital Lease Facility"). The Company has engaged in negotiations with these two capital lessors to amend the terms of the facilities in order, among other modifications, to postpone and reschedule the principal portions of certain lease rental payments. It is a condition precedent to the Effective Date of the Plan that Company will have used its reasonable best efforts to reduce its capital lease obligations which arise prior to December 31, 2004.

         The Debtor has established two classes of equity securities, which consist of common stock and preferred stock in multiple series. As of May 7, 2002, there were outstanding 62,364,768 shares of common stock and 1,480,771 shares of Series A convertible preferred stock (the "Series A Preferred Stock"). Holders of the Series A Preferred Stock may convert such stock at any time into two shares of common stock for every share of Series A Preferred Stock. Holders of Series A Preferred Stock are entitled to receive dividends, when and if declared by the Debtor's board of directors, in an amount equal to the dividends payable on the number of shares of common stock into which the Series A Preferred Stock is convertible. The Series A Preferred Stock ranks senior to the Debtor's common stock and equally with the Series B Preferred Stock (as defined below) as to rights on liquidation and junior to the Series B Preferred Stock as to dividend rights. The Series A Preferred Stock has a liquidation preference equal to $7.40 per share plus declared and unpaid dividends.

         In addition, pursuant to an investment agreement dated February 27, 2001 (as amended) (the "Investment Agreement") with ITC Holding Company, Inc. ("Holding"), SCANA Corporation ("SCANA") and HBK Master Fund L.P. (collectively, the "Series B Investors"), the

Debtor established its Series B cumulative convertible preferred stock (the "Series B Preferred Stock"). Under the Investment Agreement, the Series B Investors committed to purchase multiple series of the Series B Preferred Stock in certain amounts under specified conditions, for an aggregate purchase price of up to $150 million. The Series B Preferred Stock has a stated purchase price of $1,000 per share and accrues an 8% annual dividend payable quarterly, when and if declared by the Debtor's board of directors, in shares of Series B Preferred Stock or Cash, at the Debtor's option. Each series of the Series B Preferred Stock is redeemable at the Debtor's option beginning five years after the issue date of such series and is subject to mandatory redemption ten years after the issue date of such series. Each series of the Series B Preferred Stock is convertible into common stock at any time at a conversion price initially equal to an average price per share of common stock over a specified pricing period, plus a 15% premium, not to exceed $5.70. Under the Investment Agreement, the Debtor was also obligated to issue common stock purchase warrants at the closing of each funding under the Investment Agreement.

         On June 20, 2001, the Debtor issued 30,000 shares of the initial series of the Series B Preferred Stock (the "Series B-1 Preferred Stock"). The Series B-1 Preferred Stock is convertible at an initial conversion price of $5.70 per share of common stock. In connection with the issuance of the Series B-1 Preferred Stock, the Debtor also issued warrants to purchase 1,578,948 shares of common stock at an initial exercise price of $5.70 per share. The Series B-1 Preferred Stock accrued $1.9 million of dividends through March 31, 2002, which the Debtor paid through the issuance of approximately 1,905 additional shares of Series B-1 Preferred Stock. As of June 30, 2002, there were outstanding approximately 31,905 shares of Series B-1 Preferred Stock. On September 5, 2001, the Debtor issued 40,000 shares of a second series of the Series B Preferred Stock (the "Series B-2 Preferred Stock"). The Series B-2 Preferred Stock is convertible into common stock at an initial conversion price of $2.56 per share of common stock. In connection with the issuance of the Series B-2 Preferred Stock, the Debtor also issued warrants to purchase 4,687,500 shares of common stock at an initial exercise price of $2.56 per share. The Series B-2 Preferred Stock accrued $1.8 million of dividends through March 31, 2002, which the Debtor paid through the issuance of approximately 1,837 additional shares of Series B-2 Preferred Stock. As of June 30, 2002, there were outstanding approximately 41,837 shares of Series B-2 Preferred Stock.

         On April 2, 2002, the Debtor issued a draw-down notice to the Series B Investors under the Investment Agreement stating that the Debtor was exercising its right to require those investors to purchase additional shares of Series B Preferred Stock from the Debtor. In late April 2002, the Debtor received written notice from the Series B Investors asserting that they were not obligated to purchase additional Series B Preferred Stock in accordance with the Debtor's April 2002 draw-down notice because the Debtor had allegedly failed to satisfy specified closing conditions under the Investment Agreement, including the condition that there not exist, and be continuing, a material adverse effect on the business, condition or results of operations of the Company. Following the receipt of this letter, the Debtor advised the Series B Investors in writing that it was reviewing its rights and remedies under the Investment Agreement.

         The Debtor has also issued options to purchase common stock of the Debtor to its directors and the Company's employees under various stock option plans. The options which have currently been issued have exercise prices in excess of the current market price of the Debtor's common stock.

         3.  Selected Historical Financial Data.

         The selected historical operating data set forth below for the years ended December 31, 2001, December 31, 2000 and December 31, 1999 have been derived from the audited consolidated financial statements of the Company. The data should be read in conjunction with the historical consolidated financial statements of the Company, and the related notes thereto, set forth in Exhibit E annexed hereto.

                       ITC/\DELTACOM, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                      Year ended December 31,
                                                                                     -------------------------

                                                                                  2001        2000        1999
                                                                                  ----        ----        ----
OPERATING REVENUES ........................................................ $   415,339  $   363,648  $   244,844
COST OF SERVICES (exclusive of items shown separately below) ..............     186,121      155,000      118,721
INVENTORY WRITE-DOWN ......................................................       1,663            0            0
                                                                            -----------  -----------  -----------

GROSS MARGIN ..............................................................     227,555      208,648      126,123
                                                                            -----------  -----------  -----------
OPERATING EXPENSES:
   Selling, operations, and administration ................................     188,712      151,050       96,854
   Depreciation and amortization ..........................................     118,938       86,519       53,810
   Special charges ........................................................      74,437            0            0
                                                                            -----------  -----------  -----------

        Total operating expenses ..........................................     382,087      237,569      150,664
                                                                            -----------  -----------  -----------

OPERATING LOSS ............................................................    (154,532)     (28,921)     (24,541)
                                                                            -----------  -----------  -----------

OTHER INCOME (EXPENSE):
   Interest expense .......................................................     (58,833)     (55,482)     (45,293)
   Interest income ........................................................       2,066       14,763       14,195
   Other (expense) income .................................................        (632)        (426)         754
                                                                            -----------  -----------  -----------

Total other expense, net ..................................................     (57,399)     (41,145)     (30,344)
                                                                            -----------  -----------  -----------

LOSS BEFORE INCOME TAXES AND EXTRAORDINARY ITEM ...........................    (211,931)     (70,066)     (54,885)
INCOME TAX EXPENSE (BENEFIT) ..............................................           0         (512)          94
                                                                            -----------  -----------  -----------

LOSS BEFORE EXTRAORDINARY ITEM ............................................    (211,931)     (69,554)     (54,979)
EXTRAORDINARY ITEM-LOSS ON EARLY
   TERMINATION OF CREDIT FACILITY .........................................           0       (1,321)           0
                                                                            -----------  -----------  -----------

NET LOSS ..................................................................    (211,931)     (70,875)     (54,979)
PREFERRED STOCK DIVIDENDS AND ACCRETION ...................................      (3,713)           0            0
                                                                            -----------  -----------  -----------

NET LOSS APPLICABLE TO COMMON STOCKHOLDERS ................................ $  (215,644) $   (70,875) $   (54,979)
                                                                            ===========  -----------  -----------
BASIC AND DILUTED NET LOSS PER COMMON SHARE:
     Before extraordinary loss ............................................ $     (3.46) $     (1.14) $     (0.98)
     Extraordinary loss ...................................................        0.00        (0.02)        0.00
                                                                            -----------  -----------  -----------

Net loss applicable to common stockholders ................................ $     (3.46) $     (1.16) $     (0.98)
                                                                            ===========  -----------  -----------

BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING ..............  62,292,085   60,928,387   56,370,269
                                                                            ===========  -----------  -----------

B.       Events Leading to the Commencement of the Chapter 11 Case.

         In December 2001, the Debtor engaged UBS Warburg, LLC ("UBS Warburg") as financial advisor to review the strategic alternatives available to improve the Debtor's cash flow and liquidity. In April 2002, the Debtor also engaged Morgan Stanley & Co. Incorporated ("Morgan Stanley") as co-financial advisor to assist with the analysis, design and formulation of a transaction to restructure the Debtor's liabilities. As a result of these efforts, management of the Debtor concluded that the best alternative for recapitalizing the Debtor and maximizing the recovery for creditors and equity interest holders was through a prenegotiated plan of reorganization that would restructure the Debtor's balance sheet through a conversion of the Debtor's public debt securities to equity. Therefore, in March 2002, the Debtor, with the assistance of UBS Warburg, began negotiations with the Unofficial Noteholders' Committee in an attempt to reach an agreement on the terms of a plan to restructure such debt securities. The members of the Unofficial Noteholders' Committee/3/ purport to hold or manage collectively approximately 50% of the total principal amount outstanding of the Senior Notes and approximately 70% of the total principal amount outstanding of the Subordinated Notes.

         Under the terms of its engagement letter with UBS Warburg, the Debtor agreed to pay a monthly cash advisory fee of $150,000 to UBS Warburg (the "Monthly Advisory Fee"), provided that 50% of the Monthly Advisory Fees will be credited, to the extent actually paid or accrued, against the Restructuring Fee (as defined below) payable to UBS Warburg; and provided, further, that the Debtor's obligation to pay the Monthly Advisory Fees will terminate as of the date on which the Debtor successfully restructures its liabilities. In the event that the Debtor successfully restructures its liabilities, it will pay to UBS Warburg and Morgan Stanley, who will receive 70% and 30% thereof, respectively, a fee equal to the sum of the following (a "Restructuring Fee"): (i) 1.0% of the face amount restructured of the Senior Notes and (ii) 1.35% of the face amount restructured of the Subordinated Notes. Pursuant to a supplement to the engagement letter with UBS Warburg dated June 18, 2002, each of the Debtor's direct and indirect subsidiaries (the "ITC Subsidiaries"), none of which have commenced cases under the Bankruptcy Code, joined in the engagement of UBS Warburg and are, accordingly, jointly and severally liable with the Debtor for the obligations under the engagement letter. The ITC Subsidiaries have agreed to pay the Restructuring Fee and, consequently, it is not expected that the Debtor will pay any portion of the Restructuring Fee. The supplement also provided that the Company may require at its option that UBS Warburg apply up to $1.2 million of the Restructuring Fee to the purchase of the Convertible Preferred Stock.

         Throughout the spring of 2002 and up to the Petition Date, the Debtor engaged in discussions and negotiations with the Unofficial Noteholders' Committee and their advisors on the terms of a proposed restructuring of the Debtor. At the request of the Unofficial Noteholders' Committee, the Company entered into engagement agreements with Fried, Frank,

_________________

/3/    Aegon; Angelo Gordon & Co.; Appaloosa Management, LP; Citadel Investment
Group, LLC; Credit Suisse Asset Management; David L. Babson & Co. Inc.; Deutsche Bank Securities Inc.; Dresdner Kleinwort Wasserstein-Grantchester; Marathon Asset Management Ltd.; MetLife, Inc.; MFS Investment Management; Provident Investment Management, LLC; Quattro Global Capital, LLC; Sankaty Advisors; The TCW Group; Wachovia Securities; and Wellington Management Company LLP.

Harris, Shriver & Jacobson ("Fried Frank") and Chanin Capital Partners, L.L.C. ("Chanin") dated April 16, 2002 and March 25, 2002, respectively (collectively, the "Engagement Letters"). Under the terms of the Engagement Letters, Fried Frank has provided legal services and Chanin provided financial advisory services to the Unofficial Noteholders' Committee./4/ The Company is obligated to pay Fried Frank's hourly fees and expenses incurred on behalf of the Unofficial Noteholders' Committee. The Company is obligated to pay Chanin a fee of $125,000 per month, plus expenses. In addition, upon the successful completion of a transaction to restructure the Debtor, the Company is obligated to pay Chanin a deferred fee, based on the amount of consideration received by the holders of the Senior Notes and Subordinated Notes.

         Also during the spring of 2002, the Company actively pursued a commitment for a cash infusion through the sale of equity securities in the Reorganized Debtor. During this period, the Company's senior management met with representatives of approximately 30 private equity investment or specialty funds and potential strategic investors in an effort to obtain such a commitment. These discussions generally did not proceed beyond the exploratory stages with any potential investors, of whom several conducted due diligence investigations of the Company. Because of the preliminary nature of its discussions with these potential investors, the Company did not receive any definitive proposals regarding valuation of the Company and other investment terms.

         As a result of its intensive negotiations with the Unofficial Noteholders' Committee, the Debtor successfully negotiated the terms of an infusion of $30 million in Cash in exchange for convertible preferred stock to be issued by the Reorganized Debtor and warrants to purchase the new common stock of the Reorganized Debtor and structured the terms of a proposed plan of reorganization for which the Unofficial Noteholders' Committee expressed its support. In connection with the Debtor's restructuring efforts, the Debtor and certain holders of the Senior Notes and Subordinated Notes entered into an agreement pursuant to which such holders agreed to vote for a plan of reorganization which embodied the terms of a plan attached thereto (the "Voting Agreement"). (The Debtor believes that the Plan discussed herein reflects the terms attached to the Voting Agreement. A copy of the term sheet setting forth such terms is included in Exhibit F hereto as part of the Subscription Agreements.) The Voting Agreement is subject to a number of termination events, relating primarily to the progress of the Chapter 11 Case proceeding according to a specified timetable. Following completion of the negotiation of the terms of the proposed plan and the equity infusion, the Debtor commenced this Chapter 11 Case in order to effectuate its proposed restructuring. For discussion of the infusion of new equity, see Section V.B.2, "The Plan of Reorganization - Securities to be Issued Under the Plan - New Equity Investment."

_________________

/4/   Fried Frank and Chanin provided legal and financial advisory services, respectively, to the Unofficial Noteholders' Committee until the time that each such professional was selected by the Creditors' Committee on August 9, 2002 as its advisor.

                                       IV.
                        EVENTS DURING THE CHAPTER 11 CASE

         On June 25, 2002, the Debtor commenced the Chapter 11 Case in the Bankruptcy Court. The Debtor continues to operate its business and manage its properties as a debtor in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.

A.       Continuation of Business; Stay of Litigation.

         Following the commencement of the Chapter 11 Case, the Debtor has continued to operate as a debtor in possession with the protection of the Bankruptcy Court. The Bankruptcy Court has certain supervisory powers over the operations of the Debtor during the pendency of the bankruptcy case. The Debtor has been operating in the ordinary course of business and will seek approval for any transactions that are outside the ordinary course of business.

         An immediate effect of the filing of the Chapter 11 Case was the imposition of the automatic stay under the Bankruptcy Code which, with limited exceptions, enjoins the commencement or continuation of all litigation against the Debtor. The automatic stay will remain in effect until the Effective Date unless modified or vacated by the order of the Bankruptcy Court.

B.       First Day Orders.

         On the Petition Date, the Debtor filed with the Bankruptcy Court a number of "first day orders," along with supporting applications and affidavits. These first day orders were orders authorizing the retention of Richards, Layton & Finger, P.A., Latham & Watkins and Hogan & Hartson L.L.P. as co-counsel to the Debtor. The Bankruptcy Court has not yet granted these orders.

C.       Bar Date Motion.

         On August 6, 2002 the Debtor filed a motion seeking entry of an order setting the last day to file proofs of claim against the Debtor (the "Bar Date"). The Debtor sought to have the Bar Date set for September 20, 2002. On August 22, 2002 the Bankruptcy Court issued an Order establishing a Bar Date of September 20, 2002.

D.       Purchase Agreement Motion.

         On August 6, 2002 the Debtor filed a motion seeking an order authorizing the Debtor to enter into the Purchase Agreements with the New Equity Investors. For a description of the Purchase Agreements, see Section V.B.2.b, "The Plan of Reorganization - Securities to be Issued Under the Plan - New Equity Investment - Purchase Agreements." On August 22, 2002, the Bankruptcy Court issued an Order authorizing the Debtor to enter into the Purchase Agreements with the New Equity Investors.

E.       Statutory Committee.

         On August 9, 2002, the U.S. Trustee appointed a statutory committee of unsecured creditors pursuant to section 1102 of the Bankruptcy Code consisting of The Bank of New York, HSBC Bank USA, Appaloosa Management, LP, Provident Investment Management, LLC, and Quattro Global Capital, LLC. The Bank of New York is the Senior Indenture Trustee. HSBC Bank USA is the Subordinated Indenture Trustee. On August 9, 2002, the Creditors' Committee selected Fried Frank and Blank Rome Comisky & McCauley LLP as its counsel and Chanin as its financial advisors.

                                       V.
                           THE PLAN OF REORGANIZATION

         The Debtor believes that (i) through the Plan, creditors will obtain a substantially greater recovery from the estate of the Debtor than the recovery which would be available if the assets of the Debtor were liquidated under chapter 7 of the Bankruptcy Code and (ii) the Plan will afford the Debtor the opportunity and ability to continue in business as a viable going concern.

         The Plan is annexed hereto as Exhibit A and forms a part of this Disclosure Statement. The summary of the Plan set forth below is qualified in its entirety by reference to the more detailed provisions set forth in the Plan.

A.       Classification and Treatment of Claims and Equity Interests.

         1.       Administrative Expense Claims.

                  All payments to professionals retained pursuant to Section 327 of the Bankruptcy Code for compensation and reimbursement of expenses and all payments to reimburse expenses of members of any official creditors' committee (if one is appointed) will be made in accordance with the procedures established by the Bankruptcy Code, the Bankruptcy Rules and the Bankruptcy Court relating to the payment of interim and final compensation and expenses. The Bankruptcy Court will review and determine all such requests for compensation and reimbursement of expenses.

                  Subject to certain additional requirements for professionals and certain other entities set forth in this section, the Reorganized Debtor will pay to each Holder of an Allowed Administrative Expense Claim, on account of its Administrative Expense Claim and in full satisfaction thereof, Cash equal to the amount of such Allowed Administrative Expense Claim on, or as soon as practicable after, the later of the Effective Date and the day on which such Claim becomes an Allowed Claim, unless the Holder and the Debtor or the Reorganized Debtor, as the case may be, agree or will have agreed to other treatment of such Claim, or an order of the Bankruptcy Court provides for other terms; provided, that if incurred in the ordinary course of business or otherwise assumed by the Debtor pursuant to the Plan (including Administrative Expense Claims of governmental units for taxes), an Allowed Administrative Expense Claim will be assumed on the Effective Date and paid, performed or settled by the Reorganized Debtor when due in accordance with the terms and conditions of the particular agreement(s) governing the obligation in the absence of the Chapter 11 Case.

                  In addition to the foregoing, section 503(b) of the Bankruptcy Code provides for payment of compensation to creditors and other persons making a "substantial contribution" to a reorganization case, and to attorneys for and other professional advisors to such persons. The amounts, if any, which may be sought by entities for such compensation are not known by the Debtor at this time. Requests for compensation must be approved by the Bankruptcy Court after a hearing on notice at which the Debtor and other parties in interest may participate and, if appropriate, object to the allowance of any compensation and reimbursement of expenses.

         2.       Priority Tax Claims.

                  Priority Tax Claims are those Claims for taxes entitled to priority in payment under section 507(a)(8) of the Bankruptcy Code. Except to the extent that a holder of an Allowed Priority Tax Claim agrees to a different treatment of such Allowed Priority Tax Claim, the Reorganized Debtor will, at its sole option, pay to each holder of an Allowed Priority Tax Claim either (i) Cash in an amount equal to such Allowed Priority Tax Claim on the later of the Effective Date and the date on which such Claim becomes an Allowed Priority Tax Claim, or as soon thereafter as is practicable, or (ii) deferred Cash payments, over a period not exceeding six years after the date of assessment of such Claim, of a value, as of the Effective Date, equal to the Allowed amount of such Claim. All Allowed Priority Tax Claims which are not due and payable on or before the Effective Date will be paid in the ordinary course of business in accordance with the terms thereof or accorded such other treatment as may be permitted under section 1129(a)(9) of the Bankruptcy Code. The Debtor does not believe that there will be any Priority Tax Claims due and payable on the Effective Date.

         3.       Full Settlement.

                  The distributions provided for in Section 2.1 of the Plan are in full settlement, release and discharge of all Administrative Expenses. The distributions provided for in Section 2.2 of the Plan are in full settlement, release and discharge of all Priority Tax Claims.

         4.       Class 1 - Priority Non-Tax Claims.

                  Class 1 consists of all Allowed Priority Non-Tax Claims. Class 1 is unimpaired. On the Effective Date, except to the extent that a holder of an Allowed Priority Non-Tax Claim agrees to a different treatment of such Allowed Priority Non-Tax Claim, each holder of an Allowed Priority Non-Tax Claim will receive (i) Cash in the amount of such Allowed Priority Non-Tax Claim in accordance with section 1129(a)(9) of the Bankruptcy Code and/or (ii) such other treatment, as determined by the Bankruptcy Court, required to render such Claim unimpaired. All Allowed Priority Non-Tax Claims which are not due and payable on or before the Effective Date will be paid in the ordinary course of business in accordance with the terms thereof.

         5.       Class 2 - Secured Bank Claims.

                  Class 2 consists of all Allowed Secured Bank Claims. Class 2 is impaired. The Allowed Claims in Class 2 will be treated as follows: on the Effective Date, the Company, including the Reorganized Debtor, will enter into an amended and restated Credit Agreement on substantially the terms set forth in the Amended Credit Agreement Term Sheet. Accordingly, on the Effective Date holders of Allowed Secured Bank Claims will have waived any and all Claims against the Debtor in respect of the Credit Agreement and from and after the Effective Date the rights and obligations of the Reorganized Debtor and the Banks will be governed by the terms of the Amended Credit Agreement (as defined below).

         6.       Class 3 - Other Secured Claims.

                  Class 3 consists of all Allowed Other Secured Claims. Class 3 is unimpaired. Each Allowed Claim in Class 3 will be treated as follows: (i) the Plan will leave unaltered the legal, equitable and contractual rights to which such Claim entitles the holder or (ii) notwithstanding any contractual provision or applicable law that entitles the holder of an Allowed Claim in Class 3 to demand or receive payment of such Claim prior to the stated maturity of such Claims from and after the occurrence of a default, such Allowed Claim in Class 3 will be reinstated and rendered unimpaired in accordance with section 1124(2) of the Bankruptcy Code.

         7.       Class 4 - Senior Debt Claims.

                  Class 4 consists of all Senior Debt Claims which will be Allowed in the amount of $435,047,916.67 (consisting of $138,103,333.33 for the 1997 Notes, $164,496,666.67 for the March 1998 Notes and $132,447,916.67 for the
November 1998 Notes). Class 4 is impaired. On or about the Effective Date each holder of an Allowed Senior Debt Claim as of the Distribution Record Date will receive its Ratable Proportion of the Senior Debt New Common Stock Distribution Amount. Any securities, notes, instruments or documents evidencing the Senior Debt Claims will be cancelled on the Effective Date.

                  To the extent, if any, that the classification and manner of satisfying Claims under the Plan does not take into consideration all contractual, legal and equitable subordination rights that holders of Allowed Senior Debt Claims may have against holders of Claims or Equity Interests with respect to distributions made pursuant to this Plan, each holder of an Allowed Senior Debt Claim will be deemed, upon the Effective Date, to have waived all contractual, legal or equitable subordination rights that such holder might have, including, without limitation, any such rights arising out of the Senior Notes, the Subordinated Notes, the Senior Indentures or the Subordinated Indenture or otherwise.

                  The payments and distributions to be made under the Plan to holders of Senior Notes will be made to the applicable Senior Indenture Trustee or a Disbursing Agent selected by the Debtor and the Creditors' Committee, which will transmit such payments and distributions to holders of such Allowed Senior Debt Claims. In addition, on the Effective Date, the Debtor will pay to the Senior Indenture Trustees an amount equal to the reasonable fees and expenses incurred by the Senior Indenture Trustees on behalf of the holders of the Senior Notes during the period up to and including the Effective Date. In exchange, the Senior Indenture Trustees will be deemed to have waived any entitlement to any lien, claim or interest granted under the Senior Indentures (including those interests described in the immediately preceding paragraph of this section) with respect to any distributions made to holders of Senior Debt Claims under the Plan.

                  In addition to the payments and distributions to the Senior Indenture Trustees, the legal and financial advisors of the Unofficial Noteholders' Committee, Fried Frank and Chanin, will be paid, in Cash, their reasonable, unpaid fees and expenses incurred (whether incurred prior to or after the Petition Date) in accordance with the Engagement Letters on the Effective Date or as soon as practicable thereafter. Such amounts will be deemed to be incremental distributions on behalf of the Allowed Claims in Classes 4 and 6 and, accordingly, will not be treated as Administrative Claims. As part of the process of confirming and consummating the Plan, if the Bankruptcy Court, the United States Trustee or any other party in interest wishes to review the fees and expenses pursuant to applicable standards under section 1129(a)(4) of the Bankruptcy Code, such professionals are prepared to provide statements with respect to their fees and reimbursement of expenses and to submit such statements to the review of the Bankruptcy Court.

         8.       Class 5 - Other Unsecured Claims.

                  Class 5 consists of all Allowed Other Unsecured Claims. Class 5 is unimpaired. Each holder of an Allowed Other Unsecured Claim will be rendered unimpaired in accordance with section 1124 of the Bankruptcy Code. All Allowed Other Unsecured Claims which are not due and payable on or before the Effective Date will be paid in the ordinary course of business in accordance with the terms thereof.

                  In any event, all Allowed Other Unsecured Claims in Class 5 that have become due and payable on or before the Effective Date (unless previously paid) will be paid in full, in Cash (with interest to the extent permitted by the Bankruptcy Court), on or about the Effective Date, or at such other time as is mutually agreed upon by the Debtor or the Reorganized Debtor, as the case may be, and the holder of such Claim, or if not due and payable on the Effective Date, such Claim will be reinstated and paid in full in accordance with its terms or otherwise rendered unimpaired.

         9.       Class 6 - Subordinated Claims.

                  Class 6 consists of all Subordinated Claims which will be Allowed in the amount of $102,750,000.00. Class 6 is impaired. On or about the Effective Date each holder of an Allowed Subordinated Claim as of the Distribution Record Date will receive its Ratable Proportion of the Subordinated Note New Common Stock Distribution Amount. Any securities, notes, instruments or documents evidencing the Subordinated Claims will be cancelled on the Effective Date.

                  The payments and distributions to be made under the Plan to holders of Subordinated Notes will be made to the Subordinated Indenture Trustee or a Disbursing Agent selected by the Debtor and the Creditors' Committee, which will transmit such payments and distributions to holders of such Allowed Subordinated Claims. In addition, on the Effective Date, the Debtor will pay to the Subordinated Indenture Trustee an amount equal to the reasonable fees and expenses incurred by the Subordinated Indenture Trustee on behalf of the holders of the Subordinated Notes during the period up to and including the Effective Date. In exchange, the Subordinated Indenture Trustee will be deemed to have waived any entitlement to any lien, claim or interest granted under the Subordinated Indenture (including those interests described in the immediately preceding paragraph of this section) with respect to any distributions made to holders of Subordinated Notes under the Plan.

                  In addition to the payments and distributions to the Subordinated Indenture Trustee, the legal and financial advisors of the Unofficial Noteholders' Committee, Fried Frank and Chanin, will be paid, in Cash, their reasonable, unpaid fees and expenses incurred (whether incurred prior to or after the Petition Date) in accordance with the Engagement Letters on the Effective Date or as soon as practicable thereafter. Such amounts will be deemed to be incremental distributions on behalf of the Allowed Claims in Classes 4 and 6 and, accordingly, will not be treated as Administrative Claims. As part of the process of confirming and consummating the Plan, if the Bankruptcy Court, the United States Trustee or any other party in interest wishes to review the fees and expenses pursuant to the applicable standards under section 1129(a)(4) of the Bankruptcy Code, such professionals are prepared to provide statements with respect to their fees and reimbursement of expenses and to submit such statements to the review of the Bankruptcy Court.

         10.      Class 7 - Old Preferred Stock Interests.

                  Class 7 consists of all Allowed Old Preferred Stock Interests. Class 7 is impaired. On or about the Effective Date each holder of an Allowed Old Preferred Stock Interest as of the Distribution Record Date will receive its Ratable Proportion of 144,500 shares of New Common Stock. In addition, each holder of an Allowed Old Preferred Stock Interest may elect (but is not required) to purchase one Rights Offering Unit for every 625 shares of Series A Old Preferred Stock, one Rights Offering Unit for every 7 shares of Series B-1 Old Preferred Stock and one Rights Offering Unit for every 3.15 shares of Series B-2 Old Preferred Stock, in each case held by such holder pursuant to the terms of, and at the price specified in, the Rights Offering Procedures. Any holder of an Allowed Old Preferred Stock Interest which so elects (a "Rights Offering Participant") will be deemed to be have accepted the terms of the Rights Offering Procedures and will be subject to all the terms and conditions thereof. On the Effective Date or as soon as practicable thereafter, each holder of an Allowed Old Preferred Stock Interest which has elected to become a Rights Offering Participant will receive the number of Rights Offering Units for which it has validly subscribed and paid the full purchase price. The Old Preferred Stock Interests will be cancelled on the Effective Date.

         11.      Class 8 - Old Common Stock Interests.

                  Class 8 consists of all Allowed Old Common Stock Interests. Class 8 is impaired. On or about the Effective Date each holder of an Allowed Old Common Stock Interest as of the Distribution Record Date will receive its Ratable Proportion of 355,500 shares of New Common Stock. In addition, each holder of an Allowed Old Common Stock Interest may elect (but is not required) to purchase one Rights Offering Unit for every 1,250 shares of Old Common Stock held by such holder pursuant to the terms of, and at the price specified in, the Rights Offering Procedures. Any holder of an Allowed Old Common Stock Interest which so elects (a "Rights Offering Participant") will be deemed to be have accepted the terms of the Rights Offering Procedures and will be subject to all the terms and conditions thereof. On the Effective Date or as soon as practicable thereafter, each holder of an Allowed Old Preferred Stock Interest which has elected to become a Rights Offering Participant will receive the number of Rights Offering Units for which it has validly subscribed and paid the full purchase price. The Old Common Stock will be cancelled on the Effective Date.

         12.      Class 9 - Other Equity Interests.

                  Class 9 consists of all Other Equity Interests. Class 9 is impaired. The Other Equity Interests will be cancelled on the Effective Date and no distribution will be made in respect thereof.

B.       Securities to be Issued Under the Plan.

         1.       New Common Stock.

         On the Effective Date, the Senior Notes, the Subordinated Notes, any documents and instruments which evidence the Senior Debt Claims and the Subordinated Claims, the Old Preferred Stock Interests, the Old Common Stock Interests and the Other Equity Interests will (a) be cancelled and (b) have no effect other than the right to participate in the distributions, if any, provided under the Plan in respect of such Claims and Equity Interests. Commencing on the Effective Date, the Reorganized Debtor will distribute New Common Stock to holders of the Allowed Old Senior Note Claims, Allowed Subordinated Note Claims, Allowed Old Preferred Stock Interests and Allowed Old Common Stock Interests in accordance with the Plan. Pursuant to the New Charter, the Reorganized Debtor is authorized to issue 250,000,000 shares of New Common Stock.

         Holders of the New Common Stock will be entitled:

         . to one vote per share on all matters submitted to a vote of the stockholders;

         . to receive, on a pro rata basis, dividends and distributions, if any, as the board of directors may declare out of legally available funds; and

         . upon a liquidation, dissolution or winding-up of the Reorganized Debtor, to share equally and ratably in any assets remaining after the payment of all debt and other liabilities, subject to any prior rights of holders of preferred stock, including the Convertible Preferred Stock.

         Holders of the New Common Stock will not have any preemptive, cumulative voting, subscription, conversion, redemption or sinking fund rights. The New Common Stock will not be subject to future calls or assessments by the Reorganized Debtor.

         Subject to the rights of the holders of the Convertible Preferred Stock described below, holders of a plurality of the shares of New Common Stock voting for the election of directors will be able to elect all of the directors, since the holders of the New Common Stock will not have cumulative voting rights. For a more detailed description of the process by which the initial Board of Directors of the Reorganized Debtor will be selected, see Section VII.A, "Management of the Reorganized Debtor - Board of Directors and Management."

         2.       New Equity Investment.

                  a. Subscription Agreements

         SCANA and Campbell B. Lanier, III ("Lanier") have committed pursuant to the terms of the Subscription Agreements to provide a total of $30 million in Cash to the Reorganized Debtor for the purchase of the Convertible Preferred Stock and the New Warrants. Copies of the Subscription Agreements are attached hereto as Exhibit F. As described below, the Purchase Agreements, upon execution by the Debtor and the New Equity Investors, will incorporate and supersede the terms of the Subscription Agreements.

         Under the Subscription Agreements, SCANA and Lanier committed to provide $15 million each for the purchase of all of the Convertible Preferred Stock and the New Warrants. Lanier is entitled to assign all or any portion of his commitment to purchase those securities to a limited number of qualified investors, including executives and other directors of the Debtor, the Debtor's financial advisors and their respective affiliates (such qualified investors, collectively with SCANA and Lanier, the "New Equity Investors"). Of his $15 million commitment, Lanier assigned approximately $11.4 million to investors that include UBS Warburg (financial advisor), William Scott (a director of the Debtor), Douglas Shumate and Henry E. Crosby, Jr. (officers of the Debtor), investment partnerships with which Donald W. Burton (a director of the Debtor) is affiliated, and relatives of Lanier and their affiliated investment vehicles. Under the Rights Offering (as described below), holders of the Old Preferred Stock and the Old Common Stock will have an opportunity to purchase Rights Offering Units consisting of Convertible Preferred Stock and New Warrants which would have otherwise been purchased by the New Equity Investors. Accordingly, the commitment of the New Equity Investors will be reduced on a dollar-for-dollar basis by the amount of gross proceeds received by the Reorganized Debtor from the sale of those securities in the Rights Offering. The New Equity Investors will share in this reduction pro rata in proportion to their respective commitments. As consideration for providing the commitment of $30 million, SCANA and Lanier are each entitled to receive 500,000 shares of New Common Stock regardless of the extent of the participation in the Rights Offering. Lanier is entitled to assign and has assigned his right to receive these shares to the same investors to whom he assigned any portion of his commitment.

         Holding agreed in the Subscription Agreement with Lanier and the Debtor that it would redeem or purchase from Lanier and the other New Equity Investors, if any, under the Subscription Agreement that are stockholders of Holding, such amount of their capital stock in Holding as is necessary to enable Lanier and any such other New Equity Investors to have sufficient funds to purchase the Convertible Preferred Stock and the New Warrants. Holding agreed to fund such redemption or purchase in partial consideration of the receipt by it, pursuant to the Plan and the agreements for the new equity investment, of releases of Holding and its officers, directors, employees and affiliates from any and all past claims and causes of action and liabilities, including those arising under or in connection with any action taken or omitted to be taken by Holding under the Investment Agreement. See III.A.2, "General Information - Description and History of Business - Capital Structure." These releases are embodied in sections 11.6 and 11.7 of the Plan.

         The Subscription Agreements contained a number of conditions to the obligations of the New Equity Investors to provide the funds described above. The principal such conditions were the following:

         (a) there will not be any preliminary or permanent governmental injunction or statute, rule, regulation or other law that would prevent or make illegal the consummation of the new equity investment and all necessary or required consents, approvals and authorizations will have been obtained or filed, as the case may be;

         (b) on the Effective Date, the holders of Senior Notes and Subordinated Notes representing at least 51% of the aggregate principal amount of all outstanding Senior Notes and Subordinated Notes (including Appaloosa Management L.P. and its affiliates that beneficially own or control such notes) will be legally bound by the Noteholder Release, which has been incorporated into section 11.7 of the Plan;

         (c) on the Effective Date, the Reorganized Debtor will be legally bound by a release of, among others, SCANA, Holding and their respective officers, directors, employees and affiliates, which has been incorporated into section
11.6 of the Plan;

         (d) the Debtor and the New Equity Investors will have executed and delivered definitive purchase agreements (as described below) providing for the New Equity Investors' purchase of Convertible Preferred Stock and New Warrants, and such securities will have substantially the same terms, powers, preferences and rights as those set forth in the terms attached to the Voting Agreement;

         (e) the Plan will have been confirmed by the Bankruptcy Court, and the sale of the Convertible Preferred Stock and the New Warrants to the New Equity Investors will have occurred, together with the other transactions contemplated by the Plan to occur on the Effective Date, on substantially the terms attached to the Voting Agreement (which the Debtor believes are substantially embodied in the current Plan), and an unstayed order by the Bankruptcy Court approving the transactions contemplated by the Plan will have been entered on or before December 31, 2002; and

         (f) Holding will have complied with its obligation under the Subscription Agreements to redeem or repurchase from each New Equity Investor that is a stockholder of Holding such amount of capital stock or other securities of Holding as will be necessary to provide such New Equity Investor with immediately available funds to purchase its portion of the Convertible Preferred Stock and New Warrants.

             b.     Purchase Agreements

         To effectuate the New Equity Investors' commitments under the Subscription Agreements, the Debtor has entered into a purchase agreement with SCANA and a purchase agreement with Lanier, the other New Equity Investors and Holding (collectively, the "Purchase Agreements"), copies of which are attached to the Plan as Exhibit 4. The Purchase Agreements incorporate and supersede the terms of the Subscription Agreements and contain other representations, warranties, covenants and conditions that are customary for similar investment transactions. In addition to the closing conditions in the Subscription Agreements described above and incorporated into the Purchase Agreements, the obligations of the New Equity Investors to purchase the Convertible Preferred Stock and the New Warrants are conditional upon the absence of a material adverse change affecting the Debtor (subject to customary exceptions) and the absence of any breach of representations and warranties by the Debtor that could materially affect its ability to perform its obligations under the Purchase Agreements. SCANA, Lanier and Holding have agreed in the Purchase Agreements to vote (and, in the case of SCANA and Holding, to cause any of their subsidiaries to vote) all Allowed Claims or Equity Interests that they hold in favor of the Plan and to obtain (or, in the case of SCANA and Holding, use their best reasonable efforts to obtain) the agreement of any transferee of any such Allowed Claims or Allowed Equity Interests to vote them in favor of the Plan. SCANA, Lanier and Holding entered into the same voting arrangements in the Subscription Agreements.

         The Purchase Agreements provide that the New Equity Investors have waived any right they may have as holders of the Old Preferred Stock and the Old Common Stock to subscribe for Rights Offering Units.

             c.     Convertible Preferred Stock

         Pursuant to the terms of the Purchase Agreements and subject to reduction pursuant to the Rights Offering, 300,000 shares of Convertible Preferred Stock will be issued and sold on the Effective Date to the New Equity Investors. Of such shares of Convertible Preferred Stock, 150,000 shares will be issued and sold to SCANA and 150,000 shares will be issued and sold to Lanier and the other New Equity Investors. As of the Effective Date, the 300,000 outstanding shares of Convertible Preferred Stock will represent, on an as converted basis, 5.25 million shares of the New Common Stock. The terms of the Convertible Preferred Stock to be issued to the New Equity Investors and the Rights Offering Participants are set forth in the Certificate of Designation attached to the Plan as Exhibit 5.

         With respect to dividend rights and rights upon liquidation, dissolution or winding-up of the Reorganized Debtor, the Convertible Preferred Stock will rank senior to New Common Stock and junior to or on a parity with any capital stock which may be issued by the Reorganized Debtor in the future and which is stated to be senior to or on a parity with the Convertible Preferred Stock with respect to such rights.

         The holders of the Convertible Preferred Stock will be entitled to receive, when, as and if declared by the Board of Directors of the Reorganized Debtor out of funds legally available for dividend payments, cumulative dividends in an amount equal to the greater of (x) dividends at the annual rate of 8% per share on the $100 liquidation preference per share of Convertible Preferred Stock plus the amount of any accrued and unpaid dividends for past dividend periods and (y) dividends (other than dividends in New Common Stock payable in connection with a stock split, reclassification or subdivision of the New Common Stock) that would have been payable with respect to such share of Convertible Preferred Stock during the applicable quarterly dividend period if the holder of such share had converted such share into New Common Stock immediately prior to the record date of any dividend declared on the New Common Stock in such quarterly dividend period. The dividends will accrue from the most recent date to which dividends have been paid or, if no dividends have been paid, from the date of the original issuance of such shares of Convertible Preferred Stock. Dividends will be cumulative from each quarterly dividend payment date, whether or not there are funds of the Reorganized Debtor legally available for payment of the dividends for any dividend period or periods. Accumulations of dividends will not bear interest.

         Dividends payable as described in clause (x) of the preceding paragraph may be paid to the holders of Convertible Preferred Stock by the Reorganized Debtor, at its option, in cash, in shares of Convertible Preferred Stock, or in a combination of cash and shares of Convertible Preferred Stock. The Reorganized Debtor's ability to pay cash dividends is currently restricted by the terms of agreements governing some of its outstanding indebtedness. As a result, for so long as these restrictions remain in effect, the Reorganized Debtor expects to pay such dividends on the Convertible Preferred Stock in shares of Convertible Preferred Stock. Each share of Convertible Preferred Stock issued as such a payment-in-kind dividend will be valued at $100, solely for the purpose of computing the dividend amount. Dividends payable as described in clause (y) of the preceding paragraph will be payable in the same form as the related dividends declared on the New Common Stock.

         Upon the liquidation, dissolution or winding-up of the Reorganized Debtor, whether voluntary or involuntary, and subject to the rights of the creditors of the Reorganized Debtor and holders of securities ranking senior to or on parity with the Convertible Preferred Stock, each holder of Convertible Preferred Stock will be entitled to be paid, out of the assets of the Reorganized Debtor available for distribution to stockholders, before any distribution is made on the New Common Stock and any securities ranking junior to the Convertible Preferred Stock, an amount in cash equal to the greater of
(x) the liquidation preference of $100 per share of Convertible Preferred Stock plus the amount of any accumulated and unpaid dividends and (y) the amount that would have been received with respect to the shares of New Common Stock issuable upon conversion of the shares of Convertible Preferred Stock if such shares had been converted immediately before the event of dissolution, liquidation or winding-up.

         If the amounts payable with respect to the Convertible Preferred Stock and all other securities ranking on parity with the Convertible Preferred Stock are not paid in full, the holders of the Convertible Preferred Stock and securities ranking on parity with the Convertible Preferred Stock will share equally and ratably in any distribution of assets of the Reorganized Debtor in proportion to the respective amounts to which they are entitled. After payment of the full amount of the liquidation preference of the Convertible Preferred Stock, the holders of shares of Convertible Preferred Stock will not be entitled to any further distribution of the Reorganized Debtor's assets. Neither the sale, conveyance, exchange or transfer of all or substantially all of the property or assets of the Reorganized Debtor or its subsidiaries, nor the consolidation or merger of the Reorganized Debtor with or into one or more entities, will be deemed to be a liquidation, dissolution or winding-up of the Reorganized Debtor.

         Any outstanding Convertible Preferred Stock may be redeemed by the Reorganized Debtor, at its option, after three years following the Effective Date at a redemption price per share equal to $100 plus the amount of any accrued and unpaid dividends. The Reorganized Debtor will be required to redeem all outstanding shares of Convertible Preferred Stock at the foregoing redemption price ten years after the Effective Date. Shares of Convertible Preferred Stock may only be redeemed within three years of the Effective Date in connection with a

"fundamental change" and at a redemption price equal to 110% of the foregoing redemption price. A fundamental change is a transaction, including, without limitation, any merger, consolidation, sale of assets, tender or exchange offer, reclassification, compulsory share exchange or liquidation, in which all or substantially all outstanding shares of New Common Stock, or all or substantially all of the assets or the property of the Reorganized Debtor, are converted into or exchanged for capital stock or other securities (of the Reorganized Debtor or another issuer), cash or other property.

         Each share of Convertible Preferred Stock will be convertible, in whole or in part, at any time after it is issued, at the option of the holder, into such number of shares of New Common Stock which is obtained by dividing the $100 liquidation preference per share plus the amount of any accrued and unpaid dividends for past dividend periods by the conversion price applicable to such share. Each share of Convertible Preferred Stock will have an initial conversion price of $5.7143 per share of New Common Stock, which will be subject to adjustment from time to time under the circumstances described below. The right to convert shares of Convertible Preferred Stock called for redemption by the Reorganized Debtor will terminate at the close of business on the last business day before the date fixed for redemption. The Reorganized Debtor will not issue fractional shares of New Common Stock upon conversion, but instead, in its discretion, will either round up a fractional share to the nearest number of whole shares or pay cash in lieu of the fractional share based on the market price of the New Common Stock on the business day preceding the conversion date.

         In order to prevent dilution of the foregoing conversion rights, the conversion price of the Convertible Preferred Stock will be subject to adjustment in the manner described below. A reduction in the conversion price will result in an increase in the number of shares of New Common Stock issuable upon conversion of shares of the Convertible Preferred Stock.

         Subject to specified exceptions, if between the Effective Date and the second anniversary of the Effective Date the Reorganized Debtor issues, or is deemed to have issued, shares of New Common Stock for no consideration or for a consideration per share less than the conversion price of the Convertible Preferred Stock in effect on the date of issuance or sale, or deemed issuance or sale, of such New Common Stock, the conversion price will be reduced to a price determined by multiplying the conversion price in effect immediately before the issuance or deemed issuance by the following fraction:

         . the numerator of the fraction will be an amount equal to the sum of (x) the total number of shares of New Common Stock deemed outstanding immediately before such issuance, plus (y) the quotient of the aggregate consideration received or receivable by the Reorganized Debtor upon such issuance divided by the conversion price in effect immediately before such issuance; and

         . the denominator of the fraction will be the total number of shares of New Common Stock deemed outstanding immediately after such issuance.

         The conversion price of the Convertible Preferred Stock will be proportionately reduced if the Reorganized Debtor subdivides the shares of New Common Stock into a greater number of shares by any stock split, recapitalization or other event, and will be proportionately increased if the Reorganized Debtor combines the shares of New Common Stock into a smaller number of shares by any reverse stock split, recapitalization or other event.

         Upon the occurrence of a fundamental change, each holder of the Convertible Preferred Stock will have the right to acquire, upon conversion of such Convertible Preferred Stock, the shares of capital stock or other securities (of the Reorganized Debtor or another issuer), cash or other property that would have been issued or payable with respect to or in exchange for the number of shares of New Common Stock such holder would have been entitled to acquire upon conversion of such Convertible Preferred Stock into New Common Stock immediately prior to the effective date of such transaction, assuming such holder of New Common Stock failed to exercise the holder's rights of election, if any, as to the kind of amount of capital stock or other securities, cash or other property receivable upon such transaction.

         Except as described below, or as otherwise required by law, regulation or the New Charter, holders of Convertible Preferred Stock will vote on an "as-converted" basis together with the holders of the New Common Stock as a single class on all matters presented for a vote to the holders of New Common Stock.

         For as long as at least 66 2/3% or more shares of Convertible Preferred Stock issued by the Reorganized Debtor are outstanding, the holders of such shares will be entitled, voting as a separate class, to elect two directors to serve on the Board of Directors. If the number of outstanding shares of Convertible Preferred Stock falls below 66 2/3% but remains in excess of 33 1/3%, such holders will be entitled, voting as a separate class, to elect one director. If the number of outstanding shares of Convertible Preferred Stock falls to or below 33 1/3%, the right of such holders to elect directors as a separate class will terminate.

         As long as any shares of Convertible Preferred Stock remain outstanding, the Reorganized Debtor will be prohibited from amending the Certificate of Designation in a manner which adversely affects the powers, preferences or rights of the Convertible Preferred Stock without the approval of the holders of a majority of the voting power of the outstanding Convertible Preferred Stock, voting as a separate class. If a proposed amendment seeks to change the amount of any dividend or other amount payable on, or the liquidation preference of, the Convertible Preferred Stock, the approval of the holders of at least 66 2/3% of the voting power of the outstanding Convertible Preferred Stock, voting as a separate class, will be required to approve the amendment. The Reorganized Debtor will be restricted from issuing securities ranking senior to, or on parity with, the Convertible Preferred Stock as to dividend rights and rights upon the liquidation, dissolution or winding-up of the Reorganized Debtor, without the approval of the holders of a majority of the voting power of the outstanding Convertible Preferred Stock, voting as a separate class.

         The Convertible Preferred Stock and the New Warrants issued on the Effective Date as units will not be separately transferable until the first anniversary of the Effective Date.

                  d.   New Warrants

         On the Effective Date, the Reorganized Debtor will issue warrants to purchase New Common Stock to the New Equity Investors and the Rights Offering Participants in accordance with the terms set forth in the New Warrant Agreement or the Rights Offering Procedures, as applicable (the "New Warrants"). The New Warrants will collectively represent 2.0% of the fully diluted equity of the Reorganized Debtor excluding shares of New Common Stock issuable under the Restricted Stock Plan or the Employee Option Plan. Each New Warrant will be initially exercisable for one share of New Common Stock at any time for a period of five years from the Effective Date at an initial exercise price of $5.114 per share of New Common Stock. The New Warrants may be exercised at any time during their five-year term by the surrender of the specified exercise documents and the payment of the exercise price in Cash. In order to prevent dilution of the exercise rights, the exercise price of the New Warrants will be entitled to substantially the same antidilution protections as the Convertible Preferred Stock.

         3.       The Rights Offering.

         The Rights Offering will permit each holder of more than a specified minimum amount of Allowed Old Common Stock or Allowed Old Preferred Stock (both "Eligible Interests") as of August 22, 2002 (the "Subscription Record Date") to elect to subscribe for Rights Offering Units in exchange for (i) a cash payment of $100 per Rights Offering Unit (the "Subscription Price") and (ii) the surrender of such holder's Eligible Interests. Participation or non-participation in the Rights Offering will not affect the size of any other distributions made to a holder of Eligible Interests pursuant to the Plan.

         Holders of Allowed Old Preferred Stock Interests must hold at least 625 shares of Series A Old Preferred Stock, 7 shares of Series B-1 Old Preferred Stock or 3.15 shares of Series B-2 Old Preferred Stock as of the Subscription Record Date in order to be eligible to participate in the Rights Offering.

         Holders of Allowed Old Common Stock Interests must hold at least 1,250 shares of Old Common Stock as of the Subscription Record Date in order to be eligible to participate in the Rights Offering.

         All subscriptions for the purchase of Rights Offering Units are subject to and conditioned upon the confirmation of the Plan and the occurrence of the Effective Date of the Plan. The New Equity Investors have waived any right they may have as holders of the Old Preferred Stock and the Old Common Stock to subscribe for Rights Offering Units.

         Each holder of an Allowed Old Common Stock Interest will be entitled to elect to subscribe for one Rights Offering Unit for every 1,250 shares of Old Common Stock held by such holder on the date that the holder executes the subscription exercise form. Each holder of an Allowed Old Preferred Stock Interest will be entitled to elect to subscribe for one Rights Offering Unit for every 625 shares of Series A Old Preferred Stock, one Rights Offering Unit for every 7 shares of Series B-1 Old Preferred Stock and one Rights Offering Unit for every 3.15 shares of Series B-2 Old Preferred Stock in each case held by such holder on the date that the holder executes the subscription exercise form. The exchange ratios for the Rights Offering have been calculated based on the average closing sale price of the Old Common Stock during a period of ten consecutive trading days ending on August 16, 2002. Holders will not be entitled to oversubscribe for Rights Offering Units. The right of holders of Eligible Interests as of the Distribution Record Date to subscribe for Rights Offering Units will not be transferable.

         Prior to confirmation of the Plan, holders of Eligible Interests who hold more than the minimum amounts specified above as of the Subscription Record Date will receive from the Debtor a subscription exercise form to participate in the Rights Offering together with certain accompanying instructions.

         Upon receiving the subscription exercise form, any holder who still wishes to participate in the Rights Offering must duly execute and properly complete the form indicating the number of Rights Offering Units the holder wishes to purchase and return the form to the Rights Agent by no later than the Rights Offering Deadline indicated on the form together with a certified check or a wire transfer of immediately available funds for an amount equal to the purchase price.

         Holders of Eligible Interests who wish to participate in the Rights Offering should read carefully the Rights Offering Procedures that are attached as Exhibit 6 to the Plan.

C.       Means of Implementation of the Plan.

         1.       Issuance of New Securities.

         The issuance of the New Common Stock, the Convertible Preferred Stock and the New Warrants is authorized by the Plan without further act or action under applicable law, regulation, order or rule. Subject to the terms of the Purchase Agreements and the Rights Offering Procedures, the Reorganized Debtor is authorized to enter into such agreements and documents and issue such instruments as may be necessary to effectuate the issuance of the New Common Stock, the Convertible Preferred Stock and the New Warrants, in each case reasonably acceptable to the Creditors' Committee, including the Certificate of Designation and the New Warrant Agreement.

         2.       Amendment and Restatement of Credit Agreement.

         The entry of the Reorganized Debtor into an amended and restated Credit Agreement with the Banks on the terms set forth in the Amended Credit Agreement Term Sheet is authorized without further act or action under applicable law, regulation, order or rule. The Reorganized Debtor is authorized to enter into such agreements and documents and issue such instruments as may be necessary to effectuate the entry of the Company into such amended and restated Credit Agreement, in form and substance reasonably acceptable to the Creditors' Committee.

         On August 22, 2002, as the means to resolve the outstanding defaults under the Credit Agreement, the Company and the Banks agreed in principle on certain terms of a proposed amendment and restatement of the credit agreement (the "Amended Credit Agreement") for the Senior Secured Credit Facility that will become effective on the Effective Date if specified conditions are satisfied. Those terms of the proposed amendment and restatement are set forth in the Amended Credit Agreement Term Sheet, which is attached to the Plan as
Exhibit 1. The terms set forth in the Amended Credit Agreement Term Sheet do not constitute a commitment by the Banks to amend the existing Credit Agreement. Those terms are subject to the negotiation, execution and delivery of an Amended Credit Agreement and other definitive credit documents by the Banks and the Company. Certain of the actual conditions, covenants and other terms of the Amended Credit Agreement may differ from, or be in addition to, those set forth in the Amended Credit Agreement Term Sheet. The following summary of the material provisions of the Amended Credit Agreement Term Sheet does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Amended Credit Agreement Term Sheet.

         The Amended Credit Agreement Term Sheet contemplates that the Senior Secured Credit Facility will mature on June 30, 2006. Under the existing Credit Agreement, assuming consummation of the Plan, the Senior Secured Credit Facility would mature on October 5, 2007.

         The Amended Credit Agreement Term Sheet contemplates that Interstate FiberNet, Inc ("IFN"), which is the borrower under the Senior Secured Credit Facility, will make principal payments of $5 million on each quarterly payment date beginning on September 30, 2005 through the maturity date, when all amounts then outstanding under the Senior Secured Credit Facility will be payable. Under the existing Credit Agreement, IFN is obligated to pay $400,000 on quarterly payment dates from June 2000 through September 2006, $37.4 million in December 2006 and $37.4 million in each of March 2007 and June 2007 and on the maturity date.

         The Amended Credit Agreement Term Sheet contemplates the addition or modification of events that will require IFN to prepay principal amounts under the Senior Secured Credit Facility. As provided in the Amended Credit Agreement Term Sheet, IFN will be obligated apply to such mandatory prepayments (i) 100% of any proceeds from insurance or asset sales excess of $500,000 (subject to IFN's right to invest such proceeds in its business) and 100% of any excess cash flow (as defined) in excess of $5 million, (ii) 75% to 100% of any net advance payments received by IFN under indefeasible right to use agreements relating to excess raised floor space at the Company's e/\deltacom division entered into by IFN after the date of the Amended Credit Agreement Term Sheet and (iii) 33 1/3% of the proceeds of any equity offering by the Reorganized Debtor occurring on or after September 30, 2004 (with specified exceptions, including the proceeds of any refinancing, payment or repayment relating to the Convertible Preferred Stock). The existing Credit Agreement does not require mandatory prepayments in the circumstances described in clauses (ii) and (iii) above or the level of mandatory prepayments contemplated by the proposed provisions described in clause (i) above.

         The Amended Credit Agreement Term Sheet contemplates that the interest rates applicable to outstanding borrowings under the Senior Secured Credit Facility will be increased from interest rates under the existing Credit Agreement. The proposed new interest rates will vary within a specified range based on the ratio of IFN's consolidated Senior Debt (defined in the Amended Credit Agreement Term Sheet, with limited exceptions, to include all senior secured indebtedness) to IFN's consolidated earnings before interest, taxes, depreciation, amortization and other items, adjusted as specified ("EBITDA"), as measured over the last twelve months ("LTM") before each measurement date. Based on the ratio of IFN's Senior Debt to LTM EBITDA, which will be measured on a quarterly basis, interest will be payable at the following annual rates:

             Ratio of Senior Debt to
             LTM EBITDA Equal to or
                 Greater Than                      Interest Rate
             ------------------------            -----------------

                    4.00                           LIBOR + 5.25%
                    3.50                           LIBOR + 4.75%
                    3.25                           LIBOR + 4.25%
                    3.00                           LIBOR + 4.00%
                    2.50                           LIBOR + 3.75%

If the ratio of Senior Debt to LTM EBITDA is less than 2.50, interest will be payable at an annual rate of LIBOR plus 3.50%. Under the existing Credit Agreement, absent a default, interest is payable at the option of the Company at 1.875% plus the Base Rate or at 2.875% plus the Eurodollar Rate. At June 30, 2002, the Base Rate was 4.75% and the Eurodollar Rate at June 30, 2002 was 1.86%. Upon a default, interest is payable at an annual rate of 2.0% above the annual rate of 1.875% plus the Base Rate.

         The Amended Credit Agreement Term Sheet contemplates that the Amended Credit Agreement will contain two new financial covenants.

         . The first financial covenant generally will limit the Company's annual capital expenditures (as defined) to (x) $42 million for fiscal year 2002 and thereafter (y) $10 million until December 31, 2003 and to $15 million thereafter or, if greater over the 12-month measurement period, to an amount equal to IFN's LTM EBITDA (as described above) less the amounts of IFN's cash interest expense and scheduled principal payments under the Senior Secured Credit Facility, the NTFC Capital Lease Facility and the GECC Capital Lease Facility.

         . The second financial covenant will limit the permissible ratio of IFN's Senior Debt to LTM EBITDA (as described above, but with additional adjustments) to 4.5 for the quarters ended September 30 and December 31, 2002 and to 4.0 thereafter. IFN's compliance with these ratios will be measured each quarter, at the time of IFN's incurrence of any new Senior Debt, and at the time of any drawdown of any Senior Debt.

If IFN fails to comply with either financial covenant, it will have 60 days to reduce the amount of its Senior Debt through principal payments under the Senior Secured Credit Facility before its noncompliance constitutes an event of default under the Credit Agreement.

         The Amended Credit Agreement Term Sheet contemplates that certain of the negative covenants contained in the existing Credit Agreement will be modified. Among such modifications, the Amended Credit Agreement Term Sheet contemplates that IFN and the other loan parties will become subject to additional restrictions on their ability to secure indebtedness with liens on their assets and properties, to acquire assets, to make loans to their employees, to make cash investments, and to make dividends and other restricted payments.

         The Amended Credit Agreement Term Sheet contemplates that the Company will grant the Banks new security under the Credit Agreement in the form of additional parcels of real property (subject to certain threshold conditions).

         The obligations of the Banks to enter into the Amended Credit Agreement will be subject to the conditions, among others, that the Plan will have been consummated and that the NTFC Capital Lease Facility and the GECC Capital Lease Facility will have been amended to permit the Company to defer approximately $10 million of principal payments due in 2003 until the last quarter of 2005 and the first six months of 2006.

         3.       Termination of Subordination.

         The classification and manner of satisfying all Claims and Equity Interests under the Plan and the distributions thereunder take into consideration all contractual, legal and equitable subordination rights, whether arising under any agreement, general principles of equitable subordination, section 510 of the Bankruptcy Code or otherwise, that a holder of a Claim or Equity Interest may have against another holder of a Claim or Equity Interest with respect to any distribution made pursuant to the Plan. The Plan incorporates a proposed compromise and settlement relating to the operation of the subordination provisions contained in the Subordinated Indenture. The provisions of the Plan relating to the distribution of New Common Stock to Holders of Senior Debt Claims (Class 4) and Subordinated Claims (Class 6) reflect this compromise and settlement which, upon the Effective Date, will be binding upon the Debtor, all Creditors and all persons receiving any payments or other distributions under the Plan. On the Effective Date, all contractual, legal or equitable subordination rights that such holder may have with respect to any distribution to be made pursuant to the Plan will be deemed to be waived, discharged and terminated, and all actions related to the enforcement of such subordination rights will be permanently enjoined. Accordingly, distributions pursuant to the Plan to holders of Allowed Claims and Allowed Equity Interests will not be subject to payment to a beneficiary of such terminated subordination rights, or to levy, garnishment, attachment or other legal process by any beneficiary of such terminated subordination rights.

         4.       Distributions.

         On or about the Effective Date the Reorganized Debtor will make or cause to be made to the holders of Allowed Claims and Allowed Equity Interests the distributions of the New Common Stock, Rights Offering Units and Cash as provided in Section 4 of the Plan. Disputed Claims and Disputed Equity Interests will be resolved in accordance with Section 8 of the Plan and, if a Disputed Claim or Disputed Equity Interest thereafter becomes an Allowed Claim or an Allowed Equity Interest by Final Order, distributions will be made on account of such Claim or Equity Interest in accordance with Section 8.3 of the Plan.

         5.       Cash Payments by the Debtor.

         On the Effective Date, the Debtor will pay holders of Allowed Claims such Cash as is necessary to make the Cash distributions and any other Cash payments required under the Plan.

         6.       Cancellation of Existing Securities and Agreements.

         On the Effective Date, the Senior Notes, the Subordinated Notes, any documents and instruments which evidence the Senior Debt Claims and the Subordinated Claims, the Old Preferred Stock Interests, the Old Common Stock Interests and the Other Equity Interests will (a) be cancelled and (b) have no effect other than the right to participate in the distributions, if any, provided under the Plan in respect of such Claims and Equity Interests. Except for purposes of effectuating the distributions under the Plan on the Effective Date, the Senior Indentures and the Subordinated Indenture will be cancelled. Except as otherwise provided in the Plan, the Debtor, on the one hand, and the Senior Indenture Trustees or Subordinated Indenture Trustee, on the other hand, will be released from any and all obligations under the applicable Senior Indenture or Subordinated Indenture except with respect to the payments required to be made to each such Senior Indenture Trustee or Subordinated Indenture Trustee as provided in the Plan or with respect to such other rights of such Senior Indenture Trustee or Subordinated Indenture Trustee that, pursuant to the terms of such Senior Indenture or Subordinated Indenture, survive the termination of such Senior Indenture or Subordinated Indenture.

         7.       Corporate Action.

         Board of Directors of the Reorganized Debtor. On the Effective Date, the operation of the Reorganized Debtor will become the general responsibility of its Board of Directors, subject to, and in accordance with, the New Charter and the New By-Laws of the Reorganized Debtor. The initial Board of Directors of the Reorganized Debtor will consist of seven members to be selected as follows:
(i) the Creditors' Committee will select four members, two of whom will be independent directors, and (ii) the New Equity Investors will select two members. The seventh member of the initial Board of Directors of the Reorganized Debtor will be the chairman and chief executive officer of the Reorganized Debtor. The members of the initial Board of Directors of the Reorganized Debtor will be approved by the Board of Directors of the Debtor. The initial members of the Board of Directors of the Reorganized Debtor will be disclosed in a filing to be made with the Bankruptcy Court five Business Days prior to the Confirmation Hearing. The directors of the Debtor immediately prior to the Effective Date will be deemed to have resigned as of the Effective Date and will be replaced by the Board of Directors of the Reorganized Debtor.

         Officers of the Reorganized Debtor. The initial officers of the Reorganized Debtor are or will be disclosed in this Disclosure Statement or such other filing as may be made with the Bankruptcy Court prior to the Confirmation Date. The selection of officers of the Reorganized Debtor after the Effective Date will be as provided in the New Charter and By- Laws.

         8.       Restated Certificate of Incorporation.

         On the Effective Date, or as soon thereafter as is practicable, the Reorganized Debtor will file with the Secretary of State of the State of Delaware in accordance with section 303 of the DGCL, the New Charter which will, among other things, prohibit the Reorganized Debtor from creating, designating, authorizing or causing to be issued any class or series of non-voting stock. On the Effective Date, the New Charter will automatically become effective, and all other matters provided under the Plan involving the corporate structure of the Reorganized Debtor, or corporate action by it, will be deemed to have occurred and will be in effect from and after the Effective Date pursuant to section 303 of the DGCL without any requirement of further action by the stockholders, the directors or the officers of the Reorganized Debtor.

         9.     Management Incentive Plan.

         On the Effective Date or as soon thereafter as is practicable, the Board of Directors of the Reorganized Debtor will implement a management incentive plan containing: (i) a restricted stock plan for the officers of the Reorganized Debtor of 1,000,000 shares of New Common Stock (the "Restricted Stock Plan") which will be awarded on the Effective Date or as soon thereafter as is practicable and (ii) an employee option allocation plan of 3,500,000 shares of New Common Stock (the "Employee Option Plan"). Under the Employee Option Plan, options will be granted as follows: (i) options for 2,000,000 shares will be awarded by the Board of Directors of the Reorganized Debtor on the Effective Date or as soon thereafter as is practicable with the exercise price of (a) $5.28 per share for one-third of the options, (b) $6.08 per share for one-third of the options and (c) $6.86 per share for one-third of the options; and (ii) options for 1,500,000 shares will be awarded thereafter at the discretion of the Board of Directors of the Reorganized Debtor. The options under the Employee Option Plan and New Common Stock issuable under the Restricted Stock Plan to be awarded on the Effective Date or as soon as practicable thereafter will be vested as to 1/3 of the shares subject to the award on grant date and as to an additional 1/3 of the shares subject to the award on each of the first and second anniversaries of the grant date.

         10.    Allocation of Plan Distributions Between Principal and Interest.

         To the extent that any Allowed Claim entitled to a distribution under the Plan is composed of indebtedness and accrued but unpaid interest thereon, such distribution will, to the extent permitted by applicable law, be allocated for federal income tax purposes to the principal amount of the Claim first and then, to the extent the consideration exceeds the principal amount of the Claim, to the portion of such Claim representing accrued but unpaid interest.

         11.    Registration Rights Agreements.

         Common Stock Registration Rights Agreement. As of the Effective Date, the Reorganized Debtor and certain holders of New Common Stock will enter into a registration rights agreement (the "Common Stock Registration Rights Agreement"), the form of which will be filed with the Bankruptcy Court 10 Business Days prior to the Confirmation Hearing and will be attached to the Plan as Exhibit 7. The Common Stock Registration Rights Agreement will provide that such holders of the New Common Stock will be entitled to three demand registrations and unlimited piggyback rights for the resale of their New Common Stock (subject to customary limitations). In addition, within 30 days after the Effective Date, the Reorganized Debtor will be required to file a "shelf" registration statement covering the continuous public offering of such New Common Stock and to use its reasonable best efforts to have the shelf registration declared effective as soon as reasonably practicable thereafter. The Reorganized Debtor will be required to supplement or amend such shelf registration statement to keep it effective for a period of three years, plus any periods during which the use of such registration statement is suspended.

         Shares of New Common Stock will cease to have any registration rights under the Common Stock Registration Rights Agreement to the extent that (i) a Registration Statement covering such shares has been declared effective under the Securities Act of 1933, as amended (the "Securities Act"), and such shares have been disposed of pursuant to such effective Registration Statement, (ii) such shares have been sold or transferred in accordance with the requirements of Rule 144 under the Securities Act, (iii) such shares have been otherwise transferred or disposed of, certificates therefor not bearing a legend restricting further transfer or disposition thereof shall have been delivered by the Reorganized Debtor and, at such time, subsequent transfer or disposition of such securities shall not require registration of such securities under the Securities Act, (iv) all of a holder's shares of New Common Stock may be sold or transferred by such holder without holding period, volume or manner of offering limitations under the Securities Act and the rules and regulations thereunder, provided that such shares do not exceed 1% of the total number of shares of New Common Stock then outstanding, (v) all of a holder's shares of New Common Stock may be sold or transferred by such holder within any three-month period in accordance with the requirements of Rule 144 or (vi) such shares have ceased to be outstanding.

         Preferred Stock Registration Rights Agreement. As of the Effective Date, the Reorganized Debtor and the New Equity Investors will enter into a registration rights agreement (the "Preferred Stock Registration Rights Agreement"), the form of which is attached to the Plan as Exhibit 8, providing for specified registration rights with respect to the Convertible Preferred Stock, New Warrants and New Common Stock issued on the Effective Date and issuable upon exercise or conversion of such securities held by such holders. The Preferred Stock Registration Rights Agreement will provide that the holders of those securities will be entitled to two demand registrations other than in connection with a "shelf" registration referred to below and to unlimited piggyback rights for the resale of their securities (subject to customary limitations). In addition, within 30 days after the Effective Date, the Reorganized Debtor will be required to file a "shelf" registration statement covering the continuous public offering of those securities and to use its reasonable best efforts to have the shelf registration declared effective as soon as reasonably practicable thereafter. The Reorganized Debtor will be required to supplement or amend the shelf registration statement to keep it effective for a period of three years, plus any periods during which the use of the shelf registration statements is suspended.

         Securities of the Reorganized Debtor will cease to have any registration rights under the Preferred Stock Registration Rights Agreement to the extent that (i) a Registration Statement covering such securities has been declared effective under the Securities Act and such securities have been disposed of pursuant to such effective Registration Statement, (ii) such securities have been sold or transferred in accordance with the requirements of Rule 144, (iii) such securities have been otherwise transferred or disposed of, certificates therefor not bearing a legend restricting further transfer or disposition thereof shall have been delivered by the Reorganized Debtor and, at such time, subsequent transfer or disposition of such securities shall not require registration of such securities under the Securities Act, (iv) all of a holder's securities of the Reorganized Debtor may be sold or transferred by such holder without holding period, volume or manner of offering limitations under the Securities Act and the rules and regulations thereunder, (v) all of a holder's securities of the Reorganized Debtor may be sold or transferred by such holder within any three-month period in accordance with the requirements of Rule 144 or (vi) such securities have ceased to be outstanding.

         12. Resolution of Disputes as to Indenture Trustees' Fees and Expenses.

         To the extent, after being furnished with normal supporting documents for such fees and expenses, the Reorganized Debtor disputes the reasonableness of any fees and expenses of the Senior Indenture Trustees or the Subordinated Indenture Trustee, the Reorganized Debtor will pay such fees and expenses as are not disputed, and will submit to the applicable Senior Indenture Trustee or Subordinated Indenture Trustee a written list of specific fees and expenses viewed by the Reorganized Debtor as not being reasonable. To the extent that the Reorganized Debtor and the applicable Senior Indenture Trustee or Subordinated Indenture Trustee are unable to resolve the dispute, the dispute will be resolved by the Bankruptcy Court. Pending the resolution of any such dispute by consent or by Final Order, an amount of cash equal to the disputed portion of the applicable Senior Indenture Trustee's or Subordinated Indenture Trustee's request for fees and expenses will be held in trust in one or more segregated bank accounts in the name of the applicable Disbursing Agent for the benefit of the applicable Senior Indenture Trustee or Subordinated Indenture Trustee, accounted for separately, and paid to the applicable Senior Indenture Trustee or the Subordinated Indenture Trustee and/or returned to the Reorganized Debtor, as required by the agreement of the Reorganized Debtor and the applicable Senior Indenture Trustee or Subordinated Indenture Trustee or Final Order, as the case may be. The Senior Indenture Trustees or the Subordinated Indenture Trustee will not attach or set off any of their fees and expenses against distributions to holders of Senior Debt Claims or Subordinated Claims and will not otherwise withhold or delay any such distributions.

D.       Provisions Governing Distributions.

         1.  Date of Distributions.

         Unless otherwise provided in the Plan, any distributions and deliveries to be made under the Plan will be made on or about the Effective Date and deemed made on the Effective Date. In the event that any payment or act under the Plan is required to be made or performed on a date that is not a Business Day, then the making of such payment or the performance of such act may be completed on the next succeeding Business Day, but will be deemed to have been completed as of the required date.

         2.  Disbursing Agents.

         Distributions to holders of Senior Notes will be made by their respective Senior Indenture Trustees as Disbursing Agents for such holders. Distributions to holders of Subordinated Notes will be made by the Subordinated Indenture Trustee as Disbursing Agent for such holders. All other distributions under the Plan will be made by the Reorganized Debtor as Disbursing Agent or such other entity designated by the Reorganized Debtor as a Disbursing Agent. A Disbursing Agent will not be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court, and, in the event that a Disbursing Agent is so otherwise ordered, all costs and expenses of procuring any such bond or surety will be borne by the Reorganized Debtor.

         3.       Surrender of Instruments.

         As a condition to receiving any distribution under the Plan, each holder of a Senior Note, Subordinated Note, Old Common Stock or Old Preferred Stock must surrender such Senior Note, Subordinated Note, Old Preferred Stock or Old Common Stock to the appropriate Disbursing Agent. Any holder of a Senior Note, Subordinated Note, Old Preferred Stock, or Old Common Stock that fails to
(a) surrender such instrument or (b) execute and deliver an affidavit of loss and/or indemnity reasonably satisfactory to the Reorganized Debtor and, if requested by the Reorganized Debtor, furnish a bond in form, substance, and amount reasonably satisfactory to the Reorganized Debtor before the first anniversary of the Effective Date will be deemed to have forfeited all rights and claims and may not participate in any distribution under the Plan.

         The procedures by which Holders of Allowed Claims and Allowed Equity Interests in Class 4, 6, 7 or 8 surrender their Voting Securities and exchange such Voting Securities for New Common Stock will be determined based upon the manner in which the Voting Securities were issued and the manner in which they are held, as set forth below.

                  a.    Voting Securities Held in Book-Entry Form

         Voting Securities held in book-entry form through bank and broker nominee accounts will be mandatorily exchanged for the New Common Stock through the facilities of such nominees and the systems of the applicable securities depository or The Depository Trust Company ("DTC").

                  b.    Voting Securities in Physical, Registered, Certificated
                        Form

         Each holder of Voting Securities in physical, registered, certificated form will be required, promptly after the Confirmation Date, to deliver its physical certificates (the "Tendered Certificates") to the Disbursing Agent, accompanied by a properly executed letter of transmittal, to be distributed by the Disbursing Agent promptly after the Confirmation Date and containing such representations and warranties as are described in this Disclosure Statement (a "Letter of Transmittal").

         Any New Common Stock to be distributed pursuant to the Plan on account of any Allowed Claim or Allowed Equity Interest in Class 4, 6, 7 or 8 represented by a Voting Security held in physical, registered, certificated form will, pending such surrender, be treated as an undeliverable distribution pursuant to Section 7.5 of the Plan.

         Signatures on a Letter of Transmittal must be guaranteed by an Eligible Institution (as defined below), unless the Voting Securities tendered pursuant thereto are tendered for the account of an Eligible Institution. If signatures on a Letter of Transmittal are required to be guaranteed, such guarantees must be by a member firm of a registered national securities exchange in the United States, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or a correspondent in the United States (each of which is an "Eligible Institution"). If Voting Securities are registered in the name of a Person other than the Person signing the Letter of Transmittal, the Voting Securities, in order to be tendered validly, must be endorsed or accompanied by a properly completed power of authority, with signature guaranteed by an Eligible Institution.

         All questions as to the validity, form, eligibility (including time of receipt), and acceptance of Letters of Transmittal and Tendered Certificates will be resolved by the applicable Disbursing Agent, whose determination will be final and binding, subject only to review by the Bankruptcy Court upon application with due notice to any affected parties in interest. The Debtor reserves the right, on behalf of itself and the Disbursing Agent, to reject any and all Letters of Transmittal and Tendered Certificates not in proper form, or Letters of Transmittal and Tendered Certificates, the Disbursing Agent's acceptance of which would, in the opinion of the Disbursing Agent or its counsel, be unlawful.

                  c. Voting Securities in Bearer Form Held Through a Broker or Bank Participant in DTC

         Voting Securities held in bearer form through a broker or bank participant in DTC will be mandatorily exchanged for the New Common Stock through the facilities of such nominees and the securities depository holding such Voting Securities on behalf of the broker or bank.

                  d. Delivery of New Common Stock in Exchange for Voting Securities.

         On the Effective Date, the Reorganized Debtor or the Disbursing Agent will issue and authenticate the New Common Stock, and will apply to DTC to make the New Common Stock eligible for deposit at DTC. With respect to Holders of Voting Securities who hold such Voting Securities through nominee accounts at bank and broker participants in DTC, the Disbursing Agent will deliver the New Common Stock to DTC or to the registered address specified by DTC. DTC (or its depositary) will return the applicable Voting Securities to the Disbursing Agent for cancellation.

         The Disbursing Agent will request that DTC effect a mandatory exchange of the applicable Voting Securities for the New Common Stock by crediting the accounts of its participants with the New Common Stock in exchange for the Voting Securities. On the effective date of such exchange, each DTC participant will effect a similar exchange for accounts of the beneficial owners holding Voting Securities through such firms. Neither the Reorganized Company nor the Disbursing Agent will have any responsibility or liability in connection with DTC's or such participants' effecting, or failing to effect, such exchanges.

         Holders of Voting Securities holding such Voting Securities outside DTC will be required to surrender their Voting Securities by delivering them to the Disbursing Agent, along with properly executed Letters of Transmittal (as described above in Section 7.3(ii) of the Plan). The Disbursing Agent will forward New Common Stock on account of such Voting Securities to such holders.

         4.       Delivery of Distributions.

         Subject to Bankruptcy Rule 9010, all distributions to any holder of an Allowed Claim will be made at the address of such holder as set forth on the books and records of the Debtor or its agents, unless the Debtor has been notified in writing of a change of address. In the event that any distribution to any holder is returned as undeliverable, the appropriate Disbursing Agent will use reasonable efforts to determine the current address of such holder, but no distribution to such holder will be made unless and until the appropriate Disbursing Agent has determined the then current address of such holder, at which time such distribution will be made to such holder without interest; provided that such distributions will be deemed unclaimed property under section 347(b) of the Bankruptcy Code at the expiration of one year from the Effective Date. After such date, all unclaimed property or interest in property will revert to the Reorganized Debtor, and the claim of any other holder to such property or interest in property will be discharged and forever barred.

         5.       Manner of Payment Under the Plan.

         At the option of the appropriate Disbursing Agent, any Cash payment to be made hereunder may be made by a check or wire transfer or as otherwise required or provided in applicable agreements.

         6.       Fractional Shares.

                  No fractional shares of the New Common Stock will be distributed. When any distribution pursuant to the Plan on account of an Allowed Claim or an Allowed Equity Interest would otherwise result in the issuance of New Common Stock that is not a whole number of shares, the actual distribution of New Common Stock will be rounded as follows: (i) fractions of 1/2 or greater will be rounded to the next higher whole number of shares; and (ii) fractions of less than 1/2 will be rounded to the next lower whole number of shares. The total number of shares of New Common Stock to be distributed to a Class of Claims or Equity Interests will be adjusted as necessary to account for the rounding provided for in this section. No consideration will be provided in lieu of fractional shares that are rounded down.

         7.       Setoffs and Recoupment.

         The Debtor may, but will not be required to, set off against, or recoup from, any Claim and the payments to be made pursuant to the Plan in respect of such Claim, any claims of any nature whatsoever that the Debtor may have against the claimant; but neither the failure to do so nor the allowance of any Claim thereunder will constitute a waiver or release by the Debtor of any such claim it may have against such claimant.

         8.       Distributions After Effective Date.

         Distributions made after the Effective Date to holders of Disputed Claims or Disputed Equity Interests that are not Allowed Claims or Allowed Equity Interests as of the Effective Date but which later become Allowed Claims or Allowed Equity Interests will be deemed to have been made on the Effective Date.

         9.       Rights and Powers of Disbursing Agents.

                  a.     Powers of the Disbursing Agents

         Each Disbursing Agent will be empowered to (i) effect all actions and execute all agreements, instruments and other documents necessary to perform its duties under the Plan, (ii) make all distributions contemplated hereby, (iii) employ professionals to represent it with respect to its responsibilities and
(iv) exercise such other powers as may be vested in the Disbursing

Agents by order of the Bankruptcy Court, pursuant to the Plan, or as deemed by the Disbursing Agents to be necessary and proper to implement the provisions of the Plan.

                  b.       Expenses Incurred on or After the Effective Date

         Except as otherwise ordered by the Bankruptcy Court, the amount of any reasonable fees and expenses incurred by a Disbursing Agent on or after the Effective Date (including, without limitation, taxes) and any reasonable compensation and expense reimbursement claims (including, without limitation, reasonable attorney fees and expenses) made by the Disbursing Agents will be paid in Cash by the Reorganized Debtor.

         10.      Exculpation.

         The Company, each of the members of the Unofficial Noteholders' Committee, each of the members of any official creditors' committee (if appointed), the Disbursing Agents and each of their respective members, partners, officers, directors, employees and representatives (including any attorneys, financial advisors, investment bankers and other professionals retained by such persons) will have no liability to any person for any act or omission in connection with, or arising out of, the Disclosure Statement, the Plan, the solicitation of votes for and the pursuit of confirmation of the Plan, the formulation, preparation, implementation or consummation of the Plan, including the prepetition negotiations with respect thereto, the administration of the Plan or the property to be distributed under the Plan or the Chapter 11 Case or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan, or any other act taken or omitted to be taken in connection with the Chapter 11 Case, except for willful misconduct or gross negligence as determined by a Final Order after exhaustion of all rights of appeal, reconsideration or rehearing and, in all respects, will be entitled to rely upon the advice of counsel with respect to their duties and responsibilities under the Plan and the Chapter 11 Case.

         11.      Retention of Ballots.

         Each custodian bank, agent, broker, or other nominee for voting on behalf of beneficial owners of Voting Securities or registered holders who are beneficial owners of Voting Securities will retain all Ballots for possible inspection for a period of at least two years following the Effective Date.

E.       Resolution of Disputed Claims and Equity Interests.

         Except as to applications for allowances of compensation and reimbursement of expenses under sections 330 and 503 of the Bankruptcy Code, the Debtor (in consultation with the Creditors' Committee) or the Reorganized Debtor will have the exclusive right to make and file objections to Administrative Expense Claims, Claims or Equity Interests subsequent to the Confirmation Date. All objections will be litigated to Final Order; provided, however, that the Reorganized Debtor will have the authority to compromise, settle, otherwise resolve or withdraw any objections, without approval of the Bankruptcy Court. Unless otherwise ordered by the Bankruptcy Court, the Debtor or the Reorganized Debtor will file all objections to Administrative Expense Claims, Claims or Equity Interests that are the subject of proofs of claim or interests or requests for payment filed with the Bankruptcy Court (other than applications for allowances of compensation and reimbursement of expenses) and serve such objections upon the holders of the Administrative Expense Claims, Claims or Equity Interests as to which the objections are made as soon as is practicable, but in no event later than (a) one hundred twenty (120) days after the Effective Date or the date on which a proof of claim or interest or request for payment is filed with the Bankruptcy Court or (b) such later date as may be determined by the Bankruptcy Court upon a motion which may be made without further notice or hearing.

         Notwithstanding any other provision of the Plan, if any portion of a Claim or Equity Interest is Disputed, no payment or distribution provided hereunder will be made on account of such Claim or Equity Interest unless and until such Disputed Claim or Disputed Equity Interest becomes an Allowed Claim or Allowed Equity Interest.

         To the extent that a Disputed Claim or Disputed Equity Interest ultimately becomes an Allowed Claim or Allowed Equity Interest, a distribution will be made to the holder of such Allowed Claim or Allowed Equity Interest in accordance with the provisions of the Plan. As soon as practicable after the date that the order or judgment of the Bankruptcy Court allowing any Disputed Claim or Disputed Equity Interest becomes a Final Order, the applicable Disbursing Agent will provide to the holder of such Claim or Equity Interest the distribution to which such holder is entitled under the Plan as if the Disputed Claim or Disputed Equity Interest had been an Allowed Claim or Allowed Equity Interest on or prior to the Effective Date, without any post-Effective Date interest thereon.

F.       Executory Contracts and Unexpired Leases.

         1.       Assumption and Rejection of Executory Contracts and Unexpired
                  Leases.

         The Plan constitutes a motion by the Debtor to assume, as of the Effective Date, all executory contracts and unexpired leases to which the Debtor is a party, except for an executory contract or unexpired lease that, prior to the Effective Date, (a) has been assumed or rejected pursuant to Final Order of the Bankruptcy Court, (b) is included on the Contract Rejection Schedule or (c) is the subject of a separate then pending motion filed under section 365 of the Bankruptcy Code by the Debtor prior. For purposes of the Plan, each executory contract and unexpired lease listed on the Contract Rejection Schedule that relates to the use or occupancy of real property will include (i) modifications, amendments, supplements, restatements, or other agreements made directly or indirectly by any agreement, instrument, or other document that in any manner affects such executory contract or unexpired lease, without regard to whether such agreement, instrument or other document is listed on the Contract Rejection Schedule, and (ii) executory contracts or unexpired leases appurtenant to the premises listed on the Contract Rejection Schedule including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vault, tunnel or bridge agreements or franchises, and any other interests in real estate or rights in rem relating to such premises to the extent any of the foregoing are executory contracts or unexpired leases, unless any of the foregoing agreements is assumed.

         2.       Cure of Defaults in Connection with Assumption.

         Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default will be satisfied, pursuant to section 365(b)(l) of the Bankruptcy Code, at the option of the Debtor or the Reorganized Debtor, as the case may be: (a) by payment of the cure amount in Cash on or about the Effective Date; or (b) on such other terms as are agreed to by the parties to such executory contract or unexpired lease.

         If there is a dispute regarding: (i) the amount of any cure payments;
(ii) the ability of the Reorganized Debtor to provide "adequate assurance of future performance" (within the meaning of section 365 of the Bankruptcy Code) under the contract or lease to be assumed; or (iii) any other matter pertaining to assumption, the cure payments required by section 365(b)(l) of the Bankruptcy Code will be made following the entry of a Final Order resolving the dispute and approving the assumption.

         3.       Amendments to Schedule; Effect of Amendments.

         Pursuant to the Plan, the Debtor will assume each of the executory contracts and unexpired leases except as provided for in Section 9.1 of the Plan; provided, that the Debtor may at any time on or before the first Business Day before the date of the commencement of the Confirmation Hearing amend the Contract Rejection Schedule to delete or add any executory contract or unexpired lease thereto, in which event such executory contract or unexpired lease will be deemed to be, respectively, assumed and, if applicable, assigned as provided therein, or rejected. The Debtor will provide notice of any amendments to the Contract Rejection Schedule to the parties to the executory contracts or unexpired leases affected thereby and the Creditors' Committee. The fact that any contract or lease is scheduled on the Contract Rejection Schedule will not constitute or be construed to constitute an admission by the Debtor that the Debtor has any liability thereunder.

         4.       Bar to Rejection Damage Claims.

         In the event that the rejection of an executory contract or unexpired lease by the Debtor results in damages to the other party or parties to such contract or lease, a Claim for such damages, if not heretofore evidenced by a filed proof of claim, will be forever barred and will not be enforceable against the Debtor or its properties or interests in property as agents, successors, or assigns, unless a proof of claim is filed with the Bankruptcy Court and served upon counsel for the Debtor on or before 30 days after the entry of an order by the Bankruptcy Court, which may be the Confirmation Order, authorizing rejection of a particular executory contract or lease. Within five Business Days after entry of the Confirmation Order, the Debtor will serve upon any nondebtor party to a rejected executory contract or unexpired lease a notice of rejection which will include the date by which such party may file a proof of claim with respect to such rejection.

         5.       Indemnification Obligations.

         The obligations of the Debtor pursuant to, or under, its certificate of incorporation, bylaws, contract, applicable state law or otherwise to indemnify its directors and officers who were or are directors or officers, respectively, will be deemed to be, and will be treated as though they are, executory contracts that are assumed under the Plan.

G.       Conditions Precedent to Confirmation Date and Effective Date.


         1.  Conditions to Confirmation Date.

         The Plan will not be confirmed by the Bankruptcy Court unless and until the following conditions will have been satisfied or waived pursuant to Section
10.3 of the Plan:

         (a) The class of holders of Senior Debt Claims (Class 4) will have voted to accept the Plan by the requisite majorities provided in Section 1126(c) of the Bankruptcy Code;

         (b) The Plan and all exhibits thereto will be in form and substance satisfactory to the Creditors' Committee in all respects (other than the Amended Credit Agreement Term Sheet, New Charter and New By-Laws which need only be reasonably satisfactory to the Creditors' Committee) and will be filed with the Bankruptcy Court at least 10 Business Days prior to the Confirmation Hearing; and

         (c) An order will have been entered by the Bankruptcy Court, which may be the Confirmation Order, estimating the Bondholder Litigation Claims and the Stockholder Litigation Claims at zero for purposes of allowance and distribution under the Plan.

         2.  Conditions Precedent to Effective Date of the Plan.

         The occurrence of the Effective Date of the Plan is subject to satisfaction of the following conditions precedent:

         (a) The Confirmation Order, in form and substance satisfactory to the Debtor and the Creditors' Committee, will have been entered by the Clerk of the Bankruptcy Court and such Order will have become a Final Order;

         (b) All other actions and all agreements, instruments or other documents (in form and substance satisfactory to the Creditors' Committee except as set forth below) necessary to implement the terms and provisions hereof will have been effected;

         (c) Any amendment to, or modification of the Credit Agreement, including any amendment pursuant to the Amended Credit Agreement Term Sheet, will be on terms and conditions reasonably satisfactory to the Creditors' Committee;

         (d) The Purchase Agreements will be in full force and effect and all conditions therein to the obligation of the New Equity Investors to purchase the Convertible Preferred Stock and the New Warrants will have been satisfied or waived, including the execution and delivery of such agreements, documents and instruments contemplated therein;

         (e) The Rights Offering Deadline, including any extensions thereto, will have passed;

         (f) The Company will have used its reasonable best efforts to reduce its capital lease obligations which arise prior to December 31, 2004;

         (g) The statutory fees owing to the United States Trustee will have been paid in full;

         (h) Any alteration or interpretation of any term or provision of the Plan by the Bankruptcy Court pursuant to Section 13.2 of the Plan will be reasonably acceptable to the Debtor and the Creditors' Committee; and

         (i) The Debtor will have received all authorizations, consents, regulatory approvals that are determined to be necessary to implement the Plan.

         3.  Waiver of Conditions Precedent.

         Each of the conditions precedent in Section 10.1 and 10.2 of the Plan other than Sections 10.1(a), 10.2(d), 10.2(g) and 10.2(i) may be waived, in whole or in part, by the Debtor, with the prior written consent of the Creditors' Committee. Any such waivers of a condition precedent in Section 10.1 and 10.2 hereof may be effected at any time, without notice, without leave or order of the Bankruptcy Court and without any formal action (other than by the Debtor and the Creditors' Committee).

         4.  Effect of Failure of Conditions.

         In the event that one or more of the conditions specified in Section
10.2 of the Plan have not occurred on or before 90 days after the Confirmation Date or have not been waived pursuant to Section 10.3 hereof, (a) the Confirmation Order will be vacated, (b) no distributions under the Plan will be made, (c) the Debtor and all holders of Claims and Equity Interests will be restored to the status quo ante as of the day immediately preceding the Confirmation Date as though the Confirmation Date never occurred and (d) the Debtor's obligations with respect to Claims and Equity Interests will remain unchanged and nothing contained herein will constitute or be deemed a waiver or release of any Claims or Equity Interests by or against the Debtor or any other person or to prejudice in any manner the rights of the Debtor or any person in any further proceeding involving the Debtor.

H.       Effect of Confirmation.

         1.  Vesting of Assets.

         On the Effective Date, the Debtor, its properties and interests in property and its operations will be released from the custody and jurisdiction of the Bankruptcy Court, and the estate of the Debtor will vest in the Reorganized Debtor. From and after the Effective Date, the Reorganized Debtor may operate its business and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, subject to the terms and conditions of the Plan.

         2.  Binding Effect.

         Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code and subject to the occurrence of the Effective Date, on and after the Confirmation Date, the provisions of the Plan will bind any holder of a Claim against, or Equity Interest in, the Debtor and such holder's respective successors and assigns, whether or not the Claim or Equity Interest of such holder is impaired under the Plan and whether or not such holder has accepted the Plan.

         3.       Discharge of Debtor.

         Except to the extent otherwise provided in the Plan, the treatment of all Claims against or Equity Interests in the Debtor hereunder will be in exchange for and in complete satisfaction, discharge and release of all (a) Claims against or Equity Interests in the Debtor of any nature whatsoever, known or unknown, including, without limitation, any interest accrued or expenses incurred thereon from and after the Petition Date, and (b) all Claims against and interests in the Debtor's estate or properties or interests in property. Except as otherwise provided in the Plan, upon the Effective Date, all Claims against and Equity Interests in the Debtor will be satisfied, discharged and released in full exchange for the consideration provided under the Plan. Except as otherwise provided in the Plan, all entities will be precluded from asserting against the Debtor or the Reorganized Debtor or their respective properties or interests in property any other Claims based upon any act or omission, transaction or other activity of any kind or nature that occurred prior to the Effective Date.

         4.       Term of Injunctions or Stays.

         Unless otherwise provided, all injunctions or stays arising under or entered during the Chapter 11 Case under section 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, will remain in full force and effect until the Effective Date.

         5.       Indemnification Obligations.

         Subject to the occurrence of the Effective Date, the obligations of the Debtor, only to the extent permitted under the laws of the State of Delaware (or other applicable state), to indemnify, defend or reimburse directors or officers who were or are directors or officers of the Debtor, respectively, against any claims or causes of action as provided in the Debtor's certificate of incorporation, bylaws, applicable state law or contract will survive confirmation of the Plan, remain unaffected thereby and not be discharged.

         6.       Debtor Releases.

         On the Effective Date, for good and valuable consideration, the Debtor, in its individual capacity and as debtor in possession, and the Reorganized Debtor will be deemed to release, waive or discharge any claims and causes of action and liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor that could have been asserted by or on behalf of the Debtor or its estate or the Reorganized Debtor, against the present and former officers and directors of the Debtor and its direct and indirect subsidiaries, each member of the Unofficial Noteholders' Committee, each member of the official committee of unsecured creditors appointed in the Chapter 11 Case (as constituted on August 9, 2002), the Senior Indenture Trustee, the Subordinated Indenture Trustee and each of their and the Company's respective officers, directors, employees, attorneys, financial advisors, accountants, and agents.

         On the Effective Date, for good and valuable consideration, the Debtor, in its individual capacity and as debtor in possession, and the Reorganized Debtor will be deemed to release, waive and discharge all claims and causes of action and liabilities (other than the rights of the Debtor or the Reorganized Debtor to enforce the Subscription Agreements and the Purchase Agreements, the Plan and the contracts, instruments, releases, indentures and other agreements or documents delivered thereunder) whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor (including, without limitation, any claims or causes of action arising under or in connection with actions taken or omitted to be taken by Holding or SCANA under the Investment Agreement), that could have been asserted by or on behalf of the Debtor or its estate or the Reorganized Debtor against Holding, SCANA or their respective officers, directors, employees and affiliates.

         7.       Voluntary Releases.

         On the Effective Date, each holder of the Senior Notes and the Subordinated Notes that voted to accept the Plan in consideration for the obligations of Holding and SCANA under the Subscription Agreements and the Purchase Agreements will be deemed to release, waive and discharge all claims, causes of action or liabilities (other than the right to enforce the Subscription Agreements and the Purchase Agreements), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor (including, without limitation, any claims or causes or action arising under or in connection with actions taken or omitted to be taken by Holding or SCANA under the Investment Agreement), against the current and former officers and directors of the Debtor, Holding, SCANA and their respective officers, directors, employees and affiliates; provided that this provision will not be binding on any holder of Senior Notes or Subordinated Notes that has elected on the ballot to withhold its consent to this provision.

I.       Committees.

         From the Confirmation Date up to and including the Effective Date, the members of the Creditors' Committee appointed pursuant to section 1102 of the Bankruptcy Code and their duly appointed successors will continue to serve. On the Effective Date, the Creditors' Committee and any other committee appointed in the Chapter 11 Case pursuant to section 1102 of the Bankruptcy Code will be dissolved and the members thereof and the professionals retained by the Creditors' Committee in accordance with section 1103 of the Bankruptcy Code (including, without limitation, attorneys, investment advisors, accountants and other professionally) will be released and discharged from their respective fiduciary obligations, duties and responsibilities.

J.       Retention of Jurisdiction by the Bankruptcy Court.

         The Bankruptcy Court will have exclusive jurisdiction of all matters arising out of, or related to, the Chapter 11 Case and the Plan pursuant to, and for the purposes of, sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

         (a) To hear and determine pending applications for the assumption or rejection of executory contracts or unexpired leases and the allowance of Claims resulting therefrom.

         (b) To determine any and all adversary proceedings, applications and contested matters.

         (c) To ensure that distributions to holders of Allowed Claims and Allowed Equity Interests are accomplished as provided herein.

         (d) To hear and determine any timely objections to Administrative Expense Claims or to Claims and Equity Interests, including, without limitation, any objections to the classification of any Claim or Equity Interest, and to allow or disallow any Disputed Claim or Disputed Equity Interest, in whole or in part.

         (e) To enter and implement such orders as may be appropriate in the event the Confirmation Order is for any reason stayed, revoked, modified or vacated.

         (f) To issue such orders in aid of execution of the Plan, to the extent authorized by section 1142 of the Bankruptcy Code.

         (g) To consider any amendments to or modifications of the Plan, or to cure any defect or omission, or reconcile any inconsistency, in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order.

         (h) To hear and determine all applications under sections 330, 33l and 503(b) of the Bankruptcy Code for awards of compensation for services rendered and reimbursement of expenses incurred prior to the Confirmation Date.

         (i) To hear and determine disputes arising in connection with the interpretation, implementation or enforcement of the Plan, the Confirmation Order, any transactions or payments contemplated hereby or any agreement, instrument or other document governing or relating to any of the foregoing.

         (j) To hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code.

         (k) To hear any other matter not inconsistent with the Bankruptcy Code.

         (l) To hear and determine all disputes involving the existence, scope and nature of the discharges granted under section 11.3 of the Plan.

         (m) To issue injunctions and effect any other actions that may be necessary or desirable to restrain interference by any entity with the consummation or implementation of the Plan.

         (n) To recover all assets of the Debtor and property of the Debtor's estate, wherever located.

         (o) To enter a final decree closing the Chapter 11 Case.

K.       Summary of Other Provisions of the Plan.

         The following paragraphs summarize certain other significant provisions of the Plan. The Plan should be referred to for the complete text of these and other provisions of the Plan.

         1.       Payment of Statutory Fees.

         All fees payable under section 1930, title 28, United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, will be paid on the Effective Date. Any such fees accrued after the Effective Date will be paid in the ordinary course of the Reorganized Debtor's business as required by statute.

         2.       Retiree Benefits.

         From and after the Effective Date, pursuant to section 1129(a)(13) of the Bankruptcy Code, the Reorganized Debtor will continue to pay all retiree benefits (as defined in section 1114 of the Bankruptcy Code) at the level established by section 1114(e)(1)(B) or (g) of the Bankruptcy Code at any time prior to the Confirmation Date and for the duration of the period that the Debtor has obligated itself to provide such benefits.

         3.       Administrative Expenses Incurred After the Confirmation Date.

         Administrative expenses incurred by the Debtor or the Reorganized Debtor after the Confirmation Date, including (without limitation) claims for professionals' fees and expenses, will not be subject to application and may be paid by the Debtor or the Reorganized Debtor, as the case may be, in the ordinary course of business and without further Bankruptcy Court approval; provided, however, that no claims for professional fees and expenses incurred after the Confirmation Date will be paid until after the occurrence of the Effective Date.

         4.       Section 1125(e) of the Bankruptcy Code.

         As of the Confirmation Date, the Debtor will be deemed to have solicited acceptances of the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code. The Debtor and each of the members of the Unofficial Noteholders' Committee and any official creditors' committee (if appointed) (and each of their respective affiliates, agents, directors, officers, employees, investment bankers, financial advisors, attorneys and other professionals) have, and will be deemed to have, participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer and issuance of the securities under the Plan, and therefore are not, and on account of such offer, issuance and solicitation will not be, liable at any time for the violation of any applicable law, rule or regulation governing the solicitation of acceptances or rejections of the Plan or the offer and issuance of securities under the Plan.

         5.       Compliance with Tax Requirements.

         In connection with the consummation of the Plan, the Debtor will comply with all withholding and reporting requirements imposed by any taxing authority, and all distributions thereunder will be subject to such withholding and reporting requirements.

         6.       Severability of Plan Provisions.

         In the event that, prior to the Confirmation Date, any term or provision of the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court will have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision will then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of the Plan will remain in full force and effect and will in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order will constitute a judicial determination and will provide that each term and provision of the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable in accordance with its terms.

         7.       Governing Law.

         Except to the extent that the Bankruptcy Code or other federal law is applicable, or to the extent an Exhibit to the Plan provides otherwise, the rights, duties and obligations arising under the Plan will be governed by, and construed and enforced in accordance with, the laws of the State of Delaware without giving effect to the principles of conflict of laws thereof.

                                       VI.
                     CONFIRMATION AND CONSUMMATION PROCEDURE

         Under the Bankruptcy Code, the following steps must be taken to confirm the Plan:

A.       Solicitation of Votes.

         In accordance with sections 1126 and 1129 of the Bankruptcy Code, each of Class 2 (Secured Bank Claims), Class 4 (Senior Debt Claims), Class 6 (Subordinated Claims), Class 7 (Old Preferred Stock Interests) and Class 8 (Old Common Stock Interests) is impaired by the Plan and the holders of Claims and Equity Interests in each of such Classes are entitled to vote to accept or reject the Plan.

         Each of Class 1 (Priority Non-Tax Claims), Class 3 (Other Secured Claims), and Class 5 (Other Unsecured Claims) is unimpaired by the Plan and the holders of Claims in each of such Classes are conclusively presumed to have accepted the Plan and are not entitled to vote to accept or reject the Plan.

         Class 9 (Other Equity Interests) is impaired by the Plan and holders of Other Equity Interests will receive no distribution under the Plan. Class 9 is deemed to have rejected the Plan.

         As to classes of claims entitled to vote on a plan, the Bankruptcy Code defines acceptance of a plan by a class of creditors as acceptance by holders of at least two-thirds in dollar amount and more than one-half in number of the claims of that class that have timely voted to accept or reject a plan. As to classes of equity interests entitled to vote on a plan, the Bankruptcy Code defines acceptance of a plan by a class of equity interests as acceptance by at least two-thirds of the allowed equity interests that have timely voted to accept or reject a plan. A vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that such acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

B.       The Confirmation Hearing.

         The Bankruptcy Code requires the Bankruptcy Court, after notice, to hold a confirmation hearing. The Confirmation Hearing in respect of the Plan has been scheduled for October 10, 2002 at 3:00 p.m., Eastern Time, before the Honorable Mary F. Walrath, United States Bankruptcy Judge, at the United States Bankruptcy Court, 824 Market Street, Wilmington, Delaware 19801. The Confirmation Hearing may be adjourned from time to time by the Bankruptcy Court without further notice except for an announcement of the adjourned date made at the Confirmation Hearing. Any objection to confirmation must be made in writing and specify in detail the name and address of the objector, all grounds for the objection and the amount of the Claim or number of shares of stock of the Debtor held by the objector. Any such objection must be filed with the Bankruptcy Court and served so that it is received by the Bankruptcy Court and the following parties on or before October 3, 2002 at 4:00 p.m., Eastern Time:

                         ITC/\DeltaCom, Inc.
                         1791 O.G. Skinner Drive
                         West Point, Georgia 31833
                         Attn: Douglas A. Shumate
                               Senior Vice President and Chief Financial Officer
                         Telephone: (706) 385-8000
                         Telecopier: (706) 385-8801

                         and

                         Latham & Watkins
                         885 Third Avenue, Suite 1000
                         New York, New York 10022
                         Attn: Martin N. Flics, Esq.
                         Telephone: (212) 906-1200
                         Telecopier: (212) 751-4864
                         Co-Counsel to the Debtor

                         and

                         Richards, Layton & Finger, P.A.
                         One Rodney Square
                         P.O. Box 551
                         Wilmington, Delaware 19899
                         Attn: Mark D. Collins, Esq.
                         Telephone: (302) 651-7700
                         Telecopier: (302) 651-7701
                         Co-Counsel to the Debtor

                         and

                         Fried, Frank, Harris, Shriver & Jacobson
                         One New York Plaza

                           New York, New York 10004
                           Attn: George B. South III, Esq.
                                 Vivek Melwani, Esq.
                           Telephone: (212) 859-8000
                           Telecopier: (212) 859-4000
                           Co-Counsel to the Creditors' Committee

                           and

                           Blank Rome Comisky & McCauley LLP
                           Chase Manhattan Centre
                           1201 Market Street, Suite 800
                           Wilmington, Delaware 19801
                           Attn: Mark J. Packel, Esq.
                           Telephone: (302) 425-6400
                           Telecopier: (302) 438-6464
                           Co-Counsel to the Creditors' Committee

                           and

                           Torys LLP
                           237 Park Avenue
                           New York, New York 10017-3142
                           Attn: Emanuel Grillo, Esq.
                           Telephone: (212) 880-6000
                           Telecopier: (212) 682-0200
                           Counsel to the agent under the Credit Agreement

                           and

                           Office of the United States Trustee
                           844 King Street, Suite 2313
                           Lockbox 35
                           Wilmington, Delaware 19801
                           Attn: Julie L. Compton, Esq.

Objections to confirmation of the Plan are governed by Bankruptcy Rules 3015 and 9014.

C.       Confirmation.

         At the Confirmation Hearing, the Bankruptcy Court will confirm the Plan only if all of the requirements of section 1129 of the Bankruptcy Code are met. Among the requirements for confirmation of a plan are that the plan is (i) accepted by all impaired classes of claims and equity interests or, if rejected by an impaired class, that the plan "does not discriminate unfairly" and is "fair and equitable" as to such class, (ii) feasible and (iii) in the "best interests" of creditors and stockholders which are impaired under the plan.

         1.       Acceptance.

         Classes 2 (Secured Bank Claims), 4 (Senior Debt Claims), 6 (Subordinated Claims), 7 (Old Preferred Stock Interests) and 8 (Old Common Stock Interests) of the Plan are impaired under the Plan and are entitled to vote to accept or reject the Plan. The Debtor reserves the right to seek nonconsensual confirmation of the Plan with respect to any Class of Claims or Equity Interests that is entitled to vote to accept or reject the Plan if such Class rejects the Plan.

         2.       Unfair Discrimination and Fair and Equitable Tests.

         To obtain nonconsensual confirmation of the Plan, it must be demonstrated to the Bankruptcy Court that the Plan "does not discriminate unfairly" and is "fair and equitable" with respect to each impaired, nonaccepting Class. The Bankruptcy Code provides a non-exclusive definition of the phrase "fair and equitable." The Bankruptcy Code establishes "cram down" tests for secured creditors, unsecured creditors and equity holders, as follows:

                  a.       Secured Creditors

         Either (i) each impaired secured creditor retains its liens securing its secured claim and receives on account of its secured claim deferred Cash payments having a present value equal to the amount of its allowed secured claim, (ii) each impaired secured creditor realizes the "indubitable equivalent" of its allowed secured claim or (iii) the property securing the claim is sold free and clear of liens with such liens to attach to the proceeds of the sale and the treatment of such liens on proceeds is provided in clause (i) or (ii) of this subparagraph.

                  b.       Unsecured Creditors

         Either (i) each impaired unsecured creditor receives or retains under the Plan property of a value equal to the amount of its allowed claim or (ii) the holders of claims and interests that are junior to the claims of the dissenting class will not receive any property under the Plan.

                  c.       Equity Interests

         Either (i) each holder of an equity interest will receive or retain under the Plan property of a value equal to the greatest of the fixed liquidation preference to which such holder is entitled, the fixed redemption price to which such holder is entitled or the value of the equity interest or
(ii) the holder of an equity interest that is junior to the nonaccepting class will not receive or retain any property under the Plan.

         The Debtor believes that the Plan and the treatment of all Classes of Claims and Equity Interests under the Plan satisfy the foregoing requirements for nonconsensual confirmation of the Plan.

         3.       Feasibility.

                  a.     Financial Projections

         The Bankruptcy Code requires that confirmation of a plan is not likely to be followed by liquidation or the need for further financial reorganization. For purposes of determining whether the Plan meets this requirement, the Debtor has analyzed the Company's ability to meet its obligations under the Plan. As part of this analysis, the Debtor has prepared projections of the Company's financial performance (the "Projected Financial Information") for each of the four fiscal years, ending December 31, following the year of confirmation of the Plan (the "Projection Period"). These projections, and the assumptions on which they are based, are included in the Projected Financial Information annexed hereto as Exhibit C. Based upon such projections, the Debtor believes that the Company will be able to make all payments required pursuant to the Plan and, therefore, that confirmation of the Plan is not likely to be followed by liquidation or the need for further reorganization.

         The financial information and projections appended to the Disclosure Statement include:

                  . "Fresh Start" Balance Sheet of the Reorganized Debtor as of September 30, 2002;

                  . Projected Balance Sheets of the Reorganized Debtor as of the end of the fiscal years 2002 through 2006;

                  . Projected Income Statements of the Reorganized Debtor as of the end of the fiscal years 2002 through 2006; and

                  . Projected Cash Flow Statements of the Reorganized Debtor as of the end of the fiscal years 2002 through 2006.

         The pro forma financial information and the projections are based on the assumption that the Plan will be confirmed by the Bankruptcy Court and, for projection purposes, that the Effective Date under the Plan and the initial distributions thereunder take place as of September 30, 2002.

         The Debtor has prepared these financial projections based upon certain assumptions which it believes to be reasonable under the circumstances. Those assumptions considered to be significant are described in the Projected Financial Information, annexed hereto as Exhibit C. The Projected Financial Information has not been examined or compiled by independent accountants. The Debtor makes no representation as to the accuracy of the projections or the Company's ability to achieve the projected results. Many of the assumptions on which the projections are based are subject to significant uncertainties. Inevitably, some assumptions will not materialize and unanticipated events and circumstances may affect the actual financial results. Therefore, the actual results achieved throughout the Projection Period may vary from the projected results and the variations may be material. See Section X.A.2., "Certain Risk Factors to be Considered - Overall Risk to Recovery by Holders of Claims - Projected Financial Information." All holders of Claims and Equity Interests that are entitled to vote to accept or reject the Plan are urged to examine carefully all of the assumptions on which the Projected Financial Information is based in evaluating the Plan.

                  b.       Business Strategy - Overview

         The Company's strategy is to minimize its fixed interest costs so it is able to maintain free cash flow immediately following the reorganization and through the current period of uncertainty affecting the telecommunications industry. The Company believes this strategy will position it to expand its core businesses through innovative product developments and packaging for businesses throughout the southern United States. The Company will seek to manage its growth relative to the excess cash flow produced from its operations and available for reinvestment.

         The Company will focus on developing its core retail product offerings ("Competitive Telecom Business") to regional businesses in the southern United States. The Company's efforts will include the realignment of its e/\deltacom business more closely with the Competitive Telecom Business to enhance the marketing of the Company's products to its existing base of Competitive Telecom Business customers.

         Based upon existing economic and industry conditions, the Company believes that it has substantial surplus "raised" floor space at its data center facility in Suwanee, Georgia and, as a result, has engaged a commercial real estate broker to place wholesale long-term contracts with companies that may require a redundant or a primary data center but will not require the managed services available through this product offering. The Company will apply the net advance payments from these contracts to reduce remaining indebtedness. The Company will continue to use this facility to support the infrastructure requirements of its businesses, such as additional switching and information technology equipment.

         The Company expects continued general softness in its wholesale revenues, which consist of local interconnection and broadband wholesale revenues. The Company anticipates that these areas of its business will experience a decline in revenue in 2002 from 2001 and over the next 18 months will not produce growth rates, if any, comparable to those achieved by the Company in past periods. The Company will continue its efforts to maximize its wholesale revenues while seeking to use its previously deployed capital in the most efficient manner. The Company will minimize additional capital investment related to these wholesale revenues unless it believes that such investment will not require the Company to forego growth in its retail revenues based upon total anticipated available reinvestment capital. The Company will continue to seek efficiencies in its existing base of operations while maximizing its free cash flow to allow for reinvestment to support profitable growth in its core businesses.

         4.       Best Interests Test.

         With respect to each impaired Class of Claims and Equity Interests, confirmation of the Plan requires that each holder of a Claim or Equity Interest either (i) accept the Plan or (ii) receive or retain under the Plan property of a value, as of the Effective Date, that is not less than the value such holder would receive or retain if the Debtor were liquidated under chapter 7 of the Bankruptcy Code. To determine what holders of Claims and Equity Interests of each impaired

Class would receive if the Debtor were liquidated under chapter 7, the Bankruptcy Court must determine the dollar amount that would be generated from the liquidation of the Debtor's assets and properties in the context of a chapter 7 liquidation case. The Cash amount which would be available for satisfaction of Unsecured Claims and Equity Interests would consist of the proceeds resulting from the disposition of the unencumbered assets of the Debtor, augmented by the unencumbered Cash held by the Debtor at the time of the commencement of the liquidation case. This Cash amount would be reduced by the amount of the costs and expenses of the liquidation and by the additional administrative and priority claims that may result from the termination of the Debtor's business and the use of chapter 7 for the purposes of liquidation.

         The Debtor's costs of liquidation under chapter 7 would include the fees payable to a trustee in bankruptcy, as well as those which might be payable to attorneys and other professionals that such a trustee may engage. In addition, claims would arise by reason of the breach or rejection of obligations incurred and leases and executory contracts assumed or entered into by the Debtor in Possession during the pendency of the Chapter 11 Case. The foregoing types of claims and other claims which may arise in a liquidation case or result from the pending Chapter 11 Case, including any unpaid expenses incurred by the Debtor in Possession during the Chapter 11 Case such as compensation for attorneys, financial advisors and accountants, would be paid in full from the liquidation proceeds before the balance of those proceeds would be made available to pay prepetition Unsecured Claims.

         To determine if the Plan is in the best interests of each impaired Class, the present value of the distributions from the proceeds of the liquidation of the Debtor's unencumbered assets and properties, after subtracting the amounts attributable to the foregoing Claims, are then compared with the value of the property offered to such Classes of Claims and Equity Interests under the Plan.

         After considering the effects that a chapter 7 liquidation would have on the ultimate proceeds available for distribution to creditors in the Chapter 11 Case, including (i) the increased costs and expenses of a liquidation under chapter 7 arising from fees payable to a trustee in bankruptcy and professional advisors to such trustee, (ii) the erosion in value of assets in a chapter 7 case in the context of the expeditious liquidation required under chapter 7 and the "forced sale" atmosphere that would prevail and (iii) the substantial increases in claims which would be satisfied on a priority basis or on parity with creditors in the Chapter 11 Case, the Debtor has determined that confirmation of the Plan will provide each holder of an Allowed Claim or Allowed Equity Interest with a recovery that is not less than such holder would receive pursuant to liquidation of the Debtor under chapter 7 liquidation. Moreover, as a result of the negotiations with the Unofficial Noteholders' Committee, the Debtor believes that the Plan provides for distributions to holders of the Subordinated Notes, the Old Preferred Stock Interests and the Old Common Stock Interests to which they would not be entitled under the "absolute priority rule" as embodied in section 1129(b) of the Bankruptcy Code.

         The Debtor also believes that the value of any distributions to each class of Allowed Claims in a chapter 7 case, including all Secured Claims, would be less than the value of distributions under the Plan because such distributions in a chapter 7 case would not occur for a substantial period of time. It is likely that distribution of the proceeds of the liquidation could be delayed after the completion of such liquidation in order to resolve claims and prepare for distributions. In the likely event litigation is necessary to resolve claims asserted in the chapter 7 case, the delay could be prolonged.

         The Debtor's Liquidation Analysis is attached hereto as Exhibit D. The information set forth in Exhibit D provides a summary of the liquidation values of the Debtor's assets assuming a chapter 7 liquidation in which a trustee appointed by the Bankruptcy Court would liquidate the assets of the Debtor's estate. Reference should be made to the Liquidation Analysis for a complete discussion and presentation of the Liquidation Analysis. The Liquidation Analysis was prepared by management of the Debtor with the assistance of its financial advisor.

         Underlying the Liquidation Analysis are a number of estimates and assumptions that, although developed and considered reasonable by management, are inherently subject to significant economic and competitive uncertainties and contingencies beyond the control of the Debtor and management. The Liquidation Analysis is also based upon assumptions with regard to liquidation decisions that are subject to change. Accordingly, the values reflected may not be realized if the Debtor were, in fact, to undergo such a liquidation. The chapter 7 liquidation period is assumed to be a period of at least six months allowing for the (i) discontinuation of operations, (ii) selling of assets, and (iii) collection of receivables.

D.       Consummation.

         The Plan will be consummated on the Effective Date. The Effective Date of the Plan is the date that is 11 days after the Confirmation Date, or if such date is not a Business Day, the next succeeding Business Day, or such later date after the Confirmation Date as determined by the Debtor with the prior written consent of the Creditors' Committee so long as no stay of the Confirmation Order is in effect on such date; provided, however, that if, on or prior to such date, all conditions to the Effective Date set forth in Section 10 of the Plan have not been satisfied or waived, then the Effective Date will be the first Business Day following the day on which all such conditions to the Effective Date have been satisfied or waived or such later date as the Debtor may determine with the prior written consent of the Creditors' Committee and the agent under the Credit Agreement. For a more detailed discussion of the conditions precedent to the Plan and the impact of the failure to meet such conditions, see Section V.G., "The Plan of Reorganization - Conditions to Confirmation and Effective Date."

         The Plan is to be implemented pursuant to the provisions of the Bankruptcy Code.

                                      VII.
                        MANAGEMENT OF REORGANIZED DEBTOR

         As of the Effective Date, the management, control and operation of the Reorganized Debtor will become the general responsibility of its Board of Directors.

A.       Board of Directors and Management.

         1.       Composition of the Board of Directors.

         The initial Board of Directors of the Reorganized Debtor will consist of seven members. The Creditors' Committee will select four members, two of whom will be independent directors.

The New Equity Investors will select two members. The seventh member will be the chairman and chief executive officer of the Reorganized Debtor. The members of the initial Board of Directors of the Reorganized Debtor will be approved by the Board of Directors of the Debtor. The directors of the Debtor immediately prior to the Effective Date will resign as of the Effective Date and will be replaced by the Board of Directors set forth above.

         2.       Identity of Officers.

         Each of the officers of the Debtor set forth below will continue in his then current position as an officer of the Reorganized Debtor:

   Name                      Age              Position
   ----                      ---              --------
Larry F. Williams            59    Chairman and Chief Executive Officer
Andrew M. Walker             60    President and Chief Operating Officer
Douglas A. Shumate           37    Senior VP - Chief Financial Officer
Steven D. Moses              52    Senior VP - Network Services
J. Thomas Mullis             58    Senior VP - Legal and Regulatory,
                                   General Counsel and Secretary
Roger F. Woodward            49    Senior VP - Sales and Account Services
Thomas P. Schroeder          54    Senior VP - Large Account Sales
Sara L. Plunkett             52    Vice President, Finance

B.       Compensation of Executive Officers.

         The following table sets forth compensation information for certain of the officers of the Debtor:

Name of Individual       Capacities in which Served                2002 Salary    2001 Salary    2001 Bonus
------------------       --------------------------                -----------    -----------    ----------
Larry F. Williams/5/    Chief Executive Officer                    $   250,000    $   100,000    $ 110,274
Andrew M. Walker/6/     President and Chief Operating Officer      $   230,000    $   230,000    $  94,010
Douglas A. Shumate      Senior VP - Chief Financial Officer        $   196,000    $   184,923    $  53,862
Steven D. Moses         Senior VP - Network Services               $   164,560    $   163,157    $  36,401
J. Thomas Mullis        Senior VP - General Counsel                $   169,703    $   168,256    $  31,282
Roger F. Woodward       Senior VP - Sales and Account              $   149,133    $   147,861    $  41,438

__________________
/5/ Mr. Williams was appointed Chairman and Chief Executive Officer on July 24, 2001.

/6/ Mr. Walker served as President and Chief Executive Officer until July 24, 2001. Upon Mr. Walker's resignation as Chief Executive Officer, he was appointed to the additional position of Chief Operating Officer.

  Name of Individual  Capacities in which Served     2002 Salary   2001 Salary    2001 Bonus
  ------------------  ---------------------------    -----------   -----------    ----------
                      Services

Thomas P. Schroeder   Senior VP - Large Account      $149,133      $147,861       $39,587
                      Sales

C.       Management Contracts.

         The Board of Directors of the Debtor believes it is imperative to diminish the inevitable distraction of the Debtor's executives by virtue of the personal uncertainties and risks created by the reorganization proceedings and to encourage the executives' full attention and dedication to the Company during the reorganization proceedings and following confirmation of the Plan, and to provide the executives with compensation and benefits arrangements which ensure that the compensation and benefits expectations of the executives will be satisfied and which are competitive with those of other corporations. In order to accomplish the foregoing objectives, the Board of Directors of the Debtor has approved management agreements that provide for severance payments in the event of the qualifying termination of the certain of the Debtor's executives. The President and CEO of the Debtor and the Debtor's five Senior Vice Presidents will be signing these agreements. In addition, the Debtor's twenty-two Vice Presidents may be the subject of a severance policy.

         Pursuant to the terms of the agreements with the President and CEO and Senior Vice Presidents, the Company agrees to continue the employment of these executives, at specified minimum salaries and other conditions, for a period of three years from the date of execution (with annual renewals of the agreements unless notice is given), unless the executive (i) dies or becomes disabled, (ii) is terminated by the Debtor, or (iii) resigns. Should the executive be terminated without cause or resign for good reason as provided by the terms of the agreements:

         (a) the Company will pay to the executive in a lump sum in cash within 30 days after the date of termination of employment the aggregate of the following amounts:

                (i) the sum of the executive's annual base salary through the date of termination, plus a pro rata bonus for the year of termination, in addition to any compensation previously deferred by the executive and any accrued vacation pay; and

                (ii) an amount equal to three times (for the Chief Executive Officer and President) or two times (for Senior Vice Presidents) the sum of the executive's (x) annual base salary as in effect at the date of termination and (y) the executive's highest applicable target bonus opportunity;

         (b) until at least the executive's 65th birthday (for the Chief Executive Officer and President) or for at least three years after the executive's date of termination (for Senior Vice Presidents), the Company will continue to provide medical, prescription, dental and life insurance benefits to the executive and/or the executive's family;

         (c) to the extent not previously paid or provided, the Company will timely pay or provide to the executive any other amounts or benefits required to be paid or provided or which the executive is eligible to receive under any plan, program, policy, practice, contract or agreement of the Company and its subsidiaries; and

         (d) to the extent that the executive holds equity awards with a time-based vesting schedule, a portion of such equity awards may become vested (depending on the portion of the vesting schedule that has elapsed as of the termination date).

         In general, if an executive is terminated by the Debtor with cause or the executive resigns without good reason, the executive will be entitled to receive only compensation accrued through the date of termination.

         The agreements will also provide for full vesting of equity awards upon termination of the executives without cause or for good reason within 12 months after a change in control of the Reorganized Debtor.

D.       Management Incentive Plan.

         On or about the Effective Date, the Board of Directors of the Reorganized Debtor will develop and implement a management incentive plan which will contain: (i) a restricted stock plan for the officers of the Reorganized Debtor of 1,000,000 shares of New Common Stock (the "Restricted Stock Plan") which will be awarded on the Effective Date or as soon thereafter as is practicable and (ii) an employee option allocation plan of 3,500,000 shares of New Common Stock (the "Employee Option Plan"). Under the Employee Option Plan, options will be granted as follows: (i) options for 2,000,000 shares will be awarded by the Board of Directors of the Reorganized Debtor on the Effective Date or as soon thereafter as is practicable with the exercise price of (a) $5.28 per share for one-third of the options, (b) $6.08 per share for one- third of the options and (c) $6.86 per share for one-third of the options; and (ii) options for 1,500,000 shares will be awarded thereafter at the discretion of the Board of Directors of the Reorganized Debtor. The options under the Employee Option Plan and New Common Stock issuable under the Restricted Stock Plan to be awarded on the Effective Date or as soon as practicable thereafter will be vested as to 1/3 of the shares subject to the award on grant date and as to an additional 1/3 of the shares subject to the award on each of the first and second anniversaries of the grant date.

E.       Post-Effective Date Security Ownership of Certain Owners.

         The following table sets forth those entities which, to the knowledge of the Debtor based upon its analysis of the holdings of the Old Senior Notes, the Old Subordinated Notes, the Old Preferred Stock Interests, the Old Common Stock Interests and the New Equity Investment, will beneficially own more than five percent of the New Common Stock as of the Effective Date (beneficial ownership for these purposes is calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended)./7/ Under Rule 13d-3, beneficial ownership of

______________

/7/ The Debtor believes that other entities which may be affiliated with the entities set forth herein will also beneficially own New Common Stock as of the Effective Date (although the percentage of such ownership will be less than 5% for each of such entities). The Debtor cannot determine whether the beneficial owners listed herein will also be deemed to be the beneficial owners of the New Common Stock or Convertible Preferred Stock held by such affiliated entities.

New Common Stock includes the New Common Stock which a holder has the rights to acquire by conversion of the Convertible Preferred Stock or exercise of the New Warrants. The estimates of beneficial ownership set forth below are based upon the most reasonably current information available to the Debtor, some of which is as of March 2002. Thus, there can be no assurance that these estimates remain accurate as of the date hereof. The following estimates assume that no holders of Eligible Interests subscribe for the Rights Offering Units.

              Name of Beneficial Owner                Estimated Percentage of Beneficial Ownership
              ------------------------                --------------------------------------------

            Certain funds for which                                    21.4%
            Appaloosa Management L.P. acts
            as investment advisor

            ITC Holding Company, Inc.                                   8.0%

            SCANA Corporation                                           7.7%

            Bear Stearns & Co.                                          6.3%

            Merrill Lynch Debt Securities                               5.7%

         A number of parties may actively trade in claims during the Chapter 11 Case. It is possible that certain of these parties or other parties may beneficially acquire more than five percent of the New Common Stock of the Reorganized Debtor following distributions under the Plan. See Section X.A.11., "Certain Risk Factors To Be Considered - Overall Risk To Recovery By Holders of Claims - Significant Holders."

                                      VIII.
               APPLICABILITY OF FEDERAL AND OTHER SECURITIES LAWS
            TO THE NEW COMMON STOCK TO BE DISTRIBUTED UNDER THE PLAN

A.       Section 1145 of the Bankruptcy Code.

         Upon the consummation of the Plan, the Reorganized Debtor will rely on
Section 1145 of the Bankruptcy Code, to the extent it is applicable, to exempt the issuance of the New Common Stock, Convertible Preferred Stock and New Warrants and the issuance of securities upon exercise or conversion thereof to holders of Allowed Claims and Allowed Equity Interests from the registration requirements of the Securities Act and of any state securities or "blue sky" laws. Section 1145 exempts from registration the sale of a debtor's securities under a Chapter 11 plan if such securities are offered or sold in exchange for a claim against, or equity interest in, or a claim for an administrative expense in a case concerning, the debtor or principally in such exchange and partly for cash or property. In reliance upon this exemption, issuance of the New Common Stock, Convertible Preferred Stock and New Warrants, and the issuance of securities upon exercise or conversion thereof, generally will be exempt from the registration requirements of the Securities Act. Accordingly, such recipients will be able to resell the New Common Stock, Convertible Preferred Stock and New Warrants and the securities issued upon exercise or conversion thereof without registration under the Securities Act or other federal securities laws, unless the recipient is an "underwriter" with respect to such securities, within the meaning of Section 1145(b) of the Bankruptcy Code.
Section 1145(b) of the Bankruptcy Code defines "underwriter" as one who (a) purchases a claim with a view to distribution of any security to be received in exchange for the claim, (b) offers to sell securities issued under a plan for the holders of such securities, (c) offers to buy securities issued under a plan from persons receiving such securities, if the offer to buy is made with a view to distribution or (d) is an "issuer" of the relevant security, as such term is used in Section 2(11) of the Securities Act.

         Notwithstanding the foregoing, statutory underwriters may be able to sell securities without registration pursuant to the resale limitations of Rule 144 under the Securities Act which, in effect, permits the resale of securities received by statutory underwriters pursuant to a Chapter 11 plan, subject to applicable volume limitations, notice and manner of sale requirements, and certain other conditions. The Debtor expresses no view as to the right of any person to trade in the securities to be transferred pursuant to the Plan or whether any person would be a statutory underwriter with respect to any security to be issued under the Plan. Holders who believe they may be statutory underwriters as defined in section 1145 of the Bankruptcy Code are advised to consult with their own counsel as to the availability of the exemption provided by Rule 144.

B.       Section 4(2) of the Securities Act.

         The Reorganized Debtor will rely on section 4(2) of the Securities Act and Regulation D promulgated thereunder to exempt the offering, sale and issuance of the Convertible Preferred Stock, the New Warrants (and the New Common Stock issued upon exercise thereof) and New Common Stock to the New Equity Investors pursuant to the Purchase Agreements. Section 4(2) exempts from the registration requirements of the Securities Act any offering by an issuer not involving any public offering. Regulation D similarly exempts from the registration provisions of the Securities Act offerings of securities to "Accredited Investors," as such term is defined under Regulation D, and to other qualified investors.

C.       Registration Rights.

         The Reorganized Debtor will grant registration rights to certain holders of New Common Stock and to the New Equity Investors pursuant to Registration Rights Agreements entered into with such holders as of the Effective Date. See Section V.C, "Plan of Reorganization - Means of Implementation." The forms of the Registration Rights Agreements are (or will be) attached as Exhibits 7 and 8 to the Plan.

                                       IX.
                       VALUATION OF THE REORGANIZED DEBTOR

A.       Introduction.

         In order to assist the board of directors of the Debtor in considering the Plan, the Debtor requested that UBS Warburg undertake an analysis of the estimated range of the going concern enterprise value of the Reorganized Debtor after giving effect to the reorganization set forth in the Plan. UBS Warburg undertook its analysis as of July 25, 2002 and submitted its analysis to the Debtor and its management on July 26, 2002.

         In conducting its analysis, UBS Warburg, among other things: (i) reviewed certain publicly available business and historical financial information relating to the Debtor, (ii) reviewed certain internal financial information and other data relating to the business and financial prospects of the Reorganized Debtor, including the financial projections prepared by management of the Debtor set forth in Exhibit C of this Disclosure Statement, that were provided to UBS Warburg by the Debtor,
(iv) conducted discussions with members of the senior management of the Debtor concerning the business and financial prospects of the Reorganized Debtor; (v) reviewed publicly available financial and stock market data with respect to certain other companies in lines of business UBS Warburg believed to be comparable in certain respects to the Reorganized Debtor, (vi) reviewed the financial terms, to the extent available, of certain transactions which UBS Warburg believed to be generally relevant, (vii) considered certain industry and economic information relevant to the Reorganized Debtor's business; (viii) reviewed the Plan and the information in this Disclosure Statement as of July 25, 2002, and (ix) conducted such other financial studies, analyses, and investigations, and considered such other information as UBS Warburg deemed necessary or appropriate.

         THE ESTIMATED GOING CONCERN ENTERPRISE VALUE OF THE REORGANIZED DEBTOR SET FORTH IN THIS SECTION IX REPRESENTS A HYPOTHETICAL VALUATION OF THE REORGANIZED DEBTOR, ASSUMING THE REORGANIZED DEBTOR CONTINUES AS AN OPERATING BUSINESS, ESTIMATED BASED ON VARIOUS VALUATION METHODOLOGIES. THE ESTIMATED GOING CONCERN ENTERPRISE VALUE OF THE REORGANIZED DEBTOR SET FORTH IN THIS
SECTION IX DOES NOT PURPORT TO CONSTITUTE AN APPRAISAL OR NECESSARILY REFLECT THE ACTUAL MARKET VALUE WHICH MIGHT BE REALIZED THROUGH A SALE OR LIQUIDATION OF THE REORGANIZED DEBTOR, ITS SECURITIES OR ITS ASSETS, WHICH VALUE MAY BE SIGNIFICANTLY HIGHER OR LOWER THAN THE ESTIMATE SET FORTH IN THIS SECTION IX. ACCORDINGLY, SUCH ESTIMATED ENTERPRISE VALUE IS NOT NECESSARILY INDICATIVE OF THE PRICE AT WHICH THE COMMON STOCK OR OTHER SECURITIES OF THE REORGANIZED DEBTOR MAY TRADE AFTER GIVING EFFECT TO THE REORGANIZATION SET FORTH IN THE PLAN, WHICH PRICES MAY BE SIGNIFICANTLY HIGHER OR LOWER THAN INDICATED BY SUCH ESTIMATE.

         The actual value of an operating business such as the Reorganized Debtor is subject to various factors, many of which are beyond the control or knowledge of the Debtor or UBS Warburg and such value will fluctuate with changes in such factors. In addition, the market prices of the Reorganized Debtor's securities will depend upon, among other things, prevailing interest rates, conditions in the financial markets, the investment decisions of prepetition creditors (some of whom may prefer to liquidate their investment rather than hold it on a long-term basis), and other factors which generally influence the prices of securities. It should also be noted that there can be no assurance as to the trading market, if any, that may be available with respect to the Reorganized Debtor's securities.

         UBS Warburg's analysis was undertaken solely for the purpose of assisting the Debtor in considering the Plan. UBS Warburg's analysis addresses the estimated going concern enterprise value of the Reorganized Debtor and does not address any other aspect of the proposed reorganization, the Plan or any other transactions and does not address the Debtor's underlying business decision to effect the reorganization set forth in the Plan.

         UBS WARBURG'S ESTIMATED ENTERPRISE VALUE OF THE REORGANIZED DEBTOR DOES NOT CONSTITUTE A RECOMMENDATION TO ANY CREDITORS OR HOLDERS OF EQUITY INTERESTS AS TO HOW SUCH PERSON SHOULD VOTE OR OTHERWISE ACT WITH RESPECT TO THE PLAN OR THE RIGHTS OFFERING.

         UBS Warburg has not been asked to, nor did UBS Warburg, express any view as to what the value of the Reorganized Debtor's securities will be when issued pursuant to the Plan or the prices at which they will trade in the future. UBS Warburg also does not express any view as to the Rights Offering. The estimated enterprise value of the Reorganized Debtor set forth in this
Section IX does not constitute an opinion as to fairness from a financial point of view to any person of the consideration to be received by such person under the Plan or of the terms and provisions of the Plan.

         UBS Warburg's analysis is based upon, among other things, the Reorganized Debtor achieving the financial projections prepared by management. The future results of the Reorganized Debtor are dependent upon various factors, many of which are beyond the control or knowledge of the Debtor, and consequently are inherently difficult to project. The financial results reflected in the Debtor's financial projections are in certain respects materially better than the recent historical results of operations of the Debtor. The Reorganized Debtor's actual future results may differ materially from the Debtor's financial projections and such differences may affect the value of the Reorganized Debtor.

         ACCORDINGLY, FOR THESE AND OTHER REASONS, THE ESTIMATED ENTERPRISE VALUE OF THE REORGANIZED DEBTOR SET FORTH IN THIS SECTION IX MUST BE CONSIDERED INHERENTLY SPECULATIVE. AS A RESULT, SUCH ESTIMATED VALUE IS NOT NECESSARILY INDICATIVE OF ACTUAL VALUE, WHICH MAY BE SIGNIFICANTLY HIGHER OR LOWER. NEITHER THE DEBTOR, UBS WARBURG NOR ANY OTHER PERSON ASSUMES RESPONSIBILITY FOR THE ACCURACY OF SUCH ESTIMATED VALUE.

         UBS Warburg is an internationally recognized investment banking firm. As part of its investment banking business, UBS Warburg is regularly engaged in evaluating businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities, private placements, restructurings and reorganizations and valuations for estate, corporate and other purposes. In the ordinary course of business, UBS Warburg, its successors and affiliates may trade securities of the Debtor for the accounts of their customers and may in the future trade securities of the Reorganized Debtor for their own accounts and the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

         UBS Warburg intends to apply to be retained by the Debtor as its financial advisor in this Chapter 11 case. The estimated enterprise value of the Reorganized Debtor set forth in this Section IX is being provided by UBS Warburg subject to UBS Warburg being retained in this Chapter 11 case.

B.       Methodology.

         In preparing its valuation, UBS Warburg performed a variety of financial analyses and considered a variety of factors. The following is a brief summary of the material financial analyses performed by UBS Warburg (and submitted to the Debtor and its management) which consisted of (i) selected publicly traded companies analysis, (ii) selected transactions analysis and
(iii) discounted cash flow analysis. The summary does not purport to be a complete description of the analyses performed and factors considered by UBS Warburg. The preparation of a valuation analysis is a complex analytical process involving various judgmental determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to particular facts and circumstances, and such analyses and judgments are not readily susceptible to summary description.

         UBS Warburg believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering all its analyses, could create a misleading or incomplete view of the processes underlying UBS Warburg's conclusions. UBS Warburg did not draw, in isolation, conclusions from or with regard to any one analysis or factor nor did UBS Warburg place any particular reliance or weight on any individual analysis. Rather, UBS Warburg arrived at its views based on all the analyses undertaken by it assessed as a whole.

         The going concern enterprise value of the Reorganized Debtor equals the value of its fully diluted common equity plus debt minus cash determined based on the Reorganized Debtor as a operating business, after giving effect to the reorganization set forth in the Plan.

         1.  Selected Publicly Traded Companies Analysis.

         UBS Warburg analyzed the market value and trading multiples of selected publicly-held companies in lines of business UBS Warburg believed to be comparable in certain respects to the Reorganized Debtor. UBS Warburg then calculated the enterprise value of the selected companies as a multiple of certain historical and projected financial data of such companies. UBS Warburg then analyzed those multiples and compared them with multiples derived by assigning a range of enterprise values to the Reorganized Debtor and dividing those enterprise values by the corresponding historical and projected financial data of the Reorganized Debtor. The projected financial data for the Reorganized Debtor were based on the Debtor's financial projections and the projected financial data for the selected companies were based on publicly available research analyst reports and other publicly available information.

         Although the selected companies were used for comparison purposes, no selected company is either identical or directly comparable to the Reorganized Debtor. UBS Warburg noted that there were no publicly traded companies in the Competitive Local Exchange Carrier ("CLEC") industry that are in a financial condition comparable to the Reorganized Debtor. Accordingly, UBS Warburg's comparison of the selected companies to the Reorganized Debtor and analysis of the results of such comparison was not purely mathematical, but instead necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the selected companies and the Reorganized Debtor.

         2.    Selected Transactions Analysis.

         UBS Warburg reviewed selected recently completed or announced transactions involving companies in lines of business UBS Warburg believed to be comparable in certain respects to the Reorganized Debtor. UBS Warburg calculated the post-investment enterprise value of the companies implied by the transactions as a multiple of certain historical financial data of such companies. UBS Warburg then analyzed those multiples and compared them with the multiples derived by assigning a range of enterprise values to the Reorganized Debtor and dividing those enterprise values by the corresponding historical financial data of the Reorganized Debtor.

         Although the selected transactions were used for comparison purposes, no selected transaction is either identical or directly comparable to the Reorganization Plan of the Reorganized Debtor and no companies involved in the selected transactions were either identical or directly comparable to the Reorganized Debtor. Accordingly, UBS Warburg's analysis of the selected transactions was not purely mathematical, but instead necessarily involved complex considerations and judgments concerning differences in transaction structure, financial and operating characteristics of the companies involved and other factors that could affect the relative values achieved in such transactions and the enterprise value of the Reorganized Debtor.

         3.    Discounted Cash Flow Analysis.

         UBS Warburg performed a discounted cash flow analysis to estimate the present value of the Reorganized Debtor's future unlevered, after-tax cash flows available to debt and equity investors based on the Debtor's financial projections. UBS Warburg used the Debtor's financial projections for its cash flow through 2006. UBS Warburg calculated a range of terminal values by applying a range of EBITDA (earnings before interest, taxes, depreciation and amortization) multiples to the Reorganized Debtor's projected 2006 EBITDA. UBS Warburg then applied a range of discount rates to arrive at a range of present values of those cash flows and terminal values. The discounted cash flow analysis also involves complex considerations and judgments concerning appropriate terminal value multiples and discount rates.

C.       Going Concern Enterprise Value of the Reorganized Debtor.

         IN CONNECTION WITH UBS WARBURG'S ANALYSIS, WITH THE DEBTOR'S CONSENT, UBS WARBURG HAS NOT ASSUMED ANY RESPONSIBILITY FOR INDEPENDENT VERIFICATION OF ANY OF THE INFORMATION PROVIDED TO UBS WARBURG, PUBLICLY AVAILABLE OR OTHERWISE, AND UBS WARBURG HAS, WITH THE DEBTOR'S CONSENT, RELIED ON SUCH INFORMATION BEING COMPLETE AND ACCURATE IN ALL MATERIAL RESPECTS. UBS WARBURG HAS FURTHER RELIED UPON THE REPRESENTATIONS OF MANAGEMENT OF THE DEBTOR THAT THEY ARE NOT AWARE OF ANY FACTS OR CIRCUMSTANCES THAT WOULD MAKE SUCH INFORMATION INACCURATE OR MISLEADING. WITH RESPECT TO THE DEBTOR'S FINANCIAL PROJECTIONS, UBS WARBURG HAS ASSUMED, AT THE DEBTOR'S DIRECTION, THAT SUCH FINANCIAL PROJECTIONS HAVE BEEN REASONABLY PREPARED ON A BASIS REFLECTING THE BEST CURRENTLY AVAILABLE ESTIMATES AND JUDGMENTS OF THE MANAGEMENT

OF THE DEBTOR AS TO THE FUTURE PERFORMANCE OF THE REORGANIZED DEBTOR AFTER GIVING EFFECT TO REORGANIZATION SET FORTH IN THE PLAN.

         In addition, UBS Warburg has not independently evaluated the achievability of the Debtor's financial projections or the reasonableness of the assumptions upon which they are based, has not contacted any of the Debtor's customers regarding the likelihood that such customers will continue to use the services offered by the Reorganized Debtor and has not conducted a physical inspection of the properties and facilities of the Debtor. Furthermore, UBS Warburg has not made any independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Debtor, nor has UBS Warburg been furnished with any such evaluation or appraisal.

         UBS Warburg has also assumed, with the Debtor's consent, among other things, the following (as to which UBS Warburg makes no representation):

         (a) The Plan will be confirmed and consummated in accordance with its terms and the Debtor will be reorganized as set forth in the Plan.

         (b)   The Effective Date will be September 30, 2002.

         (c) The Reorganized Debtor will raise $30 million in cash on the Effective Date pursuant to the Rights Offering or the terms of the Purchase Agreements with the New Equity Investors.

         (d) The Reorganized Debtor's capitalization and available cash will be as set forth in the Plan. In particular, the pro forma indebtedness (including capitalized leases) of the Reorganized Debtor as of the Effective Date will be $194.5 million.

         (e) The availability of certain tax attributes or benefits as reflected in the Plan and the Debtor's financial projections.

         (f) The Reorganized Debtor will be able to obtain all future financings, on the terms and at the times, necessary to achieve the Debtor's financial projections.

         (g) Neither the Debtor nor the Reorganized Debtor will engage in any asset sales or other strategic transaction (other than those contemplated to be consummated by the Debtor prior to the Effective Date) and no such asset sales or strategic transaction are required to meet Reorganized Debtor's ongoing cash requirements.

         (h) All governmental, regulatory or other consents and approvals necessary for the consummation of the Plan will be obtained without any material adverse effect on the Reorganized Debtor or the Plan.

         (i) There will not be any material change in the business, condition (financial or otherwise), results of operations, assets, liabilities or prospects of the Debtor other than as reflected in the Debtor's financial projections. In particular, there will be no material loss of customers.

         (j) There will not be any material change in economic, market, financial and other conditions.


         The estimated range of going concern enterprise value of the Reorganized Debtor is necessarily based on economic, market, financial and other conditions as they existed on, and on the information available to UBS as of the date of its analysis, July 25, 2002. It should be understood that, although subsequent developments may affect UBS Warburg's analysis and views, UBS Warburg does not have any obligation to update, revise or reaffirm its estimate.

         Based upon and subject to the review and analysis described in this
Section IX, and subject to the assumptions, limitations and qualifications described in this Section IX, UBS Warburg's view, as of July 25, 2002, was that, subject to no material change in economic, market, financial or other conditions and no material change in the condition, projections or prospects of the Reorganized Debtor, the estimated going concern enterprise value of the Reorganized Debtor would be, as of the assumed Effective Date (September 30, 2002), in a range between $300 million and $500 million.

                                       X.
                      CERTAIN RISK FACTORS TO BE CONSIDERED

         HOLDERS OF CLAIMS AGAINST THE DEBTOR SHOULD READ AND CONSIDER CAREFULLY THE FACTORS SET FORTH BELOW, AS WELL AS THE OTHER INFORMATION SET FORTH IN THIS DISCLOSURE STATEMENT (AND THE DOCUMENTS DELIVERED TOGETHER HEREWITH AND/OR INCORPORATED BY REFERENCE), PRIOR TO VOTING TO ACCEPT OR REJECT THE PLAN. THESE RISK FACTORS SHOULD NOT, HOWEVER, BE REGARDED AS CONSTITUTING THE ONLY RISKS INVOLVED IN CONNECTION WITH THE PLAN AND ITS IMPLEMENTATION.

A.       Overall Risk to Recovery by Holders of Claims.


         The ultimate recoveries under the Plan to holders of Claims (other than those holders who are paid in Cash under the Plan) depend upon the realizable value of the New Common Stock. The securities to be issued pursuant to the Plan are subject to a number of material risks, including, but not limited to, those specified below. The factors specified below assume that the Plan is approved by the Bankruptcy Court and that the Effective Date occurs on or about September 30, 2002. Prior to voting on the Plan, each holder of a Claim should carefully consider the risk factors specified or referred to below, including the Exhibits annexed hereto, as well as all of the information contained in the Plan.

         1.    Projected Financial Information.

         The Projected Financial Information included in this Disclosure Statement is dependent upon the successful implementation of the business plan and the validity of the other assumptions contained therein. The Projected Financial Information reflects numerous assumptions, including confirmation and consummation of the Plan in accordance with its terms, certain assumptions with respect to competitors of the general business of the Company and economic conditions and other matters, many of which are beyond the control of the Company, including certain matters which are the subject of risk factors described below. In addition, unanticipated events and circumstances occurring subsequent to the preparation of the Projected Financial Information may affect the actual financial results of the Company. Although the Company believes that the projected results included in the Projected Financial Information are reasonably attainable, some or all of the estimates will vary and variations between the actual financial results and those projected may be material.

         THE PROJECTED FINANCIAL INFORMATION WAS NOT PREPARED WITH A VIEW TOWARD COMPLIANCE WITH THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS ("AICPA") OR THE FINANCIAL ACCOUNTING STANDARDS BOARD ("FASB"). FURTHERMORE, THE PROJECTED FINANCIAL INFORMATION HAS NOT BEEN AUDITED OR REVIEWED BY THE INDEPENDENT ACCOUNTANTS OF THE COMPANY. WHILE PRESENTED WITH NUMERICAL SPECIFICITY, THE PROJECTIONS ARE BASED UPON A VARIETY OF ESTIMATES AND ASSUMPTIONS, WHICH, ALTHOUGH DEVELOPED AND CONSIDERED REASONABLE BY MANAGEMENT, MAY NOT BE REALIZED AND ARE SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE REORGANIZED DEBTOR AND ITS MANAGEMENT. CONSEQUENTLY, THE PROJECTED FINANCIAL INFORMATION SHOULD NOT BE REGARDED AS A REPRESENTATION OR WARRANTY BY THE COMPANY, OR ANY OTHER PERSON, AS TO THE ACCURACY OF THE PROJECTIONS OR THAT THE PROJECTIONS WILL BE REALIZED. ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE PRESENTED IN THE PROJECTED FINANCIAL INFORMATION.

         2.    Significant Holders.

         Upon the consummation of the Plan, certain holders of Claims will receive distributions of shares of the New Common Stock representing in excess of five percent of the outstanding shares of the New Common Stock. See Section VII.E, "Management of Reorganized Debtor - Post-Effective Date Security Ownership of Certain Owners." If holders of significant numbers of shares of New Common Stock were to act as a group, such holders may be in a position to control the outcome of actions requiring stockholder approval, including the election of directors. This concentration of ownership could also facilitate or hinder a negotiated change of control of the Reorganized Debtor and, consequently, affect the value of the New Common Stock.

         Further, the possibility that one or more of the holders of significant numbers of shares of New Common Stock may determine to sell all or a large portion of their shares of New Common Stock within a short period of time may adversely affect the market price of the New Common Stock.

         3.    Lack of Established Market for New Common Stock.

         The New Common Stock will be issued to holders of the Allowed Claims and Allowed Equity Interests in Classes 4, 6, 7 and 8, some of whom may prefer to liquidate their investment rather than to hold it on a long-term basis. There is currently no trading market for the New Common Stock (such as the Nasdaq Stock Market or a national or regional stock exchange) nor is it known whether or when a trading market would develop. Further, there can be no assurance to the degree of price volatility in any such particular market. While the Plan was developed based on an assumed reorganization value of $5.28 per share of the New Common Stock, such valuation is not an estimate of the price at which the New Common Stock may trade in any market. The Debtor has not attempted to make any such estimate in connection with the development of the Plan. No assurance can be given as to the market prices that will prevail following the Effective Date.

         4.    No Payment of Dividends.

         The Debtor has never declared or paid any cash dividends on the Old Common Stock and the Reorganized Debtor does not currently expect to declare or pay any cash dividends on the New Common Stock in the foreseeable future.

         5.    Senior Rights of the Convertible Preferred Stock.

         The holders of the Convertible Preferred Stock will be entitled to receive cumulative dividends out of funds legally available for the payment of dividends. The payment of these preferred dividends will take priority over the payment of dividends, if any, on the New Common Stock.

         The holders of the Convertible Preferred Stock will have a claim against the Reorganized Debtor's assets senior to the claim of the holders of the New Common Stock in the event of the Reorganized Debtor's liquidation, dissolution or winding-up. The aggregate amount of that senior claim will be at least $30 million initially and will increase thereafter.

         The holders of the Convertible Preferred Stock will have other rights and preferences described in this Disclosure Statement, including the right to convert the Convertible Preferred Stock into an increased number of shares of New Common Stock as a result of antidilution adjustments, to vote together with the holders of the New Common Stock on an as-converted basis, the right to designate representatives to be nominated for election to the Board of Directors of the Reorganized Debtor and, voting together as a single class, to elect up to two directors, and the right to consent to the issuance of capital stock with rights equal to or superior to those of the Convertible Preferred Stock.

         6.    Dilutive Effect of Convertible Preferred Stock and New Warrants.

         Investors owning Convertible Preferred Stock and New Warrants are entitled to acquire a substantial percentage of the outstanding shares of New Common Stock upon conversion or exercise of those securities. The actual amount of their future percentage ownership of the New Common Stock, and the extent of dilution to holders of the New Common Stock, will depend on a number of factors, including the following:

         . The occurrence of antidilution adjustments to the conversion and exercise prices. For a period of two years following the Effective Date, the conversion price of the Convertible Preferred Stock and the exercise price of the New Warrants will be reduced on a weighted-average basis each time, if any, that the Reorganized Debtor issues New Common Stock, or options, warrants or other rights to acquire New Common Stock, in capital-raising transactions or other transactions at a price per share of New Common Stock which is less than the conversion or exercise price then in effect. A reduction in the applicable conversion or exercise price will increase the number of shares of New Common Stock issuable upon conversion of the Convertible Preferred Stock and exercise of the New Warrants.

         . The period for which the Convertible Preferred Stock and New Warrants remain outstanding. The Convertible Preferred Stock will be convertible in whole or in part into New Common Stock at any time the Convertible Preferred Stock is outstanding. The Reorganized Debtor will not be required to redeem any Convertible Preferred Stock until the tenth anniversary of the Effective Date and, except in limited circumstances, will not have the right to redeem any Convertible Preferred Stock until the third anniversary of the Effective Date. Each New Warrant will be exercisable for New Common Stock in whole or in part at any time during a five-year exercise period beginning on the Effective Date.

         . The payment of dividends in additional shares of Convertible Preferred Stock. The Reorganized Debtor will have the option to pay dividends on the Convertible Preferred Stock either in cash or in additional shares of Convertible Preferred Stock valued at $100 per share solely for purpose of computing the dividend amount. The Reorganized Debtor currently expects for the foreseeable future to pay dividends on the Convertible Preferred Stock in additional shares of Convertible Preferred Stock. These payment-in-kind dividend shares also will be entitled to dividends, including any dividends paid in additional shares of Convertible Preferred Stock, and will be convertible into New Common Stock at the same conversion price as the Convertible Preferred Stock with respect to which they were paid. If all 300,000 shares of Convertible Preferred Stock were to remain outstanding for ten years, the Reorganized Debtor could issue up to approximately 360,000 additional shares of Convertible Preferred Stock as payment-in-kind dividends.

         7.    Potential Adverse Effect of Registration Rights.

         Future sales of a substantial number of shares of the New Common Stock or the Convertible Preferred Stock or of the New Warrants in the public market, or the perception that such sales could occur, could adversely affect the market price of the New Common Stock and could make it more difficult for the Reorganized Debtor to raise funds through a public offering of its equity securities. As of the Effective Date, the Reorganized Debtor will enter into the Common Stock Registration Rights Agreement with certain holders of the New Common Stock providing those holders with registration rights for the resale of New Common Stock and into the Preferred Stock Registration Rights Agreement with the New Equity Investors providing those holders with registration rights for the resale of the Convertible Preferred Stock, the New Warrants and New Common Stock. The Registration Rights Agreements will entitle the holders of those securities to three demand registrations (in the case of the New Common Stock Registration Rights Agreement) or two demand registration rights (in the case of the Preferred Stock Registration Rights Agreement) and to unlimited piggyback rights for the resale of their securities (subject to customary limitations). In addition, within 30 days after the Effective Date, the Reorganized Debtor will be required to file a "shelf" registration statement under each Registration Rights Agreement covering the continuous public offering of those securities and to use its reasonable best efforts to have the shelf registration declared effective as soon as reasonably practicable thereafter. The Reorganized Debtor will be required to supplement or amend the shelf registration statements to keep them effective for a period of three years, plus any periods during which the use of the shelf registration statements is suspended.

         8.    Adverse Impact of Reduced Capital Expenditures on Growth.

         The Company has historically made significant capital expenditures to expand its network, operations and services according to its business plan. During 2001, the Company made capital expenditures of approximately $162 million. The Company expects to use little, if any, capital to expand its network, operations and services in 2002, but instead expects to apply any capital expenditures associated with its network to maintain the network's existing capabilities. As a result, the Company does not expect that any growth in revenues or operations it will be able to achieve in 2002 will be as significant as the growth it has achieved in previous years.

         9.    Adverse Trends Affecting Wholesale Revenues.

         In recent periods, the Company has experienced adverse trends in its wholesale business, primarily as a result of service disconnections in its local interconnection business and from general pricing pressure due to overcapacity in its broadband services business. Compared to the first quarter of 2002, the Company's wholesale operating revenues and EBITDA declined in the second quarter. Based on known or forecasted disconnections, the Company expects a further decline in these operating revenues and EBITDA in the third quarter of 2002. The Company presently expects revenues and EBITDA from its wholesale business to stabilize no earlier than the fourth quarter of 2002. As a result of general market conditions, the Company has decreased the amount of capital it invests in its wholesale business and expects that wholesale services will continue to experience less favorable market conditions and minimal growth, if not a decline in revenues, at least through the end of 2003.

         10.   Limits on Business Imposed By Restrictive Debt Covenants.

         From and after the Effective Date, the Company will be subject to restrictions under the Amended Credit Agreement and under its capital lease facilities that limit the Company's discretion on some business matters, which could make it more difficult for the Company to expand, finance its operations or engage in other business activities that may be in the Company's interest. These restrictions will limit the Company's ability to:

         .     incur additional debt;

         .     pay dividends or make other distributions;

         .     make investments or other restricted payments;

         .     make capital expenditures;

         .     pledge or mortgage assets;

         .     sell assets; and

         . consolidate, merge or sell all or substantially all of its assets.

The Company's indebtedness may limit its flexibility in responding to important business developments, which could place the Company at a competitive disadvantage. The Company's indebtedness may:

         .     limit its ability to obtain necessary financing in the future;

         . limit its ability to refinance all or a portion of its indebtedness on or before maturity;

         .     limit its ability to fund planned capital expenditures;

         . require the Company to use a significant portion of its cash flow from operations to pay its debt obligations rather than for other purposes, such as funding working capital or capital expenditures; and

         . make the Company more vulnerable to a downturn in its business or in the economy in general.

         These agreements may also limit the Company's flexibility to plan for, or react to, changes in its business, place the Company at a competitive disadvantage relative to its competitors who have less debt, make the Company more vulnerable to a downturn in its business or the economy generally, and require the Company to use a substantial portion of its cash flow from operations to pay principal and interest on its debt, rather than for working capital and capital expenditures.

         11. Dependence Upon Rights-of-Way and Other Third-Party Agreements to Maintain Fiber Optic Network.

         To maintain its fiber optic network, the Company has obtained easements, rights-of-way, franchises and licenses from various private parties, including actual and potential competitors, local governments, private landowners and others. The Company cannot assure that it will continue to use or have access to all of its existing easements, rights-of-way, franchises and licenses or that the Company will be able to renew or replace them after they expire. Third parties have challenged some of the Company's licenses to use the rights-of-way of others, including its licenses to use the rights-of-way of Mississippi Power Company, Florida Power Company, Gulf Power Company and Georgia Power Company. The proceedings relating to rights-of-way are described below under "Pending Litigation." If these or similar future challenges are successful, or if the Company otherwise is unsuccessful in maintaining or renewing its rights to use its network easements, rights-of-way, franchises and licenses, the Company may be forced to abandon a significant portion of its network and possibly pay monetary damages.

         12.   Significant Competitive Pressures Affecting the Company's
               Business.

         The Company's industry is highly competitive, and the level of competition, particularly with respect to pricing, is increasing. For example, the prices the Company charge for its retail local, long distance and data services and for its broadband transport services have declined significantly in recent years. Some or all of these prices may continue to decline, which will adversely affect the Company's gross margins as a percentage of revenues. The Company may be required to reduce its prices for the local, long distance or data services it provides as BellSouth Telecommunications, Inc. ("BellSouth") begins offering in-region long distance services in states served by the Company. In May 2002, BellSouth received authority from the Federal Communications Commission ("FCC") to provide in-region long distance services in Georgia and Louisiana, and currently has applications pending with the FCC seeking such authority in Alabama, Kentucky, Mississippi, North Carolina and South Carolina.

         In addition, many of the Company's existing and potential competitors, such as BellSouth, AT&T Corp. and WorldCom, Inc., have financial, technical and other resources and customer bases and name recognition far greater than its own. The Company expects to continue to face significant pricing and product competition from BellSouth and the other large, established telephone companies which currently are the dominant providers of telecommunications services in its markets. The Company also will face significant competitive product and pricing pressures from other companies that attempt to compete in the local services market. As a result of these factors, the Company cannot provide assurance that it will be able to achieve operating profitability, adequate market share or continued significant revenue growth in any of its markets.

         13.   Effect of Significant Government Regulation.

         The Company is required to obtain authorizations from the FCC and state public utility commissions to offer some of its telecommunications services. The Company is also required to file tariffs for many of its services and to comply with local license, franchise or permit requirements relating to installation and operation of its network. Any of the following events related to the manner in which its business is regulated could have a material adverse effect on the Company's business, results of operations and financial condition:

         .     its failure to maintain proper federal and state tariffs;

         .     its failure to maintain proper state certifications;

         . its failure to comply with federal, state or local laws and regulations;

         . its failure to obtain and maintain required licenses, franchises and permits;

         . the imposition of burdensome license, franchise or permit requirements to operate in public rights-of-way;

         . elimination of regulatory requirements that obligate incumbent local exchange carriers like BellSouth to provide certain interconnection-related offerings at regulated rates; and

         . the occurrence of burdensome or adverse regulatory requirements or developments.

         Although the local telephone services market was opened to competition through the passage of the Telecommunications Act in 1996, the FCC and state public utility commissions are still implementing many of the rules and policies necessary for local telephone competition and addressing other related consumer issues. As a result, the Company believes that it may see increased state regulation of competitive carriers.

         14.   Dependence on Access Service From Incumbent Carriers.

         The Company continues to depend on other telecommunications companies to originate and terminate a significant portion of the long distance traffic initiated by its customers. The Company could be adversely affected if it does not experience access cost reductions proportionally equivalent to those of its competitors. Historically, charges for access service have made up a significant percentage of the overall cost of providing long distance service. In 1998, the FCC implemented changes to its interstate access rules that, among other things, have reduced per- minute access charges and substituted new per- line flat rate monthly charges. The FCC also approved reductions in overall access rates, and established new rules to recover subsidies to support universal service and other public policies. Additional access charge adjustments were implemented in July 2000, and others are expected in the future. The impact of these changes on its competitors or the Company is not yet clear. New Internet-based competitors generally are exempt from these charges, which could give them a significant cost advantage in this area. Additionally, historically the Company has been able to obtain access services in a competitive pricing environment. However, current economic and industry conditions and financial and operational difficulties experienced by wholesale providers that currently provide services to the Company could negatively affect the Company's ability to obtain competitive pricing in the future.

         15 Risks of Failure to Interconnect with BellSouth and Other Incumbent Carriers on Acceptable Terms.

         The Company's March 1997 interconnection agreement with BellSouth, which expired on July 1, 1999, was the Company's most significant interconnection agreement and enabled the Company to provide local telephone services in all nine states in which BellSouth operates. Although the Company eventually reached new terms with BellSouth, entering into new interconnection agreements in all nine BellSouth states which expire December 31, 2002, it took a significant amount of resources and time to reach those terms. The Company cannot assure that these agreements will be approved or that, in the future, the Company will be able to enter into new interconnection agreements with BellSouth or other carriers on favorable terms, in a timely manner, or at all. If the Company is unable to enter into or maintain favorable interconnection agreements in its markets, its ability to provide local services on a competitive and profitable basis may be materially adversely affected. Any successful effort by the incumbent carriers to deny or substantially limit the Company's access to their network elements or wholesale services also would have a material adverse effect on the Company's ability to provide local telephone services. The FCC is currently considering proposals that would significantly narrow the scope of the interconnection obligations of BellSouth and other incumbent carriers.

         Under the Telecommunications Act, BellSouth and the other regional Bell operating companies are not permitted to provide in-region long distance service to customers in their primary markets until there is adequate competition in the local services industry. This provides some incentive to these carriers to provide access to their facilities to competitive new entrants such as the Company. The Company cannot assure, however, that once BellSouth or other regional Bell operating companies are permitted to offer in-region long distance service, they will continue to be willing to enter into interconnection agreements with the Company that will enable the Company to provide local services on competitive and profitable terms. As noted above, BellSouth has received in-region long distance authority for Georgia and Louisiana and has applications for such authority pending in five other states.

         16.   Risks Related to Maintenance of Network Infrastructure.

         The Company has effectively extended its network with minimal capital expenditures by entering into marketing and management agreements with three public utility companies to sell long-haul private line services on the fiber optic networks owned by these companies. Under these agreements, the Company generally earns a commission based upon a percentage of the gross revenues generated by the sale of capacity on the utility's networks. One of these agreements under which the Company continues to operate expired in January 2002 and the other two agreements will expire in March 2003 and October 2004. The Company expects to replace the expired agreement with a new agreement, the term of which the Company expect will commence effective as of February 2002 and expire in February 2004, although the Company cannot assure that the terms of the new agreement will be on the same or substantially similar terms as the expired agreement. The Company also purchases network capacity from CFN FiberNet, a manager of fiber optic facilities, in North Carolina and South Carolina under a buy-sell agreement expiring in February 2004. Cancellation or non-renewal of any of the foregoing agreements, or any future failure by the Company to acquire and maintain similar network agreements in these or other markets as necessary, could materially adversely affect its business, results of operations and financial condition. In addition, two of its three agreements with the public utility companies are nonexclusive, and any reduction in the amount of capacity that is made available to the Company could adversely affect it.

         The Company's business also could be materially adversely affected by a cable cut or equipment failure along its fiber optic network. A significant portion of its fiber optic network is not protected by electronic redundancy or geographical diverse routing. The Company's lack of these protections would not enable it to reroute traffic to another fiber in the same fiber sheath in the event of a partial fiber cut or electronics failure or to an entirely different fiber optic route, assuming capacity is available, in the event of a total cable cut.

         17.   Dependence on Large Customers.

         The table below sets forth, for 2001 and 2000, the approximate percentages of the Company's total revenues generated by its five largest retail services customers and its two largest broadband transport services customers:

                                              Year ended             Year ended
                                           December 31, 2001      December 31, 2000
                                           -----------------      -----------------
Five largest retail services customers ..                6.3%                   7.5%
Two largest broadband transport
   services customers ...................               10.2%                  11.5%

         WorldCom, Inc. and certain of its subsidiaries (collectively, "WorldCom") accounted for approximately 6.4% of the Company's revenues from broadband transport services in 2001 and approximately 7.4% of such revenues in 2000. WorldCom filed for protection under chapter 11 of the Bankruptcy Code on July 21, 2002. The Company does not have any material exposure for nonpayment of WorldCom revenues recognized through June 30, 2002. Before WorldCom's chapter 11 filing, the Company had not received payment of approximately $1.5 million of the WorldCom revenues it had recognized. The Company is currently unable to determine the impact the WorldCom filing and other developments affecting WorldCom will have on the Company's revenues from broadband transport services for future periods.

         The Company cannot assure that it will be able to retain its customers or that it will not be required to lower its prices in an effort to maintain customers. For both retail services and broadband transport services, its customers, including some large customers, generally have concurrent arrangements with more than one service provider. This enables the Company's customers to reduce their use of the Company's services and switch to other providers without incurring significant expense. The Company's agreements with its retail customers generally provide that the customer may terminate service without incurring a discontinuation charge for termination of the agreement before its expiration in the event of specified types of outages in service and for other defined causes. As of December 31, 2001, its broadband transport services business had remaining future long-term contract commitments totaling approximately $69.2 million. Some of those contractual commitments provide that, if the customer is offered lower pricing with respect to any circuit by another carrier, the customer's commitment to the Company will be reduced to the extent the Company does not match the price for that circuit and the customer purchases that circuit from the other carrier.

         18.   Dependence on Billing, Customer Service and Information Systems.

         Sophisticated back office information systems are vital to the Company's revenue growth and its ability to monitor costs, bill customers, initiate, implement and track customer orders and achieve operating efficiencies. To achieve its planned revenue growth, the Company must select products and services offered by third-party vendors and efficiently integrate those products and services into its existing back office operations. The Company cannot provide assurance that it will successfully implement these products, services and systems on a timely basis, or at all, or that its systems will perform as expected. A failure or delay in the expected performance of the

Company's back office systems could slow the pace of its expected revenue growth or harm its competitiveness by adversely affecting its service quality.

         19.   Risks Associated With Rapid Changes in Technology.

         The telecommunications industry is subject to rapid and significant changes in technology. The Company may be required to select one emerging technology over another, but it will be impossible to predict with any certainty, at the time the Company is required to make its investment, which technology will prove to be the most economic, efficient or capable of attracting customer usage. Unexpected developments, or its failure to adapt to them, could have a material adverse effect on the Company's business, results of operations and financial condition.

         20.   Need to Attract and Retain Key Personnel.

         The Company's business is currently managed by a small number of key management and operating personnel, including its executive officers. The Company does not maintain "key man" insurance on the se employees. The loss of the services of its key personnel, or its inability to attract, recruit and retain sufficient or additional qualified personnel, could have a material adverse effect on the Company's business, results of operations and financial condition.

         21.   Variations in Operating Results From Period to Period.

         The Company's revenues and operating results could vary significantly from period to period for many reasons, including:

           . significant expenses associated with the operation, maintenance or future expansion of its network or services;

           .   competition and regulatory developments;

           .   changes in market growth rates for its products and services;

           . availability or announcement of alternative technologies; and o general economic conditions.

         These factors and any resulting fluctuations in its operating results will make period-to-period comparisons of the Company's financial condition less meaningful and could have a material adverse effect on its business, results of operations and financial condition.

         22.   Pending Litigation.

               a.   General

         The Company is a party to legal proceedings in the ordinary course of business, including disputes with contractors or vendors, which are not material to the Company's business. The

Company is also a party to regulatory proceedings affecting the segments of the communications industry in which the Company operates.

          b.   Proceedings Affecting Rights-of-Way

     Third parties have challenged some of the Company's licenses to use the rights-of-way of others, including the Company's licenses to use the rights-of-way of Mississippi Power Company ("MPC"), Gulf Power Company ("Gulf Power"), Georgia Power Company ("Georgia Power") and others.

     A portion of the Company's network runs through fiber optic cables owned by MPC over its rights-of-way located in Jasper County, Mississippi. A proceeding involving MPC and several landowners who have granted MPC rights-of-way in Jasper County resulted in a January 1999 order of the Mississippi Supreme Court holding that MPC could not permit third parties to use its rights-of-way at issue for any purpose other than in connection with providing electricity to customers of MPC. IFN became a party to the proceeding after the January 1999 order. The Circuit Court of the First Judicial District of Jasper County, Mississippi has directed IFN not to use that portion of its fiber optic network located on MPC's rights-of-way in Jasper County, except in an emergency, pending the outcome of the trial. IFN has rerouted all of the circuits on the affected portion of its network so that it may continue to provide services to its customers along the affected route. If the courts ultimately agree with the landowners that the existing easements do not permit IFN's use, IFN believes its potential liability for damages may be limited to the value of a permanent easement for that use. IFN cannot make assurances in this respect, however, since the landowners are seeking damages equal to the profits or gross revenues received by IFN from its use of MPC's rights-of-way in Jasper County and punitive damages for IFN's use of the route. The trial of this matter was scheduled for the week of August 5, 2002, but has since been continued. No future trial date has been set by the court to date. The Company cannot reasonably estimate the amount of any potential loss arising from this pending litigation.

     IFN initiated civil suits in August 2001 and May 2002 in the U.S. District Court for the Southern District of Mississippi in which it seeks a declaratory judgment confirming its continued use of cables in MPC's rights-of-way on 37 parcels of land and 63 parcels of land, respectively, or, alternatively, condemnation of the right to use the cables upon payment of just compensation to the landowners. Some of the defendants in the August 2001 proceeding have filed counterclaims against MPC and IFN seeking a constructive trust upon the revenues earned on those rights-of-way, together with compensatory and punitive damages. Although IFN has resolved the issue of its use of the rights-of-way with some of the defendants, IFN cannot provide assurance that it will be successful in either of these proceedings. The August 2001 proceeding has been consolidated with another pending civil suit in the U.S. District Court for the Southern District of Mississippi, in which IFN was recently made a defendant, initiated by landowners claiming to represent a class of landowners and seeking compensatory and punitive damages against MPC arising from MPC's allowance of third parties to use its rights-of-way for telecommunications purposes. The Company cannot reasonably estimate the amount of any potential loss arising from this pending litigation.

     In April and May 2002, a total of 190 lawsuits were filed by a single counsel in the Circuit Court for Harrison County, Mississippi, against MPC, IFN, ITC/\DeltaCom Communications, Inc. ("ITCD"), and WorldCom, Inc. d/b/a MCI Group. ("MCI"). Each plaintiff claims to be the owner of property on which MPC has an easement from which IFN, ITCD and/or MCI have benefited from the use of in their respective telecommunications services operations. The plaintiffs each claim trespass, unjust enrichment, fraud and deceit, and civil conspiracy. In addition, each of the plaintiffs seek $5 million in compensatory damages, $50 million in punitive damages, disgorgement of the gross revenues derived from the use of the cable over the easements, a percentage of gross profits obtained from the use of the cable and costs of the action. MPC, IFN, ITCD and MCI deny all allegations. These claims are substantially similar to the other claims being defended by the Company in state and federal courts in Mississippi. Of the 190 lawsuits, apparently only 15 actually involve parcels of land on which IFN utilizes optical fiber of MPC. In addition, on April 19, 2002, a civil action was filed in the Chancery Court of Harrison County, Mississippi, against MPC, Southern Company Services ("Southern"), IFN, and ITCD seeking a permanent injunction against MPC and Southern to enjoin those defendants from use of the rights of way by third parties not related to the transmission of electric power. The plaintiff also seeks proof of cancellation of all leases and contracts between third parties and MPC and Southern regarding the use of the fiber optic cable over the right of way, proof that the use of the right of way is for purposes associated with providing electricity, an accounting of revenues of third parties from the use of the right of way, punitive damages of $1 million and costs and expenses. MPC, Southern, IFN and ITCD deny all the allegations. On July 8, 2002, nine lawsuits on behalf of 101 property owners were filed against MPC, Southern and IFN in the Chancery Court of Jones County, Mississippi. All nine complaints are identical in seeking relief for trespass, nuisance, conversion, unjust enrichment and accounting, fraudulent concealment, fraud, fraudulent misrepresentation and fraudulent concealment, and rescission and equitable reformation arising from the alleged unauthorized use of the subject rights of way in violation of the terms of the easements held by MPC. The landowners are seeking unspecified monetary damages and certain equitable relief. MPC, Southern and IFN deny all the allegations. The Company cannot reasonably estimate the amount of any potential loss arising from this pending litigation.

     The Company uses the rights-of-way of Gulf Power in Florida for a portion of its network. In the fourth quarter of 2000, Gulf Power was sued in the Circuit Court of Gadsden County, Florida, by two landowners that claim to represent a class of all landowners over whose property Gulf Power has facilities that are used by third parties. The landowners have alleged that Gulf Power does not have the authority to permit IFN or other carriers to transmit telecommunications services over the rights-of-way. IFN was made a party to this litigation in August 2001. In March 2002, the court dismissed this matter without prejudice on the basis that, among other things, there was no additional burden on the property as a result of third-party use of the rights-of-way for telecommunications purposes and that the easements were broad enough in scope to permit such third-party use. However, the court also is permitting the plaintiffs to amend their complaint to allege additional facts to support their contention that there is an additional burden on the property because of the alleged maintenance requirements of the fiber routes and the placement of buildings and other physical telecommunications equipment on the rights-of-way. The Company cannot reasonably estimate the amount of any potential loss arising from this pending litigation.

     IFN uses rights-of-way of Georgia Power in Georgia for a portion of IFN's network. In July 2001, a suit filed in the Superior Court of Decatur County, Georgia, by a group seeking compensatory and punitive damages and claiming to represent a class of landowners alleged that Georgia Power and the other entities do not have the right to grant third parties the use of the rights-of-way for the transmission of telecommunications services of such third parties. IFN was made a party to the suit in January 2002. The Company cannot reasonably estimate the amount of any potential loss arising from this pending litigation.

     In August 2001, IFN filed suit in the Superior Court of Troup County, Georgia, against Southern Telecom, Inc., Alabama Power Company, Georgia Power, MPC, Gulf Power and related entities from which IFN has obtained use of rights-of-way for IFN's fiber optic telecommunications network. IFN seeks a declaratory judgment that the defendants are legally required to use their best efforts to defend against any claims that IFN does not have the right to use the rights-of-way granted to these entities and to defend, indemnify and hold the Company harmless against all such claims. In December 2001, IFN filed for summary judgment, but the court has not ruled on this action. The defendants have filed a counterclaim requesting, among other items, that IFN reimburse the defendants for the cost of perfecting the applicable rights-of-way. The Company cannot reasonably estimate the amount of any potential loss arising from this pending litigation.

          c.   Other Litigation

     On March 28, 2002, ITCD filed a petition for declaratory judgment in Georgia state court seeking a ruling from the court that, based upon the terms of the interconnection agreements between BellSouth and ITCD, BellSouth may not require ITCD to place a $10 million security deposit with BellSouth as security for future payment for services to be rendered to ITCD by BellSouth. BellSouth made a demand for such a deposit in March 2002. BellSouth responded to ITCD's petition seeking to have the matter heard before the Georgia Public Service Commission rather than in the state court. BellSouth has filed a petition with the Georgia Public Service Commission seeking a determination from the Commission that ITCD should be required to pay BellSouth a deposit equal to $17 million. ITCD denies that such deposit is required or appropriate. Additionally, BellSouth has recently made tariff filings at the FCC seeking to require carriers such as ITCD to provide deposits. The FCC has not yet approved such tariff filings. The Company cannot reasonably estimate the potential outcome of either of these pending actions.

                                       XI.
                    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

A.   Introduction.

     The following discussion summarizes the material federal income tax consequences expected to result from the consummation of the Plan. This discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Tax Code"), applicable Treasury Regulations, judicial authority and current administrative rulings and pronouncements of the Internal Revenue Service (the "Service"). There can be no assurance that the Service will not take a contrary view, no ruling from the Service has been or will be sought nor will any counsel provide a legal opinion as to any of the expected tax consequences set forth below.

     Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any such changes or interpretations may or may not be retroactive and could affect the tax consequences to the holders of Claims and Equity Interests (collectively, the "Holders"), the Debtor and its subsidiaries (collectively, the "Debtor Group") and the Reorganized Debtor and its subsidiaries (collectively, the "Reorganized Debtor Group"). It cannot be predicted at this time whether any tax legislation will be enacted or, if enacted, whether any tax law changes contained therein would affect the tax consequences to the Holders, the Debtor Group and the Reorganized Debtor Group.

     The following discussion is for general information only and describes the anticipated tax consequences for only those Holders that are entitled to vote on the Plan. For purposes of this section entitled "Certain Federal Income Tax Considerations," the indebtedness outstanding under the existing Credit Agreement on the Effective Date is referred to as the "Old Bank Debt" and the indebtedness outstanding under the Amended Credit Agreement on the Effective Date is referred to as the "Amended Bank Debt." The tax treatment of a Holder may vary depending upon such Holder's particular situation. This discussion assumes that Holders of the Old Bank Debt, the Senior Notes, the Subordinated Notes, the Old Preferred Stock and the Old Common Stock (collectively, the "Old Securities") have held such property as "capital assets" within the meaning of
Section 1221 of the Tax Code (generally, property held for investment) and will also hold the Amended Bank Debt, the New Common Stock, the Convertible Preferred Stock and the New Warrants as "capital assets." This discussion also assumes that the Old Bank Debt, the Amended Bank Debt, the Senior Notes and the Subordinated Notes are properly treated as indebtedness for federal income tax purposes. This summary does not address all of the tax consequences that may be relevant to a Holder, such as the potential application of the alternative minimum tax, nor does it address the federal income tax consequences to Holders subject to special treatment under the federal income tax laws, such as brokers or dealers in securities or currencies, certain securities traders, tax-exempt entities, financial institutions, insurance companies, foreign corporations, foreign trusts, foreign estates, Holders who are not citizens or residents of the United States, Holders that hold the Old Securities as a position in a "straddle" or as part of a "synthetic security," "hedging," "conversion" or other integrated instrument, Holders that have a "functional currency" other than the United States dollar and Holders that have acquired the Old Securities in connection with the performance of services. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO IT OF THE PLAN, INCLUDING THE APPLICABILITY AND EFFECT OF ANY FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS.

B.   Federal Income Tax Consequences to the Debtor Group.

     1.   Cancellation of Indebtedness and Reduction of Tax Attributes.

     The Debtor generally will realize cancellation of indebtedness ("COI") income on the discharge of existing indebtedness exchanged for property of the Debtor to the extent that the fair market value of any property (including New Common Stock) received by the Holders is less than the adjusted issue price (plus the amount of any accrued but unpaid interest) of the indebtedness discharged thereby. The adjusted issue price of the Senior Notes and the Subordinated Notes will be equal to their issue price, reduced by the amount of any payments previously made thereon that were not payments of "qualified stated interest." "Qualified stated interest" is generally the stated interest on a debt instrument that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at a single fixed rate.

     Under Section 108 of the Tax Code, however, COI income will not be recognized if the COI income occurs in a case brought under the Bankruptcy Code, provided the taxpayer is under the jurisdiction of the court in such case and the cancellation of indebtedness is granted by the court or is pursuant to a plan approved by the court (the "Bankruptcy Exception"). Accordingly, because the cancellation of the Debtor's indebtedness will occur in a case brought under the Bankruptcy Code, the Debtor will be under the jurisdiction of the court in such case and the cancellation of the Debtor's indebtedness will be pursuant to the Plan, the Debtor will not be required to recognize any COI income realized as a result of the implementation of the Plan.

     Under Section 108(b) of the Tax Code, a taxpayer that does not recognize COI income under the Bankruptcy Exception will be required to reduce certain tax attributes, including its net operating losses and loss carryforwards ("NOLs ") (and certain other losses, credits and carryforwards, if any) and its tax basis in its assets (but not below the amount of liabilities remaining immediately after the discharge of indebtedness), in an amount generally equal to the amount of COI income excluded from income under the Bankruptcy Exception. Such taxpayer may elect under Section 108(b)(5) of the Tax Code (the "Section 108(b)(5) Election") to avoid the prescribed order of attribute reduction (which begins first with NOLs for the taxable year of the discharge and NOL carryovers to such taxable year) and instead reduce the basis of depreciable property first. The
Section 108(b)(5) Election will extend to and reduce the basis of the stock of any subsidiary of the taxpayer if such subsidiary consents to a concomitant reduction in the basis of its depreciable property. If the taxpayer makes a
Section 108(b)(5) Election, the limitation prohibiting the reduction of asset basis below the amount of its remaining undischarged liabilities does not apply to the basis reduction resulting from the Section 108(b)(5) Election. The Debtor has not yet determined whether it will make the Section 108(b)(5) Election.

     It is not clear whether any reduction in tax attributes should occur on a separate company or consolidated group basis and whether the same separate company or consolidated group approach should apply to each tax attribute. Because the Senior Notes and the Subordinated Notes are obligations of the Debtor, if attribute reduction is applied on a separate company basis, only the tax attributes of the Debtor (which with respect to the Debtor Group's consolidated NOL may be limited to the Debtor's share thereof) would have to be reduced. The Service's current position with respect to NOLs appears to be that attribute reduction applies to a consolidated NOL on a group basis. The Debtor currently intends to take the position that attribute reduction with respect to NOLs will be applied on a consolidated group basis to the Debtor Group's consolidated NOLs. The Debtor believes the estimated amount of future income taxes in the financial projections should not be materially affected by whether attribute reduction is applied on a separate company or consolidated group basis.

     The Debtor Group has reported on its federal income tax returns approximately $232 million of consolidated NOLs and NOL carryovers (and approximately $170 million of consolidated NOLs and NOL carryovers for purposes of the alternative minimum tax ("AMT NOLs")) through the 2000 tax year, some of which may be subject to certain pre-existing usage limitations under Section 382 of the Tax Code and the consolidated return SRLY rules provided in the Treasury Regulations. The Debtor believes that its consolidated group generated an additional consolidated NOL for federal income tax purposes in its 2001 tax year of approximately $155 million (and approximately $150 million of AMT NOLs) and will probably generate an additional NOL (and AMT NOL) for the portion of its 2002 tax year preceding the Effective Date. However, the amount of the Debtor Group's 2001 and 2002 NOLs and AMT NOLs (if any) will not be determined by the Debtor Group until it prepares the consolidated federal income tax return for such periods. Furthermore, any NOLs and AMT NOLs are subject to audit and possible challenge by the Service and thus may ultimately vary from any specific amounts indicated herein.

     As a result of the application of Section 108(b) of the Tax Code (and assuming a Section 108(b)(5) Election will not be made), the Debtor believes that a significant portion of the Debtor Group's NOLs (and AMT NOLs) will be eliminated after consummation of the Plan provided that attribute reduction is applied to the Debtor Group's NOLs and AMT NOLs on a consolidated group basis.

     2.   Section 382 Limitations on NOLs.

     Under Section 382 of the Tax Code, if a corporation or a consolidated group with NOLs (a "Loss Corporation") undergoes an "ownership change," the use of such NOLs (and certain other tax attributes) will generally be subject to an annual limitation as described below. In general, an "ownership change" occurs if the percentage of the value of the Loss Corporation's stock (including the parent corporation in a consolidated group) owned by one or more direct or indirect "five percent shareholders" has increased by more than 50 percentage points over the lowest percentage of that value owned by such five percent shareholder or shareholders at any time during the applicable "testing period" (generally, the shorter of (i) the three-year period preceding the testing date or (ii) the period of time since the most recent ownership change of the corporation). The Debtor believes it is likely that the Plan will trigger an ownership change of the Debtor Group on the Effective Date under the Tax Code.

     Except as otherwise discussed below, a Loss Corporation's use of NOLs (and certain other tax attributes) after an "ownership change" will generally be limited annually to the product of the long-term tax-exempt rate (as published by the Service for the month in which the "ownership change" occurs) and the value of the Loss Corporation's outstanding stock immediately before the ownership change (excluding certain capital contributions) (the "Section 382 Limitation"). However, the Section 382 Limitation for a taxable year any portion of which is within the five-year period following the date of the "ownership change" will be increased by the amount of any "recognized built-in gains" for such taxable year. The increase in a year cannot exceed the "net unrealized built- in gain" (if such gain exists immediately before the "ownership change" and exceeds a statutorily-defined threshold amount) reduced by recognized built-in gains from prior years ending during such five-year period. In addition, any "recognized built-in losses" for a taxable year any portion of which is within the five-year period following the Effective Date will be subject to limitation in the same manner as if such loss was an existing NOL to the extent such recognized built-in losses do not exceed the "net unrealized built-in loss" (if such loss exists immediately before the "ownership change" and exceeds a statutorily-defined threshold amount) reduced by recognized built-in losses for prior taxable years ending during such five-year period. Although the rule applicable to net "unrealized built-in losses" generally applies to consolidated groups on a consolidated basis, certain corporations that join the consolidated group within the preceding five years may not be able to be taken into account in the group computation of "net unrealized built-in loss." However, such corporations would be taken into account in determining whether the consolidated group has a "net unrealized built-in gain." Thus, a consolidated group could be considered to have both a "net unrealized built-in loss" and a "net unrealized built-in gain." At this time, the Debtor believes that the Debtor Group will have a "net unrealized built-in loss" that will exceed the statutorily-defined threshold amount on the Effective Date, but such a determination will ultimately depend upon the tax basis of the Debtor Group's assets and their value as of the Effective Date. NOLs (and certain other tax attributes) not utilized in a given year because of the Section 382 Limitation remain available for use in future years until their normal expiration dates. To the extent that the Loss Corporation's Section 382 Limitation in a given year exceeds its taxable income for such year, that excess will increase the Section 382 Limitation in future taxable years. Finally, if the Loss Corporation does not continue the Loss Corporation's historic business or use a significant portion of the Loss Corporation's business assets in a new business for two years after the Effective Date, the Section 382 Limitation would be zero (except as increased by recognized built-in gains, as described above). The Debtor Group has no intention to discontinue the conduct of its historic business after the Effective Date.

     Two alternative bankruptcy exceptions for Loss Corporations undergoing an ownership change pursuant to a bankruptcy proceeding are provided for in the Tax Code. The first exception, Section 382(1)(5) of the Tax Code, applies where qualified (so-called "old and cold") creditors of the debtor receive at least 50% of the vote and value of the stock of the reorganized debtor in a case under the Bankruptcy Code. Under this exception, a debtor's pre-change NOLs are not subject to the Section 382 Limitation but are instead reduced by the amount of any interest deductions allowed during the three taxable years preceding the taxable year in which the ownership change occurs, and during the part of the taxable year prior to and including the effective date of the bankruptcy reorganization, in respect of the debt converted into stock in the reorganization. Moreover, if this exception applies, any further ownership change of the debtor within a two-year period will preclude the debtor's utilization of any pre-change losses at the time of the subsequent ownership change against future taxable income.

     An "old and cold" creditor includes a creditor who has held the debt of the debtor for at least eighteen months prior to the date of the filing of the case or who has held "ordinary course indebtedness" at all times it has been outstanding. However, any debt owned immediately before an ownership change by a creditor who does not become a direct or indirect 5% shareholder of the reorganized debtor generally will be treated as always having been owned by such creditor, except in the case of any creditor whose participation in formulating the plan of reorganization makes evident to the debtor that such creditor has not owned the debt for such period.

     The second bankruptcy exception, Section 382(1)(6) of the Tax Code, requires no reduction of pre-ownership change NOLs and provides relief in the form of a relaxed computation of the Section 382 Limitation. In that regard, Section 382(1)(6) of the Tax Code provides that the value of the Loss Corporation's outstanding stock for purposes of computing the Section 382 Limitation will be increased to reflect the cancellation of indebtedness in the bankruptcy case (but the value of such stock as adjusted may not exceed the value of the Loss Corporation's gross assets immediately before the ownership change (subject to certain adjustments)).

     The Treasury Regulations that apply the Section 382 rules to consolidated groups do not address how the Section 382(1)(5) and Section 382(1)(6) bankruptcy exceptions apply to consolidated groups. Accordingly, it is not clear how these exceptions will apply to the Debtor Group. The Debtor Group currently intends to take the position, consistent with certain rulings issued by the Service and other authority, that the Section 382(1)(6) rules will apply on a consolidated group basis as if the Debtor Group were a single entity, even though only the Debtor is in bankruptcy. If the requirements of Section 382(1)(5) are otherwise satisfied and the Reorganized Debtor does not elect to apply the rules of
Section 382(1)(6), the Debtor Group currently intends to similarly apply the rules of Section 382(1)(5) on a consolidated group basis as if the Debtor Group were a single entity.

     The Debtor believes it is likely that the Plan will trigger an "ownership change" of the Debtor Group on the Effective Date under the Tax Code. If the
Section 382(l)(5) exception is unavailable or if the Reorganized Debtor determines that the Section 382(l)(6) exception is more desirable, the Reorganized Debtor will elect to apply the provisions of Section 382(l)(6). In such event, the Reorganized Debtor Group's use of pre-ownership change NOLs, AMT NOLs and certain other tax attributes (if any), to the extent remaining after the reduction thereof as a result of the cancellation of indebtedness of the Debtor, will be limited and generally will not exceed each year the product of the applicable long-term tax-exempt rate (currently approximately 4.9%) and the value of the Reorganized Debtor's stock increased to reflect the cancellation of indebtedness pursuant to the Plan (currently estimated to be approximately $230 million exclusive of funds received from the sale of Rights Offering Units).

     3.   Alternative Minimum Tax.

     In general, an alternative minimum tax ("AMT") is imposed on a corporation's alternative minimum taxable income ("AMTI") at a 20% rate to the extent that such tax exceeds the corporation's regular federal income tax. For purposes of computing AMTI, certain tax deductions and other beneficial allowances are modified or eliminated. In addition, even though the Reorganized Debtor Group might otherwise be able to offset all of its taxable income for regular tax purposes by available NOL carryforwards, only 90% of its AMTI may be offset by available AMT NOL carryforwards. Thus, for tax periods after the Effective Date, the Reorganized Debtor Group may have to pay AMT regardless of whether it generates a NOL or has sufficient NOL carryforwards to offset regular taxable income for such periods. In addition, if a corporation undergoes an "ownership change" within the meaning of Section 382 of the Tax Code (as discussed above) and is in a net unrealized built- in loss position on the date of the ownership change, the corporation's aggregate tax basis in its assets would be reduced for certain AMT purposes to reflect the fair market value of such assets as of the change date. Any AMT that a corporation pays generally will be allowed as a nonrefundable credit against its regular federal income tax liability in future taxable years when the corporation is no longer subject to the AMT.

C.   Federal Income Tax Consequences to Holders of Old Bank Debt.

     Under Treasury Regulations, changes in the terms of a debt instrument will be treated as an "exchange" of the original debt instrument for the modified debt instrument if the terms of the modified debt differ "materially either in kind or in extent" from the original terms. Additional Treasury Regulations provide that such an exchange will occur if there has been a "significant modification" of the original debt instrument. The determination of whether a "significant modification" has occurred is based on all the facts and circumstances and generally requires that the legal rights that are altered and the degree to which they are altered are economically significant. With respect to changes in interest rates, the Treasury Regulations generally provide that a modification that changes the annual yield on a debt instrument is a "significant modification" if the annual yield on the modified instrument (measured from the date of the modification to the final maturity date) varies from the annual yield on the original, unmodified instrument by more than the greater of 25 basis points or 5% of the annual yield of the unmodified instrument. For these purposes, the annual yield of a variable rate debt instrument is the annual yield of the equivalent fixed rate debt instrument (as determined under Treasury Regulations) as of the date of the modification.

     Because the interest rate on the Old Bank Debt will change when the Debtor Group and the Banks enter into a forbearance agreement regarding the Old Bank Debt (such date, the "Forbearance Date") and the terms of the Old Bank Debt will be further revised on the Effective Date pursuant to the Plan, it is possible that an "exchange" of Old Bank Debt for "new" Old Bank Debt or Amended Bank Debt will be deemed to occur on the Forbearance Date or the Effective Date, as the case may be. Because such a determination will ultimately depend on the level of market interest rates on both the Forbearance Date and the Effective Date (and the nature of all other changes to the terms of the Old Bank Debt as reflected in an executed Amended Credit Agreement), it is uncertain at this time whether the Old Bank Debt will be considered to be "exchanged" for "new" Old Bank Debt or Amended Bank Debt. Based on current market interest rates, it does appear that a deemed "exchange" of Old Bank Debt for "new" Old Bank Debt will occur on the Forbearance Date.

     If the Old Bank Debt is subject to an "exchange," such exchange will trigger the recognition of gain or loss for Holders of the Old Bank Debt unless both the "old" and "new" debt constitute "securities" within the meaning of the provisions of the Tax Code governing "reorganizations." The test as to whether a debt instrument is a "security" involves an overall evaluation of the nature of the debt instrument, with the term of the debt instrument usually regarded as one of the most significant factors. Generally, debt instruments with a term of five years or less have not qualified as "securities," whereas debt instruments with a term of ten years or more generally have qualified as "securities." Bank debt generally does not constitute a "security" and the Amended Bank Debt should not constitute a "security" because its term will be less than four years. However, it is possible that the Old Bank Debt will constitute a "security" because its term is in excess of five years. HOLDERS OF OLD BANK DEBT SHOULD CONTACT THEIR OWN TAX ADVISORS AS TO WHETHER THE OLD BANK DEBT WILL BE SUBJECT TO AN "EXCHANGE" ON THE FORBEARANCE DATE OR

THE EFFECTIVE DATE, AND IF SO, WHETHER SUCH "EXCHANGE" WILL CONSTITUTE A "REORGANIZATION."

     If either or both the "old" and "new" Bank Debt do not constitute a "security," then any resulting taxable gain or loss in an "exchange" will be equal to the difference between (i) the "issue price" of the "new" Bank Debt (which should be its principal amount) and (ii) the Holder's adjusted tax basis in the "old" Bank Debt exchanged therefor (but to the extent the consideration is attributable to accrued but unpaid interest on the "old" Bank Debt, Holders may be required to treat such amounts as payments of interest taxable as ordinary income in accordance with the Holder's method of accounting for federal income tax purposes (see "Accrued Interest" below)). Any such gain or loss will generally be long-term capital gain or loss (subject to the market discount rules discussed below) to the extent that the "old" Bank Debt had been held for more than one year. A Holder's tax basis in the "new" Bank Debt should be equal to the issue price of the "new" Bank Debt, and the holding period for the "new" Bank Debt will begin on the day immediately after the "exchange." Holders should consult their own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses, and whether any resulting gain recognition may be deferred under the installment method until principal is repaid on the "new" Bank Debt. Certain limitations exist on the deduction of capital losses by both corporate and noncorporate taxpayers.

     In general, if both the "old" and "new" Bank Debt constitute securities for federal income tax purposes, a Holder of "old" Bank Debt will not recognize loss upon an "exchange," but will recognize gain (generally computed as described in the preceding paragraph), if any, to the extent of any non-security consideration (including the fair market value of any excess "principal" (as determined for purposes of Section 354 of the Tax Code) of such "new" Bank Debt over such "old" Bank Debt) received in satisfaction of such "old" Bank Debt. The character and timing of such gain will be determined in accordance with the principles discussed in the preceding paragraph. In addition, the Holder may recognize interest income, as described in the preceding paragraph. A Holder's tax basis in any "new" Bank Debt received in exchange for "old" Bank Debt will equal the Holder's tax basis in such "old" Bank Debt, increased by any gain recognized in respect of such "old" Bank Debt and decreased by any non-security consideration received in exchange for such "old" Bank Debt (other than any portion that is allocable to accrued interest with respect to the "old" Bank
Debt). In general, the Holder's holding period for the "new" Bank Debt will include the Holder's holding period for such "old" Bank Debt, except to the extent that such "new" Bank Debt were issued in respect of a claim for accrued but unpaid interest.

D. Federal Income Tax Consequences to Holders of Senior Notes and Subordinated Notes.

     1.   Exchanges of Senior Notes and Subordinated Notes for New Common Stock.

     Gain or loss will not be recognized by Holders who exchange the Senior Notes and the Subordinated Notes for New Common Stock pursuant to the Plan, provided that the Senior Notes and the Subordinated Notes are considered to be "securities" within the meaning of the provisions of the Tax Code governing reorganizations. The test as to whether a debt instrument is a "security" involves an overall evaluation of the nature of the debt instrument, with the term of the debt instrument usually regarded as one of the most significant factors. Generally, debt instruments with a term of five years or less have not qualified as "securities," whereas debt instruments with a term of ten years or more generally have qualified as "securities." Each of the Senior Notes and the Subordinated Notes should be treated as "securities" for federal income tax purposes. Accordingly, assuming the Senior Notes and Subordinated Notes are so treated, Holders of the Senior Notes and Holders of the Subordinated Notes will not recognize any gain or loss upon receipt of New Common Stock pursuant to the Plan (but to the extent the New Common Stock is attributable to accrued but unpaid interest on the Senior Notes or the Subordinated Notes, Holders will be required to treat such amounts as payments of interest taxable as ordinary income in accordance with the Holder's method of accounting for federal income tax purposes (see "--Accrued Interest" below)). Except for any New Common Stock attributable to accrued and unpaid interest, a Holder's adjusted tax basis in the New Common Stock will be equal to the Holder's adjusted tax basis in the Senior Notes and the Subordinated Notes exchanged therefor, and a Holder's holding period for the New Common Stock will include the Holder's holding period for such Senior Notes and Subordinated Notes.

     If any of the Senior Notes or the Subordinated Notes were determined not to constitute "securities" for federal income tax purposes, then a Holder of such Notes would generally recognize gain or loss equal to the difference between the fair market value of the New Common Stock received in exchange for such Notes and the Holder's adjusted tax basis in such Notes (but to the extent the New Common Stock is attributable to accrued but unpaid interest on the Notes, Holders will be required to treat such amounts as payments of interest taxable as ordinary income in accordance with the Holder's method of accounting for federal income tax purposes (see "--Accrued Interest" below)). Any such gain or loss generally would be long-term capital gain or loss (subject to the market discount rules discussed below) if such Notes were held for more than one year. Holders should consult their own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and noncorporate taxpayers. A Holder's tax basis in the New Common Stock would be equal to its fair market value on the Effective Date, and the holding period for the New Common Stock would begin on the day immediately after the Effective Date.

     Market Discount. The Tax Code generally requires holders of "market discount bonds" to treat as ordinary income any gain realized on the disposition of such bonds (including in certain non-recognition transactions, such as a gift) to the extent such gain does not exceed accrued market discount. A "market discount bond" is a debt obligation purchased at a market discount subject to a statutorily-defined de minimis exception. For this purpose, a purchase at a market discount includes a purchase at a price less than the stated redemption price at maturity of the debt instrument (in the case of the Senior Notes and the Subordinated Notes, their stated redemption price at maturity will be equal to their principal amount).

     Market discount generally accrues on a straight line basis, unless a holder elects to use a constant interest rate method. A holder of a debt instrument acquired at a market discount may elect to include the market discount in income as the discount accrues on a current basis, in which case the rule with respect to the recognition of ordinary income on a sale or other disposition of such bond described in the previous paragraph would not apply.

     Assuming the exchanges of the Senior Notes and the Subordinated Notes for New Common Stock described above are treated as non-recognition transactions, any accrued (but unrecognized) market discount on the Senior Notes and the Subordinated Notes will not have to be recognized as income at the time of the exchange for New Common Stock. However, on a subsequent taxable disposition of the New Common Stock received in the exchange, gain is treated as ordinary income to the extent of market discount accrued prior to the non-recognition transaction.

     2.   New Common Stock.

          a.   Dividends

     A Holder generally will be required to include in gross income as ordinary dividend income the amount of any distributions paid on the New Common Stock to the extent that such distributions are paid out of the Reorganized Debtor's current or accumulated earnings and profits as determined for federal income tax purposes. Distributions in excess of such earnings and profits will reduce the Holder's tax basis in its New Common Stock and, to the extent such excess distributions exceed such tax basis, will be treated as gain from a sale or exchange of such New Common Stock. Holders that are treated as corporations for federal income tax purposes may be entitled to a dividends received deduction (generally at a 70% rate) with respect to distributions out of earnings and profits and are urged to consult their own tax advisors regarding the rules relating to the dividends received deduction.

          b.   Sale or Other Taxable Disposition

     Upon the sale or other taxable disposition of New Common Stock, a Holder generally will recognize capital gain or loss equal to the difference between the amount of Cash and fair market value of any property received and such Holder's adjusted tax basis in such New Common Stock (determined as described above). Capital gain or loss recognized upon the disposition of the New Common Stock will be long-term if, at the time of the disposition, the holding period for the New Common Stock exceeds one year. However, as discussed above, if any Senior Notes or Subordinated Notes held by a Holder has accrued (but unrecognized) market discount on the Effective Date, then any gain recognized by such Holder upon the disposition of New Common Stock would have to be treated as ordinary income to the extent of such accrued market discount that is allocated to such New Common Stock on the Effective Date. Holders should consult their own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and noncorporate taxpayers.

E. Federal Income Tax Consequences to Holders of Old Preferred Stock and Old Common Stock.

     1.   Exchange of Old Preferred Stock and Old Common Stock for New Common
          Stock.

     The exchange of Old Preferred Stock and Old Common Stock for New Common Stock pursuant to the Plan will constitute a recapitalization for federal income tax purposes, and as a result, Holders of Old Preferred Stock and Old Common Stock will not recognize any gain or loss in the exchange. A Holder's adjusted tax basis in the New Common Stock will be equal to its tax basis in the Old Preferred Stock or the Old Common Stock exchanged therefor, and a Holder's holding period for the New Common Stock will include the Holder's holding period for the Old Preferred Stock or Old Common Stock exchanged therefor.

     2.   New Common Stock.

     For the tax consequences of holding and disposing of New Common Stock, see generally "Federal Income Tax Consequences to Holders of Senior Notes and Subordinated Notes - New Common Stock" above.

     3.   Participation in Rights Offering.

          a. Allocation of Purchase Price Between Convertible Preferred Stock and Warrants

     For federal income tax purposes, the purchase price of each Rights Offering Unit should be allocated between the Convertible Preferred Stock and the New Warrants based upon their relative fair market values on the Effective Date and should establish the Holders' initial tax basis in the Convertible Preferred Stock and New Warrants. The Debtor currently intends to allocate approximately 90% of the purchase price of a Rights Offering Unit to the Convertible Preferred Stock and 10% to the New Warrants. The Reorganized Debtor's fair market value determinations will not be binding on the Service. However, a Holder may be bound by such determinations unless the Holder discloses in a timely filed federal income tax return for its taxable year in which it acquires the Rights Offering Units that it intends to use different fair market value allocations.

          b.   Convertible Preferred Stock

     Treasury Regulations provide that, for purposes of certain tax rules under
Section 305 of the Tax Code, "preferred stock" generally is stock which, in relation to other classes of stock outstanding enjoys certain limited rights and privileges (generally associated with specified dividend and liquidation priorities) but does not participate in corporate growth to any significant extent. Thus, stock, though denominated as preferred stock, will not be treated as "preferred stock" for these purposes if it has a real and meaningful probability of actually participating in the earnings and growth of the corporation. Because the Convertible Preferred Stock has the right with respect to any dividends paid on the New Common Stock and liquidation proceeds to generally participate on an "as-if-converted" basis with the New Common Stock, the Debtor believes it is more likely than not that, and intends to take the position that, the Convertible Preferred Stock will not be treated as "preferred stock" under the Treasury Regulations discussed above because such Stock is able to participate in the corporate growth of the Reorganized Debtor.

     Dividends. If the Convertible Preferred Stock is not treated as "preferred stock" under the Treasury Regulations discussed above, then distributions of additional shares of Convertible Preferred Stock (rather than cash) generally will not be treated as taxable distributions, unless cash (or other property) distributions are made on the New Common Stock (or certain other distributions are made (or deemed made) with respect to other classes of stock of the Debtor, interest is paid on convertible debt issued by the Debtor or certain other events occur), in which case such distributions of additional shares of Preferred Stock will be treated as taxable distributions taxed in the same manner as cash distributions. If the Service successfully contends that the Convertible Preferred Stock is treated as "preferred stock" under the Treasury Regulations discussed above, then dividends paid in additional shares of Convertible Preferred Stock will be taxed in the same manner as cash distributions thereon. For a discussion of the tax consequences of a cash distribution on the Convertible Preferred Stock, see generally "--Federal Income Tax Consequences to Holders of Senior Notes and Subordinated Notes--New Common Stock--Dividends" above.

     Redemption Premium. Under Section 305 of the Tax Code and related Treasury Regulations, if the redemption price of redeemable preferred stock exceeds its issue price by more than a de minimis amount, the difference ("Redemption Premium") may be taxable as a constructive distribution taken into account generally in the same manner as original issue discount ("OID") would be taken into account were the preferred stock treated as a debt instrument for federal income tax purposes (the "Accrual Rule"). Any such constructive distribution would generally be subject to the same rules generally applicable to distributions. If the Convertible Preferred Stock is not treated as "preferred stock" under the Treasury Regulations discussed above, then the Accrual Rule will not apply to the Convertible Preferred Stock. Because the redemption price of the Convertible Preferred Stock should exceed the amount of the "issue price" of the Convertible Preferred Stock (equal to the amount of the purchase price of a Rights Offering Unit allocable to the Convertible Preferred Stock) by more than the de minimis amount, if the Service were to successfully contend that the Convertible Preferred Stock is subject to the Accrual Rule, a Holder would be required to include the amount of the Redemption Premium in gross income on an annual basis under a constant yield accrual method, regardless of its regular method of tax accounting, in advance of the receipt of cash attributable to such income, to the extent that the Reorganized Debtor has current or accumulated earnings and profits. In addition, any additional shares of Convertible Preferred Stock distributed by the Reorganized Debtor in lieu of cash dividend payments on the Convertible Preferred Stock would also bear Redemption Premium if the issue price of such shares (i.e., the fair market value of such shares on the date of issuance) would be less than their redemption price by more than a de minimis amount, which would give rise to additional constructive distributions.

     Redemption. A redemption of shares of Convertible Preferred Stock will be a taxable event. If such redemption is treated as a sale or exchange, a Holder will generally recognize long-term capital gain or loss (provided such shares have a holding period in excess of one year) equal to the difference between the amount of cash received and the Holder's adjusted tax basis in the shares of Convertible Preferred Stock redeemed (except to the extent that any cash received is attributable to accrued but unpaid dividends on the Convertible Preferred Stock that have been declared by the Reorganized Debtor, which generally will be subject to the rules discussed in "Federal Income Tax Consequences to Holders of Senior Notes and Subordinated Notes - New Common Stock - Dividends"). A redemption will be treated as a sale or exchange if the redemption:

     . results in a "complete redemption" of the Holder's stock interest in the Reorganized Debtor under Section 302(b)(3) of the Tax Code;

     . is a "substantially disproportionate" redemption with respect to the Holder under Section 302(b)(2) of the Tax Code; or

     . is "not essentially equivalent to a dividend" with respect to the Holder under Section 302(b)(1) of the Tax Code.

In determining whether any of these tests has been met, a Holder must take into account not only shares of the Reorganized Debtor's stock that it actually owns (including shares of New Common Stock), but also shares of the Reorganized Debtor's stock that it constructively owns within the meaning of Section 318 of the Tax Code.

     A redemption will be treated as "not essentially equivalent to a dividend" if it results in a "meaningful reduction" in the Holder's stock interest in the Reorganized Debtor, which will depend on the Holder's particular facts and circumstances at such time. If as a result of the redemption, a holder whose relative stock interest in the Reorganized Debtor is minimal and who exercises no control over corporate affairs suffers a reduction in its proportionate interest in the Reorganized Debtor (including any stock constructively owned), the Holder should generally be regarded as having suffered a meaningful reduction in its interest in the Reorganized Debtor.

     Satisfaction of the "complete redemption" and "substantially disproportionate" exceptions is dependent upon compliance with the respective objective tests set forth in Section 302(b)(3) and Section 302(b)(2) of the Tax Code. A redemption will result in a "complete redemption" if either (i) all of the stock of the Reorganized Debtor actually and constructively owned by the Holder is exchanged in the redemption or (ii) all of the stock of the Reorganized Debtor actually owned by the Holder is exchanged in the redemption and the Holder is eligible to waive, and effectively waives, the attribution of stock of the Reorganized Debtor constructively owned by the Holder in accordance with the procedures described in Section 302(c)(2) of the Tax Code. A distribution to a Holder will be "substantially disproportionate" if the percentage of the outstanding voting stock of the Reorganized Debtor actually and constructively owned by the Holder immediately following the redemption (treating shares of Convertible Preferred Stock exchanged in the redemption as not outstanding) is less than 80% of the percentage of the outstanding voting stock of the Reorganized Debtor actually and constructively owned by the Holder immediately before the redemption (treating shares of Convertible Preferred Stock exchanged in the redemption as outstanding), and immediately following the redemption the Holder owns less than 50% of the total combined voting power of the Reorganized Debtor.

     If the redemption does not constitute a sale or exchange, the receipt of cash by such Holder will be treated as a distribution. For the federal income tax consequences of receipt of a distribution, see generally "Federal Income Tax Consequences to Holders of Senior Notes and Subordinated Notes - New Common Stock - Dividends" above. If a redemption is treated as a distribution, a Holder's tax basis in the shares of Convertible Preferred Stock redeemed should be added to its basis in other shares of the Reorganized Debtor's stock actually or constructively owned.

     Adjustments. In general, anti-dilution adjustments do not result in constructive distributions. However, an adjustment to the conversion ratio of the Convertible Preferred Stock, or the failure to make such adjustments, may in certain circumstances result in constructive distributions to the Holders of Convertible Preferred Stock that could be taxable as dividends. In such event, a Holder's tax basis in the Convertible Preferred Stock would be increased by the amount of any such dividend.

     Conversion. A Holder generally will not recognize gain or loss upon the conversion of shares of Convertible Preferred Stock into shares of New Common Stock (except to the extent of cash, if any, received in lieu of fractional interests in shares of New Common Stock). Upon such conversion, the Holder's tax basis in the New Common Stock will be equal to such Holder's tax basis in the Convertible Preferred Stock exchanged therefor. The Holder's holding period with respect to such New Common Stock will include such Holder's holding period for the Convertible Preferred Stock. The receipt of cash (if any) in lieu of a fractional interest in a share of New Common Stock will be taxable as if the fractional share of New Common Stock had been issued and then redeemed for cash. Accordingly, a Holder should generally recognize gain or loss in an amount equal to the difference between the amount of cash received for the fractional interest and the Holder's tax basis in the fractional interest. For the tax consequences of holding and disposing of New Common Stock, see generally "--Federal Income Tax Consequences to Holders of Senior Notes and Subordinated Notes--New Common Stock" above.

     Sale or Other Taxable Disposition. Upon the sale or other taxable disposition of Convertible Preferred Stock, a Holder generally will recognize capital gain or loss equal to the difference between the amount of cash and fair market value of any property received and such Holder's adjusted tax basis in such Convertible Preferred Stock. Capital gain or loss recognized upon the disposition of the Convertible Preferred Stock will be long-term if, at the time of the disposition, the holding period for the Convertible Preferred Stock exceeds one year. Holders should consult their own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. Certain limitations exist on the deduction of capital losses by both corporate and noncorporate taxpayers.

          c.   New Warrants

     Sale or Expiration. Upon the sale or other taxable disposition of a New Warrant, a Holder generally will recognize gain or loss in an amount equal to the difference between the amount of cash and the fair market value of property received therefor and the Holder's tax basis in the New Warrant. Such gain or loss would be long-term capital gain or loss if the New Warrant had been held for more than one year.

     If a New Warrant expires without being exercised, the Holder will recognize loss in an amount equal to its tax basis in the New Warrant. Such loss will be long-term capital loss if the New Warrant had been held for more than one year.

     Exercise. The exercise of a New Warrant for cash will not be a taxable event to the Holder of the New Warrant (except to the extent of cash, if any, received in lieu of fractional interests in shares of New Common Stock). Upon such exercise, the Holder's tax basis in the New Common Stock obtained will be equal to the sum of such Holder's tax basis in the New Warrant and the exercise price of the New Warrant. The Holder's holding period with respect to such New Common Stock will commence on the day the New Warrant is exercised. The receipt of cash (if any) in lieu of a fractional interest in a share of New Common Stock will be taxable as if the fractional share of New Common Stock had been issued and then redeemed for cash. Accordingly, a Holder should generally recognize gain or loss in an amount equal to the difference between the amount of cash received for the fractional interest and the Holder's tax basis in the fractional interest.

     Adjustments. In general, anti-dilution adjustments do not result in constructive distributions. However, an adjustment to the exercise price or the conversion ratio of the New Warrants, or the failure to make such adjustments, may in certain circumstances result in constructive distributions to the Holders of the New Warrants that could be taxable as dividends. In such event, a Holder's tax basis in the New Warrants would be increased by the amount of any such dividend.

F.   Accrued Interest.

     A Holder will be treated as receiving a payment of interest (includible in income in accordance with the Holder's method of accounting for federal income tax purposes) to the extent that any property received pursuant to the Plan is attributable to accrued but unpaid interest, if any, with respect to the Holder's Claim. The extent to which the receipt of Cash or other property should be attributable to accrued but unpaid interest is unclear. The Reorganized Debtor intends to take the position that such Cash or property distributed pursuant to the Plan will first be allocable to the principal amount of a Holder's Claim and then, to the extent necessary, to any accrued but unpaid interest thereon. It is possible, however, that the Service may take a contrary position.

     To the extent any property received pursuant to the Plan is considered attributable to accrued but unpaid interest, a Holder will recognize ordinary income to the extent the value of such property exceeds the amount of interest previously taken into income by the Holder, and a Holder's basis in such property should be equal to the amount of interest income treated as satisfied by the receipt of such property. The holding period in such property should begin on the day immediately after the Effective Date. A Holder generally will be entitled to recognize a loss to the extent any accrued interest was previously included in its gross income and is not paid in full. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE DETERMINATION OF THE AMOUNT OF CONSIDERATION RECEIVED UNDER THE PLAN THAT IS ATTRIBUTABLE TO INTEREST (IF ANY).

G.   Backup Withholding and Information Reporting.

     Holders may be subject to backup withholding at the applicable tax rate with respect to the receipt of consideration received pursuant to the Plan, unless such Holder (1) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (2) provides a correct taxpayer identification number ("TIN") on IRS Form W-9 (or a suitable substitute form), certifies as to no loss of exemption from backup withholding and complies with applicable requirements of the backup withholding rules. An otherwise exempt Holder may be subject to backup withholding if, among other things, the Holder (i) fails to properly report payments of interest and dividends or (ii) in certain circumstances, has failed to certify, under penalty of perjury, that such Holder has furnished a correct TIN. Holders that do not provide a correct TIN may also be subject to penalties imposed by the Service.

     Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of federal income taxes, a Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the Service.

     The Reorganized Debtor (or its paying agent) may be obligated to provide information statements to the Service and to Holders who receive consideration pursuant to the Plan reporting such payments (except with respect to Holders that are exempt from the information reporting rules, such as corporations).

     The backup withholding and information reporting rules described above may also apply with respect to payments (and deemed payments) made after the Effective Date with respect to the New Common Stock and the Convertible Preferred Stock.

     THE FOREGOING DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. ACCORDINGLY, EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF THE PLAN DESCRIBED HEREIN AND THE APPLICATION OF FEDERAL, STATE, LOCAL AND FOREIGN TAX LAWS. NEITHER THE PROPONENTS NOR THEIR PROFESSIONALS WILL HAVE ANY LIABILITY TO ANY PERSON OR HOLDER ARISING FROM OR RELATED TO THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE PLAN OR THE FOREGOING DISCUSSION.

                                      XII.
            ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

     If the Plan is not confirmed and consummated, the Debtor's alternatives include (i) liquidation of the Debtor under chapter 7 of the Bankruptcy Code and
(ii) the preparation and presentation of an alternative plan or plans of reorganization.

A.   Liquidation Under Chapter 7.

     If no chapter 11 plan can be confirmed, the Chapter 11 Case may be converted to a case under chapter 7 of the Bankruptcy Code in which a trustee would be elected or appointed to liquidate the assets of the Debtor. A discussion of the effect that a chapter 7 liquidation would have on the recovery of holders of Claims and Equity Interests is set forth in Section VI.C.4., "Confirmation and Consummation Procedure - Confirmation - Best Interests Test." The Debtor believes that liquidation under chapter 7 would result in (i) smaller distributions being made to creditors than those provided for in the Plan because of the additional administrative expenses involved in the appointment of a trustee and attorneys and other professionals to assist such trustee, (ii) additional expenses and claims, some of which would be entitled to priority, which would be generated during the liquidation and from the rejection of leases and other executory contracts in connection with a cessation of the Debtor's operations, and (iii) the failure to realize the greater, going concern value of the Debtor's assets. The Debtor's Liquidation Analysis is attached hereto as Exhibit D.

B.   Alternative Plan of Reorganization.

     If the Plan is not confirmed, the Debtor or any other party in interest could attempt to formulate a different plan of reorganization. Such a plan might involve either a reorganization and continuation of the Debtor's businesses or an orderly liquidation of its assets. With respect to an alternative plan, the Debtor has explored various other alternatives in connection with the extensive negotiation process involved in the formulation and development of the Plan.

     The Debtor believes that the Plan enables the Debtor to successfully and expeditiously emerge from chapter 11, preserves the Company's business and allows creditors to realize the highest recoveries under the circumstances. In a liquidation under chapter 11 of the Bankruptcy Code, the assets of the Debtor would be sold in an orderly fashion over a more extended period of time than in a liquidation under chapter 7 and a trustee need not be appointed. Accordingly, creditors would receive greater recoveries than in a chapter 7 liquidation. Although a chapter 11 liquidation is preferable to a chapter 7 liquidation, the Debtor believes that a liquidation under chapter 11 is a much less attractive alternative to creditors because a greater return to creditors is provided for by the Plan.

                                      XIII.
                          CONCLUSION AND RECOMMENDATION

     The Debtor believes that confirmation and implementation of the Plan is preferable to any of the alternatives described above because it will provide the greatest recoveries to holders of Claims and Equity Interests. In addition, other alternatives would involve significant delay, uncertainty and substantial additional administrative costs. The Debtor urges holders of impaired Claims and Equity Interests entitled to vote on the Plan to vote to accept the Plan and to evidence such acceptance by returning their ballots so that they will be received not later than 5:00 p.m., Eastern Time, on October 1, 2002.

Dated: August 23, 2002


                                            ITC/\DELTACOM, INC., a Delaware
                                            corporation


                                            By: /s/
                                               ---------------------------------
                                               Douglas Shumate
                                               Chief Financial Officer

                                    EXHIBIT A


                         Debtor's Plan of Reorganization

             [See Exhibit 99.1 to this Current Report on Form 8-K]

                                    EXHIBIT B


    Order of the Bankruptcy Court dated August 26, 2002, among other things, approving this Disclosure Statement and establishing certain procedures with respect to the solicitation and tabulation of votes to accept or reject the Plan

                     IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE

In re:                             )
                                   )    Chapter 11
ITC/\DELTACOM, INC.,               )
                                   )    Case No.      02-11848 (MFW)
                     Debtor.       )
                                   )
                                   )
                                   )


       ORDER (i) APPROVING THE DEBTOR'S DISCLOSURE STATEMENT AS CONTAINING ADEQUATE INFORMATION, (ii) APPROVING THE DEBTOR'S FORM OF BALLOTS AND PROPOSED SOLICITATION AND TABULATION PROCEDURES, (iii) APPROVING THE
    PROPOSED PROCEDURES OF A RIGHTS OFFERING, (iv) FIXING THE DATE, TIME AND
     PLACE FOR VOTING ON THE DEBTOR'S PLAN OF REORGANIZATION, (v) FIXING THE DATE, TIME AND PLACE FOR A HEARING TO CONSIDER CONFIRMATION OF THE DEBTOR'S
         PLAN AND (vi) PRESCRIBING THE FORM AND MANNER OF NOTICE THEREOF

                  ITC/\DeltaCom, Inc. (the "Debtor"), as debtor in possession, having filed with the Court on July 26, 2002 a proposed plan of reorganization, and having filed with the Court on August 22, 2002 a proposed first amended plan of reorganization, and having filed with the Court on August 23, 2002 a proposed first amended plan of reorganization, as revised (the "Plan");/1/ and the Debtor having filed with the Court on July 26, 2002 a proposed Disclosure Statement relating to the Plan, and the Debtor having filed with the Court on August 22, 2002 a first amended Disclosure Statement relating to the Plan, and the Debtor having filed with the Court on August 23, 2002 a first amended Disclosure Statement, as revised, relating to the Plan (the "Disclosure Statement"); and a hearing on the relief requested in the Debtor's motion for order (i) approving the schedule and procedure for balloting, solicitation and tabulation of votes

------------------

/1/ All defined terms that are not defined herein shall have the meaning ascribed to them in the Plan.

to accept or reject, (ii) approving the procedures of a rights offering and
(iii) approving the schedule for confirmation of the Debtor's Plan of Reorganization (the "Motion") having been held on August 22, 2002 at which all parties in interest had an opportunity to be heard (the "Hearing"); it is

         ORDERED, that the Disclosure Statement and any revisions announced in Court at the hearing on the adequacy thereof (the "Hearing"), is approved as containing "adequate information" pursuant to section 1125 of the Bankruptcy Code; and it is further

         ORDERED, that the Debtor is authorized, pursuant to section 1125 of the Bankruptcy Code, to solicit acceptance or rejection of the Plan, as amended to reflect the revisions filed with the Court on August 22 and August 23, 2002 and any revisions announced in Court at the Hearing, by transmitting a copy of the Plan, the Disclosure Statement, this Order, a ballot and voting procedures to each creditor and interest holder impaired under, and entitled to vote on, the Plan; and it is further

         ORDERED that the form of Ballots (annexed hereto as Exhibit A), and the proposed procedures for soliciting votes to accept or reject the Plan (annexed hereto as Exhibit B) and the proposed procedures of a new rights offering (annexed hereto as Exhibit C) are approved in all respects; and it is further

         ORDERED that in accordance with Bankruptcy Rules 3017(d) and 3018(a) and the Plan, the record date for determining holders of Claims and Equity Interests eligible to vote to accept or reject the Plan shall be August 22, 2002 (the "Record Date"); and it is further

         ORDERED that, pursuant to Bankruptcy Rule 3017(c), in order to be considered as acceptances or rejections of the Plan, all Ballots must be properly completed, executed, marked and actually received via United States Mail, overnight delivery or hand delivery by The

Altman Group, Inc. (the "Voting Agent") on or before October 1, 2002 at 5:00 p.m. (Eastern Time) (the "Voting Deadline"); and it is further

         ORDERED that any executed ballot received by the Voting Agent which does not indicate either an acceptance or rejection of the Plan shall not be counted; and it is further

         ORDERED that if a holder holds Claims or Equity Interests in more than one class and is entitled to vote such Claims or Equity Interests, separate ballots must be used for each class of Claims of Equity Interests; and it is further

         ORDERED that the Debtor is not required to mail Solicitation Packages to any individual or entity at an address from which notice of the Disclosure Statement Hearing was returned by the United States Postal Office as undeliverable, unless the Debtor was provided with an accurate address by such individual or entity prior to the Record Date; and it is further

         ORDERED that any ballot received from a holder of a claim listed as contingent, disputed, or unliquidated in the Debtor's Schedules and Statements will not be counted unless the holder of such claim filed a proof of claim on or before September 20, 2002; and it is further

         ORDERED that any entity entitled to vote to accept or reject the Plan may change its vote before the Voting Deadline, by casting a superseding ballot so that it is received on or before such deadline, but any entity desiring to change its vote after the Voting Deadline may do so only if it files a motion with the Court with sufficient notice so that it can be heard and considered at the Confirmation Hearing, and it demonstrates "cause" pursuant to Bankruptcy Rule 3018(a); and it is further

         ORDERED that each holder of a Claim who has filed a proof of claim in the Debtor's chapter 11 case as to which Claim an objection is pending and is not resolved before the Confirmation Hearing shall not be permitted to vote on the Plan unless the holder of such

Claim has obtained an order of the Court on or before October 10, 2002 pursuant to Bankruptcy Rule 3018(a), temporarily allowing its Claim for purposes of voting on the Plan; and it is further

         ORDERED that for the purposes of determining whether holders of over one-half in number of claims voting in Class 3 (Senior Debt Claims) have voted to accept the Plan, as required by Section 1126(c) of the Bankruptcy Code, each individual or entity which asserts claims in Class 4 in respect of more than one of the 1997 Notes, the March 1998 Notes, and the November 1998 Notes (as defined in the Motion) shall be considered a separate holder with respect to each such series; and it is further

         ORDERED that the Voting Agent is authorized and directed to effect any action reasonably necessary to accomplish the solicitation and ballot tabulation services, as contemplated by the Disclosure Statement, including, without limitation, to review, tabulate, and make preliminary determinations as to the validity of all acceptances and rejections of the Plan and to provide a written report of the results of such tabulation to the Court not later than three business days prior to the date of the Confirmation Hearing; and it is further

         ORDERED that pursuant to Bankruptcy Rule 3017(d), the Debtor shall transmit or cause to be transmitted, within seven (7) business days after entry of this Order, by first-class mail, postage prepaid (i) a copy of the Disclosure Statement and the Plan, (ii) a copy of the notice of entry of this Order substantially in the form of the notice annexed hereto as Exhibit D (the "Disclosure Statement Notice"), (iii) a Ballot(s) and voting instructions, and
(iv) a pre-addressed return envelope (collectively, a "Solicitation Package"), to all known holders of Claims or Equity Interests as of the Record Date in each impaired class of Claims or Equity Interests entitled to vote to accept or reject the Plan; and it is further

         ORDERED that the Debtor shall transmit or cause to be transmitted, within seven

(7) business days after entry of this Order, by first class mail, postage prepaid, the Disclosure Statement Notice and a Notice of Non-Voting Status annexed hereto as Exhibit E, to (i) all known holders of claims as of the Record Date in each unimpaired class of Claims, and (ii) all other known holders of Claims against the Debtor as of the Record Date who are not entitled to vote to accept or reject the Plan; and it is further

         ORDERED that the Debtor is authorized to publish the Disclosure Statement Notice in The Wall Street Journal (national edition) and The Atlanta Journal-Constitution once no later than seven (7) business days after the entry of this Order, which publication shall constitute good and sufficient notice to all of the Debtor's creditors, equity interest holders and other parties in interest of the time and place of the hearing on confirmation of the Plan, the date by which Ballots must be submitted, and the date by which all objections to confirmation of the Plan must be served and filed with the Court, and all other information contained in the Notice; and it is further

         ORDERED that holders of Eligible Interests may subscribe to purchase shares of the Reorganized Debtor's new convertible preferred stock and warrants according to the terms of the Rights Offering Procedures attached to the Motion as Exhibit C; and it is further

         ORDERED that, pursuant to Bankruptcy Rule 3017(c), the hearing to consider confirmation of the Plan (the "Confirmation Hearing") shall be held before the Court on October 10, 2002 at 3:00 p.m. (Eastern Time), or as soon thereafter as counsel may be heard; the Confirmation Hearing may be adjourned from time to time without further notice except for an announcement made at the Confirmation Hearing or any adjourned Confirmation Hearing; and it is further

         ORDERED that any objection to confirmation of the Plan be in writing, state that it is an objection to confirmation of the Plan, indicate the nature of the objection and the legal basis therefor, and be filed with and received by the Bankruptcy Court and the parties listed below, together with proof of service, on or before October 3, 2002 at 4:00 p.m. (Eastern Time):

          (1)     ITC/\DELTACOM, INC.
                  1791 O.G. Skinner Drive
                  West Point, Georgia 31833
                  Attn: J. Thomas Mullis, Esq.

          (2)     LATHAM & WATKINS
                  Co-Counsel for the Debtor
                  885 Third Avenue, Suite 1000
                  New York, New York 10022
                  Attn: Martin N. Flics, Esq.

          (3)     RICHARDS, LAYTON & FINGER, P.C.
                  Co-Counsel for the Debtor
                  One Rodney Square
                  P.O. Box 551
                  Wilmington, Delaware 19899
                  Attn: Mark D. Collins, Esq.

          (4)     FRIED, FRANK, HARRIS, SHRIVER & JACOBSON
                  One New York Plaza
                  New York, New York 10004
                  Attn: George B. South III, Esq.

          (5)     BLANK, ROME, COMISKY & MCCAULEY LLP
                  Chase Manhattan Center
                  1201 Market Street, Suite 800
                  Wilmington, Delaware 19801
                  Attn: Mark J. Packel, Esq.

          (6)     TORYS LLP
                  237 Park Avenue
                  New York, New York 10017-3142
                  Attn: Emanuel Grillo, Esq.

          (7)     OFFICE OF THE UNITED STATES TRUSTEE
                  844 King Street, Suite 2313
                  Lockbox 35
                  Wilmington, Delaware 19801-3519
                  Attn: Julie Compton, Esq.

and it is further

         ORDERED that any party failing to file and serve objections to the Plan in compliance with this Order shall be barred from raising such objections at the Confirmation Hearing; and it is further

         ORDERED that the Debtor is authorized and empowered to effect such actions as may be necessary to implement the terms of this Order.

Dated: August 26, 2002
       Wilmington, Delaware



                                             /s/ Mary F. Walrath
                                           -------------------------------------
                                           HONORABLE MARY F. WALRATH
                                           UNITED STATES BANKRUPTCY JUDGE

                                                            [Exhibit A to Order]

                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

---------------------------------x
 In re:                          :
                                 :   Chapter 11
 ITC/\DELTACOM, INC.,            :
                                 :   Case No. 02-11848 (MFW)
                     Debtor      :
                                 :
                                 :
---------------------------------x

---------------------------------------------------------------------------------------------
Voting Securities of the Debtor                                CUSIP Nos.     Ballot    Class
                                                                               Color
---------------------------------------------------------------------------------------------
11% Senior Notes Due 2007 issued by ITC/\DeltaCom,             45031T AA2     Green       4
Inc.                                                           45031T AB0
                                                               45031T AC8
---------------------------------------------------------------------------------------------
8?% Senior Notes Due 2008, issued by ITC/\DeltaCom,            45031T AD6     Green       4
Inc.                                                           45031T AE4
                                                               45031T AF0
---------------------------------------------------------------------------------------------
9 3/4% Senior Notes Due 2008, issued by ITC/\DeltaCom,         45031T AG9     Green       4
Inc.                                                           45031T AH7
---------------------------------------------------------------------------------------------
4 1/2% Convertible Subordinated Notes Due 2006, issued by      45031T AJ3     Yellow      6
ITC/\DeltaCom, Inc.                                            45031T AK0
----------------------------------------------------------------------------------------------
Old Common Stock of ITC/\DeltaCom, Inc.                        45031T 104     White       8
----------------------------------------------------------------------------------------------

              MASTER BALLOT FOR ACCEPTING OR REJECTING THE PLAN OF
                      REORGANIZATION OF ITC/\DELTACOM, INC.

                          RECORD DATE: AUGUST 22, 2002
                        VOTING DEADLINE: OCTOBER 1, 2002

THIS MASTER BALLOT IS TO BE USED BY BANKS, AGENTS, BROKERS OR OTHER NOMINEES FOR VOTING ON BEHALF OF BENEFICIAL OWNERS OR REGISTERED HOLDERS WHO ARE BENEFICIAL OWNERS OF THE ABOVE-REFERENCED VOTING SECURITIES (THE "VOTING SECURITIES"). PLEASE READ AND FOLLOW THE ATTACHED INSTRUCTIONS CAREFULLY. PLEASE COMPLETE, SIGN AND DATE THIS MASTER BALLOT AND RETURN IT IN THE ENCLOSED ENVELOPE PROMPTLY. IF THE ALTMAN GROUP, INC. (THE "VOTING AGENT") HAS NOT RECEIVED THIS MASTER BALLOT BY 5:00 P.M., EASTERN TIME, ON OCTOBER 1, 2002, UNLESS EXTENDED AT AT HE SOLE DISCRETION OF ITC/\DELTACOM, INC., (THE "VOTING DEADLINE"), IT WILL NOT BE COUNTED. FACSIMILE BALLOTS WILL NOT BE ACCEPTED.

           ITC/\DELTACOM, INC. ("ITC" or the "Debtor") is soliciting votes with respect to its plan of reorganization (the "Plan") under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") referred to, described in and attached to the accompanying First Amended Disclosure Statement, as revised, dated August 23, 2002 (the "Disclosure Statement"). This Master Ballot is to be used by brokers, proxy intermediaries or other nominees for voting on behalf of beneficial owners holding the Voting Securities. Please review the Plan, the Disclosure Statement and the exhibits thereto carefully before completing this Master Ballot. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

           The Plan can be confirmed by the Bankruptcy Court if (i) it is accepted by at least one impaired Class of Claims or Equity Interests (without counting the vote of any insider), (ii) the Bankruptcy Court finds that the Plan accords fair and equitable treatment to any Class that rejects or is deemed to have rejected the Plan, and (iii) the Bankruptcy Court determines that the Plan otherwise satisfies the requirements of Section 1129 of the Bankruptcy Code. A Class of Claims will be deemed to have accepted the Plan if holders of at least two-thirds in amount and more than one- half in number of the Claims in such Class who cast timely Ballots vote to accept the Plan. A Class of Equity Interests will be deemed to have accepted the Plan if holders of at least two-thirds in amount in such class who cast timely Ballots vote to accept the Plan. If the Plan is confirmed by the Bankruptcy Court, all holders of Claims against and Interests in the Debtor (including those who abstain or vote to reject the Plan) will be bound by the Plan and the transactions contemplated thereby.

           In addition, a vote to accept the Plan by any holder of a Senior Debt Claim (Class 4) or Subordinated Claim (Class 6) will constitute an election to grant releases of any claims or causes of action that such holders may have against the current and former officers and directors of the Debtor, SCANA Corporation, ITC Holding Company, Inc. and their officers, directors, employees and affiliates (the "Noteholder Release"). Electing to grant the Noteholder Release is not mandatory; if holders of such Claims who vote to accept the Plan do not wish to grant the Noteholder Release, such holders may specifically decline to grant it by so indicating in the space provided on the Ballot. Furthermore, electing to grant or withhold the Noteholder Release will not affect the distribution to which beneficial owners are entitled under the Plan. However, you should be aware that if the holders of more than 51% of the principal amount of all of ITC/\DeltaCom's Senior Notes and Subordinated Notes do not elect to grant such releases, a condition to the new investors' obligation to invest $30 million into the Reorganized Debtor would not be satisfied and the new investors would not be required to provide such funds. If this were to occur, the Plan could not be consummated. The specific language of the Noteholder Release is set forth in section 11.7 of the Plan and voters are encouraged to review this section of the Plan carefully. Granting the Noteholder Release will bind beneficial owners, their successors and assigns and such beneficial owners will no longer be able to assert claims or causes of action against current and former officers and directors of the Debtor, SCANA Corporation, ITC Holding Company, Inc. and their officers, directors, employees and affiliates as specified in the Noteholder Release which may or may not have value.

           The record date for purposes of determining which holders of the Voting Securities are eligible to vote on the Plan is August 22, 2002 (the "Record Date"). Only (i) holders of the Voting Securities in whose name such Voting Securities are registered on the books of ITC or its authorized agent on the Record Date, or any Persons who have obtained properly-completed proxies from such Persons or (ii) beneficial owners of the Voting Securities holding such Voting Securities through nominees who (a) are registered holders of such Voting

Securities on the books of the Debtor or its authorized agent on the Record Date or (b) hold interests in such Voting Securities through DTC on the Record Date are eligible to vote on the Plan. Each holder of the Voting Securities who purchased such Voting Securities or whose purchase of such Voting Securities is registered after the Record Date who wishes to vote on the Plan must arrange with its respective seller(s) to receive a proxy from the holder(s) of record on such date. All Ballots should be retained for possible inspection for a period of at least two years.

PLEASE READ THE ATTACHED INSTRUCTIONS FOR COMPLETING THE MASTER BALLOT BEFORE COMPLETING THE MASTER BALLOT:

Item 1. Aggregate Principal Amount of the Claims or Equity Interests as to Which Votes are Cast.

           The undersigned (i) is a registered or record owner of, (ii) holds interests through DTC, (iii) holds Claims or Equity Interests in bearer form, or
(iv) has been granted a proxy or power of attorney for the following Claims or Equity Interests for which voting instructions have been received from beneficial owners (the "Beneficial Owners") of such Claims or Equity Interests as listed in Item 2 below:

---------------------------------------------------------------------------------------
     Type of Security                Principal Amount/Number of Shares of the     Class
                                            Voting Securities Voted

---------------------------------------------------------------------------------------
11% Senior Notes Due 2007,
issued by ITC/\DeltaCom, Inc.     $                                                 4

---------------------------------------------------------------------------------------
8? % Senior Notes, Due 2008,
issued by ITC/\DeltaCom, Inc.     $                                                 4

---------------------------------------------------------------------------------------
9 3/4% Senior Notes Due 2008,
issued by ITC/\DeltaCom, Inc.     $                                                 4

---------------------------------------------------------------------------------------
4 1/2% Convertible
Subordinated Notes Due 2006,
issued by ITC/\DeltaCom, Inc.     $                                                 4
---------------------------------------------------------------------------------------
Old Common Stock of
ITC/\DeltaCom, Inc.                                                                 8

---------------------------------------------------------------------------------------

Item 2A. Class 4 (Senior Debt Claims) Votes.

                  The undersigned certifies that the following Beneficial Owners of the 11% Senior Notes due 2007, 8? % Senior Notes due 2008 and 9 3/4% Senior Notes due 2008, each issued by ITC, or those on the attached list(s), as identified by their respective customer account numbers or the respective sequence numbers set forth below, have delivered to the undersigned Ballots casting the following votes. (Indicate the aggregate principal amount voted by each respective Beneficial Owner under the appropriate column. Please use additional sheets of paper if necessary.) The undersigned further certifies that it has noted below each instance in which a Beneficial Owner indicated in Item 3 of its Ballot that it did elect not to grant the Noteholder Release.*

11% Senior Notes Due 2007          CUSIP Nos. 45031T AA2, 45031T AB0, 45031T AC8
-------------------------          ---------------------------------------------
                                   Pink Ballot
                                   -----------

----------------------------------------------------------------------------------------------------
                                                           PRINCIPAL AMOUNT OF THE 11% SENIOR
                                                                     NOTES DUE 2007
----------------------------------------------------------------------------------------------------
   Customer Account           Check the Box below
   Number for Each            only if the Customer
   Beneficial Owner           Elected NOT to Grant
   of the 11% Senior            the Noteholder
    Notes Due 2007                  Release*             To Accept the Plan     To Reject the Plan
----------------------------------------------------------------------------------------------------
1.                                     [_]               $                      $
----------------------------------------------------------------------------------------------------
2.                                     [_]               $                      $
----------------------------------------------------------------------------------------------------
3.                                     [_]               $                      $
----------------------------------------------------------------------------------------------------
4.                                     [_]               $                      $
----------------------------------------------------------------------------------------------------
5.                                     [_]               $                      $
----------------------------------------------------------------------------------------------------
6.                                     [_]               $                      $
----------------------------------------------------------------------------------------------------
7.                                     [_]               $                      $
----------------------------------------------------------------------------------------------------
8.                                     [_]               $                      $
----------------------------------------------------------------------------------------------------
9.                                     [_]               $                      $
----------------------------------------------------------------------------------------------------
10                                     [_]               $                      $
----------------------------------------------------------------------------------------------------
     TOTAL:                                              $                      $
     ------
----------------------------------------------------------------------------------------------------


* NOTE: You should be aware that if the holders of more than 51% of the principal amount of all of ITC/\DeltaCom's Senior Notes and Subordinated Notes do not elect to grant such releases, a condition to the new investors' obligation to invest $30 million into the Reorganized Debtor would not be satisfied and the new investors would not be required to provide such funds. If this were to occur, the Plan could not be consummated.

8?% Senior Notes Due 2008          CUSIP Nos. 45031T AD6, 45031T AE4, 45031T AF0
-------------------------          ---------------------------------------------
                                           Green Ballot
                                           ------------

------------------------------------------------------------------------------------------
                                                           PRINCIPAL AMOUNT OF THE 8?%
                                                           SENIOR NOTES DUE 2008 VOTED
------------------------------------------------------------------------------------------
   Customer
   Account Number
   for Each                Check the Box be low
   Beneficial Owner        only if the Customer
   of the 8?%              Elected NOT to Grant
   Senior Notes Due        the Noteholder
   2008                    Release*                To Accept the Plan   To Reject the Plan
------------------------------------------------------------------------------------------
1.                                 [_]             $                    $
------------------------------------------------------------------------------------------
2.                                 [_]             $                    $
------------------------------------------------------------------------------------------
3.                                 [_]             $                    $
------------------------------------------------------------------------------------------
4.                                 [_]             $                    $
------------------------------------------------------------------------------------------
5.                                 [_]             $                    $
------------------------------------------------------------------------------------------
6.                                 [_]             $                    $
------------------------------------------------------------------------------------------
7.                                 [_]             $                    $
------------------------------------------------------------------------------------------
8.                                 [_]             $                    $
------------------------------------------------------------------------------------------
9.                                 [_]             $                    $
------------------------------------------------------------------------------------------
10                                 [_]             $                    $
------------------------------------------------------------------------------------------
           TOTAL:
           ------
------------------------------------------------------------------------------------------

* NOTE: You should be aware that if the holders of more than 51% of the principal amount of all of ITC/\DeltaCom's Senior Notes and Subordinated Notes do not elect to grant such releases, a condition to the new investors' obligation to invest $30 million into the Reorganized Debtor would not be satisfied and the new investors would not be required to provide such funds. If this were to occur, the Plan could not be consummated.

9 3/4% Senior Notes Due 2008    CUSIP Nos. 45031T AG9, 45031T AH7    Blue Ballot
----------------------------    ---------------------------------    -----------

---------------------------------------------------------------------------------------------
                                                        PRINCIPAL AMOUNT OF THE 9 3/4%
                                                            SENIOR NOTES DUE 2008
---------------------------------------------------------------------------------------------
         Customer
      Account Number
        for Each           Check the Box below
     Beneficial Owner      only if the Customer
       of the 9 3/4%       Elected NOT to Grant
     Senior Notes Due         the Noteholder
           2008                  Release*           To Accept the Plan    To Reject the Plan
---------------------------------------------------------------------------------------------
1.                                  [_]            $                     $
---------------------------------------------------------------------------------------------
2.                                  [_]            $                     $
---------------------------------------------------------------------------------------------
3.                                  [_]            $                     $
---------------------------------------------------------------------------------------------
4.                                  [_]            $                     $
---------------------------------------------------------------------------------------------
5.                                  [_]            $                     $
---------------------------------------------------------------------------------------------
6.                                  [_]            $                     $
---------------------------------------------------------------------------------------------
7.                                  [_]
                                                   $                     $
---------------------------------------------------------------------------------------------
8.                                  [_]
                                                   $                     $
---------------------------------------------------------------------------------------------
9.                                  [_]
                                                   $                     $
---------------------------------------------------------------------------------------------
10                                  [_]
                                                   $                     $
---------------------------------------------------------------------------------------------

         TOTAL:                                    $                     $
         -----
---------------------------------------------------------------------------------------------

* NOTE: You should be aware that if the holders of more than 51% of the principal amount of all of ITC/\DeltaCom's Senior Notes and Subordinated Notes do not elect to grant such releases, a condition to the new investors' obligation to invest $30 million into the Reorganized Debtor would not be satisfied and the new investors would not be required to provide such funds. If this were to occur, the Plan could not be consummated.

Item 2B. Class 6 (Subordinated Claims) Votes.

           The undersigned certifies that the following Beneficial Owners of the 4 1/2% Convertible Subordinated Notes due 2006 (the "Subordinated Notes) or those on the attached list, as identified by their respective customer account numbers or the respective sequence numbers set forth below, have delivered to the undersigned Ballots casting the following votes. (Indicate the aggregate principal amount voted by each respective Beneficial Owner under the appropriate column. Please use additional sheets of paper if necessary.) The undersigned further certifies that it has noted below each instance in which a Beneficial Owner indicated in Item 3 of its Ballot that it did elect not to grant the Noteholder Release.*

Subordinated Notes            CUSIP Nos. 45031T AJ3, 4503T AK0     Yellow Ballot
------------------            --------------------------------     -------------

---------------------------------------------------------------------------------------------
                                                            PRINCIPAL AMOUNT OF THE
                                                            SUBORDINATED NOTES VOTED
---------------------------------------------------------------------------------------------
        Customer
     Account Number
        for Each              Check the Box below
     Beneficial Owner         only if the Customer
         of the               Elected NOT to Grant
      Subordinated               the Noteholder
         Notes                      Release*        To Accept the Plan    To Reject the Plan
---------------------------------------------------------------------------------------------
1.                                  [_]            $                     $
---------------------------------------------------------------------------------------------
2.                                  [_]            $                     $
---------------------------------------------------------------------------------------------
3.                                  [_]            $                     $
---------------------------------------------------------------------------------------------
4.                                  [_]            $                     $
---------------------------------------------------------------------------------------------
5.                                  [_]            $                     $
---------------------------------------------------------------------------------------------
6.                                  [_]            $                     $
---------------------------------------------------------------------------------------------
7.                                  [_]
                                                   $                     $
---------------------------------------------------------------------------------------------
8.                                  [_]
                                                   $                     $
---------------------------------------------------------------------------------------------
9.                                  [_]
                                                   $                     $
---------------------------------------------------------------------------------------------
10                                  [_]
                                                   $                     $
---------------------------------------------------------------------------------------------

         TOTAL:                                    $                     $
         -----
---------------------------------------------------------------------------------------------

* NOTE: You should be aware that if the holders of more than 51% of the principal amount of all of ITC/\DeltaCom's Senior Notes and Subordinated Notes do not elect to grant such releases, a condition to the new investors' obligation to invest $30 million into the Reorganized Debtor would not be satisfied and the new investors would not be required to provide such funds. If this were to occur, the Plan could not be consummated.

Item 2C. Class 8 (Old Common Stock Interests) Votes.

         The undersigned certifies that the following Beneficial Owners of the Old Common Stock or those on the attached list, as identified by their respective customer account numbers or the respective sequence numbers set forth below, have delivered to the undersigned Ballots casting the following votes. (Indicate the aggregate number of shares voted by each respective Beneficial Owner under the appropriate column. Please use additional sheets of paper if necessary.)

Old Common Stock                 CUSIP No. 45031T 104             White Ballot
----------------                 --------------------             ------------
--------------------------------------------------------------------------------
                                          NUMBER OF SHARES OF THE
                                          OLD COMMON STOCK VOTED
--------------------------------------------------------------------------------
     Customer Account
     Number for Each
 Beneficial Owner of the
    Old Common Stock              To Accept the Plan       To Reject the Plan
--------------------------------------------------------------------------------
1.
--------------------------------------------------------------------------------
2.
--------------------------------------------------------------------------------
3.
--------------------------------------------------------------------------------
4.
--------------------------------------------------------------------------------
5.
--------------------------------------------------------------------------------
6.
--------------------------------------------------------------------------------
7.
--------------------------------------------------------------------------------
8.
--------------------------------------------------------------------------------
9.
--------------------------------------------------------------------------------
10.
--------------------------------------------------------------------------------

Item 3A. Certification as to the Senior Notes Held in Additional Accounts.

Senior Notes: The undersigned certifies that it has transcribed below the information, if any, as to Senior Notes held in additional accounts as provided in Item 4 of each Ballot received by the undersigned from a Beneficial Owner:

-----------------------------------------------------------------------------------------------------

       Your           Name of        Account        Principal       Type of Senior Notes held
       customer       your           numbers at     amount and      in your accounts (check one
       account        customer's     other bank,    type of other   box only per row)
       number for     other bank,    broker or      Senior Notes
       each           broker or      nominee for    voted
       Beneficial     nominee        any other
       Owner                         Senior
                                     Notes Voted
-----------------------------------------------------------------------------------------------------
   1.                                               $               [_] 11% Senior Notes Due 2007
                                                                    [_] 8? % Senior Notes Due 2008
                                                                    [_] 9 3/4% Senior Notes Due 2008
-----------------------------------------------------------------------------------------------------
   2.                                               $               [_] 11% Senior Notes Due 2007
                                                                    [_] 8? % Senior Notes Due 2008
                                                                    [_] 9 3/4% Senior Notes Due 2008
-----------------------------------------------------------------------------------------------------
   3.                                               $               [_] 11% Senior Notes Due 2007
                                                                    [_] 8? % Senior Notes Due 2008
                                                                    [_] 9 3/4% Senior Notes Due 2008
-----------------------------------------------------------------------------------------------------
   4.                                               $               [_] 11% Senior Notes Due 2007
                                                                    [_] 8? % Senior Notes Due 2008
                                                                    [_] 9 3/4% Senior Notes Due 2008
-----------------------------------------------------------------------------------------------------
   5.                                               $               [_] 11% Senior Notes Due 2007
                                                                    [_] 8? % Senior Notes Due 2008
                                                                    [_] 9 3/4% Senior Notes Due 2008
-----------------------------------------------------------------------------------------------------

Item 3B. Certification as to the 4 1/2% Convertible Subordinated Notes due 2006 Held in Additional Accounts.

             The undersigned certifies that it has transcribed below the information, if any, as to the Subordinated Notes held in additional accounts as provided in Item 4 of each Ballot received by the undersigned from a Beneficial
Owner:

  -------------------------------------------------------------------------------------------------
                                                                            Principal amount of
                                                                            the Subordinated
         Your customer       Name of your                                   Notes held in other
         account number      customer's other     Account numbers at        accounts and voted
         for each            bank, broker or      other bank, broker or     through such other
         Beneficial Owner    nominee              nominee or any other      accounts
                                                  Subordinated Notes
                                                  voted
  -------------------------------------------------------------------------------------------------
   1.                                                                       $
  -------------------------------------------------------------------------------------------------
   2.                                                                       $
  -------------------------------------------------------------------------------------------------
   3.                                                                       $
  -------------------------------------------------------------------------------------------------
   4.                                                                       $
  -------------------------------------------------------------------------------------------------
   5.                                                                       $
  -------------------------------------------------------------------------------------------------

Item 4. By signing and returning this Master Ballot, the undersigned certifies that each Beneficial Owner of Voting Securities for whom the undersigned (a) is the registered or record owner of, (b) holds interests in such Voting Securities through DTC (c) holds Voting Securities in bearer form, or (d) has been granted a proxy or power of attorney, has been provided with a copy of the Ballot, the Plan and the Disclosure Statement and other materials requested to be forwarded.

Item 5. By signing and returning this Master Ballot, the undersigned certifies that: (i) it received a separate, complete and validly executed Ballot with respect to each Beneficial Owner referenced in Item 2 of this Master Ballot and
(ii) it (a) is the registered or record owner of, (b) holds interests in such Voting Securities through DTC (c) holds Voting Securities in bearer form, or (d) has been granted a proxy or power of attorney for, the aggregate principal amount or number of shares, of Voting Securities, as applicable, set forth in
Item 1. The undersigned also acknowledges that this solicitation of acceptances of the Plan is subject to all the terms and conditions set forth in the Disclosure Statement and the exhibits thereto.

                                Company Name: _________________________________
                                                     (Print or Type)

                                Name of Authorized Employee:

                                _______________________________________________
                                                   (Print or Type)

                                Title: ________________________________________

                                Signature: X
                                          -------------------------------------

                                Address: ______________________________________
                                                      Street

                                         ______________________________________
                                               City, State and Zip Code

                                Telephone Number:  (          )
                                                  -----------------------------
                                Facsimile Number:  (          )
                                                  -----------------------------

                                DTC Participant Number:________________________
                                    (If Appropriate)

                                Date:__________________________________________

No fees, commissions or other remuneration will be payable to any broker, dealer or other person for soliciting votes on the Plan.

THIS MASTER BALLOT MUST BE RECEIVED BY THE ALTMAN GROUP, INC., THE VOTING AGENT,
   AT THE ADDRESS LISTED BELOW, BY 5:00 P.M., EASTERN TIME, ON OCTOBER 1, 2002 UNLESS, EXTENDED AT THE SOLE DISCRETION OF ITC/\DELTACOM, INC., OR THE VOTES
                     TRANSMITTED HEREBY WILL NOT BE COUNTED.



                           --------------------------



                        By Mail/Hand/Overnight Delivery:

                             The Altman Group, Inc.
                              60 East 42/nd/ Street
                                   Suite 1241
                            New York, New York 10165
                            Telephone: (212) 973-9720

                  INSTRUCTIONS FOR COMPLETING THE MASTER BALLOT

         The Master Ballot is not a letter of transmittal and may not be used for any purpose other than to vote to accept or reject the Plan and to elect not to grant the Noteholder Release. If the Plan is confirmed, you will be provided with instructions and documents, if any, for effecting the exchange of the existing Voting Securities for the new securities to be issued pursuant to the Plan promptly after the Confirmation Date. Accordingly, holders should not surrender certificates representing their Voting Securities in connection with voting on the Plan, and neither the Debtor nor the Voting Agent will accept delivery of any such certificates tendered together with this Master Ballot.

         To have the Beneficial Owners' votes count, you must complete, sign and return this Master Ballot so that it is received by the Voting Agent not later than 5:00 p.m., Eastern York Time, on October 1, 2002, unless extended at the sole discretion of ITC. Invalid or facsimile ballots will not be counted. If any executed Master Ballot received by the Voting Agent does not indicate either an acceptance or rejection of the Plan with respect to any beneficial owner's claim or equity interest, such beneficial owner's vote shall not be counted. Please retain all Ballots for possible inspection for a period of at least two years following the Voting Deadline.

         If you complete and return more than one Master Ballot and the later dated Master Ballot(s) supplements rather than supersedes the earlier Master Ballot(s), please mark the subsequent Master Ballot(s) with the words "Additional Votes" or such other language as you customarily use to indicate votes that are not meant to revoke earlier votes.

         To properly complete the Master Ballot, follow the procedures described below:

            (a) Indicate in Item 1 the aggregate principal amount of Voting Securities voted by all Beneficial Owners who have submitted validly executed Ballots. Provide appropriate information for each of the items on the Master Ballot.

            (b) Please note that Items 2 and 3 request information which should be set forth in the Ballots received by you from each individual Beneficial Owner for whom you hold Voting Securities. To identify such Beneficial Owners without disclosing their names, please use the customer account number assigned by you to each such Beneficial Owner or, if no such customer account number exists, please use the sequential numbers provided (making sure to retain a separate list of the name of each Beneficial Owner and his or her assigned sequential number);

            (c) Indicate in Item 2 the aggregate principal amounts of Voting Securities for which you have been granted a proxy or power of attorney by each Beneficial Owner, and each Beneficial Owner's vote to accept or to reject the Plan;

            (d) Indicate in Item 2 those Beneficial Owners of Classes 4 (Senior Debt Claims) and Classes 6 (Subordinated Claims) who indicated they elected not to grant the Noteholder Release;

            (e) Provide in Item 3 the information provided by each Beneficial Owner with respect to Voting Securities held by such Beneficial Owner in other accounts;

            (f)  Sign and date the Master Ballot;

            (g) If you are completing this Master Ballot on behalf of another entity, indicate your relationship with such entity and the capacity in which you are signing;

            (h) Provide your name, mailing address and any other contact information requested by the Voting Agent; and

            (i) Please use additional sheets of paper if additional space is required to respond to any item on the Master Ballot (clearly marked to indicate the applicable item of the Master Ballot).

              SEND COMPLETED MASTER BALLOT TO THE VOTING AGENT AT:

                             The Altman Group, Inc.
                              60 East 42/nd/ Street
                                   Suite 1241
                            New York, New York 10165
                            Telephone: (212) 973-9720



IF YOU HAVE ANY QUESTIONS REGARDING THIS MASTER BALLOT OR THE VOTING PROCEDURES
    OR IF YOU REQUIRE AN ADDITIONAL BALLOT OR ADDITIONAL COPIES OF ANY OF THE MATERIALS PROVIDED, PLEASE CONTACT THE VOTING AGENT AT THE PHONE NUMBER ABOVE.

                                                     [Exhibit A to Order Cont'd]

                         UNITED STATES BANKRUPTCY COURT
                              DISTRICT OF DELAWARE

--------------------------------------x
In re:                                :
                                      :  Chapter 11
ITC/\DELTACOM, INC.,                  :
                                      :  Case No. 02-11848 (MFW)
                      Debtor.         :
                                      :
                                      :
                                      :
                                      :
--------------------------------------x


                                     CLASS 2

      BALLOT FOR HOLDERS OF SECURED BANK CLAIMS UNDER THE CREDIT AGREEMENT,
        DATED APRIL 5, 2000, AS AMENDED, TO ACCEPT OR REJECT THE PLAN OF
                   REORGANIZATION FILED BY ITC/\DELTACOM, INC.
                                  (PINK BALLOT)

                          RECORD DATE: AUGUST 22, 2002

                        VOTING DEADLINE: OCTOBER 1, 2002

         THIS BALLOT IS TO BE USED BY HOLDERS OF SECURED BANK CLAIMS UNDER THE CREDIT AGREEMENT, DATED APRIL 5, 2000, AS AMENDED (SUCH CLAIMS BEING THE "SECURED BANK CLAIMS"). PLEASE READ AND FOLLOW THE ATTACHED INSTRUCTIONS CAREFULLY. PLEASE COMPLETE, SIGN AND DATE THIS BALLOT AND RETURN IT IN THE ENCLOSED ENVELOPE PROMPTLY. IF THE ALTMAN GROUP, INC. (THE "VOTING AGENT") HAS NOT RECEIVED THIS BALLOT (INCLUDING THE VOTES TRANSMITTED HEREBY) BY 5:00 P.M., EASTERN TIME, ON OCTOBER 1, 2002, UNLESS EXTENDED AT THE SOLE DISCRETION OF ITC/\DELTACOM, INC. (THE "VOTING DEADLINE"), IT WILL NOT BE COUNTED. FACSIMILE BALLOTS WILL NOT BE ACCEPTED.

         ITC/\DeltaCom, Inc. ("ITC" or the "Debtor") is soliciting votes with respect to its plan of reorganization (the "Plan") under Chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") referred to, described in, and attached to the accompanying First Amended Disclosure Statement, as revised, dated August 23, 2002 (the "Disclosure Statement"). Capitalized terms not otherwise defined in this Ballot have the meanings ascribed to them by the Plan. There are 9 Classes of Claims and Equity Interests under the Plan. Classes of Claims and Equity Interests against the Debtor's estate designated by the Plan as Classes 2, 4, 6, 7 and 8 are entitled to vote on the Plan. You are receiving this ballot because you have been identified as a holder of Secured Bank Claims as of August 22, 2002.

         The Plan can be confirmed by the Bankruptcy Court if (i) it is accepted by at least one impaired Class of Claims or Equity Interests (without counting the vote of any insider), (ii) the Bankruptcy Court finds that the Plan accords fair and equitable treatment to any Class that rejects or is deemed to have rejected the Plan, and (iii) the Bankruptcy Court determines that the Plan otherwise satisfies the requirements of Section 1129 of the Bankruptcy Code. A Class of Claims will be deemed to have accepted the Plan if holders of at least two-thirds in amount and more than one- half in number of the Claims in such Class who cast timely Ballots vote to accept the Plan. A Class of Equity Interests will be deemed to have accepted the Plan if holders of at least two-thirds in amount in such Class who cast timely Ballots vote to accept the Plan. If the Plan is confirmed by the Bankruptcy Court, all holders of the Secured Bank Claims and all other holders of Claims against and Equity Interests in the Debtor (including those who abstain or vote to reject the Plan) will be bound by the Plan and the transactions contemplated thereby.

PLEASE CHECK THE APPROPRIATE BOX BELOW TO INDICATE YOUR ACCEPTANCE OR REJECTION OF THE PLAN:


Item 1. Aggregate Principal Amount of the Secured Bank Claims.

            This Ballot is cast by or on behalf of the holder of the aggregate principal amount of the Secured Bank Claims indicated immediately below.

            Aggregate Principal Amount of Secured Bank Claims: $_____________




Item 2. Class 2 (Secured Bank Claims) Vote.


            The holder of the aggregate principal amount of the Secured Bank Claims set forth in Item 1 votes with respect to its Claim against the Debtor to (please check one):

                             Accept the Plan  [_]



                             Reject the Plan  [_]

Item 3. By signing and returning this Ballot, the undersigned certifies that:

        (a) the holder of the aggregate principal amount of the Secured Bank Claims set forth in Item 1 has been provided with a copy of the Disclosure Statement and the exhibits thereto;

        (b) such holder has full power and authority to vote to accept or reject the Plan;

        (c) such holder has voted to accept or reject the Plan as set forth in
            Item 2 above; and

        (d) this Ballot has been executed on behalf of a single holder of Secured Bank Claims.

The undersigned also acknowledges that this solicitation of acceptances of the Plan is subject to all the terms and conditions set forth in the Disclosure Statement.

Item 4. By signing and returning this Ballot, the undersigned certifies that it is the single holder of the Secured Bank Claims to which this Ballot pertains and is sending this Ballot directly to the Voting Agent.

THIS BALLOT MUST BE RECEIVED BY THE VOTING AGENT, THE ALTMAN GROUP, INC., AT THE ADDRESS LISTED BELOW, BY 5:00 P.M., EASTERN TIME, ON OCTOBER 1, 2002, UNLESS EXTENDED AT THE SOLE DISCRETION OF ITC, OR THE VOTES TRANSMITTED HEREBY WILL NOT BE COUNTED.

                                RETURN OF BALLOT

--------------------------------------------------------------------------------

                        PLEASE RETURN YOUR BALLOT IN THE
       PRE-ADDRESSED, POSTAGE-PAID ENVELOPE PROVIDED. IF YOU MISPLACED OR DID NOT RECEIVE SUCH AN ENVELOPE, PLEASE CALL THE VOTING AGENT AT THE
                         TELEPHONE NUMBER LISTED BELOW.

--------------------------------------------------------------------------------

                             The Altman Group, Inc.
                              60 East 42/nd/ Street
                                   Suite 1241
                            New York, New York 10165
                            Telephone: (212) 973-9720


       THIS BALLOT DOES NOT CONSTITUTE AND SHALL NOT BE DEEMED A PROOF OF
              CLAIM OR AN ASSERTION OF A CLAIM AGAINST THE DEBTOR.

                                Name: __________________________________________
                                         (Print or Type)

                                      __________________________________________
                                         Social Security or Federal Tax ID No.

                                Signature: X
                                           -------------------------------------

                                By: ____________________________________________
                                         (If Appropriate)

                                Title: _________________________________________
                                         (If Appropriate)

                                Address: _______________________________________
                                         Street

                                         _______________________________________
                                         City, State and Zip Code

                                Telephone Number: (  )
                                                 -------------------------------

                                Date: __________________________________________

No fees, commissions or other remuneration will be payable to any broker, dealer or other person for soliciting votes on the Plan.

                       INSTRUCTIONS FOR COMPLETING THE BALLOT

        The Ballot is not a letter of transmittal and may not be used for any purpose other than to vote to accept or reject the Plan.

        To have your vote count, you must complete and sign this Ballot and follow the instructions for returning the ballot as set forth on the previous page in the box labeled "Return of Ballot". Invalid or facsimile Ballots will not be counted. Any executed Ballot received by the Voting Agent which does not indicate either an acceptance or rejection of the Plan shall not be counted.

        To properly complete the Ballot, follow the procedures described below:

        (a) provide the information required by Item 1; if you do not know the principal amount of the Secured Bank Claims held by you, please contact the Voting Agent;

        (b) cast one vote to accept or reject the Plan as to your Class 2 Claim (on account of the Secured Bank Claims) by checking the proper box in Item 2;

        (c) sign and date your Ballot;

        (d) if you believe that you have received the wrong Ballot, please contact the Voting Agent immediately;

        (e) if you are completing this Ballot on behalf of another entity, indicate your relationship with such entity and the capacity in which you are signing;

        (f) provide your name and mailing address if different from the printed address which appears on the Ballot or if no preprinted address appears on the Ballot;

        (g) please use additional sheets of paper if additional space is required to respond to any item on the Ballot (clearly marked to indicate the applicable item of the Ballot); and

        (h) return your Ballot using the enclosed return envelope.

     . IF YOU RECEIVED A RETURN ENVELOPE ADDRESSED DIRECTLY TO THE VOTING AGENT, PLEASE MAIL YOUR BALLOT SO THAT IT WILL BE RECEIVED BY THE VOTING DEADLINE.

     . IF YOU DID NOT RECEIVE A RETURN ENVELOPE WITH YOUR BALLOT, PLEASE CONTACT THE VOTING AGENT.

                                 VOTING DEADLINE

     ---------------------------------------------------------------------------

     YOUR BALLOT SHOULD BE FORWARDED IN AMPLE TIME FOR YOUR VOTE TO BE RECEIVED BY THE VOTING AGENT BY THE VOTING DEADLINE, 5:00 P.M. EASTERN TIME, ON OCTOBER 1, 2002 UNLESS EXTENDED AT THE SOLE DISCRETION OF ITC, OR YOUR VOTE WILL NOT BE COUNTED.

     ---------------------------------------------------------------------------

                              IF YOU HAVE QUESTIONS

     ---------------------------------------------------------------------------

     IF YOU HAVE ANY QUESTIONS REGARDING THIS BALLOT OR THE VOTING PROCEDURES OR IF YOU REQUIRE AN ADDITIONAL BALLOT OR ADDITIONAL COPIES OF ANY OF THE MATERIALS PROVIDED, PLEASE CALL THE VOTING AGENT, THE ALTMAN GROUP, INC. AT
     (212) 973-9720.

     ---------------------------------------------------------------------------

                                                     [Exhibit A to Order Cont'd]

                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

----------------------------------x

In re:
                                       Chapter 11

ITC/\DELTACOM, INC.,
                                       Case No. 02-11848 (MFW)

                    Debtor.
----------------------------------x

                                     CLASS 4

            BALLOT TO ACCEPT OR REJECT THE PLAN OF REORGANIZATION OF
                  ITC/\DELTACOM, INC. FOR BENEFICIAL OWNERS OF:

                            11% SENIOR NOTES DUE 2007
                                       OF
                               ITC/\DELTACOM, INC.
                 (CUSIP NOS. 45031T AA2, 45031T AB0, 45031T AC8)

                                       AND

                            8?% SENIOR NOTES DUE 2008
                                       OF
                               ITC/\DELTACOM, INC.
                 (CUSIP NOS. 45031T AD6, 45031T AE4, 45031T AF0)

                                       AND

                         9 3/4% SENIOR NOTES DUE 2008
                                       OF
                               ITC/\DELTACOM, INC.
                       (CUSIP NOS. 45031T AG9, 45031T AH7)
                                 (GREEN BALLOT)

                          RECORD DATE: AUGUST 22, 2002

                        VOTING DEADLINE: OCTOBER 1, 2002

THIS BALLOT IS TO BE USED BY OR ON BEHALF OF BENEFICIAL OWNERS OF THE 11% SENIOR NOTES DUE 2007 (THE "11% SENIOR NOTES"); 8?% SENIOR NOTES DUE 2008 (THE "8?% SENIOR NOTES"); AND 9 3/4% SENIOR NOTES DUE 2008 (THE "9 3/4% SENIOR NOTES" AND TOGETHER WITH THE 11% SENIOR NOTES AND THE 8?% SENIOR NOTES, THE "SENIOR NOTES"). PLEASE READ AND FOLLOW THE ATTACHED INSTRUCTIONS CAREFULLY. PLEASE COMPLETE, SIGN AND DATE THIS BALLOT AND RETURN IT IN THE ENCLOSED ENVELOPE PROMPTLY. IF THE ALTMAN GROUP, INC. (THE "VOTING AGENT") HAS NOT RECEIVED THIS BALLOT (OR A MASTER BALLOT INCLUDING THE VOTES TRANSMITTED HEREBY) BY 5:00 P.M., EASTERN TIME, ON OCTOBER 1, 2002, UNLESS EXTENDED AT THE SOLE DISCRETION OF ITC/\DELTACOM, INC. (THE "VOTING DEADLINE"), IT WILL NOT BE COUNTED. IF THE ENCLOSED RETURN ENVELOPE IS ADDRESSED TO YOUR BANK, BROKER OR OTHER NOMINEE ("NOMINEE") OR THEIR AGENT (E.G., PROXY SERVICES), PLEASE MAIL YOUR BALLOT SUFFICIENTLY IN ADVANCE OF THE VOTING DEADLINE SO THAT IT MAY BE PROCESSED AND FORWARDED TO THE VOTING AGENT BEFORE THE VOTING DEADLINE. FACSIMILE BALLOTS WILL NOT BE ACCEPTED.

                  ITC/\DELTACOM, INC. ("ITC" or the "Debtor") is soliciting votes with respect to its plan of reorganization (the "Plan") under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") referred to, described in and attached to the accompanying First Amended Disclosure Statement, as revised, dated August 23, 2002 (the "Disclosure Statement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan. There are 9 Classes of Claims and Equity Interests under the Plan. Classes of Claims and Equity Interests against the Debtor's estate designated by the Plan as Classes 2, 4, 6, 7 and 8 are entitled to vote on the Plan. You are receiving this ballot because you have been identified as a holder of Senior Notes as of August 22, 2002.

                  The Plan can be confirmed by the Bankruptcy Court if (i) it is accepted by at least one impaired Class of Claims or Equity Interests (without counting the vote of any insider), (ii) the Bankruptcy Court finds that the Plan accords fair and equitable treatment to any Class that rejects or is deemed to have rejected the Plan, and (iii) the Bankruptcy Court determines that the Plan otherwise satisfies the requirements of Section 1129 of the Bankruptcy Code. A Class of Claims will be deemed to have accepted the Plan if holders of at least two-thirds in amount and more than one-half in number of the Claims in such Class who cast timely Ballots vote to accept the Plan. A Class of Equity Interests will be deemed to have accepted the Plan if holders of at least two-thirds in amount in such Class who cast timely Ballots vote to accept the Plan. If the Plan is confirmed by the Bankruptcy Court, all holders of Claims against and Equity Interests in the Debtor (including those who abstain or vote to reject the Plan) will be bound by the Plan and the transactions contemplated thereby.

                  In addition, a vote to accept the Plan by you will constitute an election to grant releases of any claims or causes of action that such holders may have against the current and former officers and directors of the Debtor, SCANA Corporation, ITC Holding Company, Inc. and their officers, directors, employees and affiliates (the "Noteholder Release"). Electing to grant or withhold the Noteholder Release is not mandatory; you may vote for the Plan without granting the Noteholder Release by so indicating in the space provided on the Ballot. Furthermore, electing to grant the Noteholder Release will not affect the distribution to which beneficial owners are entitled under the Plan. However, you should be aware that if the holders of more than 51% of the principal amount of all of ITC/\DeltaCom's Senior Notes and Subordinated Notes do not elect to grant such releases, a condition to the new investors' obligation to invest $30 million into the Reorganized Debtor would not be satisfied and the new investors would not be required to provide such funds. If this were to occur, the Plan could not be consummated. The specific language of the Noteholder Release is set forth in section 11.7 of the Plan and summarized in Item 3 below and voters are encouraged to review this section of the Plan carefully. Please consider carefully whether you wish to elect to grant the Noteholder Release, because granting the Noteholder Release will bind you and you will no longer be able to assert claims or causes of action against current and former officers and directors of the Debtor, SCANA Corporation, ITC Holding Company, Inc. and their officers, directors, employees and affiliates as specified in the Noteholder Release which may or may not have value.

                  The record date for purposes of determining which holders of the Senior Notes are eligible to vote on the Plan is August 22, 2002 (the "Record Date"). Only (i) holders of the

Senior Notes in whose name such Senior Notes are registered on the books of ITC or its authorized agent on the Record Date, or any Persons who have obtained properly-completed proxies from such Persons or (ii) beneficial owners of the Senior Notes holding such Senior Notes through nominees who (a) are registered holders of such Securities on the books of the Debtor or its authorized agent on the Record Date or (b) hold interests in such Senior Notes through DTC on the Record Date are eligible to vote on the Plan. Each holder of the Senior Notes who purchased such Senior Notes or whose purchase of such Senior Notes is registered after the Record Date who wishes to vote on the Plan must arrange with its respective seller(s) to receive a proxy from the holder(s) of record on such date.

PLEASE CHECK THE APPROPRIATE BOX BELOW TO INDICATE YOUR ACCEPTANCE OR REJECTION OF THE PLAN:

Item 1. Aggregate Principal Amount of Senior Notes.

              This Ballot is cast by or on behalf of the beneficial owner of the aggregate principal amount of Senior Notes indicated immediately below.

Customer Account Aggregate Principal   Name of Bank,           Name of Issue
Number(s)         Amount of Senior    Broker or Nominee     (check one box only
                    Notes Voted      Where Senior Notes          per row)
                                          are Held
--------------------------------------------------------------------------------------------
                                                         [_] 11% Senior Notes Due 2007
                   $                                     [_] 8?% Senior Notes Due 2008
                                                         [_] 9 3/4% Senior Notes Due 2008
--------------------------------------------------------------------------------------------
                                                         [_] 11% Senior Notes Due 2007
                   $                                     [_] 8?% Senior Notes Due 2008
                                                         [_] 9 3/4% Senior Notes Due 2008
--------------------------------------------------------------------------------------------
                                                         [_] 11% Senior Notes Due 2007
                   $                                     [_] 8?% Senior Notes Due 2008
                                                         [_] 9 3/4% Senior Notes Due 2008
--------------------------------------------------------------------------------------------

Item 2. Class 4 (Senior Debt Claims) Vote.

              The beneficial owner of the aggregate principal amount of Senior Notes set forth in Item 1 votes with respect to the proposed treatment of its Claim against the Debtor to (please check one):

                                Accept the Plan   [_]

                                Reject the Plan   [_]

Item 3. Consent to Noteholder Release.

              The Plan provides that individual holders of Senior Notes may, in their sole discretion, elect to grant certain releases to the current and former officers and directors of the Debtor, SCANA Corporation, ITC Holding Company, Inc. and their officers, directors, employees and affiliates as described below (the Noteholder Release, as defined above). A vote in favor of the Plan does not obligate the holder of any Claim to grant the Noteholder Release. Electing to grant the Noteholder Release will not affect the distributions to which any Claim holder is entitled under the Plan. However, you should be aware that if the holders of more than 51% of the principal amount of all of ITC/\DeltaCom's Senior Notes and Subordinated Notes do not elect to grant such releases, a condition to the new investors' obligation to invest $30 million into the Reorganized Debtor would not be satisfied and the new investors would not be required to provide such funds. If this were to occur, the Plan could not be consummated. Please consider carefully whether you wish to elect to grant the Noteholder Release, because granting the Noteholder Release will bind you.

              By not checking the box below, the beneficial holder of the aggregate principal amount of Senior Notes set forth in Item 1 elects to release, waive and discharge from all claims, causes of action or liabilities (other than the right to enforce the Subscription Agreements and the Purchase Agreements), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise that are based on any action or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor (including, without limitation, any claims or causes of action arising under or in connection with actions taken or omitted to be taken by ITC Holding Company, Inc. or SCANA Corporation under the Investment Agreement), against the current and former officers and directors of the Debtor, ITC Holding Company, Inc., SCANA Corporation and their respective officers, directors, employees and affiliates. You should note that such release will be effective notwithstanding that any person or entity may hereafter discover facts in addition to, or different from, those which that party now knows or believes to be true, and without regard to the subsequent discovery or existence of such different or additional facts, and each party who has elected to grant the Noteholder Release shall be deemed to have waived any and all rights that it may have under any statute or common law principle which would limit the effect of the foregoing release, waiver and discharge to those claims actually known or suspected to exist on the Effective Date.

                  Election NOT to grant Noteholder Release [_]

Item 4. Certification as to Other Senior Debt Claims.

           By signing and returning this Ballot, the undersigned certifies that the beneficial owner either (i) has not submitted any other Ballots for voting securities held in Class 4 ("Senior Debt Claims"), OR (ii) has provided the information specified in the following table for all other Senior Debt Claims for which the beneficial owner has submitted additional Ballots (please use additional sheets of paper if necessary). Senior Debt Claims include Senior Notes held in the same or other accounts or in the same or other record names.

-----------------------------------------------------------------------------------------------
 Account Number   Record holder of any   Principal Amount of      Other Senior Debt Claims
 for any other      other Senior Debt     Other Senior Debt                Voted
  Senior Debt         Claims Voted*         Claims Voted
  Claims Voted
-----------------------------------------------------------------------------------------------
                                                               [_] 11% Senior Notes Due 2007
                                         $                     [_] 8?% Senior Notes Due 2008
                                                               [_] 9 3/4% Senior Notes Due 2008

-----------------------------------------------------------------------------------------------
                                                               [_] 11% Senior Notes Due 2007
                                         $                     [_] 8?% Senior Notes Due 2008
                                                               [_] 9 3/4% Senior Notes Due 2008

-----------------------------------------------------------------------------------------------
                                                               [_] 11% Senior Notes Due 2007
                                         $                     [_] 8?% Senior Notes Due 2008
                                                               [_] 9 3/4% Senior Notes Due 2008
-----------------------------------------------------------------------------------------------

* Insert your name if the Senior Notes are held by you in your (record) name. If held in street name, insert the name of your bank or broker.

Item 5. By signing and returning this Ballot, the undersigned certifies that:

        (a) the beneficial owner has been provided with a copy of the Disclosure Statement and the exhibits thereto;

        (b) the beneficial owner of the principal amount of the Senior Notes set forth in Item 1 has full power and authority to vote to accept or reject the Plan;

        (c) such beneficial owner has voted to accept or reject the Plan as set forth in Item 2 above;

        (d) such beneficial owner has elected to grant or declined to grant the Noteholder Release as set forth in Item 3 above; and

        (e) this Ballot has been executed on behalf of a single beneficial owner.

The undersigned also acknowledges that this solicitation of acceptances of the Plan is subject to all the terms and conditions set forth in the Disclosure Statement.

Item 6. By signing and returning this Ballot, the undersigned certifies that it is either:

        (a) the beneficial owner of the Senior Notes to which this Ballot pertains and is sending this Ballot to the registered or record holder of, or other nominee of the undersigned with respect to, the Senior Notes to which this Ballot pertains, whom the undersigned hereby authorizes and instructs to (x) execute a Master Ballot reflecting this Ballot, and (y) deliver such Master Ballot to the Voting Agent, or

        (b) the registered or record holder of the Senior Notes to which this Ballot pertains and is sending this Ballot directly to the Voting Agent (or, if the undersigned is the registered or record holder of Senior Notes and has signed (or "prevalidated") this Ballot for the appropriate beneficial owner(s), is sending the Ballot to such beneficial owner for completion of Items 1, 2, 3, and 4 above and for subsequent delivery to the Voting Agent).

THIS BALLOT (OR A MASTER BALLOT INCLUDING THE VOTES TRANSMITTED HEREBY) MUST BE RECEIVED BY THE VOTING AGENT, THE ALTMAN GROUP, INC., AT THE ADDRESS LISTED BELOW, BY 5:00 P.M., EASTERN TIME, ON OCTOBER 1, 2002, UNLESS EXTENDED AT THE SOLE DISCRETION OF ITC, OR THE VOTES TRANSMITTED HEREBY WILL NOT BE COUNTED.

                                RETURN OF BALLOT

   --------------------------------------------------------------------------

                        PLEASE RETURN YOUR BALLOT IN THE
       PRE-ADDRESSED, POSTAGE-PAID ENVELOPE PROVIDED. IF YOU MISPLACED OR DID NOT RECEIVE SUCH AN ENVELOPE, PLEASE CALL THE VOTING AGENT AT THE
                         TELEPHONE NUMBER LISTED BELOW.

   --------------------------------------------------------------------------

                             The Altman Group, Inc.
                             60 East 42/nd/ Street
                                   Suite 1241
                            New York, New York 10165
                           Telephone: (212) 973-9720

       THIS BALLOT DOES NOT CONSTITUTE AND SHALL NOT BE DEEMED A PROOF OF
              CLAIM OR AN ASSERTION OF A CLAIM AGAINST THE DEBTOR.

                                Name: ______________________________________
                                          (Print or Type)

                                      ______________________________________
                                          Social Security or Federal Tax ID No.

                                Signature: X
                                          ----------------------------------

                                By: ________________________________________
                                          (If Appropriate)

                                Title: _____________________________________
                                          (If Appropriate)

                                Address: ___________________________________
                                          Street

                                         ___________________________________
                                          City, State and Zip Code

                                Telephone Number: (         )
                                                 ---------------------------

                                Date:_______________________________________

No fees, commissions or other remuneration will be payable to any broker, dealer or other person for soliciting votes on the Plan.

                     INSTRUCTIONS FOR COMPLETING THE BALLOT

                  The Ballot is not a letter of transmittal and may not be used for any purpose other than to vote to accept or reject the Plan and, to elect not to grant the Noteholder Release. If the Plan is confirmed, you will be provided with instructions and documents, if any, for effecting the exchange of Senior Notes for the new securities to be issued pursuant to the Plan promptly after the Confirmation Date.

                  To have your vote count, you must complete and sign this Ballot and follow the instructions for returning the ballot as set forth on the previous page in the box labeled "Return of Ballot". Invalid or facsimile Ballots will not be counted. Any executed Ballot received by the Voting Agent which does not indicate either acceptance or rejection of the Plan shall not be counted.

                  If you are a nominee and not the beneficial owner, please forward the Ballot together with the Disclosure Statement and other accompanying documents to the beneficial owner.

                  To properly complete the Ballot, follow the procedures described below:

             (a) provide the information required by Item 1; if you do not know the principal amount of Senior Notes held by you, please contact the Voting Agent or your bank, broker or nominee;

             (b) cast one vote to accept or reject the Plan as to your Class 4 Claim (on account of Senior Notes) by checking the proper box in Item 2;

             (c) indicate if you do not wish to grant the Noteholder Release by checking the box in Item 3 (you need not consent to the Noteholder Release for your vote to be valid);

             (d) provide the information required by Item 4 if the beneficial owner has submitted any other Ballots for Senior Notes held in the same or other accounts or record names;

             (e)  sign and date your Ballot;

             (f) if you believe that you have received the wrong Ballot, please contact the Voting Agent or your bank, broker or nominee immediately;

             (g) if you are completing this Ballot on behalf of another entity, indicate your relationship with such entity and the capacity in which you are signing;

             (h) provide your name and mailing address if different from the printed address which appears on the Ballot or if no preprinted address appears on the Ballot;

        (i) please use additional sheets of paper if additional space is required to respond to any item on the Ballot (clearly marked to indicate the applicable item of the Ballot); and

        (j) return your Ballot using the enclosed return envelope or to the address indicated on such envelope.

        . IF YOU RECEIVED A RETURN ENVELOPE ADDRESSED DIRECTLY TO THE VOTING AGENT, PLEASE MAIL YOUR BALLOT SO THAT IT WILL BE RECEIVED BY THE VOTING DEADLINE.

        . IF YOU RECEIVED A RETURN ENVELOPE ADDRESSED TO A BROKER, BANK, NOMINEE OR AGENT, YOU MUST RETURN YOUR BALLOT EARLY ENOUGH FOR YOUR VOTE TO BE PROCESSED AND THEN FORWARDED TO THE VOTING AGENT BY THE VOTING DEADLINE. PLEASE ALLOW ADDITIONAL TIME.

        . IF YOU DID NOT RECEIVE A RETURN ENVELOPE WITH YOUR BALLOT, PLEASE CONTACT THE VOTING AGENT OR YOUR BANK, BROKER OR NOMINEE.

                                 VOTING DEADLINE

--------------------------------------------------------------------------------

YOUR BALLOT SHOULD BE FORWARDED IN AMPLE TIME FOR YOUR VOTE TO BE RECEIVED BY THE VOTING AGENT BY THE VOTING DEADLINE, 5:00 P.M., EASTERN TIME, ON OCTOBER 1, 2002, UNLESS EXTENDED AT THE SOLE DISCRETION OF ITC, OR YOUR VOTE WILL NOT BE COUNTED.

--------------------------------------------------------------------------------

                            IF YOU HAVE ANY QUESTIONS

--------------------------------------------------------------------------------

IF YOU HAVE ANY QUESTIONS REGARDING THIS BALLOT OR THE VOTING PROCEDURES OR IF YOU REQUIRE AN ADDITIONAL BALLOT OR ADDITIONAL COPIES OF ANY OF THE MATERIALS PROVIDED, PLEASE CALL THE VOTING AGENT, THE ALTMAN GROUP, INC. AT (212) 973-9720.

--------------------------------------------------------------------------------

                                                     [Exhibit A to Order Cont'd]

                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

----------------------------------------------x
                                              :
  In re:                                      :
  ITC/\DELTACOM, INC.,                        :    Chapter 11
                                              :    Case No. 02-11848 (MFW)
                             Debtor.          :
                                              :
----------------------------------------------x

                                    CLASS 6

            BALLOT TO ACCEPT OR REJECT THE PLAN OF REORGANIZATION OF
                 ITC/\DELTACOM, INC. FOR BENEFICIAL OWNERS OF:


                4 1/2% CONVERTIBLE SUBORDINATED NOTES, DUE 2006
                                       OF
                              ITC/\DELTACOM, INC.
                       (CUSIP NOS. 45031T AJ3, 4503T AK0)
                                (YELLOW BALLOT)




                          RECORD DATE: AUGUST 22, 2002

                        VOTING DEADLINE: OCTOBER 1, 2002

         THIS BALLOT IS TO BE USED BY OR ON BEHALF OF BENEFICIAL OWNERS OF THE 4 1/2% CONVERTIBLE SUBORDINATED NOTES DUE 2006 (THE "SUBORDINATED NOTES"). PLEASE READ AND FOLLOW THE ATTACHED INSTRUCTIONS CAREFULLY. PLEASE COMPLETE, SIGN AND DATE THIS BALLOT AND RETURN IT IN THE ENCLOSED ENVELOPE PROMPTLY. IF THE ALTMAN GROUP, INC. (THE "VOTING AGENT") HAS NOT RECEIVED THIS BALLOT (OR A MASTER BALLOT INCLUDING THE VOTES TRANSMITTED HER EBY) BY 5:00 P.M., EASTERN TIME, ON OCTOBER 1, 2002, UNLESS EXTENDED AT THE SOLE DISCRETION OF ITC/\DELTACOM, INC. (THE "VOTING DEADLINE"), IT WILL NOT BE COUNTED. IF THE ENCLOSED RETURN ENVELOPE IS ADDRESSED TO YOUR BANK, BROKER OR OTHER NOMINEE ("NOMINEE") OR THEIR AGENT (E.G., PROXY SERVICES), PLEASE MAIL YOUR BALLOT SUFFICIENTLY IN ADVANCE OF THE VOTING DEADLINE SO THAT IT MAY BE PROCESSED AND FORWARDED TO THE VOTING AGENT BEFORE THE VOTING DEADLINE. FACSIMILE BALLOTS WILL NOT BE ACCEPTED.

             ITC/\DELTACOM, INC. ("ITC" or the "Debtor") is soliciting votes with respect to its plan of reorganization (the "Plan") under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") referred to, described in and attached to the accompanying First Amended Disclosure Statement, as revised, dated August 23, 2002 (the "Disclosure Statement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan. There are 9 Classes of Claims and Equity Interests under the Plan. Classes of Claims against the Debtor's estate designated by the Plan as Classes 2, 4, 6, 7 and 8 are entitled to vote on the Plan. You are receiving this ballot because you have been identified as a holder of Subordinated Notes as of August 22, 2002.

             The Plan can be confirmed by the Bankruptcy Court if (i) it is accepted by at least one impaired Class of Claims or Equity Interests (without counting the vote of any insider), (ii) the Bankruptcy Court finds that the Plan accords fair and equitable treatment to any Class that rejects or is deemed to have rejected the Plan, and (iii) the Bankruptcy Court determines that the Plan otherwise satisfies the requirements of Section 1129 of the Bankruptcy Code. A Class of Claims will be deemed to have accepted the Plan if holders of at least two-thirds in amount and more than one-half in number of the Claims in such Class who cast timely Ballots vote to accept the Plan. A Class of Equity Interests will be deemed to have accepted the Plan if holders of at least two-thirds in amount in such Class vote to accept the Plan. If the Plan is confirmed by the Bankruptcy Court, all holders of Claims against and Equity Interests in the Debtor (including those who abstain or vote to reject the Plan) will be bound by the Plan and the transactions contemplated thereby.

             In addition, a vote to accept the Plan by you will constitute an election to grant releases of any claims or causes of action that you may have against the current and former officers and directors of the Debtor, SCANA Corporation, ITC Holding Company, Inc. and their officers, directors, employees and affiliates (the "Noteholder Release"). Electing to grant the Noteholder Release is not mandatory; you may vote for the Plan without granting the Noteholder Release by so indicating in the space provided on the Ballot. Furthermore, electing to grant or withhold the Noteholder Release will not affect the distribution to which beneficial owners are entitled under the Plan. However, you should be aware that if the holders of more than 51% of the principal amount of all of ITC/\DeltaCom's Senior Notes and Subordinated Notes do not elect to grant such releases, a condition to the new investors' obligation to invest $30 million into the Reorganized Debtor would not be satisfied and the new investors would not be required to provide such funds. If this were to occur, the Plan could not be consummated. The specific language of the Noteholder Release is set forth in section 11.7 of the Plan and summarized in Item 3 below and voters are encouraged to review this section of the Plan carefully. Please consider carefully whether you wish to elect to grant the Noteholder Release, because granting the Noteholder Release will bind you and you will no longer be able to assert claims or causes of action against current and former officers and directors of the Debtor, SCANA Corporation, ITC Holding Company, Inc. and their officers, directors, employees and affiliates as specified in the Noteholder Release which may or may not have value.

             The record date for purposes of determining which holders of the Subordinated Notes are eligible to vote on the Plan is August 22, 2002 (the "Record Date"). Only (i) holders of the Subordinated Notes in whose name such Subordinated Notes are registered on the books of ITC or its authorized agent on the Record Date, or any Persons who have obtained properly-completed proxies from such Persons or (ii) beneficial owners of the Subordinated Notes holding such Subordinated Notes through nominees who
(a) are registered holders of such Subordinated Notes on the books of the Debtor or its authorized agent on the Record Date or (b) hold interests in such Subordinated Notes through DTC on the Record Date are eligible to vote on the Plan. Each holder of the Subordinated Notes who purchased such Subordinated Notes or whose purchase of such Subordinated Notes is registered after the Record Date who wishes to vote on the Plan must arrange with its respective seller(s) to receive a proxy from the holder(s) of record on such date.

PLEASE CHECK THE APPROPRIATE BOX BELOW TO INDICATE YOUR ACCEPTANCE OR REJECTION OF THE PLAN:

Item 1. Aggregate Principal Amount of Subordinated Notes.

             This Ballot is cast by or on behalf of the beneficial owner of the aggregate principal amount of Subordinated Notes indicated immediately below.

--------------------------------------------------------------------------------
    Customer Account    Aggregate Principal Amount      Name of Bank, Broker or
        Number(s)       of Subordinated Notes Voted          Nominee Where
                                                        Subordinated Notes are
                                                                Held
--------------------------------------------------------------------------------
                        $
--------------------------------------------------------------------------------
                        $
--------------------------------------------------------------------------------

Item 2. Class 6 (Subordinated Claims) Vote.

             The beneficial owner of the aggregate principal amount of Subordinated Notes set forth in Item 1 votes with respect to the proposed treatment of its Claim against the Debtor to (please check one):

                                Accept the Plan  [_]

                                Reject the Plan  [_]

Item 3. Consent to Noteholder Release.

                  The Plan provides that individual holders of Subordinated Notes may, in their sole discretion, elect to grant certain releases to the current and former officers and directors of the Debtor, SCANA Corporation, ITC Holding Company, Inc. and their officers, directors, employees and affiliates as described below (the Noteholder Release, as defined above). A vote in favor of the Plan does not obligate the holder of any Claim to grant the Noteholder Release. Electing to grant the Noteholder Release will not affect the distributions to which any Claim holder is entitled under the Plan. However, you should be aware that if the holders of more than 51% of the principal amount of all of ITC/\DeltaCom's Senior Notes and Subordinated Notes do not elect to grant such releases, a condition to the new investors' obligation to invest $30 million into the Reorganized Debtor would not be satisfied and the new investors would not be required to provide such funds. If this were to occur, the Plan could not be consummated. Please consider carefully whether you wish to elect to grant the Noteholder Release, because granting the Noteholder Release will bind you.

                  By not checking the box below, the beneficial holder of the aggregate principal amount of Subordinated Notes set forth in Item 1 elects to release, waive and discharge from all claims, causes of action or liabilities (other than the right to enforce the Subscription Agreements and the Purchase Agreements), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise that are based on any action or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor (including, without limitation, any claims or causes of action arising under or in connection with actions taken or omitted to be taken by ITC Holding Company, Inc. or SCANA Corporation under the Investment Agreement), against the current and former officers and directors of the Debtor, ITC Holding Company, Inc., SCANA Corporation and their respective officers, directors, employees and affiliates. You should note that such release will be effective notwithstanding that any person or entity may hereafter discover facts in addition to, or different from, those which that party now knows or believes to be true, and without regard to the subsequent discovery or existence of such different or additional facts, and each party who has elected to grant the Noteholder Release shall be deemed to have waived any and all rights that it may have under any statute or common law principle which would limit the effect of the foregoing release, waiver and discharge to those claims actually known or suspected to exist on the Effective Date.

                  Election NOT to grant Noteholder Release [_]

Item 4. Certification as to Other Subordinated Claims.

             By signing and returning this Ballot, the undersigned certifies that the beneficial owner either (i) has not submitted any other Ballots for voting securities held in Class 6 ("Subordinated Claims"), OR (ii) has provided the information specified in the following table for all other Subordinated Claims for which the beneficial owner has submitted additional Ballots (please use additional sheets of paper if necessary). Subordinated Claims include Subordinated Notes held in the same or other accounts or in the same or other record names.

--------------------------------------------------------------------------------
   Account Number of           Record holder of          Principal Amount of
 any other Subordinated    any other Subordinated        Other Subordinated
      Claims Voted             Claims Voted*               Claims Voted
--------------------------------------------------------------------------------
                                                       $
--------------------------------------------------------------------------------
                                                       $
--------------------------------------------------------------------------------
                                                       $
--------------------------------------------------------------------------------
                                                       $
--------------------------------------------------------------------------------


* Insert your name if the Subordinated Notes are held by you in your (record) name. If held in street name, insert the name of your bank or broker.

Item 5. By signing and returning this Ballot, the undersigned certifies that:

      (a) the beneficial owner has been provided with a copy of the Disclosure Statement and the exhibits thereto;

      (b) the beneficial owner of the principal amount of the Subordinated Notes set forth in Item 1 has full power and authority to vote to accept or reject the Plan;

      (c) such beneficial owner has voted to accept or reject the Plan as set forth in Item 2 above;

      (d) such beneficial owner has consented to grant or declined to grant the Noteholder Release as set forth in Item 3 above; and

      (e)  this Ballot has been executed on behalf of a single beneficial owner.

The undersigned also acknowledges that this solicitation of acceptances of the Plan is subject to all the terms and conditions set forth in the Disclosure Statement.

Item 6. By signing and returning this Ballot, the undersigned certifies that it is either:

      (a) the beneficial owner of the Subordinated Notes to which this Ballot pertains and is sending this Ballot to the registered or record holder of, or other nominee of the undersigned with respect to, the Subordinated Notes to which this Ballot pertains, whom the undersigned hereby authorizes and instructs to (x) execute a Master Ballot reflecting this Ballot, and (y) deliver such Master Ballot to the Voting Agent, or

      (b) the registered or record holder of the Subordinated Notes to which this Ballot pertains and is sending this Ballot directly to the Voting Agent (or, if the undersigned is the registered or record holder of Subordinated Notes and has signed (or "prevalidated") this Ballot for the appropriate beneficial owner(s), is sending the Ballot to such beneficial owner for completion of Items 1, 2, 3, and 4 above and for subsequent delivery to the Voting Agent).

THIS BALLOT (OR A MASTER BALLOT INCLUDING THE VOTES TRANSMITTED HEREBY) MUST BE RECEIVED BY THE VOTING AGENT, THE ALTMAN GROUP, INC., AT THE ADDRESS LISTED BELOW, BY 5:00 P.M., EASTERN TIME, ON OCTOBER 1, 2002, UNLESS EXTENDED AT THE SOLE DISCRETION OF ITC, OR THE VOTES TRANSMITTED HEREBY WILL NOT BE COUNTED.

                                RETURN OF BALLOT

--------------------------------------------------------------------------------

                        PLEASE RETURN YOUR BALLOT IN THE
       PRE-ADDRESSED, POSTAGE-PAID ENVELOPE PROVIDED. IF YOU MISPLACED OR
      DID NOT RECEIVE SUCH AN ENVELOPE, PLEASE CALL THE VOTING AGENT AT THE
                         TELEPHONE NUMBER LISTED BELOW.

--------------------------------------------------------------------------------

                             The Altman Group, Inc.
                              60 East 42/nd/ Street
                                   Suite 1241
                            New York, New York 10165
                            Telephone: (212) 973-9720

       THIS BALLOT DOES NOT CONSTITUTE AND SHALL NOT BE DEEMED A PROOF OF
              CLAIM OR AN ASSERTION OF A CLAIM AGAINST THE DEBTOR.

                                   Name: _______________________________________
                                          (Print or Type)

                                          ______________________________________
                                          Social Security or Federal Tax ID No.


                                   Signature: X
                                              ----------------------------------

                                   By: _________________________________________
                                          (If Appropriate)

                                   Title: ______________________________________
                                          (If Appropriate)

                                   Address: ____________________________________
                                          Street

                                          ______________________________________
                                          City, State and Zip Code

                                   Telephone Number: (   )
                                                     ---------------------------

                                   Date:________________________________________

No fees, commissions or other remuneration will be payable to any broker, dealer or other person for soliciting votes on the Plan.

                     INSTRUCTIONS FOR COMPLETING THE BALLOT

             The Ballot is not a letter of transmittal and may not be used for any purpose other than to vote to accept or reject the Plan and to elect not to grant the Noteholder Release. If the Plan is confirmed, you will be provided with instructions and documents, if any, for effecting the exchange of Subordinated Notes for the new securities to be issued pursuant to the Plan promptly after the Confirmation Date.

             To have your vote count, you must complete and sign this Ballot and follow the instructions for returning the ballot as set forth on the previous page in the box labeled "Return of Ballot". Invalid or facsimile Ballots will not be counted. Any executed Ballot received by the Voting Agent which does not indicate either an acceptance or rejection of the Plan shall not be counted.

             If you are a nominee and not the beneficial owner, please forward the Ballot together with the Disclosure Statement and other accompanying documents to the beneficial owner.

             To properly complete the Ballot, follow the procedures described below:

        (a) provide the information required by Item 1; if you do not know the principal amount of Subordinated Notes held by you, please contact the Voting Agent or your bank, broker or nominee;

        (b) cast one vote to accept or reject the Plan as to your Class 6 Claim (on account of Subordinated Notes) by checking the proper box in
             Item 2;

        (c) indicate if you do not wish to grant the Noteholder Release by checking the box in Item 3 (you need not consent to the Noteholder Release for your vote to be valid);

        (d) provide the information required by Item 4 if the beneficial owner has submitted any other Ballots for Subordinated Notes held in the same or other accounts or record names;

        (e)  sign and date your Ballot;

        (f) if you believe that you have received the wrong Ballot, please contact the Voting Agent or your bank, broker or nominee immediately;

        (g) if you are completing this Ballot on behalf of another entity, indicate your relationship with such entity and the capacity in which you are signing;

        (h) provide your name and mailing address if different from the printed address which appears on the Ballot or if no preprinted address appears on the Ballot;

        (i) please use additional sheets of paper if additional space is required to respond to any item on the Ballot (clearly marked to indicate the applicable item of the Ballot); and

        (j) return your Ballot using the enclosed return envelope or to the address indicated on such envelope.

        . IF YOU RECEIVED A RETURN ENVELOPE ADDRESSED DIRECTLY TO THE VOTING AGENT, PLEASE MAIL YOUR BALLOT SO THAT IT WILL BE RECEIVED BY THE VOTING DEADLINE.

        . IF YOU RECEIVED A RETURN ENVELOPE ADDRESSED TO A BROKER, BANK, NOMINEE OR AGENT, YOU MUST RETURN YOUR BALLOT EARLY ENOUGH FOR YOUR VOTE TO BE PROCESSED AND THEN FORWARDED TO THE VOTING AGENT BY THE VOTING DEADLINE. PLEASE ALLOW ADDITIONAL TIME.

        . IF YOU DID NOT RECEIVE A RETURN ENVELOPE WITH YOUR BALLOT, PLEASE CONTACT THE VOTING AGENT OR YOUR BANK, BROKER OR NOMINEE.

                                 VOTING DEADLINE

--------------------------------------------------------------------------------

YOUR BALLOT SHOULD BE FORWARDED IN AMPLE TIME FOR YOUR VOTE TO BE RECEIVED BY THE VOTING AGENT BY THE VOTING DEADLINE, 5:00 P.M., EASTERN TIME, ON OCTOBER 1, 2002, UNLESS EXTENDED AT THE SOLE DISCRETION OF ITC, OR YOUR VOTE WILL NOT BE COUNTED.

--------------------------------------------------------------------------------

                            IF YOU HAVE ANY QUESTIONS

--------------------------------------------------------------------------------

IF YOU HAVE ANY QUESTIONS REGARDING THIS BALLOT OR THE VOTING PROCEDURES OR IF YOU REQUIRE AN ADDITIONAL BALLOT OR ADDITIONAL COPIES OF ANY OF THE MATERIALS PROVIDED, PLEASE CALL THE VOTING AGENT, THE ALTMAN GROUP, INC. AT
(212) 973-9720.

--------------------------------------------------------------------------------

                                                     [Exhibit A to Order Cont'd]

                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

---------------------------------------x
                                       :
 In re:                                :
 ITC/\DELTACOM, INC.,                  :        Chapter 11
                                       :
                                       :        Case No. 02-11848 (MFW)
                            Debtor.    :
---------------------------------------x


                                     CLASS 7

            BALLOT TO ACCEPT OR REJECT THE PLAN OF REORGANIZATION OF
                 ITC/\DELTACOM, INC. FOR BENEFICIAL OWNERS OF:

                      SERIES A CONVERTIBLE PREFERRED STOCK

                                      AND

               SERIES B -1 CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                      AND

               SERIES B-2 CUMULATIVE CONVERTIBLE PREFERRED STOCK

                                       OF
                               ITC/\DELTACOM, INC.
                                 (GREY BALLOT)



                          RECORD DATE: AUGUST 22, 2002

                        VOTING DEADLINE: OCTOBER 1, 2002

THIS BALLOT IS TO BE USED BY OR ON BEHALF OF BENEFICIAL OWNERS OF THE OLD PREFERRED STOCK OF ITC/\DELTACOM, INC. (THE "OLD PREFERRED STOCK"). PLEASE READ AND FOLLOW THE ATTACHED INSTRUCTIONS CAREFULLY. PLEASE COMPLETE, SIGN AND DATE THIS BALLOT AND RETURN IT IN THE ENCLOSED ENVELOPE PROMPTLY. IF THE ALTMAN GROUP, INC. (THE "VOTING AGENT") HAS NOT RECEIVED THIS BALLOT BY 5:00 P.M., EASTERN TIME, ON OCTOBER 1, 2002, UNLESS EXTENDED AT THE SOLE DISCRETION OF ITC/\DELTACOM, INC. (THE "VOTING DEADLINE"), IT WILL NOT BE COUNTED. IF THE ENCLOSED RETURN ENVELOPE IS ADDRESSED TO YOUR BANK, BROKER OR OTHER NOMINEE (" NOMINEE") OR THEIR AGENT (E.G., PROXY SERVICES), PLEASE MAIL YOUR BALLOT SUFFICIENTLY IN ADVANCE OF THE VOTING DEADLINE SO THAT IT MAY BE PROCESSED AND FORWARDED TO THE VOTING AGENT BEFORE THE VOTING DEADLINE. FACSIMILE BALLOTS WILL NOT BE ACCEPTED.

         ITC/\DELTACOM, INC. ("ITC" or the "Debtor") is soliciting votes with respect to its plan of reorganization (the "Plan") under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") referred to, described in and attached to the accompanying First Amended Disclosure Statement, as revised, dated August 23, 2002 (the "Disclosure Statement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan. There are 9 Classes of Claims and Equity Interests under the Plan. Classes of Claims and Equity Interests against the Debtor's estate designated by the Plan as Classes 2, 4, 6, 7 and 8 are entitled to vote on the Plan. You are receiving this ballot because you have been identified as a holder of Old Preferred Stock as of August 22, 2002.

         The Plan can be confirmed by the Bankruptcy Court if (i) it is accepted by at least one impaired Class of Claims or Equity Interests (without counting the vote of any insider), (ii) the Bankruptcy Court finds that the Plan accords fair and equitable treatment to any Class that rejects or is deemed to have rejected the Plan, and (iii) the Bankruptcy Court determines that the Plan otherwise satisfies the requirements of Section 1129 of the Bankruptcy Code. A Class of Claims will be deemed to have accepted the Plan if holders of at least two-thirds in amount and more than one- half in number of the Claims in such Class who cast timely Ballots vote to accept the Plan. A Class of Equity Interests will be deemed to have accepted the Plan if holders of at least two-thirds in amount in such Class who cast timely Ballots vote to accept the Plan. If the Plan is confirmed by the Bankruptcy Court, all holders of Claims against and Equity Interests in the Debtor (including those who abstain or vote to reject the Plan) will be bound by the Plan and the transactions contemplated thereby.

         The record date for purposes of determining which holders of the Old Preferred Stock are eligible to vote on the Plan is August 22, 2002 (the "Record Date"). Only (i) holders of the Old Preferred Stock in whose name such Old Preferred Stock are registered on the books of ITC or its authorized agent on the Record Date, or any Persons who have obtained properly-completed proxies from such Persons or (ii) beneficial owners of the Old Preferred Stock holding such Old Preferred Stock through nominees who (a) are registered holders of such Old Preferred Stock on the books of the Debtor or its authorized agent on the Record Date or (b) hold interests in such Old Preferred Stock through DTC on the Record Date are eligible to vote on the Plan. Each holder of the Old Preferred Stock who purchased such Old Preferred Stock or whose purchase of such Old Preferred Stock is registered after the Record Date who wishes to vote on the Plan must arrange with its respective seller(s) to receive a proxy from the holder(s) of record on such date.

PLEASE CHECK THE APPROPRIATE BOX BELOW TO INDICATE YOUR ACCEPTANCE OR REJECTION OF THE PLAN:

Item 1. Number of Shares of Old Preferred Stock.

            This Ballot is cast by or on behalf of the beneficial owner of the number of shares of Old Preferred Stock indicated immediately below.


--------------------------------------------------------------------------------
   Number of Shares of Old Preferred          Name of Issue of Preferred Stock
             Stock Voted
--------------------------------------------------------------------------------
                                      [_] Series A Preferred
                                      [_] Series B-1 Preferred
                                      [_] Series B-2 Preferred
--------------------------------------------------------------------------------
                                      [_] Series A Preferred
                                      [_] Series B-1 Preferred
                                      [_] Series B-2 Preferred
--------------------------------------------------------------------------------
                                      [_] Series A Preferred
                                      [_] Series B-1 Preferred
                                      [_] Series B-2 Preferred
--------------------------------------------------------------------------------



Item 2. Class 7 (Old Preferred Stock Interests) Vote.

            The beneficial owner of the number of shares of Old Preferred Stock set forth in Item 1 votes with respect to the proposed treatment of its Equity Interest against the Debtor to (please check one):

                                 Accept the Plan  [_]

                                 Reject the Plan  [_]

Item 3. By signing and returning this Ballot, the undersigned certifies that:

        (a) the beneficial owner has been provided with a copy of the Disclosure Statement and the exhibits thereto;

        (b) the beneficial owner of the number of shares of the Old Preferred Stock set forth in Item 1 has full power and authority to vote to accept or reject the Plan;

        (c) such beneficial owner has voted to accept or reject the Plan as set forth in Item 2 above; and

        (e) this Ballot has been executed on behalf of a single beneficial owner.

The undersigned also acknowledges that this solicitation of acceptances of the Plan is subject to all the terms and conditions set forth in the Disclosure Statement.

Item 4. By signing and returning this Ballot, the undersigned certifies that it is the registered or record holder of the Old Preferred Stock to which this Ballot pertains and is sending this Ballot directly to the Voting Agent (or, if the undersigned is the registered or record holder of Old Preferred Stock and has signed (or "prevalidated") this Ballot for the appropriate beneficial owner(s), is sending the Ballot to such beneficial owner for completion of Items 1 and 2 above and for subsequent delivery to the Voting Agent).

THIS BALLOT MUST BE RECEIVED BY THE VOTING AGENT, THE ALTMAN GROUP, INC., AT THE ADDRESS LISTED BELOW, BY 5:00 P.M., EASTERN TIME, ON OCTOBER 1, 2002, UNLESS EXTENDED AT THE SOLE DISCRETION OF ITC, OR THE VOTES TRANSMITTED HEREBY WILL NOT BE COUNTED.

                                RETURN OF BALLOT

  ----------------------------------------------------------------------------

                        PLEASE RETURN YOUR BALLOT IN THE
       PRE-ADDRESSED, POSTAGE-PAID ENVELOPE PROVIDED. IF YOU MISPLACED OR DID NOT RECEIVE SUCH AN ENVELOPE, PLEASE CALL THE VOTING AGENT AT THE
                         TELEPHONE NUMBER LISTED BELOW.

  ----------------------------------------------------------------------------

                             The Altman Group, Inc.
                               60 East 42/nd/ Street
                                   Suite 1241
                            New York, New York 10165
                           Telephone: (212) 973-9720

       THIS BALLOT DOES NOT CONSTITUTE AND SHALL NOT BE DEEMED A PROOF OF CLAIM OR EQUITY INTEREST OR AN ASSERTION OF A CLAIM OR EQUITY INTEREST
                              AGAINST THE DEBTOR.


                                 Name: ____________________________________
                                           (Print or Type)

                                       ____________________________________
                                           Social Security or Federal Tax ID No.

                                 Signature: X
                                           --------------------------------

                                 By:_______________________________________
                                           (If Appropriate)

                                 Title: ___________________________________
                                           (If Appropriate)

                                 Address:  ________________________________
                                           Street

                                           ________________________________
                                           City, State and Zip Code

                                 Telephone Number: (         )
                                                   ------------------------

                                 Date: ____________________________________

No fees, commissions or other remuneration will be payable to any broker, dealer or other person for soliciting votes on the Plan.

                     INSTRUCTIONS FOR COMPLETING THE BALLOT

         The Ballot is not a letter of transmittal and may not be used for any purpose other than to vote to accept or reject the Plan. If the Plan is confirmed, you will be provided with instructions and documents, if any, for effecting the exchange of Old Preferred Stock for the new securities to be issued pursuant to the Plan promptly after the Confirmation Date.

         To have your vote count, you must complete and sign this Ballot and follow the instructions for returning the ballot as set forth on the previous page in the box labeled "Return of Ballot". Invalid or facsimile Ballots will not be counted. Any executed Ballot received by the Voting Agent which does not indicate either acceptance or rejection of the Plan shall not be counted.

         If you are a nominee and not the beneficial owner, please forward the Ballot together with the Disclosure Statement and other accompanying documents to the beneficial owner.

         To properly complete the Ballot, follow the procedures described below:

    (a) provide the information required by Item 1; if you do not know the number of shares of Old Preferred Stock held by you, please contact the Voting Agent or your bank, broker or nominee;

    (b) cast one vote to accept or reject the Plan as to your Class 7 Equity Interest (on account of Old Preferred Stock) by checking the proper box in Item 2;

    (c)  sign and date your Ballot;

    (d) if you believe that you have received the wrong Ballot, please contact the Voting Agent or your bank, broker or nominee immediately;

    (e) if you are completing this Ballot on behalf of another entity, indicate your relationship with such entity and the capacity in which you are signing;

    (f) provide your name and mailing address if different from the printed address which appears on the Ballot or if no preprinted address appears on the Ballot;

    (g) please use additional sheets of paper if additional space is required to respond to any item on the Ballot (clearly marked to indicate the applicable item of the Ballot); and

    (h) return your Ballot using the enclosed return envelope or to the address indicated on such envelope.

     . IF YOU RECEIVED A RETURN ENVELOPE ADDRESSED DIRECTLY TO THE VOTING AGENT, PLEASE MAIL YOUR BALLOT SO THAT IT WILL BE RECEIVED BY THE VOTING DEADLINE.

     . IF YOU RECEIVED A RETURN ENVELOPE ADDRESSED TO A BROKER, BANK, NOMINEE OR AGENT, YOU MUST RETURN YOUR BALLOT EARLY ENOUGH FOR YOUR VOTE TO BE PROCESSED AND THEN FORWARDED TO THE VOTING AGENT BY THE VOTING DEADLINE. PLEASE ALLOW ADDITIONAL TIME.

     . IF YOU DID NOT RECEIVE A RETURN ENVELOPE WITH YOUR BALLOT, PLEASE CONTACT THE VOTING AGENT OR YOUR BANK, BROKER OR NOMINEE.

                                 VOTING DEADLINE

--------------------------------------------------------------------------------

YOUR BALLOT SHOULD BE FORWARDED IN AMPLE TIME FOR YOUR VOTE TO BE RECEIVED BY THE VOTING AGENT BY THE VOTING DEADLINE, 5:00 P.M., EASTERN TIME, ON OCTOBER 1, 2002, UNLESS EXTENDED AT THE SOLE DISCRETION OF ITC, OR YOUR VOTE WILL NOT BE COUNTED.

--------------------------------------------------------------------------------


                            IF YOU HAVE ANY QUESTIONS

--------------------------------------------------------------------------------

IF YOU HAVE ANY QUESTIONS REGARDING THIS BALLOT OR THE VOTING PROCEDURES OR IF YOU REQUIRE AN ADDITIONAL BALLOT OR ADDITIONAL COPIES OF ANY OF THE MATERIALS PROVIDED, PLEASE CALL THE VOTING AGENT, THE ALTMAN GROUP, INC. AT
(212) 973-9720.

--------------------------------------------------------------------------------

                                                     [Exhibit A to Order Cont'd]

                         UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

-----------------------------------------x
                                         :
In re:                                   :
                                         :    Chapter 11
ITC/\DELTACOM, INC.,                     :
                                         :    Case No. 02-11848 (MFW)
                          Debtor.        :
-----------------------------------------x


                                     CLASS 8

            BALLOT TO ACCEPT OR REJECT THE PLAN OF REORGANIZATION OF
                  ITC/\DELTACOM, INC. FOR BENEFICIAL OWNERS OF:

                                OLD COMMON STOCK

                                       OF
                               ITC/\DELTACOM, INC.
                             (CUSIP NO. 45031T 104)
                                 (WHITE BALLOT)

                          RECORD DATE: AUGUST 22, 2002

                        VOTING DEADLINE: OCTOBER 1, 2002

THIS BALLOT IS TO BE USED BY OR ON BEHALF OF BENEFICIAL OWNERS OF THE OLD COMMON STOCK OF ITC/\DELTACOM, INC. (THE "OLD COMMON STOCK"). PLEASE READ AND FOLLOW THE ATTACHED INSTRUCTIONS CAREFULLY. PLEASE COMPLETE, SIGN AND DATE THIS BALLOT AND RETURN IT IN THE ENCLOSED ENVELOPE PROMPTLY. IF THE ALTMAN GROUP, INC. (THE "VOTING AGENT") HAS NOT RECEIVED THIS BALLOT (OR A MASTER BALLOT INCLUDING THE VOTES TRANSMITTED HEREBY) BY 5:00 P.M., EASTERN TIME, ON OCTOBER 1, 2002 UNLESS EXTENDED AT THE SOLE DISCRETION OF ITC/\DELTACOM, INC. (THE "VOTING DEADLINE"), IT WILL NOT BE COUNTED. IF THE ENCLOSED RETURN ENVELOPE IS ADDRESSED TO YOUR BANK, BROKER OR OTHER NOMINEE ("NOMINEE") OR THEIR AGENT (E.G., PROXY SERVICES), PLEASE MAIL YOUR BALLOT SUFFICIENTLY IN ADVANCE OF THE VOTING DEADLINE SO THAT IT MAY BE PROCESSED AND FORWARDED TO THE VOTING AGENT BEFORE THE VOTING DEADLINE. FACSIMILE BALLOTS WILL NOT BE ACCEPTED.

         ITC/\DELTACOM, INC. ("ITC" or the "Debtor") is soliciting votes with respect to its plan of reorganization (the "Plan") under chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") referred to, described in and attached to the accompanying First Amended Disclosure Statement, as revised, dated August 23, 2002 (the "Disclosure Statement"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan. There are 9 Classes of Claims and Equity Interests under the Plan. Classes of Claims and Equity Interests against the Debtor's estate designated by the Plan as Classes 2, 4, 6, 7 and 8 are entitled to vote on the Plan. You are receiving this ballot because you have been identified as a holder of Old Common Stock as of August 22, 2002.

         The Plan can be confirmed by the Bankruptcy Court if (i) it is accepted by at least one impaired Class of Claims or Equity Interests (without counting the vote of any insider), (ii) the Bankruptcy Court finds that the Plan accords fair and equitable treatment to any Class that rejects or is deemed to have rejected the Plan, and (iii) the Bankruptcy Court determines that the Plan otherwise satisfies the requirements of Section 1129 of the Bankruptcy Code. A Class of Claims will be deemed to have accepted the Plan if holders of at least two-thirds in amount and more than one-half in number of the Claims in such Class who cast timely Ballots vote to accept the Plan. A Class of Equity Interests will be deemed to have accepted the Plan if holders of at least two-thirds in amount in such Class who cast timely Ballots vote to accept the Plan. If the Plan is confirmed by the Bankruptcy Court, all holders of Claims against and Equity Interests in the Debtor (including those who abstain or vote to reject the Plan) will be bound by the Plan and the transactions contemplated thereby.

         The record date for purposes of determining which holders of the Old Common Stock are eligible to vote on the Plan is August 22, 2002 (the "Record Date"). Only (i) holders of the Old Common Stock in whose name such Old Common Stock are registered on the books of ITC or its authorized agent on the Record Date, or any Persons who have obtained properly-completed proxies from such Persons or (ii) beneficial owners of the Old Common Stock holding such Old Common Stock through nominees who (a) are registered holders of such Old Common Stock on the books of the Debtor or its authorized agent on the Record Date or
(b) hold interests in such Old Common Stock through DTC on the Record Date are eligible to vote on the Plan. Each holder of the Old Common Stock who purchased such Old Common Stock or whose purchase of such Old Common Stock is registered after the Record Date who wishes to vote on the Plan must arrange with its respective seller(s) to receive a proxy from the holder(s) of record on such date.

PLEASE CHECK THE APPROPRIATE BOX BELOW TO INDICATE YOUR ACCEPTANCE OR REJECTION OF THE PLAN:

Item 1. Number of Shares of Old Common Stock.

         This Ballot is cast by or on behalf of the beneficial owner of the number of shares of Old Common Stock indicated immediately below.

--------------------------------------------------------------------------------
Customer Account       Number of Shares of Old         Name of Bank, Broker or
   Number(s)             Common Stock Voted               Nominee Where Old
                                                        Common Stock is Held
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

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Item 2. Class 8 (Old Common Stock Interests)Vote.

         The beneficial owner of the number of shares of Old Common Stock set forth in Item 1 votes with respect to the proposed treatment of its Equity Interest against the Debtor to (please check one):

                              Accept the Plan   [_]


                              Reject the Plan   [_]

Item 3. By signing and returning this Ballot, the undersigned certifies that:

        (a) the beneficial owner has been provided with a copy of the Disclosure Statement and the exhibits thereto;

        (b) the beneficial owner of the number of shares of the Old Common Stock set forth in Item 1 has full power and authority to vote to accept or reject the Plan;

        (c) such beneficial owner has voted to accept or reject the Plan as set forth in Item 2 above; and

        (e) this Ballot has been executed on behalf of a single beneficial owner.

The undersigned also acknowledges that this solicitation of acceptances of the Plan is subject to all the terms and conditions set forth in the Disclosure Statement.

Item 4. By signing and returning this Ballot, the undersigned certifies that it is either:

        (a) the beneficial owner of the Old Common Stock to which this Ballot pertains and is sending this Ballot to the registered or record holder of, or other nominee of the undersigned with respect to, the Old Common Stock to which this Ballot pertains, whom the undersigned hereby authorizes and instructs to (x) execute a Master Ballot reflecting this Ballot, and (y) deliver such Master Ballot to the Voting Agent, or

        (b) the registered or record holder of the Old Common Stock to which this Ballot pertains and is sending this Ballot directly to the Voting Agent (or, if the undersigned is the registered or record holder of Old Common Stock and has signed (or "prevalidated") this Ballot for the appropriate beneficial owner(s), is sending the Ballot to such beneficial owner for completion of Items 1 and 2 above and for subsequent delivery to the Voting Agent).

THIS BALLOT (OR A MASTER BALLOT INCLUDING THE VOTES TRANSMITTED HEREBY) MUST BE RECEIVED BY THE VOTING AGENT, THE ALTMAN GROUP, INC., AT THE ADDRESS LISTED BELOW, BY 5:00 P.M., EASTERN TIME, ON OCTOBER 1, 2002, UNLESS EXTENDED AT THE SOLE DISCRETION OF ITC, OR THE VOTES TRANSMITTED HEREBY WILL NOT BE COUNTED.

                                RETURN OF BALLOT

--------------------------------------------------------------------------------

                        PLEASE RETURN YOUR BALLOT IN THE
       PRE-ADDRESSED, POSTAGE-PAID ENVELOPE PROVIDED. IF YOU MISPLACED OR
      DID NOT RECEIVE SUCH AN ENVELOPE, PLEASE CALL THE VOTING AGENT AT THE
                         TELEPHONE NUMBER LISTED BELOW.

--------------------------------------------------------------------------------

                             The Altman Group, Inc.
                              60 East 42/nd/ Street
                                   Suite 1241
                            New York, New York 10165
                            Telephone: (212) 973-9720

   THIS BALLOT DOES NOT CONSTITUTE AND SHALL NOT BE DEEMED A PROOF OF CLAIM OR
          EQUITY INTEREST OR AN ASSERTION OF A CLAIM OR EQUITY INTEREST
                               AGAINST THE DEBTOR.

                                Name: __________________________________________
                                         (Print or Type)

                                      __________________________________________
                                         Social Security or Federal Tax ID No.

                                Signature: X
                                           -------------------------------------

                                By: ____________________________________________
                                         (If Appropriate)

                                Title: _________________________________________
                                         (If Appropriate)

                                Address: _______________________________________
                                         Street

                                         _______________________________________
                                         City, State and Zip Code

                                Telephone Number: (  )
                                                 -------------------------------

                                Date: __________________________________________

No fees, commissions or other remuneration will be payable to any broker, dealer or other person for soliciting votes on the Plan.

                       INSTRUCTIONS FOR COMPLETING THE BALLOT

         The Ballot is not a letter of transmittal and may not be used for any purpose other than to vote to accept or reject the Plan. If the Plan is confirmed, you will be provided with instructions and documents, if any, for effecting the exchange of Old Common Stock for the new securities to be issued pursuant to the Plan promptly after the Confirmation Date.

         To have your vote count, you must complete and sign this Ballot and follow the instructions for returning the ballot as set forth on the previous page in the box labeled "Return of Ballot". Invalid or facsimile Ballots will not be counted. Any executed Ballot received by the Voting Agent which does not indicate either acceptance or rejection of the Plan shall not be counted.

         If you are a nominee and not the beneficial owner, please forward the Ballot together with the Disclosure Statement and other accompanying documents to the beneficial owner.

         To properly complete the Ballot, follow the procedures described below:

     (a) provide the information required by Item 1; if you do not know the number of shares of Old Common Stock held by you, please contact the Voting Agent or your bank, broker or nominee;

     (b) cast one vote to accept or reject the Plan as to your Class 8 Equity Interest (on account of Old Common Stock) by checking the proper box in
         Item 2;

     (c) sign and date your Ballot;

     (d) if you believe that you have received the wrong Ballot, please contact the Voting Agent or your bank, broker or nominee immediately;

     (e) if you are completing this Ballot on behalf of another entity, indicate your relationship with such entity and the capacity in which you are signing;

     (f) provide your name and mailing address if different from the printed address which appears on the Ballot or if no preprinted address appears on the Ballot;

     (g) please use additional sheets of paper if additional space is required to respond to any item on the Ballot (clearly marked to indicate the applicable item of the Ballot); and

     (h) return your Ballot using the enclosed return envelope or to the address indicated on such envelope.

     . IF YOU RECEIVED A RETURN ENVELOPE ADDRESSED DIRECTLY TO THE VOTING AGENT, PLEASE MAIL YOUR BALLOT SO THAT IT WILL BE RECEIVED BY THE VOTING DEADLINE.

     . IF YOU RECEIVED A RETURN ENVELOPE ADDRESSED TO A BROKER, BANK, NOMINEE OR AGENT, YOU MUST RETURN YOUR BALLOT EARLY ENOUGH FOR YOUR VOTE TO BE PROCESSED AND THEN FORWARDED TO THE VOTING AGENT BY THE VOTING DEADLINE. PLEASE ALLOW ADDITIONAL TIME.

     . IF YOU DID NOT RECEIVE A RETURN ENVELOPE WITH YOUR BALLOT, PLEASE CONTACT THE VOTING AGENT OR YOUR BANK, BROKER OR NOMINEE.

                                 VOTING DEADLINE

--------------------------------------------------------------------------------

YOUR BALLOT SHOULD BE FORWARDED IN AMPLE TIME FOR YOUR VOTE TO BE RECEIVED BY THE VOTING AGENT BY THE VOTING DEADLINE, 5:00 P.M., EASTERN TIME, ON OCTOBER 1, 2002, UNLESS EXTENDED AT THE SOLE DISCRETION OF ITC, OR YOUR VOTE WILL NOT BE COUNTED.

--------------------------------------------------------------------------------


                            IF YOU HAVE ANY QUESTIONS

--------------------------------------------------------------------------------

IF YOU HAVE ANY QUESTIONS REGARDING THIS BALLOT OR THE VOTING PROCEDURES OR IF YOU REQUIRE AN ADDITIONAL BALLOT OR ADDITIONAL COPIES OF ANY OF THE MATERIALS PROVIDED, PLEASE CALL THE VOTING AGENT, THE ALTMAN GROUP, INC. AT (212) 973-9720.

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                                                            [Exhibit B to Order]

                                    EXHIBIT B

                      THE PROPOSED SOLICITATION PROCEDURES

     1. The Debtor/1/ proposes that the following solicitation materials (collectively, a "Solicitation Package") will be distributed to each of the Deliverees (as hereinafter defined) by no later than September 3, 2002:

          (a) the Plan;

          (b) the Disclosure Statement;

          (c) a copy of the notice of entry of the order approving the Disclosure Statement (the "Disclosure Statement Notice");

          (d) appropriate ballot(s) and voting instructions, including any necessary cover letters (if applicable); and

          (e) a pre-addressed return envelope (if applicable).

     2. Specifically, a Solicitation Package will be served upon all known holders of Claims or Equity Interests as of August 22, 2002 (the "Record Date") in each impaired class of Claims or Equity Interests entitled to vote to accept or reject the Plan (collectively, the "Deliverees").

     3. The Debtor will transmit, by first class mail, postage prepaid, a copy of the Disclosure Statement Notice and a copy of the Notice of Non-Voting Status to (i) all known holders of Claims as of the Record Date in each unimpaired class of Claims, and (ii) all other known holders of Claims against the Debtor as of the Record Date who are not entitled to vote to accept or reject the Plan.

     4. All votes to accept or reject the Plan must be cast by using the appropriate ballot (a "Ballot"). Votes that are cast in any other manner will not be counted. All Ballots must be

____________________

 /1/ Any capitalized term that is used but not otherwise defined herein shall have the same meaning as ascribed to it in the Plan.

actually received by the Voting Agent (as defined below) no later than October 1, 2002 at 5:00 p.m. (Eastern Time) (the "Voting Deadline").

       5. The Debtor will publish the Disclosure Statement Notice in substantially the form annexed to the Motion as Exhibit D in each of The Wall Street Journal (national edition) and Atlanta Journal-Constitution once no later than seven (7) business days after the Record Date.

       6. If a holder holds Claims or Equity Interests in more than one class and is entitled to vote such Claims or Equity Interests, separate Ballots must be used for each class of Claims or Equity Interests.

       7. Any executed Ballot received by the Voting Agent that does not indicate either an acceptance or rejection of the Plan will not be counted.

       8. Any entity entitled to vote to accept or reject the Plan may change its vote before the Voting Deadline, by casting a superseding ballot so that it is received by the Voting Agent on or before such deadline. Entities desiring to change their votes after the Voting Deadline may do so if they file a motion with the Court and demonstrate "cause" pursuant to Bankruptcy Rule 3018(a).

       9. Brokers, dealers, commercial banks, trust companies or other nominees (collectively, the "Nominee Holders") through which beneficial owners which are not Record Beneficial Owners (collectively, the "Non-record Beneficial Owners") act, which Nominee Holders hold, as of the close of business on the Record Date,
(a) Equity Interests as reflected in the records maintained by the Debtor's stock transfer agent or (b) Senior Debt Claims or Subordinated Claims, shall be entitled to submit Master Ballots with regard to the Equity Interests or Senior Debt Claims or Subordinated Claims, respectively.

       10. In connection with soliciting votes from the Nominee Holders and Non-record Beneficial Owners, the Court directs as follows:

       a. The Nominee Holders may "prevalidate" a Ballot by (i) signing the Ballot; (ii) indicating on the Ballot the name of the registered holder, the amount of securities held by the Nominee Holder for the Non-record Beneficial Owner, and the account numbers for the accounts in which such securities are held by the Nominee Holder and (iii) forwarding such Ballot, together with the Disclosure Statement, return envelope and other materials requested to be forwarded, to the Non-record Beneficial Owner for voting. The Non-record Beneficial Owner must then complete the information requested in the Ballot, review the certifications contained in the Ballot, and return the Ballot directly to the Voting Agent in the pre-addressed, postage-paid envelope so that it is received by the Voting Agent before the Voting Deadline. A list of the Non-record Beneficial Owners to whom "prevalidated" Ballots were delivered should be maintained by Nominee Holders for inspection for at least two years from the Voting Deadline.

                                       or

       b. If the Nominee Holder elects not to prevalidate Ballots, the Nominee Holder may obtain the votes of Non-record Beneficial Owners by forwarding to the Non-record Beneficial Owners the unsigned Ballots, together with the Disclosure Statement, a return envelope provided by, and addressed to, the Nominee Holders and other materials requested to be forwarded. Each such Non-record Beneficial Owner must then indicate his, her or its vote on the Ballot, complete the information requested in the Ballot, review the certifications contained in the Ballot, execute the Ballot and return the Ballot to the Nominee Holder. After collecting the Ballots, the Nominee Holder should, in turn, complete a Master Ballot compiling the votes and other information from the Ballots, execute the Master Ballot and deliver the Master Ballot to the Voting Agent so that it is received by the Voting Agent before the Voting Deadline. All Ballots returned by Non-record Beneficial Owners should either be forwarded to the Voting Agent (along with the Master Ballot) or retained by Nominee Holders for inspection for at least two years from the Voting Deadline. Please note: the Nominee Holder should advise the Non-record Beneficial Owner to return his, her or its Ballot to the Nominee Holder by a date calculated by the Nominee Holder to allow it to prepare and return the Master Ballot to the Voting Agent so that it is received by the Voting Agent before the Voting Deadline.

       11. For the purpose of determining whether holders of over one-half in number of Claims voting in Class 4 (Senior Debt Claims) have voted to accept the Plan, as required by Section 1126(c) of the Bankruptcy Code, each individual or entity which asserts claims in Class

4 in respect of more than one of the 1997 Notes, the March 1998 Notes, and the November 1998 Notes (as defined in the Motion) shall be considered a separate holder with respect to each such series./2/

----------------
/2/ This paragraph 11 is in amended form as set out in the Notice of Filing of Conforming Exhibit filed with the United States Bankruptcy Court for the District of Delaware on August 27, 2002. The charges made to paragraph 11 of this Exhibit have been made solely to conform it to the twelfth decretal paragraph located on page 4 of the Order of the United States Bankruptcy Court for the District of Delaware, dated August 26, 2002, approving, among other things, the Disclosure Statement and the proposed solicitation procedures.

                                                            [Exhibit C to Order]

                                    EXHIBIT C

                           RIGHTS OFFERING PROCEDURES

Capitalized terms used herein and not otherwise defined shall have the meaning assigned to such terms in the Plan.

           A.   GENERAL

           In accordance with these procedures, the offering of the non-transferable rights to subscribe for Rights Offering Units pursuant to the Plan (the "Rights") will permit each holder of more than a specified minimum amount of Allowed Old Preferred Stock or Allowed Old Common Stock (each an "Eligible Interest") as of August 22, 2002 (the "Subscription Record Date") to elect, at the holder's option, to subscribe for Rights Offering Units in exchange for (i) a cash payment and (ii) the surrender of such holder's Eligible Interests. Participation or non-participation in the Rights Offering will not affect the size of any other distributions made to a holder of Eligible Interests pursuant to the Plan.

           Holders of Allowed Old Preferred Stock Interests must hold at least 625 shares of Series A Old Preferred Stock, 7 shares of Series B-1 Old Preferred Stock or 3.15 shares of Series B-2 Old Preferred Stock as of the Subscription Record Date in order to be eligible to participate in the Rights Offering.

           Holders of Allowed Old Common Stock Interests must hold at least 1,250 shares of Old Common Stock as of the Subscription Record Date in order to be eligible to participate in the Rights Offering.

           Each Rights Offering Unit will consist of one share of Convertible Preferred Stock and 3.40 New Warrants. The share of Convertible Preferred Stock and the New Warrants will not become separately transferable until the first anniversary date of the Effective Date. The subscription price payable in cash to purchase Rights Offering Units shall be $100 per Rights Offering Unit (the "Subscription Price").

           B.   ENTITLEMENT TO PARTICIPATE

           Pursuant to the Rights Offering:

           (i) each holder of an Allowed Old Preferred Stock Interest shall be entitled to elect to subscribe for:

           one Rights Offering Unit for every 625 shares of Series A Old Preferred Stock;

           one Rights Offering Unit for every 7 shares of Series B-1 Old Preferred Stock; and

           one Rights Offering Unit for every 3.15 shares of Series B-2 Old Preferred Stock, in each case held by such holder as of the date that such holder executes a Rights Subscription Exercise Form (as defined below) in respect thereof; and

           (ii) each holder of an Allowed Old Common Stock Interest shall be entitled to elect to subscribe for one Rights Offering Unit for every 1,250 shares of Old Common Stock held by such holder as of the date that such holder executes a Rights Subscription Exercise Form in respect thereof.

           The foregoing exchange ratio for the Rights Offering has been calculated based on the average closing price of the Old Common Stock for the 10 consecutive trading days ending on August 16, 2002. Holders of Eligible Interests are not permitted to oversubscribe for additional Rights Offering Units that are not otherwise subscribed for in the Rights Offering. The Rights are non-transferable.

           Prior to the Confirmation Date, the Debtor will distribute subscription exercise forms and accompanying instructions (the "Rights Subscription Exercise Forms") to those holders that held at least the minimum amounts of Old Preferred Stock and of Old Common Stock specified above as of the Subscription Record Date. The agent responsible for receiving the Rights Subscription Exercise Forms and the subscription monies from Electing Holders on behalf of the Company shall be Mellon Investor Services LLC (the "Rights Agent"). The agent responsible for managing the Rights Offering and for answering inquiries or requests for additional documentation shall be The Altman Group, Inc. (the "Information Agent").

           C.   PROCEDURES FOR EXERCISE OF RIGHTS

           (i)  Return Rights Subscription Exercise Form and Purchase Price

           Any holder receiving a Rights Subscription Exercise Form who elects to participate in the Rights Offering (each, an "Electing Holder") shall:

           (1) indicate on the form the number of Rights Offering Units that it wishes to purchase;

           (2) execute the Rights Subscription Exercise Form and return it to the Rights Agent at the address set forth therein; and

           (3) concurrently with the execution and delivery of the Rights Subscription Exercise Form, pay an amount equal to the product of the Subscription Price (i.e., $100) and the number of Rights Offering Units such Electing Holder wishes to purchase (the "Purchase Price") by either (i) wire transfer (which must include the holder's name in the reference line) of immediately available funds to the Debtor's account identified in the Rights Subscription Exercise Form or (ii) check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to "ITC/\DeltaCom, Inc." delivered to the Rights Agent at one of the addresses set forth in the Rights Subscription Exercise Form.

           If shares of Old Common Stock are held of record through the Depositary Trust Company ("DTC"), exercises of Rights may be made through DTC. Such exercise shall be deemed to constitute an execution of the Rights Subscription Form for the purposes above.

              (ii) Receipt prior to Rights Offering Deadline and Compliance with Instructions

              In order for the exercise to be valid and effective, the Rights Subscription Exercise Form and the check, bank draft or wire transfer must be received by the Rights Agent no later than the date indicated in the Rights Subscription Exercise Form (the "Rights Offering Deadline"), which shall be set based upon the anticipated Effective Date of the Plan. The Rights will automatically expire following the Rights Offering Deadline.

              If, on or prior to the Rights Offering Deadline, the Rights Agent for any reason does not receive from an Electing Holder both the properly completed and duly executed Rights Subscription Exercise Form and a check, bank draft or a wire transfer in an amount equal to the full Purchase Price, such Electing Holder shall be deemed to have relinquished and waived its rights to subscribe for the Rights.

              Any Rights relinquished in connection with the Rights Offering shall be canceled and of no further force and effect.

              Electing Holders should carefully follow all instructions for due exercise of their Rights contained in the Rights Subscription Exercise Form. Do not send the Rights Subscription Exercise Form or payments to the Debtor.

              All determinations as to the proper completion, due execution, timeliness, eligibility, prorating and other matters affecting the validity or effectiveness of any attempted exercise of any Rights will be made by the Debtor in its reasonable discretion in accordance with the procedures set forth herein and in the Rights Subscription Exercise Form, and such determinations will be final and binding. The Debtor, in its sole discretion, may extend the Rights Offering Deadline, waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine or reject the purported exercise of any Right that is subject to any defect or irregularity.

              Deliveries required to be received by the Rights Agent and/or the Debtor in connection with the purported exercise of Rights will not be deemed to have been so received or accepted until actual receipt thereof by the Rights Agent and/or the Debtor, as the case may be, in accordance with the instructions set forth herein or in the Rights Subscription Exercise Form shall have occurred and any defects and irregularities shall have been waived or cured within such time as the Debtor may determine in its sole discretion.

              Neither the Debtor nor any other person will have any obligation to give notice to any holder of a Right of any defect or irregularity in connection with any attempted exercise thereof or incur any liability as a result of any failure to give any such notice.

              D.   INQUIRIES AND TRANSMITTAL OF DOCUMENTS

              The exercise instructions contained in the Rights Subscription Exercise Form should be carefully read and strictly followed. QUESTIONS RELATING TO THE METHOD OF SUBSCRIPTION SHOULD BE DIRECTED TO THE ALTMAN GROUP, INC. AT THE FOLLOWING ADDRESS AND PHONE NUMBER.

                             The Altman Group, Inc.
                              60 East 42/nd/ Street
                            New York, New York 10165

                               Tel: (212) 973-9720

              The risk of delivery of all documents and payments is on the Electing Holders, not the Debtor or the Rights Agent. If mail is used, it is recommended that insured registered mail be used and that a sufficient number of days be allowed to ensure delivery to the Rights Agent before the Rights Offering Deadline.

              E. RIGHTS OFFERING CONDITIONED UPON CONFIRMATION AND CONSUMMATION
                 OF THE PLAN

              All subscriptions for the purchase of Rights Offering Units are subject to and conditioned upon the confirmation of the Plan and the occurrence of the Effective Date of the Plan. Unless certificates are requested, the shares of Convertible Preferred Stock and the New Warrants issued as part of the Rights Offering Units will be recorded by book-entry.

                                                     [Exhibit C to Order Cont'd]

                               ITC/\DELTACOM, INC.

                     RIGHTS OFFERING TO COMMON STOCKHOLDERS
                          AND PREFERRED STOCKHOLDERS OF
                               ITC/\DELTACOM, INC.

                              ______________ , 2002

To Securities Dealers, Commercial Banks, Trust Companies and Other Nominees:

         This letter is being distributed to securities dealers, commercial banks, trust companies and other nominees in connection with the non-transferable rights to subscribe (the "Rights") for units consisting of one share of Convertible Preferred Stock and 3.40 New Warrants (the "Rights Offering Units") of ITC/\DeltaCom, Inc. (the "Debtor"), at a subscription price of $100 per Rights Offering Unit, granted to each beneficial holder of at least 1,250 shares of Common Stock as of August 22, 2002 (the "Subscription Record Date"). The terms and conditions of the Rights Offering are set forth in the First Amended Disclosure Statement and the Plan of Reorganization of the Debtor, as revised, each dated August 23, 2002 (the "Disclosure Statement" and the "Plan," respectively).

         Each beneficial owner of at least 1,250 shares of the Common Stock registered in your name or the name of your nominee is entitled to one (1) Rights Offering Unit for every 1,250 shares of the Common Stock owned by such beneficial owner. No fractional Rights Offering Units or cash in lieu thereof will be issued or paid. Therefore, only those beneficial holders of at least 1,250 shares of Old Common Stock as of August 22, 2002, are eligible to participate in the Rights Offering. The Rights are non-transferable.

         We are asking you to contact your clients for whom you hold the Common Stock registered in your name or in the name of your nominee to obtain instructions with respect to the Rights. Enclosed are copies of the following documents:

         1. The Disclosure Statement (attaching the Plan as Exhibit A);

         2. The Rights Subscription Exercise Form;

         3. A form of letter which may be sent to your clients for whose accounts you hold Common Stock registered in your name or the name of your nominee; and

         4. A return envelope addressed to Mellon Investor Services LLC ( the "Rights Agent").

         Your prompt action is requested. The Rights will expire at 5:00 p.m., Eastern time, on October 18, 2002, unless extended by the Debtor (the "Rights Offering Deadline").

         To exercise the Rights, a properly completed and executed Rights Subscription Exercise Form and payment in full for all Rights Offering Units subscribed for must be delivered to the Rights Agent as indicated in the Rights Subscription Exercise Form prior to 5:00 p.m., Eastern time, on the Rights Offering Deadline.

         If shares of Common Stock are held of record through The Depository Trust ("DTC"), exercises of Rights may be made through DTC. Such exercise through DTC shall be deemed to constitute an execution of the Rights Subscription Exercise Form for the purposes above.

         Please direct all questions relating to the rights offering and any requests for additional copies of the enclosed materials to The Altman Group, Inc., at (212) 973-9720.

                                                     Very truly yours,

                                                     ITC/\DELTACOM, INC.

         NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF ITC/\DELTACOM, INC., THE RIGHTS AGENT OR ANY OTHER PERSON MAKING OR DEEMED TO BE MAKING OFFERS OF THE RIGHTS OFFERING UNITS ISSUABLE UPON VALID EXERCISE OF THE RIGHTS, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE RIGHTS OFFERING EXCEPT FOR STATEMENTS MADE IN THE DISCLOSURE STATEMENT AND THE PLAN.

                                                     [Exhibit C to Order Cont'd]

                               ITC/\DELTACOM, INC.

                     RIGHTS OFFERING TO COMMON STOCKHOLDERS
                                       OF
                               ITC/\DELTACOM, INC.

                              ______________ , 2002

To Our Clients:

         Enclosed for your consideration are the First Amended Disclosure Statement, as revised, and the Plan of Reorganization of the Debtor, each dated August 23, 2002 (the "Disclosure Statement" and the "Plan," respectively), in connection with the rights offering by ITC/\DeltaCom, Inc. (the "Debtor") to holders of at least 1,250 shares of Common Stock of the Debtor as of August 22, 2002 (the "Subscription Record Date") for the non-transferable right to subscribe (a "Right") for units consisting of one share of Convertible Preferred Stock and 3.40 New Warrants of the Debtor (the "Rights Offering Units").

         As described in the Disclosure Statement and the Rights Offering Procedures attached as an Exhibit to the Plan, you are entitled to subscribe for one (1) Rights Offering Unit for every 1,250 shares of the Common Stock owned by you as of the date that you subscribe at a subscription price of $100 per Rights Offering Unit. No fractional Rights Offering Units or cash in lieu thereof will be issued or paid. Therefore, unless you hold at least 1,250 shares of Old Common Stock as of the Subscription Record Date, you are not eligible to participate in the Rights Offering. The Rights are non-transferable.

         THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF THE SHARES OF COMMON STOCK CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. EXERCISES OF THE RIGHTS MAY BE MADE ONLY BY US AS THE RECORD OWNER AND PURSUANT TO YOUR INSTRUCTIONS. Accordingly, we request instructions as to whether you wish to elect to subscribe for any Rights Offering Units, to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed Disclosure Statement and the Plan. We urge you to read and consider carefully the Rights Offering Procedures attached as an Exhibit to the Plan and the contents of the Plan and the Disclosure Statement before instructing us with respect to exercising your rights to subscribe.

         Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise Rights on your behalf in accordance with the provisions of the rights offering described in the Disclosure Statement. THE RIGHTS OFFERING WILL EXPIRE AT 5:00 P.M. EASTERN TIME, ON OCTOBER 18, 2002


         If you wish to have us, on your behalf, exercise the Rights to purchase any Rights Offering Units to which you are entitled, please so instruct us by completing, executing and returning to us the instruction form enclosed with this letter.

--------------------------------------------------------------------------------
ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING SHOULD BE DIRECTED TO THE INFORMATION AGENT, THE ALTMAN GROUP, INC., AT (212) 973-9720.
--------------------------------------------------------------------------------

         INSTRUCTIONS BY BENEFICIAL OWNERS TO RECORD DATE HOLDERS

         The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the rights offering of units of one share of Convertible Preferred Stock and 3.40 New Warrants (the "Rights Offering Units") of ITC/\DeltaCom, Inc. (the "Debtor").

         This will instruct you whether to exercise Rights to purchase the Rights Offering Units with respect to the Debtor's Common Stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the Disclosure Statement and the Plan.

         YOU MAY PURCHASE ONE (1) RIGHTS OFFERING UNIT FOR EVERY 1,250 SHARES OF COMMON STOCK OF THE DEBTOR THAT YOU HOLD ON THE DATE THAT YOU EXECUTE THE RIGHTS SUBSCRIPTION EXERCISE FORM (OR ON THE DATE THE RIGHTS ARE EXERCISED THROUGH DTC, AS THE CASE MAY BE); ANY RESULTING FRACTIONAL RIGHTS OFFERING UNIT MUST BE ROUNDED DOWN TO THE NEAREST WHOLE RIGHTS OFFERING UNIT (OR ANY LESSER NUMBER OF RIGHTS OFFERING UNITS FOR WHICH YOU ENCLOSE PAYMENT).

         YOU ARE NOT PERMITTED TO OVERSUBSCRIBE FOR RIGHTS OFFERING UNITS THAT ARE NOT OTHERWISE SUBSCRIBED FOR IN THE RIGHTS OFFERING.

         Complete Table Below to Determine the Number of Rights Offering
                          Units You May Subscribe For:
         ---------------------------------------------------------------------
         _____________________      divided by [ ] = _____________________
         Number of shares of Common                  (Round down to nearest
         Stock you currently hold                    whole number to determine
                                                     number of Rights Offering
                                                     Units)
         ---------------------------------------------------------------------

    1. Please EXERCISE MY RIGHTS to subscribe for Rights Offering Units as set forth below:

                  NUMBER OF           SUBSCRIPTION                  PAYMENT
            RIGHTS OFFERING UNITS        PRICE

                 ____________         X       $100         =  $_________________


    2.     Payment in the following amount is enclosed: $________________

    3. Please deduct payment from the following account maintained by you as follows: $________________

__________________________________          ____________________________________
         Type of Account                               Account No.

                                           $____________________________________
                                                  Amount to be deducted:


Date:_____________________, 2002           _____________________________________
                                           _____________________________________
                                                        Signature(s)
                                            Please type or print name(s) below

                                             ___________________________________
                                             ___________________________________

                                                     [Exhibit C to Order Cont'd]

                        RIGHTS SUBSCRIPTION EXERCISE FORM
                     FOR ALLOWED OLD COMMON STOCK INTERESTS

                                   PURSUANT TO
                           THE PLAN OF REORGANIZATION
                                       OF
                               ITC/\DELTACOM, INC.

                  -------------------------------------------
    THE OPPORTUNITY TO PURCHASE RIGHTS OFFERING UNITS PURSUANT TO THE RIGHTS OFFERING WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON OCTOBER 18, 2002, THE
                           "RIGHTS OFFERING DEADLINE."
                  -------------------------------------------

         The following instructions relate to a Rights Offering (the "Rights Offering") by ITC/\DeltaCom, Inc. (the "Debtor") to holders of Allowed Old Common Stock Interests (as defined below).

         YOU MUST HOLD AT LEAST 1,250 SHARES OF OLD COMMON STOCK AS OF CLOSE OF BUSINESS ON AUGUST 22, 2002 AND ALSO ON THE DATE THAT THIS RIGHT SUBSCRIPTION EXERCISE FORM IS EXECUTED IN ORDER TO BE ELIGIBLE TO PARTICIPATE IN THE RIGHTS OFFERING.

         The terms and conditions of the Rights Offering are set forth in the Plan and Disclosure Statement (each as defined below) and are incorporated by reference. The Disclosure Statement also contains important information regarding the Convertible Preferred Stock and New Warrants that comprise the Rights Offering Units, including certain material risks that are inherent in an investment in such securities. All holders of Allowed Old Common Stock Interests (an "Eligible Interest") are encouraged to read and consider carefully the contents of the Plan and the Disclosure Statement before deciding whether to exercise or refrain from exercising rights. Copies of the Disclosure Statement, including a copy of the Plan, have been mailed to the holders of Eligible Interests, and additional copies of such documents are available upon request from the Information Agent at the address and telephone number set forth in the instructions contained in this Rights Subscription Exercise Form. The Debtor makes no recommendation to the holders of Eligible Interests regarding their decision to exercise or refrain from exercising rights.

         On August 23, 2002, the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), in the chapter 11 case commenced by the Debtor, issued an order approving the Debtor's First Amended Disclosure Statement, as revised, dated August 23, 2002 (the "Disclosure Statement"), with respect to the Debtor's First Amended Plan of Reorganization, as revised, dated August

23, 2002 (the "Plan"). All capitalized terms not otherwise defined herein have the respective meanings ascribed to them thereto in the Plan.

         As described in the Disclosure Statement, the Plan provides that each person (each an "Eligible Holder") who held Eligible Interests as of the close of business on August 22, 2002 (the "Subscription Record Date") may elect to subscribe at the Subscription Price (defined below) for:

         ONE RIGHTS OFFERING UNIT FOR EVERY 1250 SHARES OF OLD COMMON STOCK HELD BY SUCH ELIGIBLE HOLDER AS OF THE DATE THAT THIS RIGHTS SUBSCRIPTION EXERCISE FORM IS EXECUTED.

         Holders of Eligible Interests are not permitted to oversubscribe for additional Rights Offering Units that are not otherwise subscribed for in the Rights Offering.

         The non-transferable rights granted to Eligible Holders to subscribe for Rights Offering Units (the "Rights") shall represent the right to purchase Rights Offering Units for a subscription price equal to $100 per Rights Offering Unit (the "Subscription Price").

         EACH RIGHTS OFFERING UNIT SHALL CONSIST OF ONE SHARE OF CONVERTIBLE PREFERRED STOCK AND 3.40 NEW WARRANTS.

         No fractional Rights Offering Units or cash in lieu thereof will be issued or paid.

         The Rights will be exercisable at any time during the period commencing with the Debtor's mailing of this Rights Subscription Exercise Form and concluding at 5:00 p.m., Eastern Time, on the Rights Offering Deadline. The Rights Offering Deadline has been set for October 18, 2002.

         In order for an exercise to be valid and effective, an Eligible Holder must deliver to the Rights Agent at one of the addresses set forth below a properly completed and duly executed Rights Subscription Exercise Form (including the Eligible Holder's tax identification number) or must comply with the guaranteed delivery requirements for the Rights Subscription Exercise Form.

         In addition, all Eligible Holders must either (a) deliver a check, bank draft or money order to the Rights Agent at one of the addresses specified below or (b) cause a wire transfer of immediately available funds to be made to the Debtor's account specified in the instructions below, in each case, in an amount equal to the full price of the Rights Offering Units subscribed for by such person.

         The Rights Subscription Exercise Form together with the Purchase Price (as defined in 1(b) below) must be received at the specified address or account by no later than 5:00 p.m., Eastern Time, on the Rights Offering Deadline for an exercise of Rights to be valid and effective.

1.   SUBSCRIPTION PRIVILEGE

     (a) Exercise of Rights. For the Rights to be validly exercised, a properly completed and duly executed Rights Subscription Exercise Form (or a properly completed and duly executed photocopy thereof) must be received by the Rights Agent by no later than 5:00 p.m., Eastern time, on the Rights Offering Deadline at one of the addresses set forth in this Rights Subscription Exercise Form, together with a payment in full of the Purchase Price in accordance with paragraph (b) below. All Rights that are to be exercised by you must be exercised concurrently pursuant to this Rights Subscription Exercise Form. YOU ARE NOT ENTITLED TO EXERCISE RIGHTS UNLESS YOU HELD AS OF THE

CLOSE OF BUSINESS ON AUGUST 22, 2002 AT LEAST 1,250 SHARES OF OLD COMMON STOCK. THE RIGHTS ARE NON-TRANSFERABLE.

         In the event that any Eligible Holder shall fail to deliver a properly completed and duly executed Rights Subscription Exercise Form and the Purchase Price to the Rights Agent on or before 5:00 p.m. Eastern time on the Rights Offering Deadline, such Eligible Holder shall be deemed to have waived its right to participate in the Rights Offering and the Debtor's acceptance of its Rights Subscription Exercise Form shall be automatically rescinded and be of no further force and effect without the need for any further notice. In the event that the Effective Date does not occur, the Rights Offering shall be automatically rescinded without notice and be of no further force and effect, and any monies received by the Rights Agent in connection with the Rights Offering and any interest actually earned thereon, shall promptly be returned to the applicable Eligible Holders.

         (b) Amount and Method of Payment of Purchase Price. Upon exercise of your Rights, the purchase price for the Rights Offering Units shall be in an amount equal to the product of the Subscription Price (i.e. $100) and the number of Rights Offering Units that you have indicated that you wish to subscribe for in the appropriate boxes below (the "Purchase Price").

         Concurrently with the execution and delivery of the Rights Subscription Exercise Form, you must pay the full amount of the Purchase Price by either (i) wire transfer (which must include your name in the reference line) of immediately available funds to the Debtor's account identified below or (ii) check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to "[ITC/\Deltacom, Inc.]" delivered to the Rights Agent at one of the addresses set forth in the Rights Subscription Exercise Form, in each case so as to be received by no later than 5:00 p.m., Eastern time, on the Rights Offering Deadline. The Debtor's account into which the Purchase Price may be made is identified as follows:

         JPMorgan Chase Bank
         New York, New York, 10001
         Account No. 323-885489
         ABA No. 021-296-415

         Ref: Mellon Investor Services LLC MIS Reorg Control (ITC/\DeltaCom
           Rights Offering)
         Attn: Evelyn O'Connor
         Tel : (201) 296-4515

         (c) Acceptance of Payments. The Purchase Price will be deemed to have been received by the Rights Agent only upon (i) the clearance of any uncertified check, (ii) the receipt by the Rights Agent of any certified check or bank draft drawn upon a U.S. bank or any postal, telegraphic or express money order, or
(iii) the receipt of same day funds in the Rights Agent's account designated above. If you are paying by uncertified personal check, please note that the funds paid thereby may take five or more business days to clear. Accordingly, Eligible Holders who wish to pay the Purchase Price by means of uncertified personal check are urged to make payment sufficiently in advance of the Rights Offering Deadline to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier's check, postal, telegraphic or express money order or wire transfer of funds.

         (d) Exercise of Rights through a Nominee. Only holders of record as of the close of business on the Subscription Record Date of Eligible Interests may exercise the Rights to subscribe for Rights Offering Units. Therefore, brokers, dealers, commercial banks, trust companies and other persons that as of the close of business on the Subscription Record Date held Eligible Interests for the account of others, should notify the respective beneficial owners of such Eligible Interests as soon as possible to ascertain such beneficial owners' intentions and to obtain instructions with respect to the exercise of the

Rights. Beneficial owners of Eligible Interests held through such nominee holder should contact such nominee holder and request such nominee holder to effect the transactions in accordance with the beneficial owners' instructions. If the beneficial owner so instructs, such nominee holder should complete a Rights Subscription Exercise Form and submit it to the Rights Agent, together with the full Purchase Price.

     Each broker, dealer, commercial bank, trust company or other nominee holder that held Eligible Interests as of the close of business on the Subscription Record Date for one or more beneficial owners must certify to the Debtor the number of Rights Offering Units subscribed for on behalf of each beneficial owner.

     If shares of Common Stock are held of record through The Depositary Trust Company ("DTC"), exercises of Rights may be made through DTC. Such exercise shall be deemed to constitute an execution of the Rights Subscription Exercise Form for the purposes above.

2.   THE RIGHTS AGENT AND THE INFORMATION AGENT

     The addresses of the Rights Agent are as follows:

                          Mellon Investor Services LLC

                              By Overnight Courier

                            Reorganization Department
                               85 Challenger Road
                                Mail Stop - Reorg
                        Ridgefield Park, New Jersey 07660

                 By Mail                                    By Hand

        Reorganization Department                  Reorganization Department
               PO BOX 3301                         120 Broadway, 13/th/ Floor
     South Hackensack, New Jersey 07606             New York, New York 10271


     The telephone number for the Information Agent, for inquiries, information or requests for additional documentation, is as follows

                                The Altman Group
                              60 East 42/nd/ Street
                            New York, New York 10165

                               Tel: (212) 973-9720

         You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance.

3.       SIGNATURE(S)

         (a) Execution by Eligible Holder Each of the signatures on this Rights Subscription Exercise Form must be that of an Eligible Holder. If any Eligible Interests are held of record by two or more persons, all such persons must sign the Rights Subscription Exercise Form. In all other cases, it will be necessary for each Eligible Holder to complete, sign and submit a separate Rights Subscription Exercise Form.

         (b) Execution by Person Other than Registered Holder If this Rights Subscription Exercise Form is signed by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Debtor of the authority of such person to so act must be submitted with this Rights Subscription Exercise Form.

 4.      TRANSFER TAXES

         Except for the fees charged by the Rights Agent (which will be paid by the Debtor), all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred in connection with the exercise of Rights will be for the account of the Eligible Holder, and none of such commissions, fees and expenses will be paid by the Debtor or the Rights Agent.

 5.      DETERMINATIONS.

         All determinations as to the proper completion, due execution, timeliness, eligibility, prorating and other matters affecting the validity or effectiveness of any attempted exercise of any Rights will be made by the Debtor in its reasonable discretion in accordance with the procedures set forth herein and in the Plan, whose determination will be final and binding. The Debtor, in its sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine or reject the purported exercise of any Right that is subject to any defect or irregularity. Deliveries required to be received by the Rights Agent in connection with the purported exercise of Rights will not be deemed to have been so received or accepted until actual receipt thereof by the Rights Agent, as the case may be, in accordance with the instructions set forth herein or in the Rights Subscription Exercise Form shall have occurred and any defects and irregularities shall have been waived or cured within such time as the Debtor may determine in its sole discretion. Neither the Debtor nor any other person will have any obligation to give notice to any holder of a Right of any defect or irregularity in connection with any attempted exercise thereof or incur any liability as a result of any failure to give any such notice.

 6.      METHOD OF DELIVERY

         The method of delivery of the Rights Subscription Exercise Form and payment of the Purchase Price will be at the election and risk of the Eligible Holder, but if sent by mail, it is recommended that the Rights Subscription Exercise Form and the Purchase Price be sent by registered mail, with return receipt requested, and that a sufficient number of days be allocated to ensure timely receipt. Facsimile delivery of the Rights Subscription Exercise Form will not constitute valid delivery.

                          [Exhibit C to Order Cont'd]

           EXERCISE OF RIGHTS TO SUBSCRIBE FOR RIGHTS OFFERING UNITS.

   Complete Table Below to Determine the Number of Rights Offering Units You May
                                 Subscribe For:
        -------------------------------------------------------------------

        _________________      divided by 1,250  __________________________
        Number of shares of           =          (Round down to the nearest
        Common Stock you                         whole number to determine
        currently hold                           number of Rights Offering
                                                 Units)
        -------------------------------------------------------------------

              The undersigned hereby irrevocably elects to exercise its Rights in order to subscribe for the number of Rights Offering Units indicated below on the terms and subject to the conditions set forth in the Plan and the Disclosure Statement.

     NUMBER OF                    SUBSCRIPTION              PAYMENT
RIGHTS OFFERING UNITS                PRICE

 ___________________            X   $100          =    $____________________

              If the number of Rights Offering Units to be purchased has not been indicated, or if the Purchase Price delivered to the Rights Agent is not sufficient for the number of Rights Offering Units indicated above, the Eligible Holder(s) will be deemed to have elected to subscribe for the maximum number of Rights Offering Units for which the Purchase Price was paid.

                                PLEASE SIGN HERE

X_______________________________________________________________________________
       Signature of Eligible Holder(s) Fed. Tax ID No.          Date


X_______________________________________________________________________________
       Signature of Eligible Holder(s) Fed. Tax ID No.          Date


Telephone Number: [....]........

              If signed by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth the following information.

Name(s):________________________

         _______________________
          (Please type or print)

Capacity:_______________________

Address:________________________

NOTE: THE FOLLOWING MUST BE COMPLETED AND SIGNED IF THE ELIGIBLE HOLDER IS A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE HOLDER THAT HELD ALLOWED EQUITY INTERESTS FOR ONE OR MORE BENEFICIAL OWNERS ON THE SUBSCRIPTION RECORD DATE.

                          NOMINEE HOLDER CERTIFICATION

         The undersigned is a broker, dealer, commercial bank, trust company or other nominee which held as of the close of business on August 22, 2002 at least 1,250 shares of Old Common Stock for the account of each of the beneficial owners indicated below (please identify by number without indicating any such beneficial owner), and hereby certifies to the Debtor that the undersigned has exercised Rights, on behalf of the beneficial owners thereof (which may include the undersigned), to subscribe for the number of Rights Offering Units specified below:

                      ATTACH ADDITIONAL LISTS AS NECESSARY

   Beneficial Owner            Number of Rights Offering Units Subscribed for on
        Number                         Behalf of Such Beneficial Owner

          1                                 ____________________

          2                                 ____________________

          3                                 ____________________

          4                                 ____________________

          5                                 ____________________

          6                                 ____________________

          7                                 ____________________

          8                                 ____________________

          9                                 ____________________

         10                                 ____________________
   PLEASE SIGN AND DATE HERE:

   NAME OF NOMINEE HOLDER                   FED. TAX ID NO.           DATED:
   ----------------------                   ---------------           ------

Name of Firm: __________________

By:_____________________________            _______________           _______

Print Name:    ____________________

Title:         ____________________
Telephone No.: ____________________
Fax No.:       ____________________

                                                     [Exhibit C to Order Cont'd]

                        RIGHTS SUBSCRIPTION EXERCISE FORM
                   FOR ALLOWED OLD PREFERRED STOCK INTERESTS

                                   PURSUANT TO
                           THE PLAN OF REORGANIZATION
                                       OF
                               ITC/\DELTACOM, INC.




              ---------------------------------------------------
    THE OPPORTUNITY TO PURCHASE RIGHTS OFFERING UNITS PURSUANT TO THE RIGHTS OFFERING WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON OCTOBER 18, 2002, THE
                           "RIGHTS OFFERING DEADLINE."
              ---------------------------------------------------

         The following instructions relate to a Rights Offering (the "Rights Offering") by ITC/\DeltaCom, Inc. (the "Debtor") to holders of Allowed Old Preferred Stock Interests (as defined below).

         YOU MUST HOLD AT LEAST 625 SHARES OF SERIES A OLD PREFERRED STOCK, 7 SHARES OF B-1 OLD PREFERRED STOCK OR 3.15 SHARES OF SERIES B-2 OLD PREFERRED STOCK AS OF CLOSE OF BUSINESS ON AUGUST 22, 2002 AND ALSO ON THE DATE THAT THIS RIGHT SUBSCRIPTION EXERCISE FORM IS EXECUTED IN ORDER TO BE ELIGIBLE TO PARTICIPATE IN THE RIGHTS OFFERING.

         The terms and conditions of the Rights Offering are set forth in the Plan and Disclosure Statement (each as defined below) and are incorporated by reference. The Disclosure Statement also contains important information regarding the Convertible Preferred Stock and New Warrants that comprise the Rights Offering Units, including certain material risks that are inherent in an investment in such securities. All holders of Allowed Old Preferred Stock Interests (an "Eligible Interest") are encouraged to read and consider carefully the contents of the Plan and the Disclosure Statement before deciding whether to exercise or refrain from exercising rights. Copies of the Disclosure Statement, including a copy of the Plan, have been mailed to the holders of Eligible Interests, and additional copies of such documents are available upon request from the Information Agent at the address and telephone number set forth in the instructions contained in this Rights Subscription Exercise Form. The Debtor makes no recommendation to the holders of Eligible Interests regarding their decision to exercise or refrain from exercising rights.

         On August 23, 2002, the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"), in the chapter 11 case commenced by the Debtor, issued an order approving the Debtor's First Amended Disclosure Statement, as revised, dated August 23, 2002 (the "Disclosure Statement"), with respect to the Debtor's First Amended Plan of Reorganization, as revised, dated August

23, 2002 (the "Plan"). All capitalized terms not otherwise defined herein have the respective meanings ascribed to them thereto in the Plan.

         As described in the Disclosure Statement, the Plan provides that each person (each an "Eligible Holder") who held Eligible Interests as of the close of business on August 22, 2002 (the "Subscription Record Date") may elect to subscribe at the Subscription Price (defined below) for:

         ONE RIGHTS OFFERING UNIT FOR EVERY 625 SHARES OF SERIES A OLD PREFERRED STOCK;

         ONE RIGHTS OFFERING UNIT FOR EVERY 7 SHARES OF SERIES B-1 OLD PREFERRED STOCK; AND

         ONE RIGHTS OFFERING UNIT FOR EVERY 3.15 SHARES OF SERIES B-2 OLD PREFERRED STOCK,

         IN EACH CASE HELD BY SUCH ELIGIBLE HOLDER AS OF THE DATE THAT THIS RIGHTS SUBSCRIPTION EXERCISE FORM IS EXECUTED.

         Holders of Eligible Interests are not permitted to oversubscribe for additional Rights Offering Units that are not otherwise subscribed for in the Rights Offering.

         The non-transferable rights granted to Eligible Holders to subscribe for Rights Offering Units (the "Rights") shall represent the right to purchase Rights Offering Units for a subscription price equal to $100 per Rights Offering Unit (the "Subscription Price").

         EACH RIGHTS OFFERING UNIT SHALL CONSIST OF ONE SHARE OF CONVERTIBLE PREFERRED STOCK AND 3.40 NEW WARRANTS.

         No fractional Rights Offering Units or cash in lieu thereof will be issued or paid.

         The Rights will be exercisable at any time during the period commencing with the Debtor's mailing of this Rights Subscription Exercise Form and concluding at 5:00 p.m., Eastern Time, on the Rights Offering Deadline. The Rights Offering Deadline has been set for October 18, 2002.

         In order for an exercise to be valid and effective, an Eligible Holder must deliver to the Rights Agent at one of the addresses set forth below a properly completed and duly executed Rights Subscription Exercise Form (including the Eligible Holder's tax identification number) or must comply with the guaranteed delivery requirements for the Rights Subscription Exercise Form.

         In addition, all Eligible Holders must either (a) deliver a check, bank draft or money order to the Rights Agent at one of the addresses specified below or (b) cause a wire transfer of immediately available funds to be made to the Debtor's account specified in the instructions below, in each case, in an amount equal to the full price of the Rights Offering Units subscribed for by such person.

         The Rights Subscription Exercise Form together with the Purchase Price (as defined in 1(b) below) must be received at the specified address or account by no later than 5:00 p.m., Eastern Time, on the Rights Offering Deadline for an exercise of Rights to be valid and effective.

1.   SUBSCRIPTION PRIVILEGE

     (a) Exercise of Rights. For the Rights to be validly exercised, a properly completed and duly executed Rights Subscription Exercise Form (or a properly completed and duly executed photocopy thereof) must be received by the Rights Agent by no later than 5:00 p.m., Eastern time, on the Rights Offering Deadline at one of the addresses set forth in this Rights Subscription Exercise Form, together with a payment in full of the Purchase Price in accordance with paragraph (b) below. All Rights that are to be exercised by you must be exercised concurrently pursuant to this Rights Subscription Exercise Form. YOU ARE NOT ENTITLED TO EXERCISE RIGHTS UNLESS YOU HELD AS OF THE CLOSE OF BUSINESS ON AUGUST 22, 2002 AT LEAST 625 SHARES OF SERIES A OLD PREFERRED STOCK, 7 SHARES OF B-1 OLD PREFERRED STOCK OR 3.15 SHARES OF SERIES B-2 OLD PREFERRED STOCK. THE RIGHTS ARE NON-TRANSFERABLE.

     In the event that any Eligible Holder shall fail to deliver a properly completed and duly executed Rights Subscription Exercise Form and the Purchase Price to the Rights Agent on or before 5:00 p.m. Eastern time on the Rights Offering Deadline, such Eligible Holder shall be deemed to have waived its right to participate in the Rights Offering and the Debtor's acceptance of its Rights Subscription Exercise Form shall be automatically rescinded and be of no further force and effect without the need for any further notice. In the event that the Effective Date does not occur, the Rights Offering shall be automatically rescinded without notice and be of no further force and effect, and any monies received by the Rights Agent in connection with the Rights Offering and any interest actually earned thereon, shall promptly be returned to the applicable Eligible Holders.

     (b) Amount and Method of Payment of Purchase Price. Upon exercise of your Rights, the purchase price for the Rights Offering Units shall be in an amount equal to the product of the Subscription Price (i.e. $100) and the number of Rights Offering Units that you have indicated that you wish to subscribe for in the appropriate boxes below (the "Purchase Price").

     Concurrently with the execution and delivery of the Rights Subscription Exercise Form, you must pay the full amount of the Purchase Price by either (i) wire transfer (which must include your name in the reference line) of immediately available funds to the Debtor's account identified below or (ii) check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to "[ITC/\Deltacom, Inc.]" delivered to the Rights Agent at one of the addresses set forth in the Rights Subscription Exercise Form, in each case so as to be received by no later than 5:00 p.m., Eastern time, on the Rights Offering Deadline. The Debtor's account into which the Purchase Price may be made is identified as follows:

     JPMorgan Chase Bank
     New York, New York, 10001
     Account No. 323-885489
     ABA No. 021-296-415

     Ref: Mellon Investor Services LLC MIS Reorg Control (ITC/\DeltaCom Rights
      Offering)
     Attn: Evelyn O'Connor
     Tel: (201) 296-4515

     (c) Acceptance of Payments. The Purchase Price will be deemed to have been received by the Rights Agent only upon (i) the clearance of any uncertified check, (ii) the receipt by the Rights Agent of any certified check or bank draft drawn upon a U.S. bank or any postal, telegraphic or express money order, or
(iii) the receipt of same day funds in the Rights Agent's account designated above. If you are paying by uncertified personal check, please note that the funds paid thereby may take five or more business days to clear. Accordingly, Eligible Holders who wish to pay the Purchase Price by means of uncertified personal check are urged to make payment sufficiently in advance of the Rights Offering Deadline to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier's check, postal, telegraphic or express money order or wire transfer of funds.

     (d) Exercise of Rights through a Nominee. Only holders of record as of the close of business on the Subscription Record Date of Eligible Interests may exercise the Rights to subscribe for Rights Offering Units. Therefore, brokers, dealers, commercial banks, trust companies and other persons that as of the close of business on the Subscription Record Date held Eligible Interests for the account of others, should notify the respective beneficial owners of such Eligible Interests as soon as possible to ascertain such beneficial owners' intentions and to obtain instructions with respect to the exercise of the Rights. Beneficial owners of Eligible Interests held through such nominee holder should contact such nominee holder and request such nominee holder to effect the transactions in accordance with the beneficial owners' instructions. If the beneficial owner so instructs, such nominee holder should complete a Rights Subscription Exercise Form and submit it to the Rights Agent, together with the full Purchase Price.

     Each broker, dealer, commercial bank, trust company or other nominee holder that held Eligible Interests as of the close of business on the Subscription Record Date for one or more beneficial owners must certify to the Debtor the number of Rights Offering Units subscribed for on behalf of each beneficial owner.

     If shares of Preferred Stock are held of record through The Depositary Trust Company ("DTC"), exercises of Rights may be made through DTC. Such exercise shall be deemed to constitute an execution of the Rights Subscription Exercise Form for the purposes above.

2.   THE RIGHTS AGENT AND THE INFORMATION AGENT

     The addresses of the Rights Agent are as follows:

                          Mellon Investor Services LLC

                              By Overnight Courier

                            Reorganization Department
                               85 Challenger Road
                                Mail Stop - Reorg
                        Ridgefield Park, New Jersey 07660

                  By Mail                                By Hand

         Reorganization Department              Reorganization Department
                PO BOX 3301                     120 Broadway, 13/th/ Floor
     South Hackensack, New Jersey 07606          New York, New York 10271


     The telephone number for the Information Agent, for inquiries, information or requests for additional documentation, is as follows

                                The Altman Group
                              60 East 42/nd/ Street
                            New York, New York 10165

                               Tel: (212) 973-9720

              You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance.

    3.        SIGNATURE(S)

              (a) Execution by Eligible Holder Each of the signatures on this Rights Subscription Exercise Form must be that of an Eligible Holder. If any Eligible Interests are held of record by two or more persons, all such persons must sign the Rights Subscription Exercise Form. In all other cases, it will be necessary for each Eligible Holder to complete, sign and submit a separate Rights Subscription Exercise Form.

              (b) Execution by Person Other than Registered Holder If this Rights Subscription Exercise Form is signed by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Debtor of the authority of such person to so act must be submitted with this Rights Subscription Exercise Form.

    4.        TRANSFER TAXES

              Except for the fees charged by the Rights Agent (which will be paid by the Debtor), all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred in connection with the exercise of Rights will be for the account of the Eligible Holder, and none of such commissions, fees and expenses will be paid by the Debtor or the Rights Agent.

    5.        DETERMINATIONS.

              All determinations as to the proper completion, due execution, timeliness, eligibility, prorating and other matters affecting the validity or effectiveness of any attempted exercise of any Rights will be made by the Debtor in its reasonable discretion in accordance with the procedures set forth herein and in the Plan, whose determination will be final and binding. The Debtor, in its sole discretion, may waive any defect or irregularity, or permit a defect or irregularity to be corrected within such time as it may determine or reject the purported exercise of any Right that is subject to any defect or irregularity. Deliveries required to be received by the Rights Agent in connection with the purported exercise of Rights will not be deemed to have been so received or accepted until actual receipt thereof by the Rights Agent, as the case may be, in accordance with the instructions set forth herein or in the Rights Subscription Exercise Form shall have occurred and any defects and irregularities shall have been waived or cured within such time as the Debtor may determine in its sole discretion. Neither the Debtor nor any other person will have any obligation to give notice to any holder of a Right of any defect or irregularity in connection with any attempted exercise thereof or incur any liability as a result of any failure to give any such notice.

    6.        METHOD OF DELIVERY

              The method of delivery of the Rights Subscription Exercise Form and payment of the Purchase Price will be at the election and risk of the Eligible Holder, but if sent by mail, it is recommended that the Rights Subscription Exercise Form and the Purchase Price be sent by registered mail, with return receipt requested, and that a sufficient number of days be allocated to ensure timely receipt. Facsimile delivery of the Rights Subscription Exercise Form will not constitute valid delivery.

                                                     [Exhibit C to Order Cont'd]

           EXERCISE OF RIGHTS TO SUBSCRIBE FOR RIGHTS OFFERING UNITS.

  Complete Table Below to Determine the Number of Rights Offering Units You May
                                 Subscribe For:
 -----------------------------------------------------------------------------

 _____________________         divided by           ______________________
 Number of shares of Preferred 650 (if Series A)    (Round down to the nearest
 Stock you currently hold      7 (if Series B-1)    whole number to determine
                               3.15 (if Series B-2) number of Rights Offering
                                                    Units)
 -----------------------------------------------------------------------------

          The undersigned hereby irrevocably elects to exercise its Rights in order to subscribe for the number of Rights Offering Units indicated below on the terms and subject to the conditions set forth in the Plan and the Disclosure Statement.

         NUMBER OF                SUBSCRIPTION                 PAYMENT
   RIGHTS OFFERING UNITS             PRICE

    ___________________           X      $100       =     $__________________

          If the number of Rights Offering Units to be purchased has not been indicated, or if the Purchase Price delivered to the Rights Agent is not sufficient for the number of Rights Offering Units indicated above, the Eligible Holder(s) will be deemed to have elected to subscribe for the maximum number of Rights Offering Units for which the Purchase Price was paid.

                                PLEASE SIGN HERE

X_______________________________________________________________________________
            Signature of Eligible Holder(s) Fed. Tax ID No.     Date



X_______________________________________________________________________________
            Signature of Eligible Holder(s) Fed. Tax ID No.     Date



Telephone Number: [.....]............

          If signed by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth the following information.

Name(s):________________________

        ________________________
          (Please type or print)

Capacity:_______________________

Address:________________________

NOTE: THE FOLLOWING MUST BE COMPLETED AND SIGNED IF THE ELIGIBLE HOLDER IS A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE HOLDER THAT HELD ALLOWED EQUITY INTERESTS FOR ONE OR MORE BENEFICIAL OWNERS ON THE SUBSCRIPTION RECORD DATE.

                          NOMINEE HOLDER CERTIFICATION

          The undersigned is a broker, dealer, commercial bank, trust company or other nominee which held as of the close of business on August 22, 2002 at least 625 shares of Series A Old Preferred Stock, 7 shares of B-1 Old Preferred Stock or 3.15 shares of series B-2 Old Preferred Stock for the account of each of the beneficial owners indicated below (please identify by number without indicating any such beneficial owner), and hereby certifies to the Debtor that the undersigned has exercised Rights, on behalf of the beneficial owners thereof (which may include the undersigned), to subscribe for the number of Rights Offering Units specified below:

                      ATTACH ADDITIONAL LISTS AS NECESSARY

          Beneficial Owner     Number of Rights Offering Units Subscribed for on
               Number                   Behalf of Such Beneficial Owner

                 1                            ____________________

                 2                            ____________________

                 3                            ____________________

                 4                            ____________________

PLEASE SIGN AND DATE HERE:

NAME OF NOMINEE HOLDER                    FED. TAX ID NO.            DATED:
----------------------                    ---------------            ------

Name of Firm: ___________________

By: ________________________              _______________            _______

Print Name:    _____________________

Title:         _____________________
Telephone No.: _____________________
Fax No.:       _____________________

                                                            [Exhibit D to Order]

                     IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE


In re:                                  )
                                        )   Chapter 11
ITC/\DELTACOM, INC.,                    )
                                        )   Case No. 02-11848 (MFW)
                                        )
                        Debtor.         )
                                        )
                                        )
  NOTICE OF ORDER (i) APPROVING THE DEBTOR'S DISCLOSURE STATEMENT; (ii) FIXING
   THE DATE, TIME AND PLACE FOR VOTING ON THE DEBTOR'S PLAN OF REORGANIZATION;
      AND (iii) FIXING THE DATE, TIME, AND PLACE FOR A HEARING TO CONSIDER
                        CONFIRMATION OF THE DEBTOR'S PLAN

         PLEASE TAKE NOTICE that on August 23, 2002, ITC/\DeltaCom, Inc. (the "Debtor") filed with the Bankruptcy Court, among other things (i) its first amended disclosure statement, as revised (the "Disclosure Statement"), and (ii) its first amended plan of reorganization under chapter 11 of the Bankruptcy Code, as revised (the "Plan").

         PLEASE TAKE FURTHER NOTICE THAT a hearing was held before the Honorable Mary F. Walrath, United States Bankruptcy Judge, in the United States Bankruptcy Court, 824 Market Street, Wilmington, Delaware 19801, on August 22, 2002 at 4:00 p.m. (Eastern Time), to consider, among other things, an order approving the Disclosure Statement, the Form of Ballots, and the Solicitation and Tabulation Procedures.

         PLEASE TAKE FURTHER NOTICE THAT on August 26, 2002, the Court approved the Disclosure Statement as containing adequate information within the meaning of section 1125 of the Bankruptcy Code.

         PLEASE TAKE NOTICE THAT the last date to vote on the Plan is October 1, 2002 at 5:00 p.m. (Eastern Time).

         PLEASE TAKE NOTICE THAT the hearing to consider confirmation of the Plan, and any amendments, modifications, or objections thereto will be held before the Honorable Mary F. Walrath, United States Bankruptcy Judge, 824 Market Street, Wilmington, Delaware 19801 on October 10, 2002 at 3:00 p.m. (Eastern
Time).

         PLEASE TAKE FURTHER NOTICE THAT any objections to the Plan must (a) be in writing; (b) comply with the Federal Rules of Bankruptcy Procedure and the Local Bankruptcy Rules; (c) state the name of the objector and the nature and amount of its claim against or interest in the Debtor; (d) state the grounds for the objection and the legal and factual bases therefor; and (e) be filed with the Court, with two (2) copies to chambers, together with proof of service, and served by personal service, overnight delivery, or first class mail so as to be RECEIVED no later that 4:00 p.m. (Eastern Time) on October 3, 2002 by (i) ITC/\DeltaCom, Inc., 1791 O.G. Skinner

Drive, West Point, Georgia 31833, Attn: Douglas A. Shumate; (ii) Co-Counsel to the Debtor, Richards, Layton & Finger P.A., One Rodney Square, P.O. Box 551, Wilmington, Delaware 19899, Attn: Mark D. Collins, Esq., and Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York 10022, Attn: Martin N. Flics, Esq.; (iii) the Office of the United States Trustee, 844 King Street, Suite 2313, Lockbox 35, Wilmington, Delaware 19801-3519, Attn: Julie Compton, Esq.;
(iv) Co-Counsel to the Creditors' Committee, Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New York, New York 10004, Attn: George B. South III, Esq., and Blank Rome Comisky & McCauley LLP, Chase Manhattan Center, 1201 Market Street, Suite 800, Wilmington, Delaware, 19801, Attn: Mark J. Packel, Esq.; and (v) Counsel to the agent under the Credit Agreement, Torys LLP, 237 Park Avenue, New York, New York, 10017-3142, Attn: Emanuel Grillo, Esq. ANY OBJECTION NOT TIMELY FILED AND SERVED IN ACCORDANCE WITH THE PROCEDURAL AND SUBSTANTIVE REQUIREMENTS OF THIS NOTICE WILL NOT BE CONSIDERED AND WILL BE OVERRULED BY THE COURT.

     PLEASE TAKE FURTHER NOTICE THAT if you need a ballot or a copy of the Disclosure Statement, please call the Voting Agent, The Altman Group, Inc., at
(212) 973-9720.



DATED: August 23, 2002
       Wilmington, Delaware

Martin N. Flics                           Mark D. Collins
Roland S. Young                           RICHARDS, LAYTON & FINGER P.A.
LATHAM & WATKINS                          One Rodney Square
885 Third Avenue, Suite 1000              P.O. Box 551
New York, New York 10022                  Wilmington, Delaware 19899
CO-COUNSEL FOR THE DEBTOR                 CO-COUNSEL FOR THE DEBTOR

                                                            [Exhibit E to Order]

                     IN THE UNITED STATES BANKRUPTCY COURT

                          FOR THE DISTRICT OF DELAWARE


In re:                           )     Chapter 11
                                 )
                                 )
ITC/\DELTACOM, INC.,             )     Case No. 02-11848 (MFW)
                                 )
                                 )
                                 )
                                 )
                                 )
                   Debtor.       )
                                 )


 NOTICE OF NON-VOTING STATUS FOR DEBTOR'S PLAN OF REORGANIZATION FOR HOLDERS OF
  PRIORITY TAX CLAIMS, PRIORITY NON-TAX CLAIMS, SECURED CLAIMS, OTHER UNSECURED
                        CLAIMS AND OTHER EQUITY INTERESTS

PLEASE TAKE NOTICE THAT:

IT/\DeltaCom, Inc. (the "Debtor") has filed its First Amended Plan of Reorganization under chapter 11 of the Bankruptcy Code, as revised, dated August 23, 2002 (the "Plan") with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). On August 26, 2002, the Bankruptcy Court approved the First Amended Disclosure Statement, as revised, dated August 23, 2002 (the "Disclosure Statement") filed by the Debtor as containing adequate information within the meaning of section 1125 of title 11 of the United States Code (the "Bankruptcy Code"). All capitalized terms used herein have the meaning assigned to such terms in the Plan.

IF YOU HOLD A PRIORITY TAX CLAIM, the Plan provides as follows: The Reorganized Debtor will, at its sole option, either (i) pay in Cash to each holder of an Allowed Priority Tax Claim that is due and payable on or before the Effective Date Cash in an amount equal to such Allowed Priority Tax Claim or (ii) make deferred Cash payments, over a period not exceeding six years after the date of assessment of such Claim, of a value, as of the Effective Date, equal to the Allowed amount of such Claim. All Allowed Priority Tax Claims which are not due and payable on or before the Effective Date will be paid in the ordinary course of business in accordance with the terms thereof or accorded such other treatment as may be permitted under section 1129(a)(9) of the Bankruptcy Code. AS A HOLDER OF AN UNIMPAIRED CLAIM UNDER THE PLAN, YOU ARE DEEMED TO HAVE ACCEPTED THE PLAN PURSUANT TO SECTION 1126(f) OF THE BANKRUPTCY CODE AND ARE NOT ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN.

IF YOU HOLD A PRIORITY NON-TAX CLAIM, the Plan provides as follows: each Allowed Priority Non-Tax Claim will be rendered unimpaired in accordance with section 1124 of the Bankruptcy Code. All Allowed Priority Non-Tax Claims which are not due and payable on or before the Effective Date will be paid in the ordinary course of business in accordance with the terms thereof. AS A HOLDER OF AN UNIMPAIRED CLAIM UNDER THE PLAN, YOU

ARE DEEMED TO HAVE ACCEPTED THE PLAN PURSUANT TO SECTION 1126(f) OF THE BANKRUPTCY CODE AND ARE NOT ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN.

IF YOU HOLD AN OTHER SECURED CLAIM, the Plan provides as follows: each Allowed Other Secured Claim will be rendered unimpaired in accordance with section 1124 of the Bankruptcy Code. All Allowed Other Secured Claims which are not due and payable on or before the Effective Date will be paid in the ordinary course of business in accordance with the terms thereof. AS A HOLDER OF AN UNIMPAIRED CLAIM UNDER THE PLAN, YOU ARE DEEMED TO HAVE ACCEPTED THE PLAN PURSUANT TO
SECTION 1126(f) OF THE BANKRUPTCY CODE AND ARE NOT ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN.

IF YOU HOLD AN OTHER UNSECURED CLAIM, the Plan provides as follows: each Allowed Other Unsecured Claim will be rendered unimpaired in accordance with section 1124 of the Bankruptcy Code. All Allowed Other Unsecured Claims that have become due and payable on or before the Effective Date (unless previously paid) will be paid in full, in Cash (with interest to the extent permitted by the Bankruptcy Court). All Allowed Other Unsecured Claims which are not due and payable on or before the Effective Date will be paid in the ordinary course of business in accordance with the terms thereof. AS A HOLDER OF AN UNIMPAIRED CLAIM UNDER THE PLAN, YOU ARE DEEMED TO HAVE ACCEPTED THE PLAN PURSUANT TO SECTION 1126(f) OF THE BANKRUPTCY CODE AND ARE NOT ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN.

IF YOU HOLD AN OTHER EQUITY INTEREST, the Plan provides as follows: Holders of Other Equity Interests will receive no distribution on account of such interests. AS A HOLDER OF AN IMPAIRED CLAIM THAT IS NOT ENTITLED TO RECEIVE OR RETAIN ANY PROPERTY ON ACCOUNT OF THAT CLAIM UNDER THE PLAN, YOU ARE DEEMED TO HAVE REJECTED THE PLAN PURSUANT TO SECTION 1126(g) OF THE BANKRUPTCY CODE AND ARE NOT ENTITLED TO VOTE TO ACCEPT OR REJECT THE PLAN.

IF YOU ARE A PARTY TO AN EXECUTORY CONTRACT WHO DOES NOT HOLD A FILED OR SCHEDULED CLAIM (excluding claims that were scheduled as contingent, unliquidated or disputed), the Plan provides as follows: All executory contracts and unexpired leases to which the Debtor is a party shall be deemed assumed by the Debtor as of the Effective Date, except for any executory contract or unexpired lease that, prior to the Effective Date, (i) has been assumed or rejected pursuant to Final Order of the Bankruptcy Court, (ii) is included on a contract rejection schedule to be filed and served on the parties to the contracts and leases listed thereon by the Debtor on or before five business days prior to the commencement of the Confirmation Hearing or such later date as may be fixed by the Bankruptcy Court or (iii) is the subject of a separate then pending motion filed under section 365 of the Bankruptcy Code by the Debtor.

If you are a party to an executory contract or lease that is assumed, then all cure or other payments required by section 365(b)(1) of the Bankruptcy Code shall be made as provided in the Plan.

Any proof of claim with respect to a Claim arising from the rejection of an executory contract or lease must be filed with the Bankruptcy Court on or before 30 days after the entry of an order by the Bankruptcy Court authorizing rejection of the particular contract or lease.

Unless you hold a Secured Bank Claim, Senior Debt Claim, Subordinated Claim, Old Preferred Stock Interest or Old Common Stock Interest, the Debtor will not provide you with copies of the Disclosure Statement and/or the Plan unless you request, in writing, to receive copies of these documents. If you wish to receive copies of the Disclosure Statement and/or Plan, then please direct your written request to: The Altman Group, Inc., 60 East 42nd Street, Suite 1241, New York, New York 10165, (212) 973-9720. Upon receipt of such written request, the Debtor will provide you with copies of the Disclosure Statement and/or Plan at its expense. If, notwithstanding this Notice of Non-Voting Status, you believe that you may have a claim against or an interest in the Debtor which entitles you to vote on the Plan, you should immediately request copies of the Disclosure Statement, the Plan and a ballot.

                 DATED: August 23, 2002

                 Martin N. Flics               Mark D. Collins
                 Roland S. Young               Richards, Layton & Finger, P.A.
                 Latham & Watkins              One Rodney Square
                 885 Third Avenue, Suite 1000  P.O. Box 551
                 New York, New York 10022      Wilmington, Delaware 19899
                 (212) 906-1200                (302) 651-7700

                           CO-COUNSEL FOR THE DEBTOR

                                                     [Exhibit E to Order Cont'd]

                                    EXHIBIT A

                      SUMMARY OF THE PLAN OF REORGANIZATION

                   CLAIMS AGAINST AND INTERESTS IN THE COMPANY

         The following summarizes the treatment for creditors and shareholders of the Debtors under the Plan of Reorganization (the "Plan") and certain additional terms of the Plan. Estimated recoveries for each Class of Claims are based upon principal and accrued and unpaid interest as of June 25, 2002.

                    SUMMARY OF CLASSIFICATION AND TREATMENT
               OF CLAIMS AND EQUITY INTERESTS UNDER THE PLAN /1/


                      Type of Claim or                                                                 Estimated
   Class              Equity Interest                               Treatment                          Recovery
-----------  -----------------------------------  ------------------------------------------------    ----------
     -       Administrative Expense               Paid in full, in Cash, or in accordance with the       100%
             Claims                               terms and conditions of transactions or
                                                  agreements relating to obligations incurred in
                                                  the ordinary course of business during the
                                                  pendency of the Chapter 11 Case or assumed by the
                                                  Debtor in Possession.

     -       Priority Tax Claims                  The Reorganized Debtor will, at its sole option,       100%
                                                  either (i) pay in Cash to each holder of an
                                                  Allowed Priority Tax Claim that is due and
                                                  payable on or before the Effective Date Cash in
                                                  an amount equal to such Allowed Priority Tax
                                                  Claim or (ii) make deferred Cash payments, over a
                                                  period not exceeding six years after the date of
                                                  assessment of such Claim, of a value, as of the
                                                  Effective Date, equal to the Allowed amount of
                                                  such Claim. All Allowed Priority Tax Claims which
                                                  are not due and payable on or before the
                                                  Effective Date will be paid in the ordinary
                                                  course of business in accordance with the terms
                                                  thereof or accorded such other treatment as may
                                                  be permitted under section 1129(a)(9) of the
                                                  Bankruptcy Code.

     1       Priority Non-Tax Claims              Unimpaired; each Allowed Priority Non-Tax Claim        100%
             (to be paid in the ordinary          will be unimpaired in accordance with section
             course of business)                  1124 of the Bankruptcy Code. All Allowed Priority
                                                  Non-Tax Claims which are not due and payable on
                                                  or before the Effective Date will be paid in the
                                                  ordinary course of business in accordance with
                                                  the terms thereof.



_________________________

/1/ This table is only a summary of the classification and treatment of Claims and Equity Interests under the Plan.

           Type of Claim or                                                             Estimated
Class       Equity Interest                          Treatment                           Recovery
-----     -------------------      ---------------------------------------------------   ---------
  2       Secured Bank Claims      Impaired; on the Effective Date, the Company,            100%
                                   including the Reorganized Debtor, will enter into
                                   an amended and restated Credit Agreement on
                                   substantially the terms set forth in the Amended
                                   Credit Agreement Term Sheet. Accordingly, on the
                                   Effective Date, holders of Allowed Secured Bank
                                   Claims will have waived any and all Claims against
                                   the Debtor in respect of the Credit Agreement and
                                   from and after the Effective Date the rights and
                                   obligations of the Reorganized Debtor and the Banks
                                   will be governed by the terms of the amended and
                                   restated Credit Agreement.

  3       Other Secured Claims     Unimpaired; each Allowed Other Secured Claim will        100%
                                   be unimpaired in accordance with section 1124 of
                                   the Bankruptcy Code. All Allowed Other Secured
                                   Claims which are not due and payable on or before
                                   the Effective Date will be paid in the ordinary
                                   course of business in accordance with the terms
                                   thereof.

  4       Senior Debt Claims       Impaired; each holder of an Allowed Senior Debt           49%
                                   Claim will receive its Ratable Proportion of the
                                   Senior Debt New Common Stock Distribution Amount.
                                   Any securities, notes, instruments or documents
                                   evidencing the Senior Debt Claims will be cancelled
                                   on the Effective Date.

  5       Other Unsecured Claims   Unimpaired; each Allowed Other Unsecured Claim           100%
                                   will be rendered unimpaired in accordance with
                                   section 1124 of the Bankruptcy Code. All Allowed
                                   Other Unsecured Claims that have become due and
                                   payable on or before the Effective Date (unless
                                   previously paid) will be paid in full, in Cash
                                   (with interest to the extent permitted by the
                                   Bankruptcy Court). All Allowed Other Unsecured
                                   Claims which are not due and payable on or before
                                   the Effective Date will be paid in the ordinary
                                   course of business in accordance with the terms
                                   thereof.

  6       Subordinated Claims      Impaired; each holder of an Allowed Subordinated          13%
                                   Claim will receive its Ratable Proportion of the
                                   Subordinated Note New Common Stock Distribution
                                   Amount. Any securities, notes, instruments or
                                   documents evidencing the Subordinated Claims will
                                   be cancelled on the Effective Date.

             Type of Claim or                                                                Estimated
Class         Equity Interest                         Treatment                               Recovery
-----  -----------------------------   ---------------------------------------------------   ---------
  7    Old Preferred Stock Interests   Impaired; each holder of an Allowed Old                   N/A
                                       Preferred Stock Interest (i) will receive its
                                       Ratable Proportion of the 144,500 shares of New
                                       Common Stock and (ii) may elect (but is not
                                       required) to purchase one Rights Offering Unit for
                                       every 625 shares of Series A Old Preferred Stock,
                                       one Rights Offering Unit for every 7 shares of
                                       Series B-1 Old Preferred Stock and one Rights
                                       Offering Unit for every 3.15 shares of Series B-2
                                       Old Preferred Stock, in each case held by such
                                       holder pursuant to the terms of, and at the price
                                       specified in, the Rights Offering Procedures. Any
                                       holder of an Allowed Old Preferred Stock Interest
                                       which so elects will be deemed to be have accepted
                                       the terms of the Rights Offering Procedures and
                                       will be subject to all the terms and conditions
                                       thereof. The Old Preferred Stock Interests will be
                                       cancelled on the Effective Date.

  8    Old Common Stock Interests      Impaired; each holder of an Allowed Old Common            N/A
                                       Stock Interest as of the Distribution Record Date
                                       (i) will receive its Ratable Proportion of the
                                       355,500 shares of New Common Stock and (ii) may
                                       elect (but is not required) to purchase one Rights
                                       Offering Unit for every 1,250 shares of Old Common
                                       Stock held by such holder pursuant to the terms of,
                                       and at the price specified in, the Rights Offering
                                       Procedures. Any holder of an Allowed Old Common
                                       Stock Interest which so elects will be deemed to be
                                       have accepted the terms of the Rights Offering
                                       Procedures and will be subject to all the terms and
                                       conditions thereof. The Old Common Stock will be
                                       cancelled on the Effective Date.


  9    Other Equity Interests          Impaired; Holders of Other Equity Interests will            0%
                                       receive no distribution on account of such
                                       interests.

Other Terms of the Plan

         General

         Except as otherwise provided in the Plan or the order confirming the Plan (the "Confirmation Order") (i) on the Effective Date, the Debtor shall be deemed discharged and released to the fullest extent permitted by Section 1141 of the Bankruptcy Code from all claims against and interests in the Debtor that arose before the Effective Date, and (ii) all persons shall be precluded from asserting against the Reorganized Debtor, its successors, or its assets or properties any other or further claims or interests based upon any act or omission, transaction, or other activity of any kind or nature that occurred prior to the Effective Date.

         As part of the Plan, the Reorganized Debtor will be governed by a new certificate of incorporation and by-laws (which are attached to the Plan). The initial Board of Directors of the Reorganized Debtor will consist of seven members. The Creditors' Committee will select four members, two of whom will be independent directors. The New Equity Investors will select two members. The seventh member will be the chairman and chief executive officer of the Reorganized Debtor. The members of the initial Board of Directors of the Reorganized Debtor will be approved by the Board of Directors of the Debtor. The directors of the Debtor immediately prior to the Effective Date will resign as of the Effective Date and will be replaced by the Board of Directors set forth above.

         Indemnification Obligations

         Subject to the occurrence of the Effective Date, the obligations of the Debtor, only to the extent permitted under the laws of the State of Delaware (or other applicable state), to indemnify, defend or reimburse directors or officers who were or are directors or officers of the Debtor, respectively, against any claims or causes of action as provided in the Debtor's certificate of incorporation, by-laws, applicable state law or contract will survive confirmation of the Plan, remain unaffected thereby and not be discharged.

         Releases by the Debtors

         On the Effective Date, for good and valuable consideration, the Debtor, in its individual capacity and as debtor in possession, and the Reorganized Debtor will be deemed to release, waive or discharge any claims and causes of action and liabilities, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise, that are based on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor that could have been asserted by or on behalf of the Debtor or its estate or the Reorganized Debtor, against the present and former officers and directors of the Debtor and its direct and indirect subsidiaries, each member of the Unofficial Noteholders' Committee, each member of the official committee of unsecured creditors appointed in the Chapter 11 Cash (as constituted on August 9, 2002), the Senior Indenture Trustee and the Subordinated Indenture Trustee and each of their and the Company's respective officers, directors, employees, attorneys, financial advisors, accountants, and agents.

         On the Effective Date, for good and valuable consideration, the Debtor, in its individual capacity and as debtor in possession, and the Reorganized Debtor will be deemed to release, waive and discharge all claims and causes of action and liabilities (other than the rights of the Debtor or the Reorganized Debtor to enforce the Subscription Agreements and the Purchase Agreements, the Plan and the contracts, instruments, releases, indentures and other agreements or documents delivered thereunder) whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based on any act, omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor (including, without limitation, any claims or causes or action arising under or in connection with actions taken or omitted to be taken by Holding or SCANA under the Investment Agreement), that could have been asserted by or on behalf of the Debtor or its estate or the Reorganized Debtor against Holding, SCANA or their respective officers, directors, employees and affiliates.

         Release by the Noteholders

         On the Effective Date, each holder of the Senior Notes and the Subordinated Notes that voted to accept the Plan in consideration for the obligations of Holding and SCANA under the Subscription Agreements and the Purchase Agreements will be deemed to release, waive and discharge all claims, causes of action or liabilities (other than the right to enforce the Subscription Agreements and the Purchase Agreements), whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity or otherwise that are based on any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Debtor (including, without limitation, any claims or causes or action arising under or in connection with actions taken or omitted to be taken by Holding or SCANA under the Investment Agreement), against the current and former officers and directors of the Debtor, Holding, SCANA and their respective officers, directors, employees and affiliates; provided that this provision will not be binding on any holder of Senior Notes or Subordinated Notes that has elected on the ballot to withhold its consent to this provision.

                                    EXHIBIT C

                         Projected Financial Information

FINANCIAL PROJECTIONS

     ITC/\DeltaCom's management analyzed the ability of ITC/\DeltaCom to meet its obligations upon consummation of such restructuring with sufficient liquidity and capital resources to conduct its business. ITC/\DeltaCom's management also has developed ITC/\DeltaCom's business plan and prepared certain projections of ITC/\DeltaCom's operating profit, free cash flow and certain other items for the fiscal years 2002 through 2006 (the "Projection Period"). Such projections summarized below are based upon assumptions and have been adjusted to reflect the restructuring, including the Plan, certain subsequent events and additional assumptions, including those set forth below (as adjusted, the "Projections").

     ITC/\DeltaCom DOES NOT, AS A MATTER OF COURSE, PUBLISH ITS BUSINESS PLANS, BUDGETS OR STRATEGIES OR MAKE EXTERNAL PROJECTIONS OR FORECASTS OF ITS ANTICIPATED FINANCIAL POSITIONS OR RESULTS OF OPERATIONS. ACCORDINGLY, ITC/\ DELTACOM DOES NOT ANTICIPATE THAT IT WILL, AND DISCLAIMS ANY OBLIGATION TO, FURNISH UPDATED BUSINESS PLANS, BUDGETS OR PROJECTIONS TO STOCKHOLDERS AFTER THE EFFECTIVE DATE OF ANY RESTRUCTURING OR TO INCLUDE SUCH INFORMATION IN DOCUMENTS REQUIRED TO BE FILED WITH THE SEC OR OTHERWISE MAKE SUCH INFORMATION PUBLICLY AVAILABLE.

     The following forecast was not prepared with a view toward compliance with published guidelines of the SEC or the American Institute of Certified Public Accountants regarding forecasts. No independent auditor of ITC/\DeltaCom has examined, compiled or otherwise applied procedures to the forecast and, consequently, does not express an opinion or any other form of assurance with respect to the forecast. ITC/\DeltaCom believes, however, that the forecast data are measured on a basis consistent with generally accepted accounting principles ("GAAP") as applied to ITC/\DeltaCom's historical financial statements.

     The Projections should be read in conjunction with the assumptions, qualifications and explanations set forth in this Disclosure Statement.

Principal Assumptions for the Projections

     The Projections are based on, and assume the successful implementation of, ITC/\DeltaCom's business plan and the restructuring. Both the business plan and the Projections reflect numerous assumptions, including various assumptions regarding the anticipated future performance of ITC/\DeltaCom, industry performance, general business and economic conditions and other matters, most of which are beyond the control of ITC/\DeltaCom. In addition, the assumptions take into account the uncertainty and disruption of business that accompany a Chapter 11 filing. Therefore, although the Projections are necessarily presented with numerical specificity, the actual results achieved during the Projection Period will vary from the projected results. These variations may be material. Accordingly, no representation can be or is being made with respect to the accuracy of the Projections or the ability of ITC/\DeltaCom or Reorganized ITC/\DeltaCom to achieve the projected results of operations. See "Risk Factors."

     Although ITC/\DeltaCom believes that the assumptions underlying the Projections, when considered on an overall basis, are reasonable in light of current circumstances, no assurance can be or is given that the Projections will be realized. In deciding whether to vote to accept or reject the bankruptcy plan, Stockholders must make their own determinations as to the reasonableness of such assumptions and the reliability of the Projections. See "Risk Factors."

     Additional information relating to the principal assumptions used in preparing the Projections is set forth below:

     General Economic Conditions: The Projections take into account the current difficult economic environment which is negatively impacting the demand for communications services. The Projections assume that the general weakness in economic activity will continue to affect ITC/\DeltaCom's near term financial performance. Thereafter a return to a more favorable economic climate is expected, which should increase demand for retail and wholesale communications services.

     Other General Assumptions: A Chapter 11 Restructuring will also negatively impact ITC/\DeltaCom's near-term performance by increasing customer uncertainty and by distracting management from the day-to-day operation of the business to focus on taking the actions necessary to promote the long-term stability of the enterprise.

     Revenues: Revenue figures are an aggregation of revenues from the retail and broadband lines of business within

ITC/\DeltaCom. ITC/\DeltaCom continues to experience market saturation, pricing pressures and service disconnects in the broadband business. As such, ITC/\DeltaCom is forecasting a decline in broadband revenues in 2002 compared to 2001, followed by minimal growth in each of the following years. Sales in ITC/\DeltaCom's core retail businesses are projected to increase, however, as a result of the growth in customers and new communications access lines and increased usage of the Company's data products.

     Cost of Service: Cost of service includes local and long-distance services purchased from Regional Bell Operating Companies and interexchange carriers, the cost of providing local exchange services to customers in the independent local exchange service areas, and the cost of operating ITC/\DeltaCom's own fiber optic communications networks. The cost of services will increase in lockstep with the forecasted revenue grown, but will remain relatively flat as a percentage of revenue.

     Selling, General and Administrative Expense: Selling, general and administrative (SG&A) consists of sales, marketing, customer service and administrative expenses, including the costs associated with operating ITC/\DeltaCom's communications network. SG&A is projected to decline as a percentage of revenues, primarily as a result of the realization of efficiencies in the order management process and network provisioning process through ITC/\ DeltaCom's information systems initiatives.

     Depreciation Expense: Depreciation expense consists of the Company's estimated annual depreciation on its fixed assets, including fiber optic network, network equipment, furniture and buildings. As a component of the "Fresh Start" accounting adjustment, the Company will be required to re-value its assets as of the effective date of the restructuring as well as re-assess the useful life of such assets. As a result of the projected negative "Fresh Start" adjustment, the Company anticipates a decrease in current depreciation expense followed by incremental increases as the Company makes additional capital investments.

     Interest Expense: The Projections reflect the elimination of all interest expense on $515 million of public debt as a result of the restructuring as well as rate adjustments on the remaining credit facilities.

     Income Taxes: The projections reflect that ITC/\DeltaCom does not anticipate to incur income tax expense through 2004, as a result of net losses in 2002 and 2003 and sufficient Net Operating Loss Carryforward to eliminate the projected income tax liability for 2004. The Company anticipates that it will incur tax expense in 2005 and 2006 primarily as a result of the Alternative Minimum Tax and Net Operating Loss limitations imposed by the Internal Revenue Service.

     Capital Expenditures: Capital expenditures are lower as a percent of revenue than historical levels principally due to the completion in 1999, 2000 and 2001 of the majority of ITC/\DeltaCom's facilities-based infrastructure investments.

     Working Capital: Trade receivables, inventory, and accounts payable levels are projected according to historical relationships with respect to purchase and sales volumes.

     Fresh-Start Reporting: The American Institute of Certified Public Accountants has issued a Statement of Position on Financial Reporting by Entities in Reorganization Under the Bankruptcy Code (the "Reorganization SOP"). Because ITC/\DeltaCom has commenced a proceeding under Chapter 11, the Projections have been prepared generally in accordance with the "fresh-start" reporting principles set forth in the Reorganization SOP, giving effect thereto as of September 30, 2002. The principal effects of the application of these "fresh-start" principles are summarized below:

     For purposes of the Projections, it has been assumed the leveraged net equity balance as of the effective date of the Plan is $450 million. The Projections also assume that after giving effect to certain eliminations in connection with the reorganization, the fair value of Reorganized ITC/\DeltaCom's fixed assets and other non-current assets will be equal to the projected net book value of such assets as of the effective date, except that the property, plant and equipment and goodwill accounts will be reduced accordingly.

     The foregoing assumptions and resulting computations were made solely for purposes of preparing the Projections. Upon emergence from any Chapter 11 proceeding, ITC/\DeltaCom would be required to determine the amount by which its reorganization value as of the Effective Date exceeds, or is less than, the fair value of its assets as of the Effective Date of the Plan. Such determination would be based upon the fair values at that time, which may be based on, among other things, a different methodology with respect to the valuation of ITC/\DeltaCom's value. In any event, such valuations, as well as the determination of the fair value of ITC/\DeltaCom's assets and the determination of its actual liabilities, would be made as of the Effective Date of the Plan, and the changes between the amounts of any or all of the foregoing items as assumed in the Projections and the actual amounts thereof as of the Effective Date may be material.

Projections

     The projected consolidated financial statements of ITC/\DeltaCom set forth below have been prepared based on the assumption that the effective date of the Plan would be September 30, 2002. Although ITC/\DeltaCom would seek to cause the effective date to occur as soon as practicable, there would be no assurance as to when the effective date actually would occur. The Reorganized ITC/\DeltaCom and Subsidiaries Projected Consolidated Balance Sheets as of September 30, 2002 (the "Projected Consolidated Opening and Closing Balance Sheet") set forth below present: (a) the projected consolidated financial position required to reflect confirmation and the consummation of the transactions contemplated by a plan of reorganization (collectively, the "Balance Sheet Adjustments"); and (b) the projected consolidated financial position of ITC/\DeltaCom after giving effect to the Balance Sheet Adjustments, as of the quarter ending September 30, 2002. The Balance Sheet Adjustments set forth in the columns captioned "Debt Restructuring" and "Fresh Start Accounting Adjustments" reflect the assumed effects of confirmation and the consummation of the transactions contemplated by a plan of reorganization, including the settlement of various liabilities and related securities issuances, cash payments and borrowings. The various Balance Sheet Adjustments are described in greater detail in the Notes to the Projected Consolidated Opening and Closing Balance Sheet.

     The Reorganized ITC/\DeltaCom and Subsidiaries Projected Consolidated Balance Sheets as of the end of fiscal years 2002 through 2006 set forth on the following pages present the projected consolidated position of ITC/\ DeltaCom after giving effect to confirmation and the consummation of the transactions contemplated by the Plan, as of the end of each fiscal year in the Projection Period.

     The Reorganized ITC/\DeltaCom and Subsidiaries Projected Consolidated Income Statement set forth below presents the projected consolidated results of operations for each fiscal year included in the Projection Period.

ITC DeltaCom, Inc.
Projected "Fresh Start" Balance Sheet
All Numbers Presented In Thousands

                                                                  Effects of      Fresh Start
                                               Projected            Plan of        Accounting         Projected
                                           Pre-Confirmation     Reorganization    Adjustments     Post-Confirmation
--------------------------------------------------------------------------------------------------------------------
ASSETS

Current Assets

   Cash                                        $    13,264        $    5,000 /1/    $        -        $    18,264
   Restricted Cash
   Accounts Receivable - Customers             $    57,132        $        -        $        -        $    57,132
   Accounts Receivable - Affiliates            $     5,684        $        -        $        -        $     5,684
   Inventory                                   $     5,693        $        -        $        -        $     5,693
   Prepayments                                 $     6,553        $        -        $        -        $     6,553
                                           -------------------------------------------------------------------------

Total Current Assets                           $    88,326        $    5,000        $        -        $    93,326

Other Non-Current Assets                       $    13,462        $  (10,580)/2/    $        -        $     2,882

Goodwill/Intangibles                           $    53,718        $        -        $  (53,718)/11/   $         -

Property, Plant & Equipment
   Gross PP&E                                  $ 1,015,434        $    6,000 /3/    $ (568,111)/11/   $   453,323
   Accumulated Depreciation                    $  (388,577)       $        -        $  388,577 /11/   $         -
                                           -------------------------------------------------------------------------
   Net Property, Plant & Equipment             $   626,857        $    6,000        $ (179,534)       $   453,323
                                           -------------------------------------------------------------------------

Total Assets                                   $   782,363        $      420        $ (233,252)       $   549,531
                                           =========================================================================

LIABILITIES

Current Liabilities

   Accounts Payable - General                  $    37,326        $        -        $        -        $    37,326
   Accounts Payable - Capital Related          $     3,606        $        -        $        -        $     3,606
   Advanced Billings                           $    20,728        $        -        $        -        $    20,728
   Current Maturity of LT Debt                 $     1,600        $        -        $        -        $     1,600
   Accrued Interest                            $    23,538        $  (19,000)/4/    $        -        $     4,538
   Accrued Compensation                        $     4,915        $        -        $        -        $     4,915
   Accrued Liabilities                         $    19,551        $        -        $        -        $    19,551
                                           -------------------------------------------------------------------------

Total Current Liabilities                      $   111,264        $  (19,000)       $        -        $    92,264

Long-Term Debt                                 $   719,263        $ (526,000)/5/    $        -        $   193,263
                                           -------------------------------------------------------------------------

Total Liabilities and Credits                  $   830,527        $ (545,000)       $        -        $   285,527

Preferred Stock                                $    62,117        $  (34,397)/6/    $        -        $    27,720

Stockholder's Equity

   Common Stock                       $      638   $    (538) /7/  $        -       $     100
   Paid In Capital                    $  356,839   $ 264,000  /8/  $ (386,935)/11/  $ 233,904
   Retained Earnings                  $ (479,199)  $ 325,516  /9/  $  153,683 /11/  $       0
   Warrants Outstanding               $   11,441   $  (9,161)/10/  $        -       $   2,280
   Treasury Stock                     $        -   $       -       $        -       $       -
                                      --------------------------------------------------------

Total Stockholder's Equity            $ (110,281)  $ 579,817       $ (233,252)      $ 236,284
                                      --------------------------------------------------------

Total Liabs and Stockholders Equity   $  782,363   $     420       $ (233,252)      $ 549,531
                                      ========================================================

Notes:

/1/ New preferred equity investment of $30,000 less reorganization costs ($8,000) and accelerated capital lease obligations ($17,000).
/2/  Elimination of prepaid debt issuance costs associated with extinguished debt.
/3/  Increase in fixed assets resulting from Cap Lease Acceleration.
/4/  Elimination of accrued interest associated with extinguished debt.
/5/ Extinguishment of long-term debt ($515,000) plus Cap Lease Acceleration ($11,000).
/6/ Write-off of predecessor company preferred stock ($62,117) netted by new preferred stock investment ($27,720).
/7/ Write-off of predecessor company common stock ($638) netted by new common stock par value ($100)
/8/  Increase in Paid in Capital associated with extinguishment of long-term debt.
/9/  Retained earnings impact of :
                  Gain on Extinguishment of Long-Term Debt       $  250,900
                  Gain on Extinguishment of Preferred Equity     $   62,117
                  Gain on Extinguishment of Warrants             $   11,441
                  Gain on Extinguishment of Accrued Interest     $   19,000
                  Gain on Extinguishment of Common Stock         $      638
                  Write off of Other Non-Current Asset           $  (10,580)
                  Restructuring Expenses                         $   (8,000)
                                                                 -----------
                  Total                                          $  325,516
                                                                 ===========

/10/ Write-off of predecessor company warrants associated with preferred stock
     ($11,441) netted by new warrants ($2,280).
/11/ Fresh Start Adjustment

ITC DeltaCom, Inc.
Projected Income Statement
All Numbers in Thousands

                                           ------------------------------------------------------------
                                                                    Projected
                                              2002        2003         2004       2005         2006
                                           ------------------------------------------------------------
Revenues                                   $ 434,122   $ 487,047   $ 552,702   $ 628,691   $  692,527

Line Cost                                  $ 209,703   $ 243,931   $ 266,615   $ 298,238   $  325,514
                                           ------------------------------------------------------------

Gross Margin                               $ 224,419   $ 243,116   $ 286,087   $ 330,453   $  367,013

Operating Expenses
   Selling, General & Administrative       $ 162,691   $ 163,358   $ 176,840   $ 186,425   $  203,576
   Depreciation and Amortization           $ 121,213   $ 107,716   $  96,723   $ 100,591   $  103,879
                                           ------------------------------------------------------------

Total Operating Expenses                   $ 283,904   $ 271,074   $ 273,563   $ 287,016   $  307,455
                                           ------------------------------------------------------------

Operating Income/(Loss)                    $ (59,485)  $ (27,958)  $  12,524   $  43,437   $   59,558

Nonoperating Income/(Expense)
   Other Income                            $    (212)  $     493   $   1,489   $   2,792   $    4,739
   Interest Expense                        $ (34,010)  $ (12,756)  $ (11,440)  $ (10,244)  $   (4,358)
   Reorganization Gain/Loss                $  88,110   $       -   $       -   $       -   $        -
                                           ------------------------------------------------------------

Income Before Taxes                        $  (5,597)  $ (40,221)  $   2,573   $  35,985   $   59,939

Income Tax Expense                         $       -   $       -   $       -   $    (865)  $   (5,000)
Extraordinary Items (Net of Taxes)         $       -   $       -   $       -   $       -   $        -
                                           ------------------------------------------------------------

Net Income                                 $  (5,597)  $ (40,221)  $   2,573   $  35,120   $   54,939
                                           ============================================================

ITC DeltaCom, Inc.
Projected Statement of Cash Flows
All Numbers In Thousands

                                                 -----------------------------------------------------------------------------------
                                                                                     Projected
                                                      2002             2003             2004             2005             2006
                                                 -----------------------------------------------------------------------------------
Cash Flow From Operating Activities

 Net Income                                       $     (5,597)    $    (40,221)    $      2,573     $     35,120     $     54,939

  Adjustments
   Depreciation & Amortization                    $    121,213     $    107,716     $     96,723     $    100,591     $    103,879
   Amortization of Bond Issuance Costs            $          -     $          -     $          -     $          -     $          -
   Extinguishment of Debt                         $    (99,065)    $          -     $          -     $          -     $          -
   Restructuring Expenses                         $     25,000     $          -     $          -     $          -     $          -

 Changes in Certain Assets & Liabilities
   (Inc)/Dec in A/R                               $      3,608     $     (6,377)    $     (5,972)    $    (10,255)    $     (8,863)
   Inc/(Dec) in Accounts Payable                  $        372     $      3,532     $      6,057     $      4,515     $      4,869
   (Inc)/Dec in Other Current Assets              $     (1,576)    $     (1,532)    $     (1,633)    $     (1,829)    $     (2,049)
   (Inc)/Dec in Adv Billings/Customer Dep.        $    (22,116)    $      1,744     $      1,859     $      2,083     $      2,332
   Inc/(Dec) in Other Accrued Liabilities         $       (510)    $          3     $      3,025     $      3,388     $      3,795
   Inc/(Dec) in Accrued Interest                  $     14,693     $          -     $          -     $          -     $          -
   Other, Net                                     $          -     $          -     $          -     $          -     $          -
                                                 -----------------------------------------------------------------------------------

  Total Adjustments                               $     41,619     $    105,086     $    100,059     $     98,493     $    103,963
                                                 -----------------------------------------------------------------------------------

                                                 -----------------------------------------------------------------------------------
 Net Cash Provided/(Used) by Operations           $     36,022     $     64,865     $    102,632     $    133,613     $    158,902
                                                 -----------------------------------------------------------------------------------


Cash Flow From Investing Activities

 Capital Expenditures                             $    (46,958)    $    (45,946)    $    (63,794)    $    (72,471)    $    (82,103)
 Inc/(Dec) in Accounts Payable - Cap Related      $     (4,898)    $        471     $        209     $        220     $        231
 Other                                            $          4     $        218     $          -     $          -     $          -
                                                 -----------------------------------------------------------------------------------

                                                 -----------------------------------------------------------------------------------
 Cash Provided/(Used) by Investing Activities     $    (51,852)    $    (45,257)    $    (63,585)    $    (72,251)    $    (81,872)
                                                 -----------------------------------------------------------------------------------


Cash Flow From Financing Activities

 Proceeds                                         $     30,000     $          -     $          -     $          -     $          -
 Repayments                                       $    (16,444)    $     (1,600)    $    (12,995)    $    (25,367)    $   (151,550)
 Restructuring Costs                              $    (25,000)    $          -     $          -     $          -     $          -
 Other                                            $     (1,997)    $          -     $          -     $          -     $          -
                                                 -----------------------------------------------------------------------------------

                                                 -----------------------------------------------------------------------------------
 Cash Provided/(Used) by Financing Activities     $    (13,441)    $     (1,600)    $    (12,995)    $    (25,367)    $   (151,550)
                                                 -----------------------------------------------------------------------------------

Net Inc/(Dec) in Cash                             $    (29,271)    $     18,008     $     26,052     $     35,995     $    (74,520)
Cash at Beginning of Period                       $     41,043     $     11,772     $     29,780     $     55,832     $     91,827
                                                 -----------------------------------------------------------------------------------
Cash at End of Period                             $     11,772     $     29,780     $     55,832     $     91,827     $     17,307
                                                 ===================================================================================

ITC DeltaCom, Inc.
Projected Balance Sheet
All Numbers In Thousands

                                          -------------------------------------------------------------
                                                                    Projected
                                             2002        2003         2004         2005         2006
-------------------------------------------------------------------------------------------------------
ASSETS

Current Assets
   Cash                                   $   11,772  $   29,780  $     55,832  $   91,827  $    17,307
   Restricted Cash                        $        -  $        -  $          -  $        -  $         -
   Accounts Receivable - Customers        $   57,326  $   62,961  $     68,141  $   77,510  $    85,380
   Accounts Receivable - Affiliates       $    5,856  $    6,599  $      7,390  $    8,277  $     9,270
   Inventory                              $    5,524  $    6,225  $      6,972  $    7,808  $     8,745
   Income Tax Recoverable                 $        -  $        -  $          -  $        -  $         -
   Prepayments                            $    6,553  $    7,384  $      8,271  $    9,263  $    10,375
                                          -------------------------------------------------------------
Total Current Assets                      $   87,031  $  112,949  $    146,606  $  194,685  $   131,077

Other Non-Current Assets                  $    2,882  $    2,882  $      2,882  $    2,882  $     2,882

Property, Plant & Equipment
   Gross PP&E                             $  465,324  $  511,270  $    575,064  $  647,535  $   729,638
   Accumulated Depreciation               $  (25,692) $ (133,408) $   (230,131) $ (330,721) $  (434,600)
                                          -------------------------------------------------------------
   Net Property, Plant & Equipment        $  439,632  $  377,862  $    344,933  $  316,814  $   295,038
                                          -------------------------------------------------------------
Total Assets                              $  529,545  $  493,693  $    494,421  $  514,381  $   428,997
                                          =============================================================
LIABILITIES

Current Liabilities
   Accounts Payable - General             $   39,010  $   42,541  $     48,598  $   53,113  $    57,982
   Accounts Payable - Capital Related     $    3,716  $    4,187  $      4,396  $    4,616  $     4,847
   Advanced Billings                      $   13,751  $   15,495  $     17,354  $   19,437  $    21,769
   Current Maturity of LT Debt            $    1,600  $   12,995  $     23,240  $  151,550  $       925
   Accrued Interest                       $    4,538  $    4,538  $      4,538  $    4,538  $     4,538
   Accrued Compensation                   $    5,063  $    4,866  $      5,449  $    6,104  $     6,836
   Accrued Liabilities                    $   20,143  $   20,345  $     22,786  $   25,521  $    28,583
                                          -------------------------------------------------------------
Total Current Liabilities                 $   87,821  $  104,967  $    126,361  $  264,879  $   125,480

Long-Term Debt                            $  190,836  $  177,841  $    154,602  $      925  $         0
                                          -------------------------------------------------------------

Total Liabilities and Credits             $  278,657  $  282,808  $    280,963  $  265,804  $   125,480

Stockholder's Equity
   Preferred Stock                        $   27,720  $   27,720  $     27,720  $   27,720  $    27,720
   Common Stock                           $      100  $      100  $        100  $      100  $       100
   Paid In Capital                        $  233,904  $  233,904  $    233,904  $  233,904  $   233,904
   Retained Earnings                      $  (13,116) $  (53,119) $    (50,546) $  (15,427) $    39,513
   Warrants Outstanding                   $    2,280  $    2,280  $      2,280  $    2,280  $     2,280
   Treasury Stock                         $        -  $        -  $          -  $        -  $         -
                                          -------------------------------------------------------------
Total Stockholder's Equity                $  250,888  $  210,885  $    213,458  $  248,577  $   303,517
                                          -------------------------------------------------------------
Total Liabs and Stockholders Equity       $  529,545  $  493,693  $    494,421  $  514,381  $   428,997
                                          =============================================================

                                    EXHIBIT D

                              Liquidation Analysis

I. SIGNIFICANT UNCERTAINTIES

In addition to the General Assumptions and the Notes to the Liquidation Analysis that are set forth below, there are significant areas of uncertainty that exist with respect to this Liquidation Analysis.

(1) The Liquidation Analysis assumes that the liquidation of the Debtor would commence and would be substantially complete within a nine-month period. The wind-down costs during the liquidation period have been estimated by the Debtor's management and any deviation from this assumed period could have a material impact on the wind-down costs, the amount of administrative claims, proceeds from asset sales, and the ultimate recovery to the creditors of the Debtor's Estates.

(2) In any liquidation there is a general risk of unanticipated events, which could have a significant impact on the projected cash receipts and disbursements. These events include changes in the general economic condition, changes in consumer preferences, obsolescence, changes in the market value of the Debtor's assets and problems with current and former employees.

In addition to the specific assumptions described in the footnotes to the table below, the following general assumptions were used in formulating the Liquidation Analysis.

II. GENERAL ASSUMPTIONS

(1) This Liquidation Analysis was prepared in accordance with section 1129(a)(7)(A)(ii) of the Bankruptcy Code to determine that the Plan of Reorganization is in the best interest of each holder of a claim or interest.

(2) The Liquidation Analysis is based upon a number of estimates and assumptions that, although developed and considered reasonable by management, are inherently subject to significant economic, business, governmental regulation, competitive uncertainties, and contingencies beyond the control of the Company or its management. The Liquidation Analysis is also based on assumptions with regard to liquidation decisions that are subject to change. Accordingly, there can be no assurance that the values reflected in this Liquidation Analysis would be realized if the Company were, in fact, to undergo such a liquidation and actual results could vary materially and adversely from those contained herein.

(3) The hypothetical chapter 7 liquidation analysis assumes the liquidation of the operating subsidiaries with proceeds used first to repay the subsidiaries' liabilities with any surplus being applied against the obligations of Holding. It is assumed that all operating assets would be disposed of through sale, liquidation and/or termination as appropriate.

(4) The Liquidation Analysis uses the Company's unaudited financial statements as of May 31, 2002, and other figures estimated by the Company's management.

(5) Nature and Timing of the Liquidation Process - Under section 704 of the Bankruptcy Code, a chapter 7 trustee must, among other duties, collect and convert the property of the debtor's estate to cash and close the estate as expeditiously as is compatible with the best interests of the parties in interest. Solely for purposes of preparing this Liquidation Analysis, it is assumed that the Debtor would voluntarily convert the pending chapter 11 case to a chapter 7 liquidation. The Company's assets would be sold during a nine-month period. Included in this period is a 90 day time allotment for notifying commercial dial tone customers of services terminations (certain dial tone telecommunications services are subject to regulatory requirements of termination notice). Management believes that it is unlikely that the actual sale periods would be shorter than those assumed, and there can be no assurance that the actual sale period would not be longer than assumed. It is likely that if the sale period was extended, sale proceeds would be diminished.

(6) Estimated Liquidation Proceeds - All telecommunications equipment and fiber is assumed to be sold in a straight liquidation to the highest bidder. The following list identifies factors considered by the Debtor in estimating the proceeds that might be received from the liquidation sales.

     .    The historical cost of the assets,
     .    Asset location and local market demand (particularly for fiber assets),
     .    Recently transacted telecommunications equipment sales,
     .    Managements' experience and expertise in asset resale values,
     .    Analysis of liabilities and obligations relating to particular assets,
     . Current industry trends including general availability of used telecommunications equipment,
     . The number of companies in the industry selling telecommunications equipment, and
     . The current technology being used in telecommunications equipment build outs.

(7) This Liquidation Analysis was prepared under two marketing assumptions:
First, an orderly sale value and secondly, a distress sale value. An orderly sale value assumes the assets are sold to a willing buyer by a willing seller. A distress sale value differs from the price at which assets would be sold to a willing buyer by a willing seller, assuming neither is under any compulsion to buy or sell, and assuming both are informed of the relevant facts.

(8) Certain Tax Matters - Management believes that it is unlikely that any taxable gains would be triggered through a liquidation of the Debtors' assets. However, if for some reason there were to be a taxable gain from the liquidation of the Debtors' assets, any realized gains would be reduced to zero by the Debtors' net operating loss carryforward.

(9) Additional Liabilities and Reserves - The Debtor believes that in addition to the expenses that would be incurred in a Chapter 11 reorganization, there would be certain actual and contingent liabilities and expenses for which provision would be required in a Chapter 7 liquidation before distributions could be made to creditors, including: (a) certain liabilities that are not dischargeable pursuant to the Bankruptcy Code; (b) Administrative Claims including damages from rejected post petition contracts, the fees of a trustee and of counsel and other professionals (including financial advisors and accountants), retention bonuses paid to employees required to effectuate the wind down process and other liabilities (including retirement, vacation pay, and other employee- related administrative costs and liabilities) that would be funded from continuing operations if the Debtor were reorganized as a going concern; and (c) certain administrative costs. Management believes that there is significant uncertainty as to the reliability of the Debtors' estimates of the amounts related to the foregoing that have been assumed in this Liquidation Analysis.

(10) Distributions: - Under a chapter 7 liquidation, all secured claims are required to be satisfied from the proceeds of the collateral securing such claims before any such proceeds would be distributed to any other creditors. The remaining proceeds of the Debtors, to the extent proceeds remain after satisfaction of all secured claims, would be allocated in the following priority: the proceeds would first be distributed to the Holders of Administrative Claims, then to Priority Claims and finally to the Unsecured Claims (giving effect, as necessary, to the subordination provisions in the subordinated notes). Based on the liquidation assumptions of the Debtor's management, the proceeds generated from the liquidation of the Debtors' assets would not likely be sufficient to fully pay Priority Claims and no proceeds would likely be available for Unsecured Claims.

(11) Conclusion - The Debtor believes that a chapter 7 liquidation of the Debtor would result in a substantial diminution in the value to be realized by the Holders of Unsecured Claims. The Holders of Unsecured Claims are expected to receive recoveries under the Plan in excess of that realized in a chapter 7 liquidation. Consequently, the Debtor believes that the Plan, which provides for the continuation of the Debtor's business, will provide a substantially greater ultimate return to Holders of Unsecured Claims than would a chapter 7 liquidation.

Notes to Liquidation Analysis:

Note A: Cash is assumed recoverable at 100% in both high and low liquidation scenarios.

Note B : The values of accounts receivable include customer and affiliate receivables and consider the aging of the current balances, the specific customer base and historical payment trends. The recovery percentages of Accounts Receivable ranged from approximately 81% to 66% of net outstanding balances. These balances were derived from weighing the different aging periods between 85% and 65% for an orderly liquidation and 70% and 50% for a forced liquidation. The liquidation value of Accounts Receivable was aggressive because the book balances, which was used as the basis for the calculations, were very highly reserved. Different percentages were applied to different aged book balances in formulating total Customer Accounts Receivable realization.

Note C: Materials and Supplies were valued at 25% and 15% of book balance. The majority of the items in this category are equipment used in service delivery, and would carry minimal value over initial cost.

Note D: Pre-payments were assigned a value of 20% and 10% for the high and low scenarios, respectively. These assets consisted mainly of prepaid maintenance agreements and insurances for which company management assumed a partial recovery.

Note E: Property, Plant & Equipment assets were divided in to a number of different classes, and high and low values were applied to reach the recovery value by class. The recovery values of telecommunications equipment considered the market demand and condition of the assets along with available software rights. The recovery percentages of fiber assets consider the condition and location of the fiber and the ability to transfer IRUs (Irrevocable Right of Use). Fiber assets were broken into Long-Haul and Metro-Area networks based on company management, and Long-Haul networks were valued lower than Metro-Area networks. The company may be unable to convey software rights with certain equipment upon liquidation of the assets. If this is the case, the recovery percentages may be overstated.

Note F: Investments were valued at 100% of value for high and low scenarios.

Note G: Goodwill and Other Long Term Assets were assumed to carry no value.

Note H: Wind Down operation costs were valued at different amounts based on the term of the wind down. Under the high scenario, nine months was assumed, which would allow the disposition of equipment in an orderly liquidation. The low scenario estimated a six month wind down under an assumed distressed sale environment.

Note I: Chapter 7 Trustee fees of $6.2 million and $4.2 million are estimated at 3.0% of the liquidated proceeds.

Note J: Attorney fees for the Trustee were estimated at 25% of the total Chapter 7 Trustee fees.

Note K: Liquidation Costs are estimated as 5% of the total realization for PP&E and Material and Supplies. These charges are the costs associated with liquidating the fixed assets of the company through auction or other means.

Note L: Secured Claims consist of the estimated balance of the senior secured credit facility at May 31, 2002 and the secured portion of the capital lease obligations. Capital Lease Obligations are made up of the GE Capital Lease and the Southern Company Capital Lease. The GE Capital Lease obligation is secured by assets which carry an estimated recovery value of 30%. Because of the low recovery value for the assets securing the capital lease, the capital lease obligation is only presented as secured to the extent of the estimated value of the assets securing the obligation. The balance of the obligation is considered an unsecured claim. Management considers the entire amount of $17.0 million of the Southern Company capital lease obligation to be secured.

Note M: Administrative claims range between $19.4 and $20.7 million based on the cost assumed for restructuring costs. Under the high scenario (which assumes a nine month wind down of operations), restructuring costs are assumed to be $9.0 million, while the low scenario (which assumes a six month wind down of operations) costs of restructuring are assumed at $7.7 million. Additional administrative claims would consist of accrued salaries, wages, and other compensation.

Note N: Management does not believe that the Debtor will have material priority unsecured claims.

Note O: General Unsecured Claims of the Operating Companies in the amount of $67.3 million consist of all pre-petition accounts payable, and the unsecured portion of the capital lease obligation as described in Note C.

Note P: Senior Subordinated Bondholder Claims of Holding in the amount of $415.0 million consist of all senior notes.

Note Q: Junior Subordinated Bondholder Claims of Holding consist of the 4.5% Convertible Subordinated Notes (due 2006) in the amount of $100.0 million.

Chapter 7 Liquidation Analysis for Interstate FiberNet, Inc & ITC/\DeltaCom Communications, Inc.
July 10, 2002

--------------------------------------------------------------------------------------------------------------------------
                                                     Based on
                                                    Book Value
                                            Notes     As of         Asset Realization         Liquidation Recoveries
                                                               --------------------------- -----------------------------
                                            Ref.    5/31/2002   Scenario I   Scenario II     Scenario I    Scenario II
                                           ------ ------------ ------------ -------------- -------------- --------------
Statement of Assets:
--------------------
   Cash & Cash Equivalents                    A         28,725      100%         100%              28,725         28,725
   Accounts Receivable                        B         58,739       81%          66%              47,677         38,866
   Materials and Supplies                     C          5,926       25%          15%               1,482            889
   Prepayments                                D          6,554       20%          10%               1,311            655

   Net Property Plant & Equipment             E        654,219       16%          13%             107,635         83,733

   Investments                                F            129      100%         100%                 129            129
   Goodwill                                   G         54,771        0%           0%                   -              -
   Other Long Term Assets                     G         13,684        0%           0%                   -              -

   Avoidance & Contingency Claims                            -        0%           0%                   -              -
                                                  ------------ ------------ -------------- -------------- --------------
Total Liquidated Proceeds                              822,747       23%          19%             186,958        152,998
                                                  ============                             -------------- --------------

Less: Wind Down Operating Costs               H                                                   (38,805)       (24,315)
                                                                                           -------------- --------------

Total Liquidated Proceeds Available to Pay Chapter 7 Administrative Claims                        148,153        128,683
                                                                                           ============== ==============

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                                                              Liquidation Recoveries
                                                                                           -----------------------------
Chapter 7 Administrative Claims - (S)326:                                                    Scenario I    Scenario II
-----------------------------------------                                                  -------------- --------------
   Trustee & Receiver Fees                    I                                                     5,609          4,590
   Counsel and Advisors to the Trustee        J                                                     1,402          1,147
   Estimated Liquidation Costs                K                                                     5,456          4,231
                                                                                           -------------- --------------
TOTAL CHAPTER 7 ADMINISTRATIVE CLAIMS                                                              12,467          9,969
Net Estimated Recovery - Chapter 7 Admin Claims                                                       100%           100%

                                                                                           -------------- --------------
Net Estimated Proceeds Available for Distribution after Chapter 7 Administrative Claims           135,686        118,714
                                                                                           ============== ==============

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                      Estimated     Realization Percentage      Liquidation Recoveries
                                                                  --------------------------- --------------------------
Secured Claims:                                        Balance     Scenario I    Scenario II   Scenario I   Scenario II
---------------                                     ------------  ------------  ------------- ------------ -------------
   Senior Secured Credit Facility             L          156,400      73%            64%           114,584       100,252
   Capital Lease Obligations (secured by
   equipment)                                 L           28,803      73%            64%            21,102        18,463
                                                    ------------  ------------  ------------- ------------ -------------
TOTAL SECURED CLAIMS                                     185,203                                   135,686       118,714
                                                    ============                              ============ =============

Net Estimated Proceeds Available for Distribution after Secured Claims                                   -             -

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                      Estimated     Realization Percentage      Liquidation Recoveries
                                                                  --------------------------- --------------------------
Administrative Claims:                                 Balance     Scenario I    Scenario II   Scenario I   Scenario II
----------------------                              ------------  ------------  ------------- ------------ -------------
   Post-Petition Taxes                        M            6,923       0%             0%                 -             -
   Post-Petition Accrued Salaries             M            3,202       0%             0%                 -             -
   Post-Petition Accrued Bonuses              M            1,534       0%             0%                 -             -
   Restructuring Professionals                M            9,000       0%             0%                 -             -
                                                    ------------  ------------  ------------- ------------ -------------
TOTAL ADMINISTRATIVE CLAIMS                               20,659                                         -             -
                                                    ============                              ============ =============

Balance Available for Distribution to Priority Creditors                                                 -             -

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                      Estimated     Realization Percentage      Liquidation Recoveries
                                                                  --------------------------- --------------------------
Priority Unsecured Claims:                             Balance     Scenario I    Scenario II   Scenario I   Scenario II
--------------------------                          ------------  ------------  ------------- ------------ -------------
   Pre-Petition (S)507 Claims                 N                -       0%             0%                 -             -
                                                               -       0%             0%                 -             -
                                                    ------------  ------------  ------------- ------------ -------------
TOTAL PRIORITY UNSECURED CLAIMS                                -                                         -             -
                                                    ============                              ============ =============

Balance Available for Distribution to Unsecured Creditors of Operating Companies                         -             -

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                      Estimated     Realization Percentage      Liquidation Recoveries
                                                                  --------------------------- --------------------------
General Unsecured Claims of Operating Companies:       Balance     Scenario I    Scenario II   Scenario I   Scenario II
------------------------------------------------    ------------  ------------  ------------- ------------ -------------
   Capital Lease Obligations                  O           29,992       0%             0%                 -             -
   Trade Payables                             O           37,386       0%             0%                 -             -
                                                    ------------  ------------  ------------- ------------ -------------
TOTAL UNSECURED CLAIMS OF OPERATING COMPANIES             67,378                                         -             -
                                                    ============                              ============ =============

Balance Available for Distribution to Subordinated Unsecured Claims of ITC/\DeltaCom, Inc.               -             -

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                      Estimated                0%
                                                                  --------------------------- --------------------------
Senior Subordinated Bondholder Claim of                Balance     Scenario I    Scenario II   Scenario I   Scenario II
ITC/\DeltaCom, Inc.:                                ------------  ------------  ------------- ------------ -------------
---------------------------------------
   11.0% Senior Notes due 2007                P          130,000       0%             0%                 -             -
   8.875% Senior Notes due 2008               P          160,000       0%             0%                 -             -
   9.75% Senior Notes due 2008                P          125,000       0%             0%                 -             -
                                                    ------------  ------------  ------------- ------------ -------------
TOTAL SENIOR SUBORDINATED BONDHOLDER CLAIM               415,000                                         -             -
                                                    ============                              ============ =============

Balance Available for Distribution to Subordinated Claims of Holding Company                             -             -

--------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------
                                                      Estimated           Scenario I            Liquidation Recoveries
                                                                  --------------------------- --------------------------
Junior Subordinated Bondholder Claim of                Balance     Scenario I    Scenario II   Scenario I   Scenario II
ITC/\DeltaCom, Inc.:                                ------------  ------------  ------------- ------------ -------------
---------------------------------------
   4.5% Convertible Sub. Notes due 2006       Q          100,000       0%             0%                 -             -
                                                    ------------  ------------  ------------- ------------ -------------
TOTAL JUNIOR SUBORDINATED BONDHOLDER CLAIM               100,000                                         -             -
                                                    ============                              ============ =============

Balance Available for Distribution to Equity Interests                                                   -             -

--------------------------------------------------------------------------------------------------------------------------

                                    EXHIBIT E

                         Historical Financial Statements

                   Index to Consolidated Financial Statements

Report of Independent Public Accountants .................................................................   F-2

Consolidated Balance Sheets--December 31, 2001 and 2000 ..................................................   F-3

Consolidated Statements of Operations for the Years Ended December 31, 2001, 2000 and 1999 ...............   F-5

Consolidated Statements of Stockholders' (Deficit) Equity for the Years Ended December 31, 2001, 2000
   and 1999 ..............................................................................................   F-6

Consolidated Statements of Cash Flows for the Years Ended December 31, 2001, 2000 and 1999 ...............   F-7

Notes to Consolidated Financial Statements ...............................................................   F-8

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


        To ITC/\DeltaCom, Inc.:

        We have audited the accompanying consolidated balance sheets of ITC/\DELTACOM, INC. (a Delaware corporation) AND SUBSIDIARIES as of December 31, 2001 and 2000, and the related consolidated statements of operations, stockholders' (deficit) equity, and cash flows for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements (pages F-3 - F-31) referred to above present fairly, in all material respects, the financial position of ITC/\DeltaCom, Inc. and subsidiaries as of December 31, 2001 and 2000 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States.

        The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses and negative cash flows from operations and has limited access to additional capital, which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts, or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

/S/ Arthur Andersen LLP

Atlanta, Georgia
February 15, 2002

                      ITC/\DELTACOM, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)

                                                                            December 31,
                                                                       ---------------------
                                                                         2001         2000
                                                                       --------   ----------
                                ASSETS

CURRENT ASSETS:
   Cash and cash equivalents ......................................    $ 41,043   $  141,140
   Restricted assets ..............................................           0        6,982
   Accounts receivable:
     Customer, net of allowance for uncollectible accounts of
        $5,689 and $3,003 in 2001 and 2000, respectively ..........      62,099       71,428
     Affiliates (Note 12) .........................................       4,889        6,638
   Inventory ......................................................       6,301        9,249
   Prepaid expenses ...............................................       4,193        5,359
                                                                       --------   ----------
        Total current assets ......................................     118,525      240,796
                                                                       --------   ----------
PROPERTY, PLANT AND EQUIPMENT, net (Note 3) .......................     691,037      680,021
                                                                       --------   ----------
OTHER LONG-TERM ASSETS:
   Intangible assets, net (Note 4) ................................      55,946      113,338
   Other long-term assets .........................................      12,824       14,371
                                                                       --------   ----------
        Total other long-term assets ..............................      68,770      127,709
                                                                       --------   ----------
        Total assets ..............................................    $878,332   $1,048,526
                                                                       ========   ==========

   The accompanying notes are an integral part of these consolidated balance sheets.

                      ITC/\DELTACOM, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)

                                                                                                 December 31,
                                                                                           ----------------------
                                                                                             2001          2000
                                                                                           ---------    ---------
                   LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
CURRENT LIABILITIES:
   Accounts payable:
     Trade ...........................................................................     $  38,779   $   40,813
     Construction ....................................................................         8,613       35,808
   Accrued interest ..................................................................         8,844       12,620
   Accrued compensation ..............................................................         6,554        7,026
   Unearned revenue (Note 10) ........................................................        35,851       44,339
   Other accrued liabilities .........................................................        19,914       12,998
   Current portion of long-term debt and capital lease obligations (Note 5) ..........         6,711        2,098
                                                                                           ---------   ----------
        Total current liabilities ....................................................       125,266      155,702
                                                                                           ---------   ----------
LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS (Note 5) ................................       717,163      711,771
                                                                                           ---------   ----------
CONVERTIBLE REDEEMABLE PREFERREDSTOCK (Note 7):
Par value $.01; 67,000 shares designated Series B-1 in 2001 and 0 shares designated Series B-1 in 2000; 30,673 and 0 shares issued and outstanding in 2001 and 2000, respectively; entitled to liquidation preference and
     redemption value of $1,000 per share, plus accrued and unpaid dividends .........        24,121            0
Par value $.01; 90,000 shares designated Series B-2 in 2001 and 0 shares designated Series B-2 in 2000; 40,000 and 0 shares issued and outstanding in 2001 and 2000, respectively; entitled to liquidation preference and
     redemption value of $1,000 per share, plus accrued and unpaid dividends .........        33,712            0
                                                                                           ---------   ----------
        Total convertible redeemable preferred stock .................................        57,833            0
                                                                                           ---------   ----------
COMMITMENTS AND CONTINGENCIES (Notes 1, 5 and 10)

STOCKHOLDERS' (DEFICIT) EQUITY:
  Preferred stock, $.01 par value; 5,000,000 shares authorized Series A
     Preferred Stock, $7.40 liquidation preference per share;
        1,480,771 shares issued and outstanding in 2001 and 2000 .....................            15           15
  Common stock, $.01 par value; 200,000,000 shares authorized; 62,364,768 and
     61,639,672 shares issued and outstanding in 2001 and 2000, respectively .........           624          616
  Additional paid-in capital .........................................................       356,839      355,627
  Warrants outstanding ...............................................................        11,441            0
  Accumulated deficit ................................................................      (390,849)    (175,205)
                                                                                           ---------   ----------
        Total stockholders' (deficit) equity .........................................        (21,93)     181,053
                                                                                           ---------   ----------
        Total liabilities and stockholders' (deficit) equity .........................     $ 878,332   $1,048,526
                                                                                           =========   ==========

    The accompanying notes are an integral part of these consolidated balance sheets.

                                ITC/\DELTACOM, INC. AND SUBSIDIARIES

                                CONSOLIDATED STATEMENTS OF OPERATIONS
                                (In thousands, except share data)

                                                                                Years ended December 31,
                                                                                ------------------------
                                                                              2001          2000        1999
                                                                             ------        ------      --------
OPERATING REVENUES ...............................................      $   415,339   $   363,648   $   244,844
COST OF SERVICES (exclusive of items shown separately below) .....          186,121       155,000       118,721
INVENTORY WRITE-DOWN .............................................            1,663             0             0
                                                                        -----------   -----------   -----------
GROSS MARGIN .....................................................          227,555       208,648       126,123
                                                                        -----------   -----------   -----------
OPERATING EXPENSES:
   Selling, operations, and administration .......................          188,712       151,050        96,854
   Depreciation and amortization .................................          118,938        86,519        53,810
   Special charges ...............................................           74,437             0             0
                                                                        -----------   -----------   -----------
     Total operating expenses ....................................          382,087       237,569       150,664
                                                                        -----------   -----------   -----------
OPERATING LOSS ...................................................         (154,532)      (28,921)      (24,541)
                                                                        -----------   -----------   -----------
OTHER INCOME (EXPENSE):
   Interest expense ..............................................          (58,833)      (55,482)      (45,293)
   Interest income ...............................................            2,066        14,763        14,195
   Other (expense) income ........................................             (632)         (426)          754
                                                                        -----------   -----------   -----------
     Total other expense, net ....................................          (57,399)      (41,145)      (30,344)
                                                                        -----------   -----------   -----------
LOSS BEFORE INCOME TAXES AND EXTRAORDINARY ITEM ..................         (211,931)      (70,066)      (54,885)
INCOME TAX EXPENSE (BENEFIT) .....................................                0          (512)           94
                                                                        -----------   -----------   -----------
LOSS BEFORE EXTRAORDINARY ITEM ...................................         (211,931)      (69,554)      (54,979)
EXTRAORDINARY ITEM--LOSS ON EARLY
   TERMINATION OF CREDIT FACILITY ................................                0        (1,321)            0
                                                                        -----------   -----------   -----------
NET LOSS .........................................................         (211,931)      (70,875)      (54,979)
PREFERRED STOCK DIVIDENDS AND ACCRETION ..........................           (3,713)            0             0
                                                                        -----------   -----------   -----------
NET LOSS APPLICABLE TO COMMON STOCKHOLDERS .......................      $  (215,644)  $   (70,875)  $   (54,979)
                                                                        ===========   ===========   ===========
BASIC AND DILUTED NET LOSS PER COMMON SHARE:
   Before extraordinary loss .....................................      $     (3.46)  $     (1.14)  $     (0.98)
   Extraordinary loss                                                          0.00         (0.02)         0.00
                                                                        -----------   -----------   -----------
   Net loss applicable to common stockholders ....................      $     (3.46)        (1.16)  $     (0.98)
                                                                        ===========   ===========   ===========
BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES OUTSTANDING .....      $62,292,085   $60,928,387   $56,370,269
                                                                        ===========   ===========   ===========


  The accompanying notes are an integral part of these consolidated statements.

                      ITC/\DELTACOM, INC. AND SUBSIDIARIES

            CONSOLIDATED STATEMENTS OF STOCKHOLDERS' (DEFICIT) EQUITY
                        (In thousands, except share data)


                                                     Preferred Stock          Common Stock        Additional
                                                    -----------------      -------------------     Paid-in
                                                    Shares     Amount      Shares       Amount     Capital
                                                    ------     ------      ------       ------     -------
BALANCE, December 31, 1998 ...................   1,480,771      $ 15    51,339,838      $ 513    $  167,023
   Sale of common stock, net of
     offering expenses of $5.9 million .......           0         0     6,037,500         60       120,869
   Issuance of common stock for AvData
     acquisition .............................           0         0       983,511         10        29,180
   Issuance of common stock for SciTel
     acquisition .............................           0         0        83,117          1         1,999
   Retirement of common shares ...............           0         0        (3,473)         0           (55)
   Deferred compensation .....................           0         0             0          0           145
   Exercise of common stock options ..........           0         0     1,116,282         11         2,721
     Net loss ................................           0         0             0          0             0
                                                 ---------      ----    ---------       -----    ----------
BALANCE, December 31, 1999 ...................   1,480,771        15    59,556,775        595       321,882
   Issuance of common stock under
     AvData earn-out provisions
     (Note 13) ...............................           0         0       123,757          1         4,282
   Issuance of common stock for Bay
     Data Acquisition ........................           0         0       837,942          8        26,209
   Deferred compensation .....................           0         0             0          0           145
   Exercise of common stock options ..........           0         0     1,121,198         12         3,109
     Net loss ................................           0         0             0          0             0
                                                 ---------      ----    ---------       -----    ----------
BALANCE, December 31, 2000 ...................   1,480,771        15    61,639,672        616       355,627
   Issuance of common stock under
     AvData earn-out provisions (Note 13) ....           0         0           121          0             0
   Retirement of common shares ...............           0         0       (22,629)         0          (175)
   Deferred compensation .....................           0         0             0          0           120
   Exercise of common stock options ..........           0         0       747,604          8         1,267
   Issuance of warrants for common stock
     (Note 7) ................................           0         0             0          0             0
   Accretion of differences between
     carrying value and redemption
     value of Series B preferred stock .......           0         0             0          0             0
   Stock dividends declared and accrued
     on Series B preferred stock .............           0         0             0          0             0
     Net loss ................................           0         0             0          0             0
                                                 ---------      ----    ----------      -----    ----------
BALANCE, December 31, 2001 ...................   1,480,771      $ 15    62,364,768      $ 624    $  356,839
                                                 =========      ====    ==========      =====    ==========

                                                                                    Total
                                                                               Stockholders'
                                                  Warrants     Accumulated        (Deficit)
                                                 Outstanding     Deficit           Equity
                                                 -----------   -----------     -------------
BALANCE, December 31, 1998 ...................     $     0     $  (49,351)      $  118,200
   Sale of common stock, net of
     offering expenses of $5.9 million .......           0              0          120,929
   Issuance of common stock for AvData
     acquisition .............................           0              0           29,190
   Issuance of common stock for SciTel
     acquisition .............................           0              0            2,000
   Retirement of common shares ...............           0              0              (55)
   Deferred compensation .....................           0              0              145
   Exercise of common stock options ..........           0              0            2,732
     Net loss ................................           0        (54,979)         (54,979)
                                                   -------     ----------       -----------
BALANCE, December 31, 1999 ...................           0       (104,330)         218,162
   Issuance of common stock under
     AvData earn-out provisions
     (Note 13) ...............................           0              0            4,283
   Issuance of common stock for Bay
     Data Acquisition ........................           0              0           26,217
   Deferred compensation .....................           0              0              145
   Exercise of common stock options ..........           0              0            3,121
     Net loss ................................           0        (70,875)         (70,875)
                                                   -------     ----------       ----------
BALANCE, December 31, 2000 ...................           0       (175,205)         181,053
   Issuance of common stock under
     AvData earn-out provisions (Note 13) ....           0              0                0
   Retirement of common shares ...............           0              0             (175)
   Deferred compensation .....................           0              0              120
   Exercise of common stock options ..........           0              0            1,275
   Issuance of warrants for common stock
     (Note 7) ................................      11,441              0           11,441
   Accretion of differences between
     carrying value and redemption
     value of Series B preferred stock .......           0         (1,392)          (1,392)
   Stock dividends declared and accrued
     on Series B preferred stock .............           0         (2,321)          (2,321)
     Net loss ................................           0       (211,931)        (211,931)
                                                   -------     ----------       ----------
BALANCE, December 31, 2001 ...................     $11,441     $ (390,849)      $  (21,930)
                                                   =======     ==========       ==========

  The accompanying notes are an integral part of these consolidated statements.

                      ITC/\DELTACOM, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                                             Years ended December 31,
                                                                              -----------------------------------------------------
                                                                                2001                  2000                  1999
                                                                              ---------             ---------             ---------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss ...............................................................   $(211,931)            $ (70,875)            $ (54,979)
                                                                              ---------             ---------             ---------
   Adjustments to reconcile net loss to net cash provided by
     operating activities (excluding the effects of
        acquisitions):
     Depreciation and amortization ........................................     118,938                86,519                53,810
     Amortization of bond issuance costs ..................................       2,341                 2,221                 2,112
     Special charges and other ............................................      77,301                     0                     0
     Deferred income taxes ................................................           0                  (512)                   94
     Extraordinary item--loss on early termination of credit
     facility .............................................................           0                 1,321                     0
     Changes in current operating assets and liabilities:
        Accounts receivable, net ..........................................       9,351               (26,127)              (12,725)
        Other current assets ..............................................       2,452                (3,321)               (3,322)
        Accounts payable ..................................................      (2,332)               18,270                 6,968
        Accrued interest ..................................................      (3,776)                4,339                   232
        Unearned revenue ..................................................      (7,659)               29,287                   985
        Accrued compensation and other accrued liabilities ................       4,791                 4,809                 1,491
                                                                              ---------             ---------             ---------
          Total adjustments ...............................................     201,407               116,806                49,645
                                                                              ---------             ---------             ---------
          Net cash (used in) provided by operating activities .............     (10,524)               45,931                (5,334)
                                                                              ---------             ---------             ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Capital expenditures ...................................................    (134,770)             (337,123)             (166,823)
   Change in accounts payable-construction ................................     (27,195)               27,292                 1,283
   Change in restricted assets, net .......................................       6,982                 6,741                13,294
   Payment for acquisitions, net of cash received (Note 13) ...............           0                (2,218)                2,881
   Other ..................................................................         185                   100                  (630)
                                                                              ---------             ---------             ---------
          Net cash used in investing activities ...........................    (154,798)             (305,208)             (149,995)
                                                                              ---------             ---------             ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Proceeds from $160 million senior secured credit facility,
     net of issuance costs ................................................           0               157,434                     0
   Cash from $160 million senior secured credit facility,
     restricted for capital expenditures ..................................           0                (6,982)                    0
   Proceeds from issuance of 4-1/2% Notes, net of issuance costs ..........           0                     0                96,954
   Repayment of other long-term debt and capital lease
     obligations ..........................................................      (2,368)               (1,535)               (1,102)
   Proceeds from issuance of common stock, net of offering
     expenses .............................................................           0                     0               120,929
   Proceeds from issuance of Series B preferred stock and
     common stock warrants, net of issuance costs .........................      67,208                     0                     0
   Proceeds from exercise of common stock options .........................       1,275                 3,121                 2,732
   Retirement of common shares ............................................        (175)                    0                   (55)
   Other ..................................................................        (715)                  (52)                  135
                                                                              ---------             ---------             ---------
     Net cash provided by financing activities ............................      65,225               151,986               219,593
                                                                              ---------             ---------             ---------
(DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS ..........................    (100,097)             (107,291)               64,264
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR ............................     141,140               248,431               184,167
                                                                              ---------             ---------             ---------
CASH AND CASH EQUIVALENTS AT END OF YEAR ..................................   $  41,043             $ 141,140             $ 248,431
                                                                              =========             =========             =========
SUPPLEMENTAL CASH FLOW DISCLOSURES:
   Cash paid for interest (net of amount capitalized) .....................   $  65,063             $  53,264             $  43,973
                                                                              =========             =========             =========
   Cash paid (refunds received) for income taxes, net .....................   $       3             $    (143)            $  (3,949)
                                                                              =========             =========             =========
NONCASH TRANSACTIONS:
   Network equipment and property rights acquired under
     capital lease obligations ............................................   $  12,751             $  38,496             $       0
                                                                              =========             =========             =========
   Preferred stock dividends and accretion ................................   $   3,713             $       0             $       0
                                                                              =========             =========             =========
     Acquisitions:
     Note payable and capital lease obligation assumed ....................   $       0             $       0             $      63
                                                                              =========             =========             =========
     Issuance of common stock .............................................   $       0             $  30,500             $  31,190
                                                                              =========             =========             =========

 The accompanying notes are an integral part of these consolidated statements.

                      ITC/\DELTACOM, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Nature of Business and Basis of Presentation

Nature of Business

       ITC/\DeltaCom, Inc. (together with its wholly-owned subsidiaries, "ITC/\DeltaCom" or the "Company") provides voice and data telecommunications services on a retail basis to businesses in the southern United States (referred to as "retail services") and regional telecommunications transmission services over its network on a wholesale basis to other telecommunications companies (referred to as "broadband transport services"). Retail services include local exchange services, long distance services, calling card and operator services, asynchronous transfer mode, frame relay, and high capacity broadband private line services, as well as Internet and Web page hosting services and customer premise equipment sales, installation and repair. In connection with these services, the Company owns, operates or manages an extensive fiber optic network, which extends throughout ten southern states.

       The Company also provides colocation and Web server hosting services integral to operating important business applications over the Internet through its e/\deltacom business. In addition, e/\deltacom provides a wide range of optional configurations and services, including cabinet, caged and suite space, metered power, network management, firewall management, disaster recovery and circuits from customer premises to the Company's network. As a result of its September 2001 restructuring (Note 9), beginning in 2002, the Company will no longer manage this segment separately and will begin reporting financial information for this segment with its retail services segment.

       The Company has experienced operating losses as a result of efforts to build its network infrastructure, hire personnel, develop its systems and expand into new markets. Assuming it obtains sufficient financing, the Company expects to continue to focus on increasing its customer base and expanding its network operations, although at a slower rate than in previous years. Accordingly, the Company expects that its cost of services will continue to increase and that its capital expenditures, although expected to decrease, will be significant. In addition, the Company may reduce some of its prices to respond to a changing competitive environment. These factors will have a negative impact on the Company's short-term operating results. Interstate FiberNet, Inc., a wholly-owned subsidiary of the Company, has a $160 million senior secured credit facility with Morgan Stanley Senior Funding, Inc., Bank of America, N.A. and other lenders (Note 5), and the Company has also raised funds from sales of senior notes, subordinated convertible notes, redeemable convertible preferred stock and common stock and is subject to operating and capital lease commitments (Notes 5, 7 and 8).

       In the opinion of management, the Company's existing sources of funds will not be sufficient to meet the operating and capital needs of the Company. If the Company is unable to obtain additional funds under its outstanding equity financing commitment (Note 7) or from other sources, or if it is unable to complete one of the potential restructuring alternatives described below, the Company estimates that its cash flows from operations and its other available sources of funds will be sufficient to enable it to conduct its business and to service its indebtedness only through August 2002.

       The Company is actively considering various alternatives to alleviate the significant constraints on its liquidity. The Company has engaged a financial adviser to assist it in its evaluation of potential alternatives. These alternatives include seeking to raise additional equity capital and/or pursuing an exchange offer whereby the Company would make an offer to holders of its outstanding public notes to exchange the notes for new debt or equity securities or a combination of cash and securities. There can be no assurance that the Company will successfully raise additional capital or that an exchange offer on terms acceptable to the Company can be implemented and accepted by its existing noteholders. To conserve cash while the Company seeks to complete one of these alternatives, the Company plans to further reduce its capital expenditures and operating expenses. These matters raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts, or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern.

Basis of Presentation

The accompanying consolidated financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States. All material intercompany accounts and transactions have been eliminated in consolidation.

2.     Summary of Significant Accounting Policies

Sources of Supplies

       The Company primarily uses two vendors for transmission equipment used in its network. However, if these vendors were unable to meet the Company's needs, management believes that the Company could obtain this equipment from other vendors on comparable terms and that its operating results would not be materially adversely affected.

Credit Risk and Significant Customers

       The Company's accounts receivable subject the Company to credit risk, as collateral is generally not required. The Company limits its risk of loss by billing some customers in advance for services and by terminating access on delinquent accounts. The large number of customers mitigates the concentration of credit risk. In 2001, 2000 and 1999, no customer represented more than 10% of the Company's consolidated operating revenues.

Regulation

       The Company is subject to certain regulations and requirements of the Federal Communications Commission and various state public service commissions.

Reclassifications

       Reclassifications have been made to amounts previously reported to conform to the current year presentation.

Accounting Estimates

       The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

       The Company considers all short-term highly liquid investments with an original maturity date of three months or less to be cash equivalents.

Inventory

       Inventory consists primarily of customer premise equipment held for resale and is valued at the lower of cost or market, using the first-in, first-out method.

Property, Plant and Equipment

       Property, plant and equipment are recorded at cost, except for assets determined to be impaired under the provisions of Statement of Financial Accounting Standards ("SFAS") No. 121. Depreciation begins when property, plant and equipment is placed in service. The cost of maintenance, repairs and replacement of minor items of property, plant and equipment is charged to selling, operations and administration expenses. Depreciation of property, plant and equipment is provided using the composite or straight-line method over the following estimated useful lives:

                                                                Years
                                                               --------
Buildings and towers ................................                40
Furniture, fixtures and office equipment ............           3 to 10
Vehicles ............................................                 5
   Fiber optic network ..............................          15 to 20
Transmission equipment and electronics ..............           5 to 10

       Applicable interest charges incurred during the construction of new facilities are capitalized as elements of cost and are depreciated over the assets' estimated useful lives. Interest capitalized during the years ended December 31, 2001, 2000 and 1999 was $4.8 million, $4.1 million and $1.1 million, respectively.

Intangible Assets

       Intangible assets include the excess of the purchase price of acquisitions over the fair value of identifiable net assets acquired as well as various other acquired intangibles. Intangible assets are amortized over the following estimated useful lives:

                                                                Years
                                                               --------
Goodwill ............................................          10 to 40
Trademark ...........................................                40
Customer base .......................................           5 to 12
Noncompete agreements ...............................            2 to 3

       See the discussion below under "Recent Accounting Pronouncements" regarding the adoption of SFAS No. 141, "Business Combinations," and No. 142, "Goodwill and Other Intangible Assets."

Restricted Assets

       At December 31, 2000, restricted assets include cash designated for capital expenditures. This cash represents the portion of the proceeds from the $160 million senior secured credit facility obtained in April 2000 (Note 5) required by the lenders to be used for capital expenditures.

Other Long-Term Assets

       Other long-term assets primarily consist of debt issuance costs that are amortized using the effective interest rate method over the lives of the related debt.

Long-Lived Assets

       The Company reviews its long-lived assets, such as property, plant and equipment and intangible assets, for impairment at each balance sheet date and whenever events or changes in circumstances indicate that the carrying amount of an asset should be assessed. Management evaluates the intangible assets related to each acquisition individually to determine whether an impairment has occurred. To determine if an impairment exists, the Company estimates the future undiscounted cash flows expected to result from the use of the asset being reviewed for impairment. If the sum of these expected future cash flows is less than the carrying amount of the asset, the Company recognizes an impairment loss in accordance with SFAS No. 121. The amount of the impairment recognized is determined by estimating the fair value of the assets and recording a loss for the excess of the carrying value over the fair value. Management believes its long-lived assets, after the impairment charges recorded in September 2001 (Note 9), in the accompanying balance sheets are appropriately valued. However, asset values in the industry segments in which the Company operates are subject to rapid change. There can be no assurance that future impairment charges will not be necessary due to changes in industry conditions, deterioration in the Company's operating results or alterations to the Company's business plan.

Unearned Revenue

      Unearned revenue includes the liability for advance billings to customers for use of the Company's fiber-optic network, recurring monthly charges for local and data services and estimated reciprocal compensation billings to BellSouth for 2002 (Note 10).

Unbilled Revenue

      ITC/\DeltaCom Communications, Inc., a wholly-owned subsidiary of the Company, records revenue for long-distance services provided, but not yet billed, to customers. Approximately $6.8 million, $8.0 million and $7.3 million in unbilled revenue is included in accounts receivable in the accompanying consolidated balance sheets at December 31, 2001, 2000 and 1999, respectively.

Income Taxes

      The Company utilizes the liability method of accounting for income taxes. Under the liability method, deferred taxes are determined based on the difference between the financial and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

Revenue Recognition

      Revenues from telecommunications and related services are recognized as services are provided and consist primarily of recurring charges for local, long distance, data and Internet services and for use of the Company's fiber-optic network. Revenues from sales of customer premise equipment, other equipment and software are recognized upon installation. These nonrecurring revenues as a percentage of total revenue were approximately 6% in 2001, 7% in 2000 and 5% in 1999.

      The Company generates recurring revenues from its offering of local exchange services, long distance services, data and Internet services, which includes Internet access, Web hosting and colocation services, and the sale of transmission capacity to other telecommunications carriers. Revenues from these sources, which generally consist of recurring monthly charges for such services, are recognized as services are provided. Advance billings or cash received in advance of services performed are recorded as deferred revenue.

      The Company generates nonrecurring revenues from the sale of telephone systems, other equipment, software and professional services. Revenues from these sources are recognized upon installation or as services are performed. Nonrecurring revenues, such as the sale of telephone systems, may be part of multiple element arrangements. The Company estimates the fair value of the separate elements and recognizes revenues for a delivered element only when the undelivered element is delivered.

      In accordance with the guidance provided in EITF 99-19, "Reporting Revenue Gross as Principal Versus Net as an Agent," the Company recognizes some revenue net as an agent and other revenue gross as a principal. For each revenue source, the Company has analyzed the features of the applicable arrangements and the presence or absence of indicators of net versus gross reporting in those arrangements.

      Under an agency agreement, the Company receives an equipment order from its customer and arranges for the delivery of the equipment to the customer and earns a margin. Revenue equal to the net margin is recognized when the equipment is delivered. Under this agreement, the Company recorded revenues of $3.2 million, $5.6 million and $0 for the years ended December 31, 2001, 2000 and 1999, respectively.

      The Company procures certain telecommunications services for other telecommunications carriers from, and administers contracts on their behalf with, major interexchange carriers. Revenue equal to the net margin earned under this arrangement is recognized as services are provided by the third-party carriers. For these services, the Company recorded revenues of $1.8 million, $847,000 and $1.2 million for the years ended December 31, 2001, 2000 and 1999, respectively.

      The Company sells customers broadband transport capacity on facilities owned by utilities under marketing and management agreements with the utilities. As compensation for these services, the Company receives a percentage of the gross revenue generated by the traffic of these customers on the facilities of the utilities. Revenue equal to this margin is recognized as services are provided. For these services, the Company recorded revenues of $11.3 million, $10.2 million and $8.4 million for the years ended December 31, 2001, 2000 and 1999, respectively.

Fair Value of Financial Instruments

      The carrying values of the Company's financial instruments, including cash and cash equivalents, accounts receivable and investments held-to-maturity, approximate their fair values as of December 31, 2001 and 2000, except for the outstanding notes (Note 5). Based on their quoted market prices, such notes have fair values at December 31, 2001 and 2000 as follows (in thousands):

                                                      2001          2001          2000           2000
                                                   Fair Value  Carrying Value  Fair Value   Carrying Value
                                                   ----------  --------------  ----------   --------------
Instrument
----------
11% Senior Notes due 2007 .......................  $  54,600      $ 130,000     $ 101,400     $ 130,000
8-7/8% Senior Notes due 2008 ....................     59,200        159,901       115,200       159,885
9-3/4% Senior Notes due 2008 ....................     46,250        125,000        93,750       125,000
4-1/2% Convertible Subordinated Notes due 2006 ..     23,750        100,000        44,125       100,000
                                                   ---------      ---------     ---------     ---------
   Totals .......................................  $ 183,800      $ 514,901     $ 354,475     $ 514,885
                                                   =========      =========     =========     =========

Advertising Costs

      The Company expenses all advertising costs as incurred.

Recent Accounting Pronouncements

      SFAS No. 133, "Accounting for Derivative Instruments and for Hedging Activities," establishes accounting and reporting standards that require every derivative instrument, including certain derivative instruments embedded in other contracts, to be recorded in the balance sheet as either an asset or a liability equal to the fair value of the derivative instrument. SFAS No. 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. The Company adopted SFAS No. 133, as amended, on January 1, 2001, with no material effect on its consolidated financial statements.

      In June 2001, the Financial Accounting Standards Board issued SFAS No. 141, "Business Combinations," and SFAS No. 142, "Goodwill and Other Intangible Assets." SFAS No. 141 prospectively prohibits the pooling of interests method of accounting for business combinations initiated after June 30, 2001. SFAS No. 142 requires companies to cease amortizing goodwill that existed at June 30, 2001. The amortization of existing goodwill will cease on December 31, 2001. Included in the accompanying consolidated statement of operations is amortization expense related to goodwill of approximately $5.1 million, $5.2 million and $2.5 million for the years ended December 31, 2001, 2000 and 1999, respectively. SFAS No. 142 also establishes a new method of testing goodwill for impairment on an annual basis or on an interim basis if an event occurs or circumstances change that would reduce the fair value of a reporting unit below its carrying value. In accordance with SFAS No. 142, the Company has six months after adoption of the statement to complete the first step of the transitional goodwill impairment test. Pursuant to the adoption of SFAS No. 142, the Company has established its reporting units based on its reporting structure in a reasonable and supportable manner. The Company expects to complete the transitional test within the six-month period and to report the results of that testing subsequent to its completion. Pursuant to the adoption of SFAS No. 142, the Company will annually test goodwill for impairment on the anniversary of the transitional goodwill impairment test.

     SFAS No. 143, "Accounting for Asset Retirement Obligations," was issued in June 2001. SFAS No. 143 applies to legal obligations associated with the retirement of certain tangible long-lived assets. This statement is effective for fiscal years beginning after June 15, 2002. Accordingly, the Company will adopt this statement on January 1, 2003. The Company believes the adoption of SFAS No. 143 will not have a material impact on its consolidated financial statements.

     SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," was issued in August 2001. It supersedes SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," and the accounting and reporting provisions of Accounting Principles Board Opinion No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions," for the disposal of a segment of a business. SFAS No. 144 also amended Accounting Research Bulletin No. 51, "Consolidated Financial Statements," to eliminate the exception to consolidation for a subsidiary for which control is likely to be temporary. SFAS No. 144 is effective for fiscal years beginning after December 15, 2001, and interim periods within those fiscal years. The Company adopted SFAS No. 144 on January 1, 2002, and the Company is currently evaluating the impact of this statement's adoption on its consolidated financial statements. The Company believes that its adoption of SFAS No. 144 will not have a material impact on its consolidated financial statements.

3.   Property, Plant and Equipment

     Balances of major classes of property, plant and equipment and the related accumulated depreciation as of December 31, 2001 and 2000 are as follows (in thousands):

                                                         2001           2000
                                                      ---------      ---------
Land ..............................................   $   6,744      $   5,375
Buildings and towers ..............................     127,412         84,525
Furniture, fixtures and office equipment ..........      63,460         49,298
Vehicles ..........................................       6,166          6,194
Fiber optic network ...............................     190,778        129,684
Transmission equipment and electronics ............     568,716        470,909
                                                      ---------      ---------
                                                        963,276        745,985
Less accumulated depreciation .....................    (295,746)      (183,443)
                                                      ---------      ---------
Net property, plant and equipment in service ......     667,530        562,542
Assets under construction .........................      23,507        117,479
                                                      ---------      ---------
Property, plant and equipment, net ................   $ 691,037      $ 680,021
                                                      =========      =========

     See Note 9 for a discussion related to the write-down of certain property, plant and equipment during the year ended December 31, 2001. Depreciation expense was $112.9 million, $80.2 million and $50.3 million for the years ended December 31, 2001, 2000 and 1999, respectively.

4.   Intangible Assets

     Intangible assets and the related accumulated amortization as of December 31, 2001 and 2000 are as follows (in thousands):

                                                       2001              2000
                                                    ---------         ---------
Goodwill ...................................        $  59,700         $ 115,188
Customer base ..............................            9,644            12,839
Noncompete agreements ......................              727               727
Trademark ..................................               40                40
Other ......................................              431               432
                                                    ---------         ---------
                                                       70,542           129,226
Less accumulated amortization ..............          (14,596)          (15,888)
                                                    ---------         ---------
Intangible assets, net .....................        $  55,946         $ 113,338
                                                    =========         =========

     See Note 13 for a discussion of intangible assets recorded in 2000 related to the acquisition of Bay Data Consultants, Inc. ("Bay Data") and for a discussion of intangible assets recorded in 1999 related to the acquisition of AvData Systems, Inc. ("AvData") and Scientific Telecommunications, Inc. ("SciTel"). See Note 9 for a discussion related to the write-down of certain intangible assets during the year ended December 31, 2001.

5.   Financing Obligations

Long-Term Debt

     Long-term debt at December 31, 2001 and 2000 consists of the following (in thousands):

                                                                2001      2000
                                                            --------- ---------
11% Senior Notes due 2007 ................................  $ 130,000 $ 130,000
8-7/8% Senior Notes due 2008, net of unamortized discount
   of $99 and $115 in 2001 and 2000, respectively ........    159,901   159,885
9-3/4% Senior Notes due 2008 .............................    125,000   125,000
4-1/2% Convertible Subordinated Notes due 2006 ...........    100,000   100,000
Senior Secured Credit Facility ...........................    157,200   159,200
                                                            --------- ---------
                                                              672,101   674,085
Less current maturities ..................................     (1,600)   (1,600)
                                                            --------- ---------
Long-term debt, net of current portion ...................  $ 670,501 $ 672,485
                                                            ========= =========

Maturities of long-term debt at December 31, 2001 are as
follows:
2002 .....................................................      1,600
2003 .....................................................      1,600
2004 .....................................................      1,600
2005 .....................................................      1,600
2006 .....................................................    138,600
Thereafter ...............................................    527,101
                                                            ---------
                                                            $ 672,101
                                                            =========

Lease Obligations

     The Company has entered into various operating and capital leases for facilities and equipment used in its operations. Aggregate future minimum rental commitments under noncancelable operating leases with original or remaining periods in excess of one year and maturities of capital lease obligations as of December 31, 2001 are as follows (in thousands):

                                                                    Operating      Capital
                                                                      Leases       Leases
                                                                    ---------     --------
     2002 ....................................................         13,281        9,709
     2003 ....................................................         12,547       14,884
     2004 ....................................................         10,223       14,791
     2005 ....................................................          8,075       14,728
     2006 ....................................................          6,852        3,401
     Thereafter ..............................................         16,379       13,765
                                                                    ---------     --------
                                                                    $  67,357       71,278
                                                                    =========
Less amounts representing interest ...........................                     (19,505)
                                                                                  --------
Present value of net minimum lease payments ..................                      51,773

Less current portion .........................................                      (5,111)
                                                                                  --------
Obligations under capital leases, net of current portion .....                    $ 46,662
                                                                                  ========

      Rental expense charged to operations for the years ended December 31, 2001, 2000 and 1999 was $15.7 million, $13.0 million and $10.0 million, respectively.

      The Company's assets under capital lease had a gross book value of $54.4 million and $42.0 million as of December 31, 2001 and 2000, respectively.

Notes Offerings

      On June 3, 1997, the Company completed the issuance of $200 million principal amount of 11% Senior Notes due 2007 (the "1997 Notes"). Interest on the 1997 Notes is payable semiannually on June 1 and December 1. On March 3, 1998, the Company completed the issuance of $160 million principal amount of 8-7/8% Senior Notes due 2008 at a price of 99.9% (the "March 1998 Notes") for an effective yield of 8.88%. Interest on the March 1998 Notes is payable semiannually on March 1 and September 1. On November 5, 1998, the Company completed the issuance of $125 million principal amount of 9-3/4% Senior Notes due 2008 (the "November 1998 Notes"). Interest on the November 1998 Notes is payable semiannually on May 15 and November 15. On May 12, 1999, the Company completed the issuance of $100 million principal amount of 4-1/2% Convertible Subordinated Notes due 2006 (the "1999 Notes"). Interest on the 1999 Notes is payable semiannually on May 15 and November 15.

      A portion of the proceeds from the 1997 Notes was held by a trustee as security for, and to fund, the first six interest payments on these notes. The sixth payment was made during 2000.

      On April 2, 1998, the Company used proceeds from its initial public offering of common stock to redeem $70 million principal amount of its 1997 Notes at a redemption price of 111% of the principal amount thereof, plus accrued and unpaid interest. In conjunction with this redemption, the Company recorded a pre-tax extraordinary loss of $10.6 million (approximately $8.4 million after tax), consisting of a $7.7 million redemption premium and a $2.9 million write-off of unamortized debt issuance costs.

      The 1997 Notes, the March 1998 Notes and the November 1998 Notes (collectively, the "Senior Notes") are general, unsubordinated and unsecured senior obligations of the Company. The Company's subsidiaries have no obligation to pay amounts due on the Senior Notes and do not guarantee the Senior Notes; therefore, the Senior Notes are effectively subordinated to all liabilities of the Company's subsidiaries, including trade payables. Any rights of the Company and its creditors, including holders of the Senior Notes, to participate in the assets of any subsidiary of the Company upon any liquidation or reorganization of any such subsidiary will be subject to the prior claims of that subsidiary's creditors. The Senior Notes are subject to negative covenants that, among other things, restrict the ability of the Company and its subsidiaries to incur additional indebtedness, pay dividends or make distributions.

      The 1999 Notes are unsecured general obligations of the Company and are convertible into common stock any time after August 10, 1999 at a conversion price of $26.67 per share, subject to adjustment in specified events. The

Company may redeem the 1999 Notes or make the 1999 Notes nonconvertible under specified circumstances before May 17, 2002.

Senior Secured Credit Facility

      In April 2000, the Company entered into two senior secured credit facilities, which are referred to collectively as the "senior secured credit facility," totaling $160 million with Morgan Stanley Senior Funding, Inc., Bank of America, N.A. and other lenders. The senior secured credit facility includes a $100 million Tranche 1 Term Loan B facility, or "Tranche 1," to be used to finance working capital, capital expenditures and other general corporate purposes, and a $60 million Tranche 2 Term Loan B facility, or "Tranche 2," to be used to finance the purchase of equipment. All amounts available under Tranche 1 and Tranche 2 were drawn by the Company at the closing of the senior secured credit facility. Tranche 1 is secured by substantially all of the Company's assets, except for the equipment purchased with proceeds from Tranche
2. The senior secured credit facility is senior to the $415 million principal amount of the Company's outstanding Senior Notes and $100 million principal amount of the Company's outstanding 1999 Notes. Interest per annum, as defined in the credit agreement, is payable on the senior secured credit facility at the option of the Company at 1.875% plus the Base Rate or 2.875% plus the Eurodollar Rate. The Base Rate at December 31, 2001 was 6.0% and the Eurodollar Rate at December 31, 2001 was 2.6%. The combined terms of repayment for the Tranche 1 and Tranche 2 advances are $400,000 quarterly from June 2000 through September 2006, $37.4 million in December 2006, $37.4 million in March 2007, $37.4 million in June 2007 and $37.4 million on the termination date as defined by the credit agreement. The termination date may be accelerated and any remaining balance on the advances will become immediately due in the event (i) the Company's 1999 Notes are not converted or refinanced in full on terms and conditions reasonably satisfactory to the lenders on or prior to April 15, 2006, in which event all outstanding balances will be due on April 15, 2006, or (ii) the Company's 1997 Notes are not refinanced in full on terms and conditions reasonably satisfactory to the lenders on or prior to April 15, 2007, in which event all outstanding balances will be due on April 15, 2007.

      The senior secured credit facility is subject to affirmative and negative covenants customarily found in similar secured financings, including restrictions on the Company's ability to incur additional indebtedness, pay dividends and make distributions.

      In connection with the completion of the senior secured credit facility, the Company terminated its $50 million credit facility with Bank of America, N.A, as administrative lender, and certain other lenders. In connection with the termination of the $50 million credit facility, the Company expensed $1.3 million of unamortized debt issuance costs, which is reflected in the accompanying consolidated statements of operations as an extraordinary loss on early termination of credit facility. No amounts were borrowed under the $50 million credit facility.

Interest Rate Swap Agreement

      Prior to 1997, the Company held a 36% ownership interest in, and was the managing partner of, Gulf States FiberNet ("Gulf States"), a Georgia general partnership. In connection with the acquisition of the remaining 64% interest in Gulf States in March 1997, the Company refinanced Gulf States' outstanding indebtedness of approximately $41.6 million with a bridge facility (the "Bridge Facility"). The Bridge Facility, which bore interest at LIBOR plus 2.25%, matured on July 25, 1997, the date the proceeds from the Company's offering of the 1997 Notes were released. The Company did not retire a forward-starting interest rate swap agreement (the "Swap"), which swapped the variable interest rate with a fixed rate of 8.25%, held by Gulf States in connection with this refinancing. At December 31, 2001, the Swap had a notional amount of approximately $14.8 million. At December 31, 2001, the Company would have been required to pay approximately $785,000 to terminate the Swap. The Company made payments totaling approximately $622,000, $404,000 and $851,000 during 2001, 2000 and 1999, respectively, in connection with the Swap, which are included in other (expense) income in the accompanying consolidated statements of operations. The Swap expires in December 2002.

      Upon receipt of the proceeds from the March 1998 Notes, the Company ceased accounting for the Swap as a hedge of an anticipated transaction and began accounting for the Swap as a trading security. The Swap is marked to market at each balance sheet date and the related (loss) gain is included in other (expense) income. For the years ended December 31, 2001, 2000 and 1999, the Company recorded other (expense) income in the accompanying consolidated statements of income of approximately $(632,000), $(426,000) and $754,000, respectively, related to the Swap. Because the Company has recorded this derivative on the balance sheet at fair value and recorded the changes in fair value as earnings, adoption of SFAS No. 133 had no effect on the Company's accounting for the Swap.

Leases

     In August 2000, the Company amended an agreement with a significant provider of rights-of-way to replace future variable payments with specified future fixed payments annually through 2020 and to modify certain rights under the agreement. The present value of the future payments (consisting of annual payments of $750,000 through 2015 and annual payments of $500,000 through 2020) is included in the accompanying consolidated balance sheets as a capital lease obligation in the amount of approximately $10.0 million. In the event of a change in control of the Company, as defined in the amended agreement, the future annual payment obligations of the Company will terminate and the Company will be required to pay any remaining present value of the $750,000 annual payment obligation and a one-time payment ranging from $12 million in 2002 to $20 million in 2005 and thereafter during the term of the agreement. Upon expiration in 2020, this agreement is renewable for up to two ten-year terms.

     In December 2000, the Company obtained a $40 million capital lease facility with NTFC Capital Corporation. The facility will be used to finance equipment for expansion of the Company's network. The initial funding of this facility, which occurred in December 2000, was for approximately $28.5 million. Each funding under the facility has a five-year term. The Company funded an additional $10.5 million of equipment in 2001 under this facility.

     The Company is subject to restrictions under the indentures pursuant to which the Company issued the Senior Notes, under the senior secured credit facility and under the $40 million capital lease facility. These restrictions affect and, in some cases, significantly limit or prohibit, among other things, the Company's ability to incur additional indebtedness. In order to incur additional indebtedness under the foregoing agreements, the Company must meet minimum specified leverage and interest coverage ratios based on its operating cash flow. As of February 28, 2002, the Company had not met, and the Company does not expect that it will be able to meet in the foreseeable future, the measurement criteria under these ratios that would allow the Company to incur additional indebtedness.

6.   Income Taxes

     Details of the income tax (benefit) expense for the years ended December 31, 2001, 2000 and 1999 are as follows (in thousands):

                                                 2001        2000       1999
                                              ---------   ---------   ---------
Current:
   Federal ...............................    $       0   $       0   $       0
   State .................................            0           0           0
                                              ---------   ---------   ---------
        Total current ....................            0           0           0
                                              ---------   ---------   ---------
Deferred:
   Federal ...............................      (51,428)    (24,335)    (20,125)
   State .................................       (6,050)     (2,352)     (2,273)
Increase in valuation allowance ..........       57,478      26,175      22,492
                                              ---------   ---------   ---------
     Total deferred ......................            0        (512)         94
                                              ---------   ---------   ---------
     Total (benefit) expense .............    $       0   $    (512)  $      94
                                              =========   =========   =========

     The tax effects of temporary differences between the carrying amounts of assets and liabilities in the consolidated financial statements and their respective tax bases, which give rise to deferred tax assets and liabilities, as of December 31, 2001 and 2000 are as follows (in thousands):

                                                            2001           2000
                                                          ---------     ---------
Deferred tax assets:
   Net operating loss carryforwards ................      $ 150,484     $  91,346
   Alternative minimum tax credit carryforward .....            350           350
   Interest rate swap ..............................            855           710
   Other ...........................................          2,216         2,100
                                                          ---------     ---------
                                                            153,905        94,506
                                                          ---------     ---------
Deferred tax liabilities:
   Property ........................................        (38,690)      (36,782)
   Other ...........................................           (375)         (362)
                                                          ---------     ---------
                                                            (39,065)      (37,144)
                                                          ---------     ---------
Net deferred tax assets ............................        114,840        57,362
Valuation allowance ................................       (114,840)      (57,362)
                                                          ---------     ---------
Net deferred tax liabilities .......................      $       0     $       0
                                                          =========     =========

      At December 31, 2001, the Company had federal and state net operating loss carryforwards of approximately $388.0 million and $432.9 million, respectively. The carryforwards expire primarily in the years 2018 through 2021. Because the Company is unable to conclude that it is more likely than not that it will be able to realize the benefit of its deferred tax assets, it has provided a 100% valuation allowance against the net amount of such assets at December 31, 2001. The Company realized the benefit of non-qualified stock compensation expense for tax purposes in excess of stock compensation expense for book purposes of approximately $2.3 million, $9.0 million and $2.7 million for the years ended December 31, 2001, 2000 and 1999, respectively. These amounts have been credited directly against additional paid-in capital, net of a full valuation allowance.

      Section 382 of the Internal Revenue Code of 1986, as amended, limits the utilization of net operating loss carryforwards when there are changes in ownership greater than 50%, as defined under the Internal Revenue Code. If such a change occurs, the timing of the Company's utilization of its U.S. net operating loss carryforwards could be affected.

      A reconciliation of the federal statutory income tax rate to the effective income tax rate for the periods presented is as follows:

                                                       2001      2000     1999
                                                       ----      ----     ----
Federal statutory rate ...........................     (34)%     (34)%     (34)%
State income taxes, net of federal benefit .......      (4)       (3)       (4)
Permanent differences ............................      11        (1)       (3)
Increase in valuation allowance ..................      27        37        41
                                                       ---       ---       ---
Effective income tax rate ........................       0%       (1)%       0%
                                                       ===       ===       ===

7.    Convertible Redeemable Preferred Stock

      In 2001, the Company secured a commitment for $150 million in equity financing in an investment agreement with ITC Holding Company, Inc. ("ITC Holding Company"). ITC Holding Company subsequently assigned an aggregate of $50 million of the purchase commitment to two other investors. The purchase commitments expire on June 20, 2002. The investment agreement provides for the issuance and sale by the Company of up to $150 million of multiple series of its Series B cumulative convertible preferred stock (the "Series B preferred stock") and related common stock purchase warrants. The Company completed the sale of $30 million of the first series of the Series B preferred stock in June 2001 and the sale of $40 million of the second series of Series B preferred stock in September 2001. The investment agreement provides for funding at the Company's option at future multiple closings in increments of a minimum of $10 million and a maximum of $30 million. The Company's right to sell securities under the investment agreement is subject to specified closing conditions, including the condition that, immediately after each closing, no purchaser of the Series B preferred stock (with specified exceptions), together with all other members, if any, of the same group for federal securities law purposes, will beneficially own more than 30% of the total voting power of the

Company's voting securities, as calculated under change of control provisions in the Company's debt agreements. The Company is assessing the conditions to funding under the investment agreement to determine whether it would be able to obtain additional funds from this source. As a result of those conditions, the Company cannot provide any assurance that it will be able to obtain additional funds under the investment agreement in an amount that would provide it with significant liquidity.

      Each issue of the Series B preferred stock will have a stated purchase price of $1,000 per share and accrue an 8% annual dividend payable quarterly, when and if declared by the Company's Board of Directors, in shares of Series B preferred stock or cash, at the Company's option. The Series B preferred stock will be redeemable at the Company's option beginning five years after the issue date and will be subject to mandatory redemption ten years after the issue date. The Series B preferred stock will have a liquidation preference equal to the greater of $1,000 per share plus accumulated and unpaid dividends or the amount that would have been received with respect to the shares of common stock issuable upon conversion of the shares of Series B preferred stock if such shares had been converted immediately before the event of dissolution, liquidation or winding-up. Holders of the Series B preferred stock will have special voting rights and powers, which will include the right to vote the Series B preferred stock on an as-converted basis subject to certain limitations and the exclusive right to elect two members to the Company's board of directors under specified circumstances. The Series B preferred stock will be convertible into common stock at any time at a conversion price initially equal to an average price per share of common stock over a specified pricing period, plus a 15% premium, but not to exceed $5.70. The conversion price will be subject to antidilution adjustments and other adjustments in specified circumstances. The Company also will be obligated to issue common stock purchase warrants at the closing of each funding for no additional consideration. Each issue of warrants will have an aggregate exercise price that is equal to 30% of the aggregate purchase price of the Series B preferred stock issued at such closing. The initial warrant exercise price per share of common stock will be the same as the initial conversion price of the Series B preferred stock with which such warrants are issued and will be subject to substantially similar adjustment provisions.

      On June 20, 2001, the Company issued 30,000 shares of Series B-1 Cumulative Convertible Preferred Stock (the "Series B-1 preferred stock") with a redemption value of $30 million, yielding proceeds, net of issuance costs, to the Company of approximately $27.4 million. The Series B-1 preferred stock is convertible into common stock at any time at an initial conversion price of $5.70 per share of common stock. The difference between the redemption value and recorded value of the Series B-1 preferred stock recorded in the financial statements is being accreted over a five-year period from the date of issuance. In connection with the issuance of the Series B-1 preferred stock, the Company issued warrants to purchase an aggregate of 1,578,948 shares of common stock at an initial exercise price of $5.70 per share. The warrants have an aggregate exercise price of $9 million. The warrants will be exercisable for common stock at any time for a period of ten years from the date of issuance. The Company estimated the fair value of the Series B-1 preferred stock and the warrants in accordance with EITF 00-27. The total fair value of the warrants issued was computed as approximately $4.9 million, which was allocated from the original purchase price of the Series B-1 preferred stock as warrants outstanding. The Company computed the value of the warrants using the Black-Scholes option pricing model.

      The Series B-1 preferred stock earned $1.3 million of dividends during 2001, of which the Company paid the $673,000 which became due and payable in October 2001 through the issuance of 673 additional shares of Series B-1 preferred stock.

      On September 5, 2001, the Company issued 40,000 shares of Series B-2 Cumulative Convertible Preferred Stock (the "Series B-2 preferred stock") with a redemption value of $40 million, yielding proceeds, net of issuance costs, to the Company of approximately $39.8 million. The Series B-2 preferred stock is convertible into common stock at any time at an initial conversion price of $2.56 per share of common stock. The difference between the redemption value and recorded value of the Series B-2 preferred stock recorded in the financial statements is being accreted over a five-year period from the date of issuance. In connection with the issuance of the Series B-2 preferred stock, the Company issued warrants to purchase an aggregate of 4,687,500 shares of common stock at an initial exercise price of $2.56 per share. The warrants have an aggregate exercise price of $12 million. The warrants will be exercisable for common stock at any time for a period of ten years from the date of issuance. The Company estimated the fair value of the Series B-2 preferred stock and the warrants in accordance with EITF 00-27. The total fair value of the warrants issued was computed as approximately $6.5 million, which was allocated from the original purchase price of the Series B-2 preferred stock as warrants outstanding. The Company computed the value of the warrants using the Black-Scholes option pricing model.

      The Series B-2 preferred stock accrued $1.0 million of dividends during 2001, none of which became due and payable in 2001.

8.    Other Equity Interests

Series A Preferred Stock

      The Company has 1,480,771 shares of Series A Convertible Preferred Stock (the "Series A preferred stock") outstanding. Holders of the Series A preferred stock are entitled to receive dividends, when and if declared by the Company's Board of Directors, in an amount equal to the dividends payable on the number of shares of common stock into which the Series A preferred stock is convertible. Each share of the Series A preferred stock is convertible at the option of the holders thereof into two shares of common stock on any date after March 14, 2002. The Series A preferred stock is not subject to mandatory or optional redemption. Holders of the Series A preferred stock have no voting rights other than the right to approve an increase in the authorized or issued amount of the Series A preferred stock, the issuance of any class of stock ranking senior to the Series A preferred stock as to dividends or rights on liquidation, or changes to the Company's certificate of incorporation adversely affecting the Series A preferred stock. The Series A preferred stock ranks senior to the Company's common stock and equally with the Series B preferred stock as to rights on liquidation. The Series A preferred stock has a liquidation preference equal to $7.40 per share plus declared and unpaid dividends.

Employee Stock Option Plan

      All employees of the Company are eligible to receive stock options under the ITC/\DeltaCom, Inc. 1997 Stock Option Plan, as amended (the "Stock Option Plan"), which was adopted by the Company on March 24, 1997. In June 2001, the Company's stockholders approved an increase in the number of shares of common stock authorized for issuance under the Stock Option Plan from 9,815,000 to 13,815,000 (subject to antidilution adjustments in the event of a stock split, recapitalization or similar transaction). The Stock Option Plan provides for the grant of options that are intended to qualify as "incentive stock options" under
Section 422 of the Internal Revenue Code to employees of the Company, as well as the grant of non-qualifying options to any other individual whose participation in the Stock Option Plan is determined to be in the best interests of the Company. The exercise price per share of common stock of incentive stock options granted under the Stock Option Plan may not be less than 100% of the fair market value of the common stock on the date of grant of the option (or 110% in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding common stock). The option exercise price for non-incentive stock options granted under the Stock Option Plan may not be less than the par value of the common stock on the date of grant of the option. The maximum option term is 10 years (or five years in the case of an incentive stock option granted to an optionee beneficially owning more than 10% of the outstanding common stock). Options granted under the Stock Option Plan generally become exercisable with respect to 50% of the shares subject to the options on the second anniversary of the date of grant and with respect to 25% of the shares subject to the options on each of the third and fourth anniversaries of the date of grant.

      On December 12, 2000, the Company offered to exchange for new options those options outstanding under the Stock Option Plan that had an exercise price of $18.00 or more and were held by option holders who had not received options after September 30, 2000. The offer expired on January 12, 2001 and the Company accepted for exchange options to purchase 2,084,983 shares of the common stock. On January 12, 2001, the Company cancelled all of the options that it had accepted for exchange. On July 13, 2001, the Company issued new options to purchase 1,900,071 shares of common stock to employees who had tendered options in the exchange. The options issued on July 13, 2001 were issued with an exercise price of $3.60 per share. The Company is accounting for the options granted in July 2001 as a fixed plan stock option grant to employees under APB No. 25 and FIN 44. No compensation expense was recorded, as the exercise price of the new options was equal to the fair market value of the Company's common stock at the date of grant.

Director Stock Option Plan

      On March 24, 1997, the Company adopted and its stockholders approved the ITC/\DeltaCom, Inc. Director Stock Option Plan (the "Director Plan"). The Director Plan provides for the "formula" grant of options that are not intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code to directors of the Company who are not officers or employees of the Company (each an "Eligible Director"). The Director Plan authorizes the issuance of up to 481,500 shares of common stock pursuant to options granted under the Director Plan (subject to antidilution adjustments in the event of a stock split, recapitalization or similar transaction). The option exercise price for options granted under the Director Plan will be at least 100% of the fair market value of the shares of common stock on the date of grant of the option. Each Eligible Director will be granted an option to purchase 32,100 shares of common stock upon such person's initial election or appointment to serve as a director. Options granted will become exercisable with respect to 50% of the shares subject to the options on the second anniversary of the date of grant and with respect to 25% of the shares subject to the options on each of the third and fourth anniversaries of the date of grant. The options will expire ten years and 30 days after the date of grant.

Assumed ITC Holding Company Plans

      The Company assumed the ITC Holding Company, Inc. Amended and Restated Stock Option Plan and the ITC Holding Company, Inc. NonEmployee Director Stock Option Plan (the "Assumed Plans") in connection with the merger of ITC Holding Company and the Company in October 1997 for purposes of administering options under the Assumed Plans which were outstanding as of the merger date. Options to purchase shares of ITC Holding common stock that were outstanding under the Assumed Plans prior to the merger were converted in the merger into options to purchase shares of the Company's common stock and the common stock of another entity, subject in each case to adjustment of the exercise prices and the number of shares based on the exchange ratio for the merger. At December 31, 2001, options to purchase 2,945,522 shares of the Company's common stock were outstanding under the Assumed Plans.

Statement of Financial Accounting Standards (SFAS) No. 123

      The Company accounts for its stock based compensation plans under APB No. 25, under which no compensation cost is recognized for options granted with a per share exercise price equal to the fair market value of the Company's common stock at the grant date. The Company has computed, for pro forma disclosure purposes, the value of all options to purchase shares of common stock granted to employees of the Company using the Black-Scholes option pricing model and the following weighted average assumptions:

                                           2001         2000          1999
                                        ----------   -----------   -----------
Risk-free interest rate ..............        4.38%         6.20%         5.79%
Expected dividend yield ..............           0%            0%            0%
Expected lives .......................  Five years   Seven years   Seven years
Expected volatility ..................       97.72%       190.90%        79.17%

      The weighted average fair value of options granted under the Stock Option Plan and the Director Plan in 2001, 2000 and 1999 was $2.96, $23.16 and $19.19 per share, respectively. The total fair value of options for common stock granted to employees of the Company during 2001, 2000 and 1999 was computed as approximately $5.2 million, $81.9 million and $35.4 million, respectively, which would be amortized on a pro forma basis over the four-year vesting period of the options. If the Company had accounted for these plans in accordance with SFAS No. 123, "Accounting for Stock Based Compensation," the Company's net loss for the years ended December 31, 2001, 2000 and 1999 would have increased as follows:

   Net loss (in thousands)                              2001         2000         1999
   -----------------------                           ----------   ----------   ----------
As reported .......................................  $ (215,644)  $  (70,875)  $  (54,979)
Pro forma .........................................  $ (219,032)  $ (100,871)  $  (69,301)

Basic and diluted net loss per share
------------------------------------
As reported .......................................  $    (3.46)  $    (1.16)  $    (0.98)
Pro forma .........................................  $    (3.52)  $    (1.66)  $    (1.23)

      A summary of the status of options under the Stock Option Plan, the Director Plan and the Assumed Plans as of December 31, 2001, 2000 and 1999 and for the years then ended is as follows:

                                                                       Weighted Average
                                                                        Exercise Price
                                                          Shares          Per Option
                                                       -----------     ----------------
Outstanding at December 31, 1998 ..............          9,541,654             4.28
   Granted ....................................          2,014,750            25.42
   Exercised ..................................         (1,116,282)            2.45
   Forfeited ..................................           (565,109)           13.33
                                                       -----------
Outstanding at December 31, 1999 ..............          9,875,013             8.28
   Granted ....................................          3,884,516            23.79
   Exercised ..................................         (1,121,190)            2.78
   Forfeited ..................................         (1,028,021)           20.13
                                                       -----------
Outstanding at December 31, 2000 ..............         11,610,318            12.81
   Granted ....................................          5,750,022             4.28
   Exercised ..................................           (747,971)            1.70
   Forfeited ..................................         (3,577,725)           22.56
                                                       -----------
Outstanding at December 31, 2001 ..............         13,034,644             7.02
                                                       ===========

      The following table sets forth the exercise price range, number of shares, weighted average exercise price and remaining contractual lives by groups of similar price and grant date:

                         Outstanding        Weighted Average                             Exercisable
   Range of                 as of              Remaining           Weighted Average         as of          Weighted Average
Exercise Prices         Dec. 31, 2001       Contractual Life        Exercise Price      Dec. 31, 2001       Exercise Price
---------------         -------------       ----------------        --------------      -------------       --------------
$ 0.16 - $ 0.93              2,704               1.5                   $  0.82              2,704              $  0.82
$ 0.97 - $ 1.93          1,172,746               4.0                      1.34            841,586                 1.45
$ 2.16 - $ 3.03          3,027,088               4.8                      2.38          3,027,088                 2.38
$ 3.31 - $ 4.44          5,089,617               8.2                      3.61          1,043,708                 3.87
$ 5.45 - $ 6.38            215,286               8.1                      5.68             51,600                 6.35
$ 6.75 - $ 9.00          1,271,801               7.8                      8.41            143,461                 8.65
$ 9.78 - $14.75            386,773               6.3                     13.32            271,923                13.26
$16.12 - $22.88            737,572               7.3                     18.73            309,016                19.06
$23.90 - $28.25            351,067               7.8                     26.21             95,199                24.29
$29.12 - $32.94            779,990               7.7                     31.08            192,436                29.50

      At December 31, 2001, options to purchase 5,978,721 shares of the Company's common stock with a weighted average exercise price of $5.27 per share were exercisable by employees of the Company. At December

31, 2000, options to purchase 4,793,243 shares of the Company's common stock with a weighted average exercise price of $3.57 per share were exercisable by employees of the Company. At December 31, 1999, options to purchase 4,133,109 shares of the Company's common stock with a weighted average exercise price of $2.25 per share were exercisable by employees of the Company.

9.    Restructuring and Special Charges

      In September 2001, the Company announced changes to its business plan and other actions intended to reduce its operating expenses through a 20% reduction in its workforce and to reduce non-personnel operating expenses and planned capital expenditures. As a result of this restructuring, the Company in September 2001 recorded $4.8 million in restructuring costs, which are included as components of selling, operations and administration expenses. Restructuring charges include the Company's estimate of employee severance and related costs for employees terminated as a result of the revised business plan. The restructuring charges also include estimates of office space lease commitments where the Company closed offices, net of any sublease rentals, and other exit costs. In connection with the restructuring, the Company closed an administrative office, retail services offices and an e/\deltacom office. Restructuring costs were accrued in accordance with EITF 94-3. The Company terminated some employees in each department and did not specifically identify the termination of an entire function or department.

      The Company recorded impairment charges of $74.4 million in accordance with SFAS No. 121 related to net book value of property and equipment removed from service less expected salvage totaling $1.8 million, $21.2 million of impaired assets relating to the e/\deltacom data center, and $51.4 million of intangible assets consisting of goodwill and customer lists related to e/\deltacom, the AvData network solutions business and IT Group Communications. These impairment charges are recorded as special charges in the accompanying statements of operations.

      The impairment of property and equipment removed from service relates to assets that the Company no longer plans to use as a result of its restructuring. Based on market conditions and operating results of e/\deltacom, the Company tested its e/\deltacom assets for impairment. The Company determined that an impairment existed and wrote the related assets down to estimated fair value. The Company expensed goodwill of $23.9 million related to e/\deltacom and $21 million of e/\deltacom property and equipment. Fair value was determined based on estimates of market values for comparable properties. In the opinion of management, the e/\deltacom assets are appropriately valued at December 31, 2001. However, management continues to evaluate strategic alternatives for this business segment, and additional impairment charges may be necessary based on the results of these evaluations or future changes in market conditions.

      Based on the Company's forecast for its AvData network solutions business and the expected operating results from customers acquired in the acquisition of IT Group Communications in 1998, the Company tested the related assets for impairment. The Company determined that an impairment existed and expensed $24.4 million of goodwill and $1.6 million of customer base assets related to the AvData network solutions business and $1.6 million of customer base assets related to former customers of IT Group Communications. These charges are reflected in the table below under "Retail Services."

      In September 2001, the Company also recorded a total of $2.9 million of other special charges, including a $1.7 million write-down of its retail services inventory of telephone systems and related equipment as a result of a decline in demand for those systems. These charges are included as a component of cost of services. The Company also recorded additional bad debt expense of $1.2 million, which is included in selling, operations and administration expenses. Of this amount, $809,000 was associated with disputed access charge revenues billed to interexchange carriers by the retail services segment and $392,000 was associated with a discontinued service in the e/\deltacom business.

      The following table summarizes restructuring and special charges the Company recorded in connection with the September 2001 restructuring (in thousands):

                                                    Broadband
                                                    Transport
                                                    Services    Retail Services    e/\deltacom     Total
                                                    ----------------------------------------------------
Cost of services:
   Inventory writedown ........................     $    --         $ 1,663          $    --     $ 1,663
Selling, general and administration:
   Restructuring charges:
     Employee severance .......................         120           2,048            1,638       3,806
     Office space leases ......................          --           1,114               88       1,202
     Other exit costs .........................          --              54               --          54
   Bad debts ..................................          --             809              392       1,201
Special charges:
   Impaired property and equipment ............          55           1,793           21,174      23,022
   Impaired goodwill and other
intangible assets .............................          --          27,565           23,850      51,415
                                                    -------         -------          -------     -------
Total .........................................     $   175         $35,046          $47,142     $82,363
                                                    =======         =======          =======     =======

       The following table reflects activity associated with accrued restructuring costs which are recorded in accrued liabilities for the year ended December 31, 2001 (in thousands):

                                                 Write-offs/      Balance at
                                    Accruals      Payments     December 31, 2001
                                    --------------------------------------------
Restructuring charges:
   Employee severance ..........    $ 3,555       $ 3,339          $  216
   Office space leases .........      1,202           135           1,067
   Other exit costs ............         54            54               0
                                    -------       -------          ------
Total ..........................    $ 4,811       $ 3,528          $1,283
                                    =======       =======          ======

      Management expects to use the remaining restructuring accruals in 2002 and 2003 as additional payments are made under the terms of employee severance and office space lease agreements.

10.   Commitments and Contingencies

Purchase Commitments

      At December 31, 2001, the Company had entered into agreements with vendors to purchase approximately $8.8 million of equipment during 2002 related to the improvement and installation of switches, other network equipment and certain services.

      In November 2000, the Company entered a purchase agreement with Nortel Networks, Inc. for the purchase of telecommunications equipment and services. The agreement provides that the Company will receive specified volume discounts if it purchases at least $250 million of equipment and services from Nortel Networks between November 1, 1999 and December 31, 2002. If the Company does not purchase at least $250 million of equipment and services, it will be required to pay Nortel Networks an amount equal to three percent of the difference between $250 million and the amount of equipment the Company purchases. If the Company purchases equipment in excess of the original $250 million commitment amount, it may be able to obtain additional volume discounts based on additional purchase thresholds. As of December 31, 2001, the Company had purchased $113.1 million of equipment pursuant to the Nortel Networks purchase agreement.

Surety bonds

      Some of the Company's customers, especially government entities, require that the Company obtain surety bonds as a condition to its provision of service to them. In February 2002, because of the Company's financial condition, its surety cancelled all outstanding surety bonds that contained cancellation clauses. At the time the surety bonds were cancelled, the Company's surety bond portfolio had a face value of approximately $1.9 million in outstanding obligations, of which approximately $1.2 million were cancelled. As of February 28, 2002, these bonds had not been replaced. The surety plans to cancel all remaining bonds that may be cancelled upon renewal as they renew. These bonds renew at various dates in 2002 and have a face value of $405,000. The remaining bonds, valued at $282,000, are noncancellable, unless the Company no longer needs them or does not perform its obligations under the bonds. The surety also refuses to underwrite any new surety bonds unless the Company provides 100% collateral for such bonds. The Company is actively working with the existing obligees of the bonds to provide the security they require, and another surety has offered to underwrite new bonds or replace cancelled bonds for the Company if the Company provides 100% collateral for each bond. The Company's inability to provide surety bonds to replace the cancelled surety bonds or issue new surety bonds will have an adverse impact on its ability to provide service to some customers, especially government entities or other entities that generally require surety bonds. In addition, the requirement to provide 100% collateral for any bond issued may have an adverse impact on the funds available for capital expenditures or other uses if the Company chooses to purchase the surety bond and provide the collateral. To maintain the Company's existing surety obligations would require approximately $1.6 million of available funds and, depending on the perception of the Company's financial condition, could increase the demand on the Company of additional surety bonds and therefore further restrict the Company's available funds.

Deposit contingency

      The Company depends on BellSouth Telecommunications, Inc. ("BellSouth") for the provision of wholesale telecommunications services under its interconnection agreements with BellSouth and pursuant to various access tariffs which BellSouth has filed with federal and state regulatory agencies. By letter dated March 8, 2002, BellSouth requested that the Company provide a $10 million security deposit by March 29, 2002 in connection with BellSouth's provision of services to the Company. The Company is contesting both the requirement for, and the amount of, the requested deposit. If the Company is unsuccessful in either eliminating or substantially reducing the amount of the requested security deposit, the Company's cash reserves may be insufficient to fund the deposit, which could have a material adverse affect on the Company's ability to provide services to its customers.

Legal Proceedings

      In the normal course of business, the Company is subject to various litigation. In management's opinion, there are no legal proceedings, other than those described below, pending against the Company that could have a material adverse effect on the financial position, results of operations or liquidity of the Company.

      Proceedings Affecting Rights-of-Way. A portion of the Company's network runs through fiber optic cables owned by the Mississippi Power Company over its rights-of-way located in Jasper County, Mississippi. A proceeding involving Mississippi Power and several landowners who have granted Mississippi Power rights-of-way in Jasper County resulted in a January 1999 order of the Mississippi Supreme Court holding that Mississippi Power could not permit third parties to use its rights-of-way at issue for any purpose other than in connection with providing electricity to customers of Mississippi Power. The Company became a party to the proceeding after the January 1999 order. The Circuit Court of the First Judicial District of Jasper County, Mississippi has directed the Company not to use that portion of its fiber optic network located on Mississippi Power's rights-of-way in Jasper County, except in an emergency, pending the outcome of the trial. The Company has rerouted all of the circuits on the affected portion of our network so that the Company may continue to provide services to its customers along the affected route. If the courts ultimately agree with the landowners that the existing easements do not permit the Company's use, the Company believe its potential liability for damages may be limited to the value of a permanent easement for that use. The Company cannot provide assurance in this respect, however, since the landowners are seeking damages equal to the profits or gross revenues received by the Company from its use of Mississippi Power Company's rights-of-way in Jasper County and punitive damages for the Company's use of the route. The Company cannot reasonably estimate the amount of any potential loss.

      The Company initiated a civil suit in August 2001 in the U.S. District Court for the Southern District of Mississippi, Southern Division, in which the Company seeks a declaratory judgment confirming its continued use of cables in Mississippi Power Company's rights-of-way on 37 parcels of land or, alternatively, condemnation of the right to use the cables upon payment of just compensation to the landowners. Some of the defendants have filed a counterclaim against Mississippi Power and the Company seeking a constructive trust upon the revenues earned on those rights-of-way, together with compensatory and punitive damages. Although the Company has resolved the issue of its use of the rights-of-way with some of the defendants, the Company cannot provide assurance that it will be successful in this proceeding. The Company cannot reasonably estimate the amount of any potential loss. This civil suit has been consolidated with another pending civil suit in the U.S. District Court for the Southern District of Mississippi initiated by landowners claiming to represent a class of landowners and seeking compensatory and punitive damages against Mississippi Power Company arising from Mississippi Power Company's allowance of third parties to use its rights-of-way for telecommunications purposes.

      The Company uses the rights-of-way of Gulf Power Company in Florida for a portion of its network. In the fourth quarter of 2000, Gulf Power was sued in the Circuit Court of Gadsden County, Florida by two landowners that claim to represent a class of all landowners over whose property Gulf Power has facilities that are used by third parties. The landowners have alleged that Gulf Power does not have the authority to permit the Company or other carriers to transmit telecommunications services over the rights-of-way. The Company was made a party to this litigation in August 2001. In March 2002, the court dismissed this matter without prejudice on the basis that, among other things, there was no additional burden on the property as a result of third-party use of the rights-of-way for telecommunications purposes and that the easements were broad enough in scope to permit such third-party use. However, the court also is permitting the plaintiffs to amend their complaint to allege additional facts regarding the use of the rights-of-way to support the landowners' contention that there is additional burden on the property because of the maintenance requirements of the fiber routes and the placement of buildings and other physical telecommunications equipment on the rights-of-way. The Company cannot reasonably estimate the amount of any potential loss.

      The Company uses rights-of-way of Georgia Power Company in Georgia for a portion of its network. In July 2001, a suit filed in the Superior Court of Decatur County, Georgia by a group seeking compensatory and punitive damages and claiming to represent a class of landowners alleged that Georgia Power and the other entities do not have the right to grant third parties the use of the rights-of-way for the transmission of telecommunications services of such third parties. The Company was made a party to the suit in January 2002. The Company cannot reasonably estimate the amount of any potential loss.

      In August 2001, the Company filed suit in the Superior Court of Troup County, Georgia against Southern Telecom, Inc., Alabama Power Company, Georgia Power Company, Mississippi Power Company, Gulf Power Company and related entities from which the Company has obtained use of rights-of-way for our fiber optic telecommunications network. The Company seeks a declaratory judgment that the defendants are legally required to use their best efforts to defend against any claims that the Company does not have the right to use the rights-of-way granted to these entities and to defend, indemnify and hold the Company harmless against all such claims. In December 2001, the Company filed for summary judgment, but the court has not ruled on this action. The defendants have filed a counterclaim requesting, among other items, that the Company reimburse them for the cost of perfecting the applicable rights-of-way. The Company cannot reasonably estimate the amount of any potential loss.

Reciprocal Interconnection Charges

      In September 2000, the Company reached a settlement with BellSouth Telecommunications, Inc. ("BellSouth") related to the Company's long-standing dispute over BellSouth's payment of reciprocal compensation for local calls placed by customers of BellSouth and terminated to customers of the Company, including calls terminated to the Company's Internet service provider customers (the "Settlement Agreement"). The Settlement Agreement provides for the settlement of all amounts claimed by the Company to be due for past reciprocal compensation at rates consistent with or in excess of amounts previously recognized by the Company as operating revenue, as well as establishes rates for all reciprocal compensation traffic on the Company's network for 2001 and 2002. The Company recognized a one-time net benefit of approximately $14.3 million for the year ended December 31, 2000 related to prior-period amounts of reciprocal compensation.

      The Settlement Agreement provided for a cash payment of approximately $53 million, which BellSouth made in October 2000. This payment represented payment for reciprocal compensation amounts previously billed to BellSouth and for estimated reciprocal compensation billings for the period from the date of the Settlement Agreement through December 31, 2000 and for 2001. The portion of the payment related to 2001 is subject to reconciliation procedures. Under the initial reconciliation procedure that occurred in July 2001, the Company repaid $5.5 million to BellSouth, which represented the difference between the forecasted amount of reciprocal compensation upon which the prepayment was based and the actual amount of reciprocal compensation generated by BellSouth during the first six months of 2001 and a revised forecasted amount for the last six months of 2001. This repayment had no effect on the Company's recorded revenues for 2001, because the Company recognizes reciprocal compensation revenue as it is earned. The repayment was recorded as a reduction to deferred revenue. The portion of the prepayment related to 2001 reciprocal compensation is subject to additional reconciliation procedures covering the last six months of 2001. The Company does not expect that it will be required to repay additional amounts to BellSouth as a result of the additional 2001 reconciliation procedures.

      The Settlement Agreement also provided for the prepayment by BellSouth of an additional amount to the Company in December 2001 related to expected reciprocal compensation traffic levels in 2002. The Company received a prepayment from BellSouth of $17.6 million in December 2001 related to this provision of the Settlement Agreement. This additional amount is subject to quarterly reconciliation procedures based upon the actual amount of reciprocal compensation traffic during 2002. These procedures may require the Company to repay a portion of the 2002 reciprocal compensation prepayment. The accompanying consolidated balance sheets include $17.6 million in unearned revenue related to the prepayment for 2002.

      The Company agreed to limit reciprocal compensation payments by BellSouth to $27.5 million in 2001 and $29.5 million in 2002.

11    Employee Benefit Plans

      Employees of the Company participate in the Company's 401(k) defined contribution plan. The Company offers matching of employee contributions at a rate of 100% of up to the first 2% of employee contributions and 50% of up to the next 4% of employee contributions. Total matching contributions made to the Company's plan and charged to expense by the Company for the years ended December 31, 2001, 2000 and 1999 were $2.4 million, $1.8 million and $946,000, respectively. No discretionary contributions were made for 2001, 2000 and 1999.

12    Related Party Transactions

      As described below, certain affiliates of the Company and other related parties have provided the Company with various services, and the Company has provided some of these entities with telecommunications and related services. In management's opinion, the Company's transactions with the entities described below are generally representative of arm's-length transactions.

ITC Holding Company and Affiliates

      Each of the companies described below is, or during one or more of the years ended December 31, 2001, 2000 and 1999 was, a subsidiary or affiliate of ITC Holding Company. During the years ended December 31, 2001, 2000 and 1999, directors of ITC Holding Company constituted a majority of the Company's Board of Directors and certain of such directors of the Company also served as directors or executive officers of certain of the companies described below. In 2001, as a result of its investment in the Series B preferred stock and common stock purchase warrants (Note 7), ITC Holding Company acquired beneficial ownership of securities of the Company representing over 20% of the total voting power of the Company's voting securities.

      The current or former subsidiaries or affiliates of ITC Holding Company that provided the Company with various services and/or received services provided by the Company include KNOLOGY Broadband, Inc. ("KNOLOGY"), which provides local exchange and long-distance telephone services and cable television services; InterCall, Inc. ("InterCall"), which provides conference calling services; InterServ Services Corporation ("InterServ"), which provides operator services for "800" customer service numbers and full-service marketing research in the telecommunications industry and other industries; Powertel, Inc., which provides cellular services;

and MindSpring Enterprises, Inc. and its successor, Earthlink, Inc. (collectively, "Earthlink"), which is a provider of Internet access.

      For the years ended December 31, 2001, 2000 and 1999, the Company received services from these affiliated entities in the amounts of $820,000, $781,000, and $877,000, respectively, which are reflected in selling, operations and administration expenses in the accompanying consolidated statements of operations. In addition, in 2001, 2000 and 1999, the Company received services from these affiliated entities in the amount of $663,000, $780,000 and $610,000, respectively, which are reflected in cost of services in the accompanying consolidated statements of operations.

      The Company provides operator and directory assistance services and lease capacity on certain of its fiber routes to affiliated entities. The Company also provides long-distance and related services to ITC Holding Company and some of the foregoing affiliated entities and acts as an agent for InterCall and Earthlink in contracting with major interexchange carriers to provide origination and termination services. Under these agreements, the Company contracts with the interexchange carrier and rebills the appropriate access charges plus a margin to InterCall and Earthlink, so that only the margin is included in the Company's consolidated revenues. Total affiliated revenues related to the foregoing entities included in the accompanying consolidated statements of operations for the years ended December 31, 2001, 2000 and 1999 were $12.1 million, $21.4 million and $15.7 million, respectively.

SCANA Corporation and Affiliates

      The Company entered into the transactions with SCANA Corporation ("SCANA") and its subsidiaries described below. Mr. Timmerman, a director and stockholder of the Company, is also Chairman, President and Chief Executive Officer of SCANA. SCANA is the beneficial owner of securities of the Company representing over 10% of the total voting power of the Company's voting securities.

      The Company provides retail services, including local and long distance telephone services, data services and Internet access, to SCANA and some of SCANA's subsidiaries. Total revenues attributable to SCANA and its subsidiaries included in the accompanying consolidated statements of operations for the years ended December 31, 2001, 2000 and 1999 were $1.5 million, $1.7 million and $826,000, respectively. The Company leases office space and space for telecommunications switching equipment at various locations in Columbia, South Carolina from a subsidiary of SCANA. Under the lease agreements, the Company paid $157,000, $113,000 and $83,000 for the years ended December 31, 2001, 2000 and 1999, respectively.

J. Smith Lanier & Co.

      J. Smith Lanier & Co., an insurance placement company, has provided the Company with insurance brokerage services, including the negotiation and acquisition on the Company's behalf of various insurance policies with third-party insurers. J. Smith Lanier & Co. also has performed risk management services for the Company. The Company paid $767,000, $624,000 and $532,000 for such services for the years ended December 31, 2001, 2000 and 1999, respectively. The Company provides retail services, including local and long distance telephone services and data and Internet services, to J. Smith Lanier & Co. Total revenues attributable to J. Smith Lanier & Co. included in the accompanying consolidated statements of operations for the years ended December 31, 2001, 2000 and 1999 were $307,000, $166,000 and $73,000, respectively. J.
Smith Lanier, II is the beneficial owner of more than 5% of the Company's common stock. Mr. Lanier also is the Chairman and a significant stockholder of J. Smith Lanier & Co. William T. Parr, a director of the Company, serves as Vice Chairman of J. Smith Lanier & Co.

Other

      The Company leases real properties from a former stockholder and entities controlled by the former stockholder. Total rental expense related to these leases was approximately $184,000, $203,000 and $176,000 in 2001, 2000 and 1999,
respectively. The Company is obligated to pay rentals to the former stockholder totaling approximately

$210,000 annually from 2002 through February 2004 under leases which are cancelable by either of the parties with 24 months' notice.

      In July 1999, the Company completed the acquisition, by merger, of AvData Systems, Inc., an affiliated entity (Note 13). Prior to the acquisition, some of the directors and officers of the Company were directors, officers and/or stockholders of AvData.

13. Acquisitions

Acquisition of AvData

      In July 1999, the Company completed its acquisition, by merger, of AvData, a privately-owned data network management provider in Atlanta, Georgia. As the merger consideration, the Company issued 983,511 shares of common stock (including 171,898 shares which were held in a two-year escrow account to protect against specified contingencies) and options to purchase 39,915 shares of common stock valued at $29.2 million in the aggregate. The Company issued an additional 123,757 shares of common stock and options to purchase 6,163 shares of common stock in March 2000 valued at $4.3 million in the aggregate under earn-out provisions based on specified performance objectives met as of December 31, 1999.

      The purchase price of AvData was allocated to the underlying assets purchased and liabilities assumed based on their estimated fair values at the date of acquisition. The following table summarizes the net assets purchased in connection with this acquisition and the amount attributable to costs in excess of net assets acquired (in thousands):

Property, plant and equipment ..........   $    4,446
Working capital ........................         (148)
Noncurrent liabilities .................          (63)
Intangible assets ......................       29,240
                                           ----------
Purchase price .........................   $   33,475
                                           ==========

Acquisition of Scientific Telecommunications, Inc.

      In August 1999, the Company completed its acquisition of certain assets of SciTel, a privately-owned telecommunications equipment provider headquartered in Greenwood, Mississippi. The Company issued 83,117 shares of common stock valued at $2.0 million and paid $300,000 in cash to consummate the transaction.

      The purchase price of SciTel was allocated to the underlying assets purchased and liabilities assumed based on their estimated fair values at the date of acquisition. The following table summarizes the net assets purchased in connection with this acquisition and the amount attributable to costs in excess of net assets acquired (in thousands):

Property, plant and equipment ...........  $    107
Working capital .........................       498
Noncurrent liabilities ..................         0
Intangible assets .......................     1,695
                                           --------
Purchase price ..........................  $  2,300
                                           ========

Acquisition of Bay Data

      In May 2000, the Company completed its acquisition, by merger, of Bay Data, a privately-owned information systems solutions company headquartered in Atlanta, Georgia. The Company paid cash of $2.0 million and issued 837,942 shares of common stock valued at $26.2 million to consummate the transaction. Of such shares, 111,725 shares are being held in escrow for two years to protect against specified contingencies.

      The purchase price of Bay Data was allocated to the underlying assets purchased and liabilities assumed based on their estimated fair values at the date of acquisition. The following table summarizes the net assets purchased in connection with this acquisition and the amount attributable to costs in excess of net assets acquired (in thousands):

Property, plant and equipment ..........   $    1,807
Working capital ........................       (1,375)
Noncurrent liabilities .................            0
Intangible assets ......................       27,785
                                           ----------
Purchase price .........................   $   28,217
                                           ==========
Pro forma results

      The following pro forma information has been prepared assuming the acquisitions of AvData and Bay Data occurred on January 1, 1999. Pro forma results reflecting the 1999 acquisition of SciTel are not presented, as the acquisition was not material. This information includes pro forma adjustments related to the amortization of intangible assets resulting from the excess of the purchase price over the fair value of the net assets acquired. The pro forma information is presented for informational purposes only and may not be indicative of the results of operations as they would have been if these acquisitions had actually occurred on January 1, 1999, nor is the information necessarily indicative of the results of operations which may occur in the future.

                                                         2000           1999
                                                       ---------      --------
                                                            (in thousands,
                                                          except share data)
Operating revenues ................................    $  367,923    $ 265,997
Net loss ..........................................       (72,004)     (61,058)
Basic and diluted net loss per common share .......    $    (1.18)   $   (1.07)

14.   Segment Reporting

      As discussed in Note 1, the Company operates in three business segments: broadband transport services, retail services and e/\deltacom. The Company also has a corporate segment, which has no operations. The Company evaluates segment performance based on operating revenue, gross margin, selling, operations and administration expenses and depreciation and amortization expense. The accounting policies of the business segments are the same as those described in the summary of significant accounting policies (Note 2). All intercompany transactions between segments have been eliminated. Summarized financial data by business segment as of and for the years ended December 31, 2001, 2000 and 1999 are as follows (in thousands):

                                                                                     2001
                                                          ---------------------------------------------------------------
                                                          Broadband
                                                          Transport     Retail    e/\deltacom    Corporate
                                                           Segment     Segment      Segment       Segment    Consolidated
                                                          ---------------------------------------------------------------
Operating revenues ................................       $  95,034   $ 305,074    $  15,231     $      --     $ 415,339
Gross margin ......................................          83,831     139,682        4,042            --       227,555
Selling, operations and administration ............          33,979     125,293       29,440            --       188,712
Depreciation and amortization .....................          49,091      60,476        9,289            82       118,938
Special charges ...................................              55      29,358       45,024            --        74,437
Other income (expense), net .......................                                                                1,434
Interest expense ..................................                                                              (58,833)
                                                                                                               ---------
Loss before income taxes and
   extraordinary item .............................                                                            $(211,931)
                                                                                                               =========
Identifiable assets ...............................       $ 347,729   $ 425,912    $  93,593     $  11,098     $ 878,332
                                                          =========   =========    =========     =========     =========
Capital expenditures, net .........................       $  44,286   $  61,190    $  56,489     $      --     $ 161,965
                                                          =========   =========    =========     =========     =========

                                                                                     2000
                                                          ---------------------------------------------------------------
                                                          Broadband
                                                          Transport     Retail    e/\deltacom    Corporate
                                                           Segment     Segment      Segment       Segment    Consolidated
                                                          ---------------------------------------------------------------
Operating revenues ................................       $  83,336   $ 269,947    $  10,365     $      --     $ 363,648

                                                                   2000
                                         -----------------------------------------------------------
                                          Broadband
                                          Transport    Retail   e/\deltacom  Corporate
                                           Segment     Segment   Segment      Segment  Consolidated
                                         -----------------------------------------------------------
Gross margin .........................       73,949    131,097      3,602         --      208,648
Selling, operations and administration       32,986    101,743     16,321         --      151,050
Depreciation and amortization ........       37,930     45,164      3,343         82       86,519
Other income (expense), net ..........                                                     14,337
Interest expense .....................                                                    (55,482)
                                                                                       ----------
Loss before income taxes and
   extraordinary item ................                                                 $  (70,066)
                                                                                       ==========
Identifiable assets ..................   $  457,637  $ 453,381  $ 101,630   $ 35,878   $1,048,526
                                         ==========  =========  =========   ========   ==========
Capital expenditures, net ............   $  121,588  $ 131,120  $  57,123   $     --   $  309,831
                                         ==========  =========  =========   ========   ==========

                                                                   1999
                                         -----------------------------------------------------------
                                          Broadband
                                          Transport    Retail   e/\deltacom  Corporate
                                           Segment     Segment   Segment      Segment  Consolidated
                                         -----------------------------------------------------------
Operating revenues ...................   $   72,853  $ 171,991  $      --   $     --   $  244,844
Gross margin .........................       62,082     64,041         --         --      126,123
Selling, operations and administration       24,151     72,703         --         --       96,854
Depreciation and amortization ........       28,857     24,871         --         82       53,810
Other income (expense), net ..........                                                     14,949
Interest expense .....................                                                    (45,293)
                                                                                       ----------
Loss before income taxes and
   extraordinary item ................                                                 $  (54,885)
                                                                                       ==========
Identifiable assets ..................   $  386,820  $ 334,368  $      --   $ 86,410   $  807,598
                                         ==========  =========  =========   ========   ==========
Capital expenditures, net ............   $   66,806  $  98,734  $      --   $     --   $  165,540
                                         ==========  =========  =========   ========   ==========

15.  Quarterly Financial Data (Unaudited)

     The following table has been prepared from the financial records of the Company, without audit, and reflects all adjustments that are, in the opinion of management, necessary for a fair presentation of the results of operations for the interim periods presented (in thousands, except per share amounts). The sum of the per share amounts does not equal the annual amounts because of the changes in the weighted-average number of shares outstanding during the year.

                        2001                       1st Qtr (a)     2nd Qtr       3rd Qtr       4th Qtr (b)        Total
                        ----                       -----------     -------       -------       -----------        -----
Operating revenues .............................    $ 102,207     $ 106,034     $ 102,482      $ 104,616       $ 415,339
Gross margin ...................................       58,769        59,938        53,418         55,430         227,555
Net loss applicable to common stockholders .....      (29,820)      (31,103)     (119,942)       (34,779)       (215,644)
Basic and diluted net loss per common share ....        (0.48)        (0.50)        (1.92)         (0.56)          (3.46)

                        2000                         1st Qtr      2nd Qtr (a)    3rd Qtr (a)   4th Qtr (a)(b)     Total
                        ----                         -------      -----------    -----------   --------------     -----
Operating revenues .............................    $  75,707     $  86,411     $ 102,875      $  98,655       $ 363,648
Gross margin ...................................       41,071        48,492        63,540         55,545         208,648
Net loss .......................................      (15,847)      (18,358)      (10,731)       (25,939)        (70,875)
Basic and diluted net loss per common share ....        (0.27)        (0.30)        (0.17)         (0.42)          (1.16)

(a) The Company recognized one time net benefits for interconnection agreement settlements of approximately $1.5 million for the first quarter of 2001 and $2.5 million, $11.8 million and $1.8 million for the second, third and fourth quarters of 2000, respectively.
(b) The Company's weighted average outstanding shares for the fourth quarter of 2001 and 2000 was 62,364,768 and 61,611,576, respectively.

                                    EXHIBIT F

                             Subscription Agreements

                         Subscription Agreement-Lanier

                                                                  EXECUTION COPY

                             SUBSCRIPTION AGREEMENT

               THIS SUBSCRIPTION AGREEMENT (this "Agreement") is dated as of June 25, 2002, by and among ITC DeltaCom, Inc., a Delaware corporation with its principal place of business at 1791 O.G. Skinner Drive, West Point, Georgia, 31833 (the "Company"), Campbell B. Lanier, III, with a place of business at 3300 20/th/ Avenue, Valley, Alabama, 36854 (the "Purchaser"), and ITC Holding Company, Inc., a Delaware corporation with its principal place of business at 3300 20/th/ Avenue, Valley, Alabama 36854 ("Holding").

                                    Recitals

               A. The Company intends to consummate a financial restructuring pursuant to a pre-negotiated plan of reorganization (the "Plan") that will be subject to confirmation pursuant to chapter 11 of title 11 of the United States Code (the "Chapter 11 Case").

               B. The terms of the Plan as agreed to by the Company and certain holders of the Company's 11% Senior Notes due 2007, 8 ? % Senior Notes due 2008, 9 3/4 % Senior Notes due 2008 and 4 1/2 % Convertible Subordinated Notes due 2006 (collectively, the "Notes") are set forth in the term sheet attached to this Agreement as Appendix 1 (the "Plan Term Sheet") and made a part hereof.

               C. The Plan requires the Company to raise gross proceeds of at least $30,000,000 from the issuance and sale of Series A convertible preferred stock of the reorganized Company (the "Series A Preferred Stock") upon the terms described in the Plan Term Sheet.

               D. The Company wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Company, Series A Preferred Stock for an aggregate purchase price of $15,000,000 upon the terms and conditions set forth in this Agreement (the "Investment").

               E. The Purchaser will not make the Investment unless it receives funding from Holding for such purpose and the other conditions to the Purchaser's obligations hereunder are satisfied.

               F. Holding, which is currently a stockholder of the Company, is willing to provide such funding to the Purchaser, as described below, but only if the Investment is conditioned upon certain releases of Holding and its affiliates referred to herein becoming legally binding as part of the Plan and only if the Company agrees with Holding to provide to Holding the additional release referred to herein, and the Company is willing to provide such additional release in order to obtain the commitment of Holding to fund the Investment.

               G. SCANA Corporation, which is currently a stockholder of the Company, has agreed in a subscription agreement of even date herewith to purchase Series A Preferred Stock for an aggregate purchase price of $15,000,000 upon the terms and conditions set forth in such agreement.

               NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

               1.   Subscription.

               (a) Subject to the terms and conditions of this Agreement, the Company shall sell to the Purchaser and the Purchaser shall purchase from the Company, for an aggregate purchase price of $15,000,000, 150,000 shares of Series A Preferred Stock (the "Preferred Shares") at a stated price of $100 per share (such $15,000,000 amount, as adjusted pursuant to this paragraph (a), the "Committed Amount"). The Committed Amount shall be reduced by $1.00 for every $2.00 of gross proceeds received by the Company from the sale of Series A Preferred Stock in the rights offering described in the Plan Term Sheet. Upon any adjustment of the Committed Amount, the number of Preferred Shares to be purchased and sold at the Closing (as defined in paragraph (d) below) shall be proportionately reduced.

               (b) At the Closing, the Company shall issue to the Purchaser, for no additional consideration, warrants (the "Warrants") to purchase shares of the common stock of the reorganized Company (the "New Common Stock") constituting 1% of the equity of the reorganized Company as set forth in the Plan Term Sheet, provided, however, that if the Committed Amount and the number of Preferred Shares to be purchased and sold at the Closing shall be reduced pursuant to paragraph (a) above, the number of Warrants issuable at the Closing shall be proportionately reduced.

               (c) At the Closing, the Company shall issue to Campbell B. Lanier, III ("Lanier"), in consideration for the purchase commitment set forth in this Agreement, shares of New Common Stock constituting 1% of the equity of the reorganized Company as set forth in the Plan Term Sheet (such shares of New Common Stock, together with the Preferred Shares and the Warrants, the "Securities").

               (d) The closing of the purchase and sale of the Securities (the "Closing") shall take place substantially concurrently with the other transactions contemplated by the Plan to take place on the effective date of the Plan (the "Plan Effective Date"), including the cancellation of the Notes and the Company's existing equity securities and the issuance of the New Common Stock.

               2. Obligations of Holding. Subject to the terms and conditions of this Agreement, Holding shall redeem or purchase from Lanier prior to the date of the Closing (the "Closing Date") such amount of the capital stock of Holding held by Lanier as shall be necessary to enable Lanier to have immediately available funds at the Closing in an amount equal to the Committed Amount. The aggregate purchase price of securities Holding shall be obligated to purchase pursuant to this Agreement, including the purchase price of any securities that Holding shall become obligated pursuant to Section 5(b) to purchase from any Holding Assignee (as defined in Section 5(a)), shall not exceed $15,000,000.

               3.   Representations and Warranties.

               (a) The Company represents and warrants to the Purchaser and Holding that (i) the Company has the requisite corporate power and authority to enter into this Agreement and, upon the satisfaction of the condition set forth in Section 4(a)(i), will have the requisite corporate power and authority to consummate the transactions contemplated hereby to be consummated by the Company, (ii) the execution and delivery of this Agreement by the Company have been duly authorized by all necessary corporate action of the Company, (iii) this Agreement has been duly and validly executed and delivered by the Company and (iv) this Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and for limitations imposed by general principles of equity.

               (b) The Purchaser represents and warrants to the Company and Holding as follows:

               (i) The Purchaser has sufficient knowledge and experience in financial and business matters and information relating to the business, operations, financial condition and prospects of the Company to evaluate the merits and risks of an investment in the Securities and in the New Common Stock issuable upon conversion of the Series A Preferred Stock and exercise of the Warrants (the Securities and such New Common Stock together, the "Investment Securities"). The Purchaser is an accredited investor (an "Accredited Investor") within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Purchaser will acquire the Investment Securities solely for the Purchaser's own account and for investment and not with a view to, or for sale in connection with, the distribution of the Investment Securities. The Purchaser understands that the Investment Securities have not been and will not be registered under the Securities Act or any applicable state securities laws and that the Securities may be resold, pledged, hypothecated, transferred or otherwise disposed of only if registered under the Securities Act and applicable state securities laws or if an exemption from such registration requirements is available.

               (ii) The Purchaser has the capacity to enter into this Agreement and to consummate the transactions contemplated hereby to be consummated by the Purchaser. The Purchaser has as of the date hereof, or upon the sale of capital stock or other securities to Holding as provided in this Agreement will have, sufficient immediately available funds to purchase the Preferred Shares to be purchased by the Purchaser and sold hereunder. The Purchaser has duly executed and delivered this Agreement. This Agreement constitutes a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and for limitations imposed by general principles of equity. There exists no contractual or other legal restriction that would limit the ability of the Purchaser to fulfill the Purchaser's obligations under this Agreement. Holding and Lanier have agreed on the price and other terms on which any such redemption or purchase of capital stock held by Lanier would be consummated.

               (c) Holding represents and warrants to the Company and the Purchaser that (i) Holding has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby to be consummated by Holding, (ii) the execution and delivery of this Agreement by Holding and the consummation by Holding of the transactions contemplated hereby have been duly authorized by all necessary corporate action of Holding,
(iii) this Agreement has been duly and validly executed and delivered by Holding, (iv) this Agreement constitutes a valid and binding agreement of Holding enforceable against Holding in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and for limitations imposed by general principles of equity, (v) there exists no contractual or other legal restriction (including, without limitation, any restriction under the General Corporation Law of the State of Delaware) that would limit Holding's ability to fulfill its obligations under this Agreement (including, without limitation, Holding's redemption and purchase obligations under Sections 2 and 5(b)), (vi) Holding has sufficient funds to pay the purchase price for all of the capital stock that it may become obligated to redeem or purchase pursuant to Sections 2 and 5(b) and (vii) Holding and Lanier have agreed on the price and other terms on which any such redemption or purchase of capital stock held by Lanier would be consummated.

               4. Conditions to Obligations of the Company, the Purchaser and Holding.

               (a) The obligations of the Company, the Purchaser and Holding to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

                    (i) the Plan shall have been confirmed by the United States Bankruptcy Court for the District of Delaware on substantially the terms set forth in the Plan Term Sheet, and an unstayed order by such Bankruptcy Court approving the transactions contemplated by the Plan shall have been entered, on or before December 31, 2002;

                    (ii) the other transactions contemplated by the Plan to occur on the Plan Effective Date (including, without limitation, the cancellation of the Notes and the Company's existing equity securities and the issuance of the New Common Stock) shall have been consummated substantially concurrently with the Investment on substantially the terms set forth in the Plan Term Sheet;

                    (iii) on the Plan Effective Date, the holders of Notes
               representing at least 51% of the principal amount of all outstanding Notes (including Appaloosa Management L.P. and its affiliates that beneficially own or control Notes) shall be legally bound by a release in substantially the form attached to this Agreement as Appendix 2;

                    (iv) on the Plan Effective Date, the Company shall be legally bound by a release in substantially the form attached to this Agreement as Appendix 3;

                    (v) the Series A Preferred Stock to be purchased and sold at the Closing shall have substantially the same terms, powers, preferences and rights as those set forth in the Plan Term Sheet and such other terms, powers, preferences and rights as are customary for similar securities;

                    (vi) the Warrants to be issued at the Closing shall have substantially the same terms as those set forth in the Plan Term Sheet and such other terms as are customary for substantially similar securities;

                    (vii) the Company, the Purchaser and Holding shall have executed and delivered such other documents as are customary for transactions such as the Investment, including, without limitation, a purchase agreement (the "Purchase Agreement") containing customary representations, warranties, covenants (including, without limitation, covenants of the Company providing for securities registration rights with respect to the Investment Securities) and closing conditions (including, without limitation, as a condition to the Purchaser's obligation to close, the absence of a material adverse change affecting the Company, with customary exceptions relating to the filing and continuation of the Chapter 11 Case);

                    (viii) no preliminary or permanent injunction or other order by any governmental entity which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect;

                    (ix) no statute, rule, regulation or other law shall have been enacted by any governmental entity which would prevent or make illegal the consummation of the transactions contemplated by this Agreement; and

                    (x) all necessary or required consents, orders, approvals or authorizations of, notifications or submissions to, filings with, licenses or permits from, or exemptions or waivers by, any governmental entity, stock exchange or other person shall have been made or obtained, except where the failure by a party to make or obtain any of the foregoing would not have a material adverse effect on such party's ability to perform its obligations under this Agreement; provided that any failure by the Company to obtain any necessary or required consents from any party to lawsuits or other proceedings which challenge the Company's rights to use its network easements, rights-of-way, franchises or licenses shall not be deemed a failure to satisfy this condition with respect to the Company's obligations.

               (b) The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver at or prior to the Closing Date of the additional condition that Holding shall have executed and delivered to the Company a release, reasonably satisfactory to the Company in form, scope and substance, pursuant to which the Company and its officers, directors, employees and affiliates will be released from any and all claims or liabilities, including, without limitation, any and all claims or liabilities arising under or in connection with actions taken or omitted to be taken by the Company under the Investment Agreement dated as of February 27, 2001, as amended as of May 29, 2001, among the Company, Holding, SCANA Corporation and HBK Master Fund L.P. (the "Investment Agreement").

               (c) The obligations of the Purchaser and Holding to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver at or prior to the Closing Date of the additional condition that the Company shall have executed and delivered to Holding a release, reasonably satisfactory to Holding in form, scope and substance, pursuant to which Holding and its officers, directors, employees and affiliates will be released from any and all claims or liabilities, including, without limitation, any and all claims or liabilities arising under or in connection with actions taken or omitted to be taken by Holding under the Investment Agreement.

               (d) The obligations of the Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver at or prior to the Closing Date of the additional condition that Holding shall have complied with its obligations pursuant to Sections 2 and 5(b).

               5.   Assignment of Purchase Commitment.

               (a) Until the 35/th/ day following the date of this Agreement, Lanier may assign all or any portion of his commitment to purchase the Preferred Shares at the Closing and his related obligations to a limited number of persons (each, an "Assignee") who are Qualified Investors (as defined in this Section 5(a)). Within such 35-day period, Lanier and each Assignee shall enter into, and shall become bound by, the Purchase Agreement. As a condition to the effectiveness of any assignment by Lanier pursuant to this Section 5(a), the Assignee shall execute a counterpart signature page to this Agreement. By so executing a counterpart signature page to this Agreement, each Assignee shall be deemed a "Purchaser" bound by this Agreement (including all of the terms, conditions and covenants of this Agreement that are applicable to the Purchaser and to Investment Securities held by the Purchaser) and to have made all of the representations and warranties set forth in Section 3(b); provided that no Assignee shall be entitled to receive any portion of the New Common Stock referred to in Section 1(c) or shall have the right of assignment granted to Lanier pursuant to this Section 5(a). Each Purchaser shall be obligated hereunder to purchase such Purchaser's pro rata portion of the Preferred Shares based on the amount of the purchase commitment assigned by Lanier to such Purchaser. An assignment by Lanier pursuant to this
Section 5(a) shall not relieve him of any of his obligations as Purchaser under this Agreement, including, without limitation, his obligation to purchase the Committed Amount as provided in Section 1(a) if and to the extent that any Assignee fails to make such Assignee's Investment as required pursuant to this Agreement. The obligations of each Purchaser under this Agreement shall be several and not joint with the obligations of any other Purchaser, and, subject to the obligations of Lanier pursuant to the next preceding sentence, no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser. Without limiting the generality of the foregoing, no purchase of Preferred Shares by any Purchaser hereunder shall be a condition precedent to the obligation of any other Purchaser to purchase Preferred Shares hereunder. For purposes of this Section 5(a), a "Qualified Investor" is a person that (i) certifies to the Company, and provides the Company with such information as the Company may require to enable it to form a reasonable belief, that such person is an Accredited Investor and (ii) had a preexisting substantive relationship with the Company prior to the date such person becomes an Assignee, whether as a result of such person's position or affiliation with the Company or with Holding, or such person's service as a financial adviser to the Company, or is otherwise determined to be qualified in the reasonable discretion of the Company.

               (b) Subject to the terms and conditions of this Agreement, Holding shall redeem or purchase from each stockholder of Holding that is an Assignee (a "Holding Assignee") prior to the Closing Date, upon the written request of such Holding Assignee, such amount of the capital stock or other securities of Holding held by such Holding Assignee as shall be necessary to provide such Holding Assignee with immediately available funds at the Closing in an amount sufficient to enable the Holding Assignee to pay the purchase price of the portion of the purchase commitment assigned by Lanier to such Holding Assignee pursuant to Section 5(a).

               6.   Covenants.

               (a) At any time or from time to time after the date of this Agreement, each party agrees to execute and deliver any further instruments or documents and to take, or cause to be taken, and to do, or cause to be done, and to assist and cooperate with each other party in doing, all things necessary, proper, desirable or advisable to evidence or effectuate the consummation of the transactions contemplated by this Agreement and otherwise to carry out the intent of the parties hereunder.

               (b) If the Purchaser obtains from the Company or any of its authorized representatives any confidential information, the Purchaser (i) shall treat all such confidential information as confidential, (ii) shall use such confidential information only for the purposes contemplated in this Agreement and (iii) shall not disclose such confidential information to any third party except to such officers, employees, counsel, accountants and other authorized representatives of the Purchaser who need to know such confidential information for the purpose of effectuating the transactions contemplated by this Agreement and who have been informed of and have agreed to protect the confidential nature of such confidential information. For purposes of this Section 6(b), "confidential information" means information relating to the Company's business, intellectual property and processes, operations, strategies, liquidity and financial condition, reorganization terms, pricing policies, markets, customers, distribution, sales, marketing and production and future business plans and any other information of a "confidential" nature, specifically including any information that is identified orally or in writing by the Company to be confidential, or that the Purchaser should reasonably understand under the circumstances to be confidential, provided that confidential information shall not include any such information which (i) was in the public domain on the date hereof or subsequently comes into the public domain other than through the fault or negligence of the Purchaser, (ii) was lawfully obtained by the Purchaser from a third party without breach of this Agreement and otherwise not in violation of the Company's rights, (iii) was known to the Purchaser at the time of disclosure of such confidential information to the Purchaser by the Company, provided that the Purchaser was not, at such time, subject to any confidentiality obligation with respect thereto, or (iv) was independently developed by the Purchaser without making use of any confidential information.

               (c) Holding hereby acknowledges to the Company that it supports the terms of the Plan as set forth in the Plan Term Sheet. Holding agrees that, for so long as it is the beneficial owner of Notes, common stock of the Company or Series B-1 or Series B-2 Cumulative Convertible Preferred Stock of the Company (collectively, the "Holding Securities"), it (i) shall vote, or shall cause its subsidiaries that own Holding Securities of record to vote, its claims in respect of the Holding Securities in favor of the Plan (provided that the terms of the Plan are substantially the same as the terms of the Plan Term Sheet) and (ii) shall not object to, delay, impede or take any other action to interfere, directly or indirectly, with the acceptance or implementation of the Plan, including commencing any action to oppose or object to the Plan. The provisions of this Section 6(c) shall not in any way limit or condition the right of Holding or any of its subsidiaries to sell, transfer or otherwise dispose of (a "transfer") any or all of the Holding Securities at any time or to any person (a "Transferee") in the sole and absolute discretion of Holding or any such subsidiary; provided, however, that, if and to the extent that Holding or any such subsidiary transfers any of the Holding Securities before the date of confirmation of the Plan, Holding shall use its reasonable best efforts to obtain, or to cause such subsidiary to obtain, the agreement of the Transferee prior to the effectiveness of such transfer to be bound by the terms of this
Section 6(c) with respect to the Holding Securities being transferred to the Transferee. Such agreement of the Transferee shall be confirmed in a writing, which may include a trade confirmation issued by a broker or dealer, acting as principal or as agent for the Transferee, stating that such agreement is a term of such transfer.

          (d) Lanier hereby acknowledges to the Company that he supports the terms of the Plan as set forth in the Plan Term Sheet. Lanier agrees that, for so long as he is the beneficial owner of Notes, preferred stock of the Company or common stock of the Company (collectively, the "Lanier Securities"), he (i) shall vote his claims in respect of the Lanier Securities in favor of the Plan (provided that the terms of the Plan are substantially the same as the terms of the Plan Term Sheet) and (ii) shall not object to, delay, impede or take any other action to interfere, directly or indirectly, with the acceptance or implementation of the Plan, including commencing any action to oppose or object to the Plan. Lanier shall not sell, transfer or otherwise dispose of (a "transfer") any of the Lanier Securities before the date of confirmation of the Plan except to a person (a "Transferee") who agrees prior to the effectiveness of the transfer to be bound by the terms of this Section 6(d) with respect to the Lanier Securities being transferred to the Transferee. Such agreement of the Transferee shall be confirmed in a writing, which may include a trade confirmation issued by a broker or dealer, acting as principal or as agent for the Transferee, stating that such agreement is a term of such transfer.

          (e) Lanier and each Assignee, if any, shall enter into the same Purchase Agreement with the Company and Holding and, in all dealings with the Company and Holding hereunder and in connection with the negotiation, preparation, execution, delivery and performance of the Purchase Agreement and the other agreements and instruments contemplated hereby and thereby, shall be represented by a single law firm designed by Lanier ("Purchaser Counsel"). On the Plan Effective Date, the

Company shall pay, in an amount not to exceed $150,000, the reasonable fees and expenses of Purchaser Counsel and all other costs and expenses incurred by Lanier and any other Purchasers hereunder and in connection with the negotiation, preparation, execution, delivery and performance of the Purchase Agreement. In addition, on the Plan Effective Date, the Company shall pay, in an amount not to exceed $40,000, the reasonable fees and expenses of Holding's counsel and all other costs and expenses incurred by Holding hereunder and in connection with the negotiation, preparation, execution, delivery and performance of the Purchase Agreement.

               7.  Miscellaneous Provisions.

               (a) The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the written consent thereto of the Company, the Purchaser and Holding; provided that if any Assignee shall be a Purchaser under this Agreement, any such amendment, modification or supplement, or consent to any such waiver or departure from the provisions of this Agreement, shall require the written consent of Purchasers that have subscribed for a majority of the Preferred Shares to be purchased and sold hereunder.

               (b) Except as set forth in Section 5, neither this Agreement nor any rights which may accrue to any party hereunder may be transferred or assigned without the prior written consent of each non-assigning party.

               (c) All notices, demands, requests, consents or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when
(i) delivered personally to the recipient, (ii) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. New York City time on a business day, and otherwise on the next business day, or (iii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands, requests, consents and other communications shall be sent to the parties at the following addresses:

               (i)  if to the Company:

               ITC DeltaCom, Inc.
               1791 O.G. Skinner Drive
               West Point, Georgia, 31833
               Attention: General Counsel
               Telecopy no.: (256) 382-3936

               (ii)  if to Campbell B. Lanier, III, to his attention at:

               c/o ITC Holding Company, Inc.
               3300 20/th/ Avenue
               Valley, Alabama 36854
               Telecopy no.: (334) 768-5067

               with a copy to:

               Philip P. Gura
               B. Knox Dobbins
               Sutherland Asbill & Brennan LLP
               999 Peachtree Street, NE
               Atlanta, Georgia 30309
               Telecopy no.: (404) 853-8806

               (iii) if to Holding:

               ITC Holding Company, Inc.
               3300 20/th/ Avenue
               Valley, Alabama 36854
               Attention: General
               Counsel Telecopy no.: (334) 768-5067

or to such other address or to the attention of such other person as the receiving party has specified by prior written notice to the sending party. Notices, demands, requests, consents or other communications required or desired to be delivered to any Assignee having rights or obligations pursuant to this Agreement shall be addressed to such Assignee at the address and/or to the attention of such person as such Assignee shall designate by written notice to the Company.

               (d) This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware applicable to contracts executed and to be performed wholly within such state.

               (e) Any process against any party in, or in connection with, any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, may be served personally or by certified mail pursuant to the notice provision set forth in Section 7(c) with the same effect as though served on it personally. Each party hereby irrevocably submits in any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby to the exclusive jurisdiction and venue of the federal and state courts of the State of Delaware and irrevocably waives any and all objections to exclusive jurisdiction and review of venue that any such party may have under the laws of the State of Delaware or the United States. Without limiting the other remedies, this Agreement shall be enforceable by specific performance. Each party hereby irrevocably designates RL&F Service Corp. (the "Process Agent"), with offices at the date hereof at One Rodney Square, 920 King Street, Wilmington, Delaware, 19899, as its designee, appointee and agent to receive, for and on its behalf, service of process in the State of Delaware in any legal action or proceedings by the parties hereto with respect to this Agreement and the transactions contemplated hereby, and such service shall be deemed complete upon delivery thereof to the Process Agent, provided that in the case of any such service upon the Process Agent, the party effecting such service shall also deliver a copy thereof to the other parties in accordance with the notice provision set forth in Section 7(c). Each party shall take all such action as may be necessary to continue such appointment in full force and effect or to appoint another agent, who will thereafter be referred to herein as the "Process Agent," so that each such party shall at all times have an agent for service for the foregoing purposes in the State of Delaware.

          (f) The Company, the Purchaser and Holding hereby waive any right they may have to a trial by jury in respect of any suit, action or proceeding directly or indirectly arising out of, under or in connection with this Agreement.

          (g) The descriptive headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision of this Agreement. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

          (h) Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns and verbs shall include the plural, and vice versa.

          (i) This Agreement, including Appendix 1, Appendix 2 and Appendix 3 hereto, contains the entire agreement of the parties with respect to the subject matter of this Agreement, and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

               (j) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

               (k) Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

               (l) Holding's obligations set forth in this Agreement (including, without limitation, Holding's redemption and purchase obligations under Sections 2 and 5(b)) are for the benefit of, and may be directly enforced by, Lanier, each Holding Assignee and/or the Company.

               (m) This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall reexecute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract, and each such party forever waives any such defense.

               (n) This Agreement shall be binding upon each party hereto and such party's heirs, executors, administrators, successors and permitted assigns. Without limiting the generality of the foregoing, this Agreement shall survive the death or disability of Lanier and each other Purchaser that is a natural person.

                            [signature page follows]

                                                                  EXECUTION COPY

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

                                        Company:

                                        ITC DELTACOM, INC.


                                        By: /s/ J. Thomas Mullis
                                            ------------------------------------
                                        Name:   J. Thomas Mullis
                                              ----------------------------------
                                        Title: Senior Vice President-Legal and
                                               ---------------------------------
                                               Regulatory
                                               ----------

                                        Purchaser:
                                        /s/ Campbell B. Lanier, III
                                        ----------------------------------------
                                        Campbell B. Lanier, III


                                        Holding:
                                        ITC HOLDING COMPANY, INC.
                                        By: /s/ Dabsey M. Gray
                                           -------------------------------------
                                        Name:   Dabsey M. Gray
                                             -----------------------------------
                                        Title: Vice President

                    Subscription Agreement-SCANA Corporation

                                                                 EXECUTION COPY

                             SUBSCRIPTION AGREEMENT

          THIS SUBSCRIPTION AGREEMENT (this "Agreement") is dated as of June 25, 2002, by and between ITC/\DeltaCom, Inc., a Delaware corporation with its principal place of business at 1791 O.G. Skinner Drive, West Point, Georgia, 31833 (the "Company"), and SCANA Corporation, a South Carolina corporation with its principal place of business at 1426 Main Street, Columbia, South Carolina 29201 (the "Purchaser" or "SCANA").

                                    Recitals

          A. The Company intends to consummate a financial restructuring pursuant to a pre-negotiated plan of reorganization (the "Plan") that will be subject to confirmation pursuant to chapter 11 of title 11 of the United States Code (the "Chapter 11 Case").

          B. The terms of the Plan as agreed to by the Company and certain holders of the Company's 11% Senior Notes due 2007, 8? % Senior Notes due 2008, 9 3/4% Senior Notes due 2008 and 4 1/2% Convertible Subordinated Notes due 2006 (collectively, the "Notes") are set forth in the term sheet attached to this Agreement as Appendix 1 (the "Plan Term Sheet") and made a part hereof.

          C. The Plan requires the Company to raise gross proceeds of at least $30,000,000 from the issuance and sale of Series A convertible preferred stock of the reorganized Company (the "Series A Preferred Stock") upon the terms described in the Plan Term Sheet.

          D. The Company wishes to sell to the Purchaser, and the Purchaser wishes to purchase from the Company, Series A Preferred Stock for an aggregate purchase price of $15,000,000 upon the terms and conditions set forth in this Agreement (the "Investment").

          E. Campbell B. Lanier, III, who is currently a stockholder of the Company, has agreed in a subscription agreement of even date herewith to purchase Series A Preferred Stock for an aggregate purchase price of $15,000,000 upon the terms and conditions set forth in such agreement.

          NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

          1.  Subscription.

          (a) Subject to the terms and conditions of this Agreement, the Company shall sell to the Purchaser and the Purchaser shall purchase from the Company, for an aggregate purchase price of $15,000,000, 150,000 shares of Series A Preferred Stock (the "Preferred Shares") at a stated price of $100 per share (such $15,000,000 amount, as adjusted pursuant to this paragraph (a), the "Committed Amount"). The Committed Amount shall be reduced by $1.00 for every $2.00 of gross proceeds received by the Company from the sale of Series A Preferred Stock in the rights offering described in the Plan Term Sheet. Upon any adjustment of the Committed Amount, the number of Preferred Shares to be purchased and sold at the Closing (as defined in paragraph (d) below) shall be proportionately reduced.

          (b) At the Closing, the Company shall issue to the Purchaser, for no additional consideration, warrants (the "Warrants") to purchase shares of the common stock of the reorganized Company (the "New Common Stock") constituting 1% of the equity of the reorganized Company as set forth in the Plan Term Sheet, provided, however, that if the Committed Amount and the number of Preferred Shares to be purchased and sold at the Closing shall be reduced pursuant to paragraph (a) above, the number of Warrants issuable at the Closing shall be proportionately reduced.

          (c) At the Closing, the Company shall issue to the Purchaser, in consideration for the purchase commitment set forth in this Agreement, shares of New Common Stock constituting 1% of the equity of the reorganized Company as set forth in the Plan Term Sheet (such shares of New Common Stock, together with the Preferred Shares and the Warrants, the "Securities").

          (d) The closing of the purchase and sale of the Securities (the "Closing") shall take place substantially concurrently with the other transactions contemplated by the Plan to take place on the effective date of the Plan (the "Plan Effective Date"), including the cancellation of the Notes and the Company's existing equity securities and the issuance of the New Common Stock.

          2.  Representations and Warranties.

          (a) The Company represents and warrants to the Purchaser that (i) the Company has the requisite corporate power and authority to enter into this Agreement and, upon the satisfaction of the condition set forth in Section 3(a)(i), will have the requisite corporate power and authority to consummate the transactions contemplated hereby to be consummated by the Company, (ii) the execution and delivery of this Agreement by the Company have been and, upon the satisfaction of the condition set forth in Section 3(a)(i), the consummation by the Company of the transactions contemplated hereby will be, duly authorized by all necessary corporate action of the Company, (iii) this Agreement has been duly and validly executed and delivered by the Company and
(iv) this Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and for limitations imposed by general principles of equity.

               (b) The Purchaser represents and warrants to the Company as follows:

               (i) The Purchaser has sufficient knowledge and experience in financial and business matters and information relating to the business, operations, financial condition and prospects of the Company to evaluate the merits and risks of its investment in the Securities and in the New Common Stock issuable upon conversion of the Series A Preferred Stock and exercise of the Warrants (the Securities and such New Common Stock together, the "Investment Securities"). The Purchaser is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"). The Purchaser will acquire the Investment Securities solely for its own account and for investment and not with a view to, or for sale in connection with, the distribution of the Investment Securities. The Purchaser understands that the Investment Securities have not been and will not be registered under the Securities Act or any applicable state securities laws and that the Securities may be resold, pledged, hypothecated, transferred or otherwise disposed of only if registered under the Securities Act and applicable state securities laws or if an exemption from such registration requirements is available.

               (ii) (I) The Purchaser has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby to be consummated by the Purchaser,
         (II) the execution and delivery of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action of the Purchaser, (III) this Agreement has been duly and validly executed and delivered by the Purchaser, (IV) this Agreement constitutes a valid and binding agreement of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and for limitations imposed by general principles of equity, and (V) the Purchaser has, or will have as of the Closing, sufficient funds to pay the purchase price for all of the Preferred Shares that it is obligated to purchase pursuant to Section 2.

               3.    Conditions to Obligations of the Company and the

Purchaser.

               (a) The obligations of the Company and the Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver at or prior to the Closing Date of the following conditions:

                     (i) the Plan shall have been confirmed by the United States Bankruptcy Court for the District of Delaware on substantially the terms set forth in the Plan Term Sheet, and an unstayed order by such Bankruptcy Court approving the transactions contemplated by the Plan shall have been entered, on or before December 31, 2002;

                     (ii) the other transactions contemplated by the Plan to occur on the Plan Effective Date (including, without limitation, the cancellation of the Notes and the Company's existing equity securities and the issuance of the New Common Stock) shall have been consummated substantially concurrently with the Investment on substantially the terms set forth in the Plan Term Sheet;

                     (iii) on the Plan Effective Date, the holders of Notes
               representing at least 51% of the principal amount of all outstanding Notes (including Appaloosa Management L.P. and its affiliates that beneficially own or control Notes) shall be legally bound by a release in substantially the form attached to this Agreement as Appendix 2;

                     (iv) on the Plan Effective Date, the Company shall be legally bound by a release in substantially the form attached to this Agreement as Appendix 3;

                     (v) the Series A Preferred Stock to be purchased and sold at the Closing shall have substantially the same terms, powers, preferences and rights as those set forth in the Plan

          Term Sheet and such other terms, powers, preferences and rights as are customary for similar securities;

               (vi) the Warrants to be issued at the Closing shall have substantially the same terms as those set forth in the Plan Term Sheet and such other terms as are customary for substantially similar securities;

               (vii) the Company and the Purchaser shall have executed and delivered such other documents as are customary for transactions such as the Investment, including, without limitation, a purchase agreement (the "Purchase Agreement") containing customary representations, warranties, covenants (including, without limitation, covenants of the Company providing for securities registration rights with respect to the Investment Securities) and closing conditions (including, without limitation, as a condition to the Purchaser's obligation to close, the absence of a material adverse change affecting the Company, with customary exceptions relating to the filing and continuation of the Chapter 11 Case);

               (viii) no preliminary or permanent injunction or other order by any governmental entity which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect;

               (ix) no statute, rule, regulation or other law shall have been enacted by any governmental entity which would prevent or make illegal the consummation of the transactions contemplated by this Agreement; and

               (x) all necessary or required consents, orders, approvals or authorizations of, notifications or submissions to, filings with, licenses or permits from, or exemptions or waivers by, any governmental entity, stock exchange or other person shall have been made or obtained, except where the failure by a party to make or obtain any of the foregoing would not have a material adverse effect on such party's ability to perform its obligations under this Agreement; provided that any failure by the Company to obtain any necessary or required consents from any party to lawsuits or other proceedings which challenge the Company's rights to use its network easements, rights-of-way, franchises or licenses shall not be deemed a failure to satisfy this condition with respect to the Company's obligations.

          (b) The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver at or prior to the Closing Date of the additional condition that SCANA shall have executed and delivered to the Company a release, reasonably satisfactory to the Company in form, scope and substance, pursuant to which the Company and its officers, directors, employees and affiliates will be released from any and all claims or liabilities, including, without limitation, any and all claims or liabilities arising under or in connection with actions taken or omitted to be taken by the Company under the Investment Agreement dated as of February 27, 2001, as amended as of May 29, 2001, among the Company, ITC Holding Company, Inc., SCANA and HBK Master Fund L.P. (the "Investment Agreement").

               (c) The obligations of SCANA to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver at or prior to the Closing Date of the additional condition that the Company shall have executed and delivered to SCANA a release, reasonably satisfactory to SCANA in form, scope and substance, pursuant to which SCANA and its officers, directors, employees and affiliates will be released from any and all claims or liabilities, including, without limitation, any and all claims or liabilities arising under or in connection with actions taken or omitted to be taken by SCANA under the Investment Agreement.

               4.   Covenants.

               (a) At any time or from time to time after the date of this Agreement, each party agrees to execute and deliver any further instruments or documents and to take, or cause to be taken, and to do, or cause to be done, and to assist and cooperate with the other party in doing, all things necessary, proper, desirable or advisable to evidence or effectuate the consummation of the transactions contemplated by this Agreement and otherwise to carry out the intent of the parties hereunder.

               (b) If the Purchaser obtains from the Company or any of its authorized representatives any confidential information, the Purchaser (i) shall treat all such confidential information as confidential, (ii) shall use such confidential information only for the purposes contemplated in this Agreement and (iii) shall not disclose such confidential information to any third party except to its officers, employees, counsel, accountants and other authorized representatives who need to know such confidential information for the purpose of effectuating the transactions contemplated by this Agreement and who have been informed of and have agreed to protect the confidential nature of such confidential information. For purposes of this Section 4(b), "confidential information" means information relating to the Company's business, intellectual property and processes, operations, strategies, liquidity and financial condition, reorganization terms, pricing policies, markets, customers, distribution, sales, marketing and production and future business plans and any other information of a "confidential" nature, specifically including any information that is identified orally or in writing by the Company to be confidential, or that the Purchaser should reasonably understand under the circumstances to be confidential, provided that confidential information shall not include any such information which (i) was in the public domain on the date hereof or subsequently comes into the public domain other than through the fault or negligence of the Purchaser, (ii) was lawfully obtained by the Purchaser from a third party without breach of this Agreement and otherwise not in violation of the Company's rights, (iii) was known to the Purchaser at the time of disclosure of such confidential information to the Purchaser by the Company, provided that the Purchaser was not, at such time, subject to any confidentiality obligation with respect thereto, or (iv) was independently developed by the Purchaser without making use of any confidential information.

               (c) SCANA hereby acknowledges to the Company that it supports the terms of the Plan as set forth in the Plan Term Sheet. SCANA agrees that, for so long as it is the beneficial owner of Notes, common stock of the Company or Series B-1 or Series B-2 Cumulative Convertible Preferred Stock of the Company (collectively, the "SCANA Securities"), it (i) shall vote, or shall cause its subsidiaries that own SCANA Securities of record to vote, its claims in respect of the SCANA Securities in favor of the Plan (provided that the terms of the Plan are substantially the same as the terms of the Plan Term Sheet) and (ii) shall not object to, delay, impede or take any other action to interfere, directly or indirectly, with the acceptance or implementation of the Plan, including commencing any action to oppose or object to the Plan. The provisions of this Section 4(c) shall not in any way limit or condition the right of SCANA or any of its subsidiaries to sell, transfer or otherwise dispose of (a "transfer") any or all of the SCANA Securities at any time or to any person (a "Transferee") in the sole and absolute discretion of SCANA or any such subsidiary; provided, however, that, if and to the extent that SCANA or any such subsidiary transfers any of the SCANA Securities before the date of confirmation of the Plan, SCANA shall use its reasonable best efforts to obtain, or to cause such subsidiary to obtain, the agreement of the Transferee prior to the effectiveness of such transfer to be bound by the terms of this Section 6(c) with respect to the SCANA Securities being transferred to the Transferee. Such agreement of the Transferee shall be confirmed in a writing, which may include a trade confirmation issued by a broker or dealer, acting as principal or as agent for the Transferee, stating that such agreement is a term of such transfer.

               (d) On the Plan Effective Date, the Company shall pay, in a total amount not to exceed $75,000, the reasonable fees and expenses of the Purchaser's counsel and all other costs and expenses incurred by the

Purchaser hereunder and in connection with the negotiation, preparation, execution, delivery and performance of the Purchase Agreement.

               5.   Miscellaneous Provisions.

               (a) The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, without the written consent thereto of the Company and the Purchaser.

               (b) Except as set forth in the next succeeding sentence, neither this Agreement nor any rights which may accrue to either party hereunder may be transferred or assigned without the prior written consent of the other party. From and after the date of this Agreement, SCANA shall have the right, without the prior written consent of the Company, to assign all of its rights, obligations and liabilities under this Agreement to a single direct or indirect wholly owned subsidiary of SCANA, provided that the consummation of the Investment by such subsidiary shall not subject the Company to more extensive or burdensome regulation under the Public Utility Holding Company Act of 1935, as amended, than the consummation of the Investment by SCANA, and provided further no such assignment shall relieve SCANA of its obligations or liabilities under this Agreement. As a condition of any such assignment, such assignee subsidiary shall be deemed to have made all of the representations and warranties of SCANA set forth in this Agreement. From and after the effective date of any such assignment, all references in this Agreement to the Purchaser shall be to such assignee subsidiary unless the context requires otherwise.

               (c) All notices, demands, requests, consents or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when
(i) delivered personally to the recipient, (ii) telecopied to the recipient (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if telecopied before 5:00 p.m. New York City time on a business day, and otherwise on the next business day, or (iii) one business day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands, requests, consents and other communications shall be sent to the parties at the following addresses:

               (i)  if to the Company:

               ITC DeltaCom, Inc.
               1791 O.G. Skinner
               Drive West Point, Georgia, 31833

               Attention: General Counsel
               Telecopy no.: (256) 382-3936

               (ii) if to the Purchaser:

               SCANA Corporation
               1426 Main Street
               Columbia, South Carolina 29201
               Attention: General Counsel
               Telecopy no.: (803) 217-9336

or to such other address or to the attention of such other person as the receiving party has specified by prior written notice to the sending party.

               (d) This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware applicable to contracts executed and to be performed wholly within such state.

               (e) Any process against either party in, or in connection with, any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby may be served personally or by certified mail pursuant to the notice provision set forth in Section 5(c) with the same effect as though served on it personally. Each party hereby irrevocably submits in any suit, action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby to the exclusive jurisdiction and venue of the federal and state courts of the State of Delaware and irrevocably waives any and all objections to exclusive jurisdiction and review of venue that any such party may have under the laws of the State of Delaware or the United States. Without limiting the other remedies, this Agreement shall be enforceable by specific performance. Each party hereby irrevocably designates RL&F Service Corp. (the "Process Agent"), with offices at the date hereof at One Rodney Square, 920 King Street, Wilmington, Delaware, 19899, as its designee, appointee and agent to receive, for and on its behalf, service of process in the State of Delaware in any legal action or proceedings by the parties hereto with respect to this Agreement and the transactions contemplated hereby, and such service shall be deemed complete upon delivery thereof to the Process Agent, provided that in the case of any such service upon the Process Agent, the party effecting such service shall also deliver a copy thereof to the other party in accordance with the notice provision set forth in Section 5(c). Each party shall take all such action as may be necessary to continue such appointment in full force and effect or to appoint another agent, who will thereafter be referred to herein as the "Process Agent," so that each such party shall at all times have an agent for service for the foregoing purposes in the State of Delaware.

               (f) The Company and the Purchaser hereby waive any right they may have to a trial by jury in respect of any suit, action or proceeding directly or indirectly arising out of, under or in connection with this Agreement.

               (g) The descriptive headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provision of this Agreement. The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

               (h) Whenever required by the context, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns and verbs shall include the plural, and vice versa.

               (i) This Agreement, including Appendix 1, Appendix 2 and Appendix 3 hereto, contains the entire agreement of the parties with respect to the subject matter of this Agreement, and neither party shall be liable or bound to the other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

               (j) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

               (k) Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not render invalid or unenforceable any other provision of this Agreement.

               (l) This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of either party hereto or to any such agreement or instrument, the other party hereto or thereto shall reexecute original forms thereof and deliver them to the other party. Neither party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation or enforceability of a contract, and each party forever waives any such defense.

          (m) This Agreement shall be binding upon each party hereto and such party's successors and permitted assigns.

                            [signature page follows]

                                                                  EXECUTION COPY

                  IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date first above written.

                                         Company:

                                         ITC DELTACOM, INC.

                                         By: /s/ J. Thomas Mullis
                                            ------------------------------------
                                         Name:   J. Thomas Mullis
                                              ----------------------------------
                                         Title: Senior Vice President-Legal and
                                               ---------------------------------
                                               Regulatory
                                               ----------


                                         Purchaser:

                                         SCANA CORPORATION

                                         By: /s/ James E. Swan, IV
                                            ------------------------------------
                                         Name:   James E. Swan, IV
                                              ----------------------------------
                                         Title: Controller
                                               ---------------------------------